FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-21

Free Writing Prospectus

 Structural and Collateral Term Sheet

$748,633,043

(Approximate Initial Pool Balance)

$645,696,000
(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2021-C60

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

LMF Commercial, LLC

 Wells Fargo Bank, National Association

 Column Financial, Inc.

UBS AG

 BSPRT CMBS Finance, LLC

 Ladder Capital Finance LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2021-C60

July 12, 2021

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner	CREDIT SUISSE Co-Lead Manager and Joint Bookrunner	UBS SECURITIES LLC Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, UBS Securities LLC, Credit Suisse Securities (USA) LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Certificate Structure

I.	Certificate Structure

Class	Expected Ratings (DBRS Morningstar / Fitch/ Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$17,659,000	30.000%	(7)	2.62	08/21 – 06/26	41.4%	14.2%
A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$45,569,000	30.000%	(7)	4.92	06/26 – 07/26	41.4%	14.2%
A-SB	AAA(sf)/AAA(sf)/Aaa(sf)	$24,458,000	30.000%	(7)	7.23	07/26 – 12/30	41.4%	14.2%
A-3(8)	AAA(sf)/AAA(sf)/Aaa(sf)	(8)(9)	30.000%	(7)	(9)	(9)	41.4%	14.2%
A-4(8)	AAA(sf)/AAA(sf)/Aaa(sf)	(8)(9)	30.000%	(7)	(9)	(9)	41.4%	14.2%
X-A	AAA(sf)/AAA(sf)/Aaa(sf)	$524,043,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
X-B(12)	AA(sf)/A-(sf)/NR	$121,653,000(13)	N/A	Variable(14)	N/A	N/A	N/A	N/A
A-S(8)	AAA(sf)/AAA(sf)/Aa1(sf)	$58,019,000(8)	22.250%	(7)	9.96	07/31 – 07/31	45.9%	12.8%
B(8)	AAA(sf)/AA-(sf)/NR	$34,624,000(8)	17.625%	(7)	9.96	07/31 – 07/31	48.7%	12.1%
C(8)(12)	AA(low)(sf)/A-(sf)/NR	$29,010,000(8)	13.750%	(7)	9.96	07/31 – 07/31	51.0%	11.5%
Non-Offered Certificates
X-D(15)	AA(low)(sf)/BBB+(sf)/NR	$11,192,000(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
D(15)	A(high)(sf)/BBB+(sf)/NR	$11,192,000	12.255%	(7)	9.96	07/31 – 07/31	51.9%	11.3%
Risk Retention Certificates
E-RR(15)	A(low)(sf)/BBB(sf)/NR	$14,074,000	10.375%	(7)	9.96	07/31 – 07/31	53.0%	11.1%
F-RR	BBB(high)(sf)/BBB-(sf)/NR	$17,780,000	8.000%	(7)	9.96	07/31 – 07/31	54.4%	10.8%
G-RR	BBB(sf)/BB+(sf)/NR	$9,358,000	6.750%	(7)	9.96	07/31 – 07/31	55.1%	10.7%
H-RR	BB(high)sf/BB-(sf)/NR	$9,358,000	5.500%	(7)	9.96	07/31 – 07/31	55.8%	10.5%
J-RR	BB(high)sf/B-(sf)/NR	$7,486,000	4.500%	(7)	9.96	07/31 – 07/31	56.4%	10.4%
K-RR	BB(low)sf/NR/NR	$8,422,000	3.375%	(7)	9.96	07/31 – 07/31	57.1%	10.3%
L-RR	B(low)sf/NR/NR	$11,230,000	1.875%	(7)	9.96	07/31 – 07/31	58.0%	10.1%
M-RR	NR/NR/NR	$14,037,042	0.000%	(7)	9.96	07/31 – 07/31	59.1%	10.0%
Notes:
(1)	The expected ratings presented are those of DBRS, Inc. (“DBRS Morningstar”), Fitch Ratings, Inc. (“Fitch”), and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated July 12, 2021 (the “Preliminary Prospectus”). DBRS Morningstar, Fitch and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A or X-B Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) or trust components whose Certificate Balances comprise such Notional Amounts, and, if, as a result of such pricing, the pass-through rate of the Class X-A or X-B Certificates, as applicable, would be equal to zero at all times, such Class of Certificates may not be issued on the closing date of this securitization.
(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-SB, A-3 and A-4 Certificates in the aggregate, taking into account the Certificate Balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support set forth for the Class A-S certificates represents the approximate initial credit enhancement for the underlying Class A-S trust component. The approximate initial credit support set forth for the Class B certificates represents the approximate initial credit enhancement for the underlying Class B trust component. The approximate initial credit support set forth for the Class C certificates represents the approximate initial credit enhancement for the underlying Class C trust component.
(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.
(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-SB, A-3 and A-4 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation). The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Classes of Certificates (or, with respect to the Class A-3 or A-4 Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation). In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Certificate Structure

(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-SB, A-3 and A-4 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation) senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total initial Certificate Balance of such Classes of Certificates (or, with respect to the Class A-3 and Class A-4 Certificates, the trust component with the same alphanumeric designation). In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The pass-through rates for the Class A-1, A-2, A-SB, A-3, A-4, A-S, B, C, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates in each case for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)

The Class A-3-1, A-3-2, A-3-X1, A-3-X2, A-4-1, A-4-2, A-4-X1, A-4-X2, A-S-1, A-S-2, A-S-X1, A-S-X2, B-1, B-2, B-X1, B-X2, C-1, C-2, C-X1 and C-X2 Certificates are also offered certificates. Such Classes of Certificates, together with the Class A-3, A-4, A-S, B and C Certificates, constitute the “Exchangeable Certificates”. The Class A-1, A-2, A-SB, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates, together with the Exchangeable Certificates with a Certificate Balance, are referred to as the “Principal Balance Certificates”. Each class of Exchangeable Certificates will have the Certificate Balance or Notional Amount and pass-through rate described below under “Exchangeable Certificates”.

(9)

The exact initial Certificate Balances or Notional Amounts of the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1 and A-4-X2 trust components (and consequently, the exact initial Certificate Balances or Notional Amounts of the Exchangeable Certificates with an “A-3” or “A-4” designation) are unknown and will be determined based on the final pricing of the Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-3 and Class A-4 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-3 and Class A-4 trust components is expected to be approximately $436,357,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and A-3-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-3 trust component. The Class A-4-X1 and A-4-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-4 trust component. In the event that the Class A-4 Certificates are issued at $436,357,000, the Class A-3 Certificates will not be issued.

Trust Components	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-3	$0 – $200,000,000	NAP – 9.38	NAP / 01/30 – 05/31
Class A-4	$236,357,000 – $436,357,000	9.65 – 9.88	01/30 – 07/31 / 05/31 – 07/31

(10)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2 and A-SB Certificates and the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1 and A-4-X2 trust components for the related distribution date, weighted on the basis of their respective Certificate Balances or Notional Amounts outstanding immediately prior to that distribution date (but excluding trust components with a Notional Amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)

The initial Certificate Balance of each of the Class C, C-X1 and C-X2 trust components are subject to change based on final pricing of all Certificates and the final determination of the Class E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates (collectively, the “horizontal risk retention certificates”) that will be retained by the retaining sponsor through a third party purchaser as part of the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the horizontal risk retention certificates, see “Credit Risk Retention” in the Preliminary Prospectus. The Class C-X1 and C-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class C trust component. Any variation in the initial Certificate Balance of the Class C trust component would affect the initial Notional Amount of the Class X-B Certificates.

(13)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C trust components outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(14)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, A-S-X1, A-S-X2, B, B-X1, B-X2, C, C-X1 and C-X2 trust components for the related distribution date, weighted on the basis of their respective Certificate Balances or Notional Amounts outstanding immediately prior to that distribution date (but excluding trust components with a Notional Amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)	The initial Notional Amount of the Class X-D Certificates and the initial Certificate Balance of each of the Class D and E-RR Certificates are subject to change based on final pricing of all Certificates and the final determination of the horizontal risk retention certificates that will be retained by the retaining sponsor through a third party purchaser as part of the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the horizontal risk retention certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
(16)

The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.

(17)

The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Transaction Highlights

II.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
LMF Commercial, LLC	24	27	$226,356,953	30.2%
Wells Fargo Bank, National Association	10	23	181,540,000	24.2
Column Financial, Inc.	4	4	102,741,723	13.7
UBS AG	6	26	89,110,000	11.9
BSPRT CMBS Finance, LLC	10	10	75,807,589	10.1
Ladder Capital Finance LLC	7	17	73,076,778	9.8
Total	61	107	$748,633,043	100.0%

Loan Pool:

Initial Pool Balance:	$748,633,043
Number of Mortgage Loans:	61
Average Cut-off Date Balance per Mortgage Loan:	$12,272,673
Number of Mortgaged Properties:	107
Average Cut-off Date Balance per Mortgaged Property(1):	$6,996,570
Weighted Average Mortgage Interest Rate:	3.766%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	46.5%
Weighted Average Original Term to Maturity or ARD (months):	116
Weighted Average Remaining Term to Maturity or ARD (months):	114
Weighted Average Original Amortization Term (months)(2):	357
Weighted Average Remaining Amortization Term (months)(2):	356
Weighted Average Seasoning (months):	2

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1)(2):	2.32x
Weighted Average U/W Net Operating Income Debt Yield(1)(2):	10.0%
Weighted Average Cut-off Date Loan-to-Value Ratio(1)(2):	59.1%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1)(2):	55.3%
% of Mortgage Loans with Additional Subordinate Debt(3):	9.4%
% of Mortgage Loans with Single Tenants(4):	9.4%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)	For certain of the mortgage loans, underwritten net cash flow, underwritten net operating income and appraised values of the related mortgaged properties were determined, or were calculated based on information as of a date, prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and the loan-to-value, debt service coverage and debt yield metrics presented in this term sheet may not reflect current market conditions.

(3)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

(4)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 40.5% of the mortgage pool (32 mortgage loans) has scheduled amortization, as follows:

20.7% (15 mortgage loans) provides for an interest-only period followed by an amortization period; and

19.8% (17 mortgage loans) requires amortization during the entire loan term.

Interest-Only: Based on the Initial Pool Balance, 59.5% of the mortgage pool (29 mortgage loans) provides for interest-only payments during the entire loan term through maturity or ARD. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 56.0% and 2.77x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 35.5% of the mortgage pool (15 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	72.7% of the pool
Insurance:	34.4% of the pool
Capital Replacements:	74.7% of the pool
TI/LC:	49.3% of the pool(1)
(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, retail, mixed use and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

75.8% of the mortgage pool (50 mortgage loans) features a lockout period, then defeasance only until an open period;

9.2% of the mortgage pool (5 mortgage loans) features a lockout period, then the greater of a prepayment premium (1.0%) or yield maintenance until an open period;

7.8% of the mortgage pool (2 mortgage loans) features a lockout period, then the greater of a prepayment premium (1.0%) or yield maintenance or defeasance until an open period;

3.3% of the mortgage pool (1 mortgage loan) features a lockout period, then the greater of a prepayment premium (1.0%) or yield maintenance, then the greater of a prepayment premium (1.0%) or yield maintenance or defeasance until an open period;

2.7% of the mortgage pool (1 mortgage loan) features a lockout period, then the greater of a prepayment premium (1.0%) or yield maintenance, then the greater of a prepayment premium (1.0%) or yield maintenance or defeasance, then defeasance until an open period;

1.2% of the mortgage pool (1 mortgage loan) features a lockout period, then the greater of a prepayment premium (1.0%) or yield maintenance, then defeasance until an open period; and

0.1% of the mortgage pool (1 mortgage loan) features yield maintenance, then yield maintenance or defeasance until an open period.

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Transaction Highlights

III.       COVID-19 Update

The following table contains information regarding the status of the mortgage loans and mortgaged properties provided by the respective borrowers as of the date set forth in the “Information As Of Date” column. The information from the borrowers has not been independently verified by the Mortgage Loan Sellers, the Underwriters or any other party, and there can be no assurance that the status of the Mortgage Loans and of the related Mortgaged Properties has not changed since the date in the “Information As-Of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the mortgage loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. Any information in the following table will be superseded by the information contained under the heading “Description of the Mortgage Pool—COVID-19 Considerations” in the Preliminary Prospectus.

Mortgage Loan Seller	Information As Of Date	Origination Date	Mortgaged Property Name	Mortgaged Property Type	April Debt Service Payment Received (Y/N)	May Debt Service Payment Received (Y/N)	June Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Total SF or Unit Count Making Full May Rent Payment (%)	UW May Base Rent Paid (%)	Total SF or Unit Count Making Full June Rent Payment (%)	UW June Base Rent Paid (%)
WFB	6/29/2021	6/28/2021	Velocity Industrial Portfolio	Industrial	NAP(4)	NAP(4)	NAP(4)	N	N	N	100.0%	100.0%	100.0%	100.0%
Column	6/24/2021	11/17/2020	The Grace Building(1)	Office	Y	Y	Y	N	N	Y	97.0%	97.0%	95.5%	94.0%
LMF	6/30/2021	5/6/2021	Malibu Colony Plaza	Retail	NAP(2)	NAP(2)	Y	N	N	Y(3)	93.9%(3)	83.0%(3)	93.9%(3)	97.5%(2)
UBS AG	6/25/2021	6/30/2021	Mason Multifamily Portfolio	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	94.8%	92.2%	95.6%	94.7%
WFB	6/22/2021	6/11/2021	Gramercy Plaza	Office	NAP(5)	NAP(5)	NAP(5)	N	N	Y(6)	100.0%	100.0%	100.0%	100.0%
Column	6/21/2021	11/24/2020	Bell Towne Centre(7)	Retail	Y	Y	Y	N	N	N	98.2%	98.3%	98.2%	98.3%
UBS AG	6/24/2021	5/13/2021	Rollins Portfolio	Various	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	6/3/2021	1010 Building and Heinen’s Rotunda Building	Mixed Use	NAP(4)	NAP(4)	NAP(4)	N	N	N	98.9%	99.7%	93.3%	96.9%
LCF	7/2/2021	6/30/2021	2302 Webster	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	NAV	NAV	100%	100%
LMF	6/14/2021	6/25/2021	The Wyatt at Northern Lights	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	100.0%	100.0%	96.7%	98.6%
LCF	6/30/2021	7/1/2021	Trader Joe’s LIC	Retail	NAP(4)	NAP(4)	NAP(4)	N	N	N	100%	100%	100%	100%
Column	6/21/2021	1/21/2021	The Westchester(8)	Retail	Y	Y	Y	N	N	Y	NAV	NAV	NAV	NAV
WFB	6/28/2021	6/17/2021	Metro Crossing	Retail	NAP(4)	NAP(4)	NAP(4)	N	N	Y(12)	100.0%	100.0%	100.0%	100.0%
WFB	6/28/2021	6/4/2021	ExchangeRight 47	Various	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	4/5/2021	Seacrest Homes	Multifamily	NAP(24)	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/22/2021	6/18/2021	Ranch Self Storage	Self Storage	NAP(4)	NAP(4)	NAP(4)	N	N	N	(9)	(9)	(9)	(9)
UBS AG	6/25/2021	6/25/2021	Elmwood Distribution Center	Industrial	NAP(4)	NAP(4)	NAP(4)	N	N	Y(10)	97.0%	99.1%	98.8%	99.8%
BSPRT	7/2/2021	3/24/2021	Herndon Square	Office	NAP(24)	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
WFB	6/18/2021	6/29/2021	The Plaza at Williams Centre	Retail	NAP(4)	NAP(4)	NAP(4)	N	N	Y(11)	100.0%	102.3%	100.0%	102.3%
BSPRT	7/2/2021	6/30/2021	Lafayette Arms Apartments	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	94.0%	NAV	97.0%	NAV
LMF	6/22/2021	6/25/2021	231 Hudson Leased Fee	Other	NAP(4)	NAP(4)	NAP(4)	N	N	Y(26)	100.0%	100.0%	100.0%	100.0%
LCF	7/2/2021	7/2/2021	The Woodlands of Charlottesville	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	NAV	NAV	98.6%	98.6%
LMF	6/21/2021	5/26/2021	884 Riverside Drive	Multifamily	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	84.7%	92.9%
WFB	6/24/2021	5/10/2021	Securlock HAC Self-Storage Portfolio	Self Storage	NAP(2)	NAP(2)	Y	N	N	N	N/A	98.7%	N/A	98.7%
LMF	6/30/2021	2/20/2020	TownePlace Suites - La Place	Hospitality	Y	Y	Y	Y(13)	N	N	(14)	(14)	(14)	(14)
WFB	6/28/2021	6/7/2021	Envy Self Storage and RV	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	N/A	99.9%	N/A	N/A
LMF	6/24/2021	5/25/2021	Interstate Self Storage	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	(12)	(12)	(12)	(12)
LCF	7/2/2021	3/11/2020	122nd Street Portfolio	Multifamily	Y	Y	Y	N	N	N	100%	100%	91.7%	91.7%
LMF	6/25/2021	6/17/2021	Heights Marketplace	Retail	NAP(4)	NAP(4)	NAP(4)	N	N	Y(15)	100.0%	100.0%	100.0%	100.0%
WFB	6/13/2021	6/29/2021	TownePlace Suites The Villages	Hospitality	NAP(4)	NAP(4)	NAP(4)	N	N	N	(23)	(23)	(23)	(23)
UBS AG	6/25/2021	6/15/2021	Garver Little Rock	Office	NAP(4)	NAP(4)	NAP(4)	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	5/7/2021	Home2Suites Hilton Head	Hospitality	NAP(5)	NAP(5)	NAP(5)	N	N	N	(25)	(25)	(25)	(25)
LMF	6/28/2021	6/18/2021	Lowy Bronx Multifamily Portfolio	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	93.2%	93.2%	86.4%	85.3%
LMF	6/21/2021	3/5/2021	Arizona Pavilions	Retail	Y	Y	Y	N	N	Y(16)	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	6/24/2021	Boonton Industrial	Industrial	NAP(4)	NAP(4)	NAP(4)	N	N	N	(17)	(17)	(17)	(17)
Column	6/23/2021	5/19/2021	Leisure Living	Manufactured Housing	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	5/18/2021	Walmart Deland	Other	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	5/14/2021	Bronxwood Mixed Use	Mixed Use	NAP(5)	NAP(5)	NAP(5)	N	N	Y(18)	80.5%	83.7%	74.8%	76.3%
LMF	6/23/2021	4/22/2021	Lost River Self Storage	Self Storage	NAP(2)	NAP(2)	Y	N	N	N	(19)	(19)	(19)	(19)
LMF	6/18/2021	4/28/2021	Clara Point Apartments	Multifamily	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LCF	6/30/2021	4/22/2021	Belamere Suites II	Hospitality	NAP(2)	NAP(2)	Y	N	N	N	100%	100%	100%	100%
WFB	7/2/2021	6/1/2021	AC Self Storage - Missouri City	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	99.6%	99.4%	99.1%	98.6%
WFB	7/2/2021	5/27/2021	AC Self Storage – Arlington, TX	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	99.3%	99.4%	99.2%	99.2%
BSPRT	7/2/2021	3/31/2021	Walgreens – Newport News, VA	Retail	NAP(24)	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	5/24/2021	Walgreens San Tan Valley	Retail	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	4/19/2021	Amidon Place Apartments	Multifamily	NAP(2)	NAP(2)	Y	N	N	N	98.2%	96.3%	92.9%	91.1%
LMF	6/30/2021	4/29/2021	Estrella Crossroads	Retail	NAP(2)	NAP(2)	Y	N	N	Y(20)	(27)	(27)	(27)	(27)
LCF	6/30/2021	12/12/2019	Federales Chicago	Retail	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/24/2021	5/3/2021	Shops at Valle Vista	Retail	NAP(2)	NAP(2)	Y	N	N	Y(21)	100.0%	100.0%	100.0%	100.0%
LMF	6/9/2021	6/25/2021	Villas at the Woodlands	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	98.4%	99.4%	90.5%	89.8%
UBS AG	6/25/2021	6/30/2021	Turtle Creek Apartments	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	92.8%	94.6%	91.2%	93.1%
BSPRT	7/2/2021	5/3/2021	FleetPride Industrial	Industrial	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	5/4/2021	Walgreens Cambridge	Retail	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	5/7/2021	Parq on 8th Apartments	Multifamily	NAP(5)	NAP(5)	NAP(5)	N	N	N	95.1%	95.1%	95.1%	95.1%
LMF	6/24/2021	4/14/2021	Lord Duplin Apartments	Multifamily	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/15/2021	6/15/2021	Oak Hill & City Walk MHC Portfolio	Manufactured Housing	NAP(4)	NAP(4)	NAP(4)	N	N	N	96.3%	97.7%	78.5%(22)	83.4%(22)
LMF	6/24/2021	6/7/2021	4070 Butler Pike Office	Office	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	5/6/2021	7-Eleven Tampa	Retail	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	5/11/2021	CVS Mars Hill	Retail	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	6/25/2021	6/25/2021	5800 Brookhollow	Industrial	NAP(4)	NAP(4)	NAP(4)	N	N	N	100.0%	100.0%	100.0%	100.0%
LCF	6/30/2021	6/29/2021	Dollar General-Siginaw (E. Washington Road)	Retail	NAP(4)	NAP(4)	NAP(4)	N	N	N	100.0%	100.0%	100.0%	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Transaction Highlights

(1)	With respect to The Grace Building Mortgage Loan, four (4) retail tenants, representing 1.8% of net rentable area and 2.5% of underwritten base rent, have not made rent payments for the past several months. The borrower sponsor is in the process of negotiating rent deferrals with full rental payments anticipated to commence in late 2021 or early 2022. The parking tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under the lease. The borrower sponsor is in the process of replacing the current operator and plans to employ a new operator under a management agreement. The borrower deposited $1,608,940 with the lender at origination for anticipated parking rent shortfalls.

(2)	The related Mortgage Loans have their first due date in June 2021.

(3)	With respect to the Malibu Colony Plaza Mortgaged Property, eight tenants totaling 16,630 square feet (14.5% of net rentable area and 36.8% of underwritten base rent) received rent deferral. The guarantors of the Malibu Colony Plaza Mortgage Loan signed master leases for a term of 10 years for each of these seven spaces, agreeing to pay any shortfalls for rent not paid by any of these tenants for the term of the Malibu Colony Plaza Mortgage Loan.

(4)	The related Mortgage Loans have their first due date in August 2021.

(5)	The related Mortgage Loans have their first due date in July 2021.

(6)	With respect to the Gramercy Plaza Mortgage Loan, one (1) tenant, representing 0.8% of net rentable area and 0.8% of underwritten base rent, received a three month rent deferral.

(7)	With respect to the Bell Towne Centre Mortgage Loan, the borrower sponsor had granted various rent relief/rent deferrals to select tenants in relation to spring and early summer payments due. All tenants are current on rent with the exception of Sylvan Learning (1.6% of net rentable area).

(8)	With respect to The Westchester Mortgage Loan, as of December 1, 2020 all stores have reopened including the Nordstrom and Neiman Marcus anchors. The borrower sponsor had granted various rent relief/rent deferrals to select tenants in relation to spring and early summer payments due. Short term rent relief was given to several tenants in exchange for waiving co-tenancy provisions in their lease through December 2021. Rent deferrals are expected to be paid back in equal monthly installments starting in 2021, with a few tenants electing to make one lump sum payment. The Westchester Mortgaged Property is 92.2% as of May 11, 2021 occupied. The sponsor collected 84% to 86% of tenant rents monthly from October 2020 through January 2021 and since their portfolio has returned to pre-COVID property collections they are no longer tracking monthly collections.

(9)	With respect to the Ranch Self Storage Mortgage Loan, as of June 22, 2021, 0.8% of underwritten base rents were 31-60 days overdue, 0.1% of underwritten base rents were 61-90 days overdue and 0.1% of underwritten base rents were 91-120 days overdue.

(10)	With respect to the Elmwood Distribution Center Mortgage Loan, according to the borrower sponsor, six (6) tenants, representing 8.1% of net rentable area and 10.8% of underwritten base rent, were granted rent deferrals, including Tiffany & Co Dance Studio, The Leather Factory LP, Triumph Fitness LLC, V Solar Nails, Pioneer Wine & Spirits of LA and Coleman American Moving Srvcs. Tiffany & Co received three months of rent deferral for the months of May, June and July 2020, with the six-month rent payback period beginning October 2020. The Leather Factory received three months of rent deferral for the months of April, May and June 2020, with the six-month rent payback period beginning October 2020. Triumph received two months of rent deferral for the months of May and June 2020, with the six-month rent payback period beginning December 2020. V Solar Nails (no longer in occupancy) received three months of rent deferral for the months of April, May and June 2020, with the nine-month rent payback period beginning October 2020. LA Spirit Cheer received three months of rent deferral for the months of April, May and June 2020, with the nine-month rent payback period beginning October 2020. Coleman Moving received three months of rent deferral for the months of April, May and June 2020, with the nine-month rent payback period beginning October 2020. The Sponsor confirmed that the six (6) tenants who received rent deferrals are all current on their respective payback schedules. Tiffany & Co has already paid back all deferred rent ahead of their expected rent payback schedule (paid back by November 2020).

(11)	With respect to The Plaza at Williams Centre Mortgage Loan, 11 tenants, representing 25.1% of net rentable area and 29.4% of underwritten base rent, received rent deferral or modification.

(12)	With respect to the Metro Crossing Mortgage Loan, 18 tenants, representing 33.3% of net rentable area and 39.9% of underwritten base rent requested and received rent relief.

(13)	With respect to the TownePlace Suites - La Place Mortgaged Property, the borrower received forbearance which deferred interest payments for six months from April through October 2020 (the total amount deferred was $209,300). The borrower is required to pay $209,300 in monthly installments of $16,852.22, starting January 2021. The borrower is current on its repayments.

(14)	With respect to the TownePlace Suites - La Place Mortgaged Property, for the trailing 12 months as of May 31, 2021, occupancy, ADR and RevPAR information was 54.9%, $100.42 and $55.11, respectively.

(15)	With respect to the Heights Marketplace Mortgaged Property, six (6) tenants deferred rent. Lovett Dental (approximately 14.7% of the net rentable area) deferred base rent for April 2020, which was repaid in full from September to December 2020. Citrus Nail Spa (approximately 12.7% of net rentable area) deferred base rent for May 2020, which was repaid in full from June to August 2020. Smashburger (approximately 12.1% of the net rentable area) deferred rent from April through June 2020, extended its lease for an additional three years and agreed to pay an additional $775.25 per month for the remainder of its lease term. Jimmy John’s (approximately 7.3% of the net rentable area) deferred rent for April and May 2020, which was repaid in full by February 2021. The Joint (approximately 5.2% of the net rentable area) deferred rent for April 2020, which was repaid in May 2020. Aqua Cleaners (approximately 4.5% of the net rentable area) deferred full rent in April and May 2020 and partial rent in June, July and December 2020 and January 2021, which deferred rent was repaid in full by May 2021.

(16)	With respect to the Arizona Pavilions Mortgaged Property, two (2) tenants deferred rent. Mattress Firm (approximately 16.4% of the net rentable area) was late on approximately three months of rent in 2020, however all amounts due were repaid in 2020 and Mattress Firm executed its second renewal option in December 2020. Sport Clips (approximately 4.5% of the net rentable area) deferred 50% of its rent from June through December 2020, repayment of which was included in an executed lease extension.

(17)	With respect to the Boonton Industrial Mortgage Loan, the lease between the Boonton Industrial borrower and J. Supor Realty LLC commenced on June 24, 2021.

(18)	With respect to the Bronxwood Mixed Use Mortgaged Property, Michael Angelo Studio (approximately 12.0% of the net rentable area) is delinquent on approximately one year of rent. The tenant recently extended its lease for five years to 2026. One year of rent totaling $35,400 was reserved at loan origination, which will be released to the borrower when Michael Angelo Studio pays 12 consecutive months of full unabated rent.

(19)	With respect to the Lost River Self Storage Mortgage Loan, as of June 23, 2021, 3.3% of underwritten base rents were 31-60 days overdue, 0.8% of underwritten base rents were 61-90 days overdue and 0.7% of underwritten base rents were 91-120 days overdue.

(20)	With respect to the Estrella Crossroads Mortgaged Property, three (3) leases were amended in 2020. Pretty Nails & Spa (approximately 9.6% of the net rentable area) received free rent in April, May and June 2020. The borrower waived payment of the April, May and June 2020 rent upon tenant’s execution of a lease modification that extended its lease for five years. Sammy’s Burgers (approximately 7.9% of the net rentable area) received free rent in July 2020. The borrower waived payment of the July 2020 rent upon tenant’s execution of a lease modification that extended its lease for five years. Subway (approximately 5.7% of the net rentable area) received a rent abatement of base rent in April and May 2020. The borrower waived payment of the April and May 2020 rent upon tenant’s execution of a lease modification that extended its lease for four months.

(21)	With respect to the Shops at Valle Vista Mortgaged Property, three (3) tenants deferred rent. Freddy’s Frozen Custard (approximately 23.1% of the net rentable area) deferred 50% of rent for May, June and July 2020, which is required to be repaid in monthly installments of $1,186.72 from January 2021 through December 2021. Visionworks (approximately 20.4% of the net rentable area) deferred base rent in May and June 2020, which is required to be repaid in monthly installments of $158.13 from July 2020 through November 2028. All-Star Nutrition (approximately 9.1% of the net rentable area) deferred rent in May 2020 . The borrower waived payment of the May 2020 rent upon tenant’s execution of a lease modification extending the lease term for one additional month.

(22)	With respect to the Oak Hill & City Walk MHC Portfolio, the borrower acquired the properties on June 15, 2021 and is in the process of transitioning to a new payment system. As such, the reported numbers are as-of June 15, 2021 and do not include a full month of collections.

(23)	With respect to the TownePlace Suites The Villages mortgage loan, the May 2021 occupancy, ADR and RevPAR information was 79.7%, $100.76 and $80.28. Occupancy, ADR and RevPAR information is due to the lender 30 days after month’s end; therefore, June 2021 information is not yet available.

(24)	The related Mortgage Loans have their first due date in May 2021.

(25)	With respect to the Home2Suites Hilton Head Mortgage Loan, the May 2021 occupancy, ADR and RevPAR information was 66.1%, $162.11 and $107.17. Occupancy, ADR and RevPAR information for June 2021 is not yet available.

(26)	With respect to the 231 Hudson Leased Fee Mortgaged Property, the borrower and the tenant entered into a lease modification agreement dated April 8, 2020, pursuant to which rents were deferred by $25,000 per month for April 2020 and May 2020. Deferred rent totaling $50,000 has been paid back in full in monthly installments of $4,166.66, in addition to base rent, from June 2020 through May 2021.

(27)	With respect to the Estrella Crossroads Mortgage Loan, the sponsor acquired the Mortgaged Property in April 2021. Five tenants (representing 35.0% of the net rentable area and 41.5% of underwritten base rent) have made rent payments due in May and June 2021. Three tenants (Walgreens, Firestone and JP Morgan Chase, collectively representing 65.0% of net rentable area and 58.5% of underwritten base rent) encountered administrative delays in redirecting their rental payments to the sponsor (as new landlord) following the sponsor’s acquisition of the property. The lender has reviewed correspondence between the sponsor and the three respective tenants and all outstanding rental payments are anticipated to be fully paid in July 2021. The borrower is fully current on principal and interest payments due under the mortgage loan.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Issue Characteristics

IV.	Issue Characteristics

Securities Offered:	$645,696,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of thirty classes (Classes A-1, A-2, A-SB, A-3, A-3-1, A-3-2, A-3-X1, A-3-X2, A-4, A-4-1, A-4-2, A-4-X1, A-4-X2, A-S, A-S-1, A-S-2, A-S-X1, A-S-X2, B, B-1, B-2, B-X1, B-X2, C, C-1, C-2, C-X1, C-X2, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	LMF Commercial, LLC (“LMF”), Wells Fargo Bank, National Association (“WFB”), Column Financial, Inc. (“Column”), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS”), BSPRT CMBS Finance, LLC (“BSPRT”) and Ladder Capital Finance LLC (“LCF”)
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC, UBS Securities LLC and Credit Suisse Securities (USA) LLC
Co-Managers:	Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC
Rating Agencies:	DBRS, Inc., Fitch Ratings, Inc., and Moody’s Investors Service, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Majority Controlling Class Certificateholder:	KKR Real Estate Credit Opportunity Partners II L.P.
U.S. Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

This transaction is being structured with a “third party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates (the “horizontal risk retention certificates”). KKR CMBS II Aggregator Type 2 L.P. (in satisfaction of the retention obligations of Wells Fargo Bank, National Association, as the retaining sponsor) will be contractually obligated to retain (or to cause its “majority-owned affiliate” to retain) the horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, KKR CMBS II Aggregator Type 2 L.P. will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU/UK Credit Risk Retention

None of the sponsors, the depositor, the underwriters, or their respective affiliates, or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates, or take any other action in respect of such securitization, in a manner prescribed or contemplated by (i) Regulation (EU) 2017/2402, or (ii) such Regulation as it forms part of UK domestic law. In particular, no such person undertakes to take any action which may be required by any investor for the purposes of its compliance with any applicable requirement under either such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirements of either such Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” in the Preliminary Prospectus.

Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the payment due date for the monthly debt service payment that is due in July 2021 (or, in the case of any mortgage loan that has its first payment due date in August 2021, the date that would have been its payment due date in July 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Issue Characteristics

Expected Closing Date:	On or about July 29, 2021.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in August 2021.
Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in August 2021.
Rated Final Distribution Date:	The Distribution Date in August 2054.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:

The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, Thomson Reuters Corporation and RealINSIGHT.

Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of two or more REMICs arranged in a tiered structure and a trust (the “grantor trust”). The upper-most REMIC will issue REMIC regular interests some of which will be held by the grantor trust (such grantor trust-held REMIC regular interests, the “trust components”). The Offered Certificates (other than the Exchangeable Certificates) will represent REMIC regular interests (other than the trust components). The Exchangeable Certificates will represent beneficial ownership of one or more of the trust components held by the grantor trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Characteristics of the Mortgage Pool

V.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of SF/ Units	Cut-off Date Balance Per SF/Unit	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
WFB	Velocity Industrial Portfolio	Lansdale	PA	1 / 2	$65,000,000	8.7%	Industrial	1,130,782	$66	57.8%	57.8%	2.72x	9.4%
Column	The Grace Building	New York	NY	1 / 1	50,000,000	6.7	Office	1,556,972	567	41.1	41.1	4.25	11.8
LMF	Malibu Colony Plaza	Malibu	CA	1 / 1	48,000,000	6.4	Retail	114,370	420	50.5	50.5	2.10	8.1
UBS AG	Mason Multifamily Portfolio	DeKalb	IL	1 / 8	37,000,000	4.9	Multifamily	626	59,105	71.6	65.1	1.51	9.2
WFB	Gramercy Plaza	Torrance	CA	1 / 1	27,200,000	3.6	Office	157,008	173	60.4	60.4	3.39	11.5
Column	Bell Towne Centre	Phoenix	AZ	1 / 1	26,600,000	3.6	Retail	130,713	204	62.6	50.6	1.89	11.2
UBS AG	Rollins Portfolio	Various	CA	1 / 14	24,400,000	3.3	Industrial	232,340	170	65.4	65.4	2.94	9.6
LMF	1010 Building and Heinen’s Rotunda Building	Cleveland	OH	1 / 1	24,250,000	3.2	Mixed Use	138,515	175	57.0	46.5	1.38	8.8
LCF	2302 Webster	Bronx	NY	1 / 1	23,200,000	3.1	Multifamily	71	326,761	66.7	66.7	1.72	7.2
LMF	The Wyatt at Northern Lights	Minot	ND	1 / 1	22,750,000	3.0	Multifamily	276	82,428	63.7	63.7	1.94	8.8
Top Three Total/Weighted Average				3 / 4	$163,000,000	21.8%				50.5%	50.5%	3.01x	9.8%
Top Five Total/Weighted Average				5 / 13	$227,200,000	30.3%				55.1%	54.1%	2.81x	9.9%
Top Ten Total/Weighted Average				10 / 31	$348,400,000	46.5%				57.9%	55.5%	2.52x	9.6%
Non-Top Ten Total/Weighted Average				51 / 76	$400,233,043	53.5%				60.1%	55.0%	2.15x	10.2%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Characteristics of the Mortgage Pool

B.	Summary of the Whole Loans

No.	Loan Name	Mortgage Loan Seller in WFCM 2020-C58	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	Velocity Industrial Portfolio	WFB	$65,000,000	$75,000,000	WFCM 2021-C60	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank National Association	Future Securitization(s)	$10,000,000
2	The Grace Building	Column	$50,000,000	$883,000,000	GRACE 2020-GRCE(2)	Wells Fargo Bank, National Association	Situs Holdings, LLC	GRACE 2020-GRCE	$383,000,000
								BANK 2020-BNK29	$75,000,000
								BANK 2020-BNK30	$60,000,000
								BMARK 2020-B21	$100,000,000
								BMARK 2020-B22	$80,000,000
								BMARK 2020-B23	$60,000,000
								CSAIL 2021-C20	$60,000,000
								BANK 2021-BNK33	$15,000,000
7	Rollins Portfolio	UBS AG	$24,400,000	$39,400,000	WFCM 2021-C60	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank National Association	Future Securitization(s)	$15,000,000
12	The Westchester	Column	$20,000,000	$343,000,000	CSMC 2020-WEST(2)	Midland Loan Services, a Division of PNC Bank National Association	Pacific Life Insurance Company	CSMC 2020-WEST	$193,000,000
								CSAIL 2020-C19	$50,000,000
								CSAIL 2021-C20	$35,000,000
								Future Securitization(s)	$45,000,000
13	Metro Crossing	WFB	$20,000,000	$34,450,000	WFCM 2021-C60	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank National Association	Future Securitization(s)	$14,450,000
15	Seacrest Homes	BSPRT	$18,000,000	$48,000,000	WFCM 2021-C59	Wells Fargo Bank, National Association	Argentic Services Company LP	WFCM 2021-C59	$30,000,000
18	Herndon Square	BSPRT	$14,936,855	$30,371,606	WFCM 2021-C59	Wells Fargo Bank, National Association	Argentic Services Company LP	WFCM 2021-C59	$15,434,751
28	122nd Street Portfolio	LCF	$8,000,000	$23,000,000	WFCM 2020-C57	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank National Association	WFCM 2020-C57	$15,000,000
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes any related Subordinate Companion Loans.

(2)	Control rights are currently exercised by the holder of the related Subordinate Companion Loan until the occurrence and during the continuation of a control appraisal period for the related whole loan, as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grace Building Whole Loan” and “—The Westchester Whole Loan” in the Preliminary Prospectus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Characteristics of the Mortgage Pool

C.	Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
1	WFB	Velocity Industrial Portfolio	$65,000,000	8.7%	NAP	$10,000,000	4.0265%	2.72x	1.92	9.4%	8.3%	57.8%	65.5%
	Total/Weighted Average		$65,000,000	8.7%	$0	$10,000,000	4.0265%	2.72x	1.92x	9.4%	8.3%	57.8%	65.5%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Characteristics of the Mortgage Pool

D.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
3	LMF	Malibu Colony Plaza	Malibu	CA	Retail	$48,000,000	6.4%	DBUBS 2011-LC2A
4	UBS AG	Mason Multifamily Portfolio	DeKalb	IL	Multifamily	37,000,000	4.9	GSMS 2014-GC22
7	UBS AG	Rollins Portfolio	Various	CA	Industrial	24,400,000	3.3	WMCMS 2007-SL3
10	LMF	The Wyatt at Northern Lights	Minot	ND	Multifamily	22,750,000	3.0	FREMF 2018-K731
19	WFB	The Plaza at Williams Centre	Tucson	AZ	Retail	14,000,000	1.9	CSFB 2005-C5
24	WFB	Securlock HAC Self-Storage Portfolio	Various	Various	Self Storage	9,000,000	1.2	WFRBS 2014-C24
Total						$155,150,000	20.7%

(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Characteristics of the Mortgage Pool

E.	Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at Maturity or ARD($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF / Room	Loan per SF / Room ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity or ARD (mos.)
13	WFB	Metro Crossing	IA	Retail	$20,000,000	2.7%	$17,983,812	39.5%	310,130	$111	2.05x	12.0%	64.2%	57.7%	0	60
14	WFB	ExchangeRight 47	Various	Various	20,000,000	2.7	20,000,000	43.9%	210,447	95	3.63	10.8	53.0	53.0	59	59
30	WFB	TownePlace Suites The Villages	FL	Hospitality	7,500,000	1.0	6,854,205	15.0%	119	63,025	2.45	16.3	45.7	41.8	0	60
Total/Weighted Average					$47,500,000	6.3%	$44,838,017	98.4%			2.78x	12.2%	56.6%	53.2%	25	60

(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Characteristics of the Mortgage Pool

F.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	27	$213,069,272	28.5%	58.9%	55.0%	2.22	x	9.8%	9.5%	3.684%
Anchored	3	72,600,000	9.7	54.9	52.8	2.09		9.4	9.0	3.640
Unanchored	3	42,300,000	5.7	66.6	60.2	1.69		8.7	8.5	3.806
Single Tenant	17	41,339,470	5.5	58.5	58.5	2.68		9.5	9.4	3.696
Shadow Anchored	3	36,829,802	4.9	61.4	50.5	1.82		11.1	10.2	3.853
Super-Regional Mall	1	20,000,000	2.7	53.0	53.0	3.61		12.3	11.9	3.250
Multifamily	34	172,065,653	23.0	65.9	61.7	1.74		8.6	8.3	4.035
Garden	16	94,556,653	12.6	68.3	62.6	1.69		9.1	8.7	4.114
Mid Rise	18	77,509,000	10.4	63.0	60.5	1.79		8.0	7.9	3.937
Industrial	20	116,329,705	15.5	57.6	56.5	2.89		10.1	9.6	3.299
Warehouse	3	71,500,000	9.6	58.7	57.6	2.63		9.5	9.1	3.382
Flex	14	24,400,000	3.3	65.4	65.4	2.94		9.6	9.6	3.210
Warehouse Distribution	2	17,000,000	2.3	40.5	40.5	4.20		13.4	12.1	2.850
Warehouse / Distribution	1	3,429,705	0.5	63.5	49.4	1.44		9.7	9.1	4.430
Office	6	103,336,103	13.8	51.7	49.5	3.53		11.5	11.1	3.107
Suburban	4	51,893,515	6.9	61.9	57.4	2.83		11.3	10.7	3.512
CBD	1	50,000,000	6.7	41.1	41.1	4.25		11.8	11.6	2.692
Medical	1	1,442,588	0.2	53.0	53.0	3.63		10.8	10.7	2.900
Self Storage	9	58,540,000	7.8	60.5	57.4	1.99		9.0	8.8	4.161
Self Storage	9	58,540,000	7.8	60.5	57.4	1.99		9.0	8.8	4.161
Mixed Use	2	30,250,000	4.0	58.6	49.1	1.39		8.8	8.6	4.621
Multifamily/Retail/Office	1	24,250,000	3.2	57.0	46.5	1.38		8.8	8.6	4.680
Multifamily/Retail	1	6,000,000	0.8	65.2	59.7	1.42		8.7	8.5	4.383
Hospitality	4	29,025,586	3.9	54.8	45.5	2.12		16.2	14.5	5.139
Extended Stay	3	23,445,866	3.1	57.8	49.4	2.07		14.3	12.8	4.680
Limited Service	1	5,579,720	0.7	42.3	29.1	2.32		24.1	21.8	7.068
Other	2	16,750,000	2.2	50.7	44.7	1.99		9.8	9.8	3.652
Leased Fee	2	16,750,000	2.2	50.7	44.7	1.99		9.8	9.8	3.652
Manufactured Housing	3	9,266,723	1.2	59.5	49.6	1.37		8.4	8.3	4.491
Manufactured Housing	3	9,266,723	1.2	59.5	49.6	1.37		8.4	8.3	4.491
Total/Weighted Average:	107	$748,633,043	100.0%	59.1%	55.3%	2.32	x	10.0%	9.6%	3.766%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate) and (b) the information each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Characteristics of the Mortgage Pool

G.	Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
New York	21	$155,509,000	20.8%	54.4%	53.1%	2.76	x	9.7%	9.6%	3.417%
California	19	135,425,908	18.1	57.4	56.8	2.44		9.2	9.1	3.706
Southern California	4	109,700,000	14.7	55.7	54.9	2.32		9.1	9.0	3.827
Northern California	15	25,725,908	3.4	64.8	64.8	2.98		9.7	9.7	3.194
Arizona	7	69,229,802	9.2	60.3	51.4	1.99		10.5	9.9	3.700
Pennsylvania	4	68,907,426	9.2	57.7	57.3	2.70		9.5	9.0	3.266
Illinois	9	41,500,000	5.5	70.3	64.5	1.53		9.1	8.6	4.061
Other(3)	47	278,060,906	37.1	60.9	54.8	2.12		10.6	10.0	4.087
Total/Weighted Average	107	$748,633,043	100.0%	59.1%	55.3%	2.32	x	10.0%	9.6%	3.766%
(1)	The mortgaged properties are located in 25 states.

(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate) and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(3)	Includes 20 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Characteristics of the Mortgage Pool

H.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
847,058 - 1,000,000	1	$847,058	0.1%
1,000,001 - 2,000,000	1	2,000,000	0.3
2,000,001 - 3,000,000	3	6,721,660	0.9
3,000,001 - 4,000,000	8	27,083,858	3.6
4,000,001 - 5,000,000	4	18,537,500	2.5
5,000,001 - 6,000,000	7	39,239,720	5.2
6,000,001 - 7,000,000	5	31,995,525	4.3
7,000,001 - 8,000,000	5	37,821,875	5.1
8,000,001 - 10,000,000	4	34,323,991	4.6
10,000,001 - 15,000,000	7	86,861,855	11.6
15,000,001 - 20,000,000	5	94,500,000	12.6
20,000,001 - 30,000,000	7	168,700,000	22.5
30,000,001 - 50,000,000	3	135,000,000	18.0
50,000,001 - 65,000,000	1	65,000,000	8.7
Total:	61	$748,633,043	100.0%
Average	$12,272,673
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.28 - 1.30	2	$27,075,000	3.6%
1.31 - 1.40	5	26,916,723	3.6
1.41 - 1.50	5	47,594,153	6.4
1.51 - 1.60	1	3,429,705	0.5
1.61 - 1.70	5	81,369,802	10.9
1.71 - 1.80	6	46,109,160	6.2
1.81 - 1.90	4	19,570,000	2.6
1.91 - 2.00	3	35,998,731	4.8
2.01 - 2.50	16	197,030,049	26.3
2.51 - 3.00	5	107,779,720	14.4
3.01 - 3.50	3	41,500,000	5.5
3.51 - 4.00	3	47,260,000	6.3
4.01 - 6.32	3	67,000,000	8.9
Total:	61	$748,633,043	100.0%
Weighted Average	2.41x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.27 - 1.30	2	$27,075,000	3.6%
1.31 - 1.40	8	62,510,876	8.4
1.41 - 1.50	3	15,429,705	2.1
1.51 - 1.60	4	51,482,302	6.9
1.61 - 1.70	5	47,358,535	6.3
1.71 - 1.80	5	54,296,855	7.3
1.81 - 1.90	5	45,960,000	6.1
1.91 - 2.00	2	36,750,000	4.9
2.01 - 2.50	15	157,309,769	21.0
2.51 - 3.00	4	100,000,000	13.4
3.01 - 3.50	3	43,460,000	5.8
3.51 - 4.00	3	55,000,000	7.3
4.01 - 5.82	2	52,000,000	6.9
Total:	61	$748,633,043	100.0%
Weighted Average	2.32x
LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	36	$544,229,627	72.7%
Acquisition	24	201,059,263	26.9
Recapitalization	1	3,344,153	0.4
Total:	61	$748,633,043	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
2.692 - 3.500	15	$295,160,000	39.4%
3.501 - 3.750	6	113,600,000	15.2
3.751 - 4.000	9	121,611,500	16.2
4.001 - 4.250	6	33,321,855	4.5
4.251 - 4.500	10	65,365,146	8.7
4.501 - 4.750	9	71,363,144	9.5
4.751 - 5.000	4	35,569,802	4.8
5.001 - 7.068	2	12,641,595	1.7
Total:	61	$748,633,043	100.0%
Weighted Average	3.766%
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
6.9 - 8.0	6	$72,875,000	9.7%
8.1 - 9.0	19	211,100,723	28.2
9.1 - 10.0	12	172,014,263	23.0
10.1 - 11.0	8	68,910,615	9.2
11.1 - 12.0	8	153,106,855	20.5
12.1 - 13.0	4	46,661,875	6.2
13.1 - 14.0	1	8,883,991	1.2
14.1 - 17.0	1	7,500,000	1.0
17.1 - 19.0	1	2,000,000	0.3
19.1 - 24.1	1	5,579,720	0.7
Total:	61	$748,633,043	100.0%
Weighted Average	10.0%
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
6.8 - 8.0	9	$135,025,000	18.0%
8.1 - 9.0	19	255,638,223	34.1
9.1 - 10.0	13	91,404,431	12.2
10.1 - 11.0	10	118,739,802	15.9
11.1 - 12.0	6	123,861,875	16.5
12.1 - 14.0	1	8,883,991	1.2
14.1 - 16.0	1	7,500,000	1.0
16.1 - 20.0	1	2,000,000	0.3
20.1 - 21.8	1	5,579,720	0.7
Total:	61	$748,633,043	100.0%
Weighted Average	9.6%
ORIGINAL TERM TO MATURITY OR ARD
Original Term to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	3	$47,500,000	6.3%
120	58	701,133,043	93.7
Total:	61	$748,633,043	100.0%
Weighted Average	116 months

(1)	The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate debt (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD) and may be currently prepayable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Characteristics of the Mortgage Pool

REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
59 - 60	3	$47,500,000	6.3%
61 - 120	58	701,133,043	93.7
Total:	61	$748,633,043	100.0%
Weighted Average	114 months
ORIGINAL AMORTIZATION TERM(2)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-amortizing	29	$445,166,058	59.5%
240	1	5,579,720	0.7
300	1	3,344,153	0.4
330	1	3,429,705	0.5
360	29	291,113,407	38.9
Total:	61	$748,633,043	100.0%
Weighted Average(3)	357 months

(2)   The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(3)   Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-amortizing	29	$445,166,058	59.5%
238 - 240	1	5,579,720	0.7
241 - 300	1	3,344,153	0.4
301 - 360	30	294,543,112	39.3
Total:	61	$748,633,043	100.0%
Weighted Average(5)	356 months

(4)   The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(5)   Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Springing	44	$447,424,389	59.8%
Hard/Springing Cash Management	12	193,099,720	25.8
Hard/In Place Cash Management	3	72,908,933	9.7
Soft/Springing Cash Management	2	35,200,000	4.7
Total:	61	$748,633,043	100.0%
PREPAYMENT PROVISION SUMMARY(6)
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	50	$567,361,994	75.8%
Lockout / GRTR 1% or YM / Open	5	68,900,000	9.2
Lockout / GRTR 1% or YM or Defeasance / Open	2	58,240,000	7.8
Lockout / GRTR 1% or YM / GRTR 1% or YM or D / Open	1	24,400,000	3.3
Lockout / GRTR 1% or YM / GRTR 1% or YM or D / Defeasance / Open	1	20,000,000	2.7
Lockout / GRTR 1% or YM / Defeasance / Open	1	8,883,991	1.2
YM / YM or D / Open	1	847,058	0.1
Total:	61	$748,633,043	100.0%

(6)   As a result of property releases or the application of funds in a performance reserve, partial principal prepayments could occur during a period that voluntary principal prepayments are otherwise prohibited.

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
28.2 - 40.0	1	$2,000,000	0.3%
40.1 - 45.0	4	81,279,720	10.9
45.1 - 50.0	2	15,740,000	2.1
50.1 - 55.0	7	124,385,000	16.6
55.1 - 60.0	10	126,764,213	16.9
60.1 - 65.0	15	164,889,705	22.0
65.1 - 70.0	16	173,261,904	23.1
70.1 - 74.4	6	60,312,500	8.1
Total:	61	$748,633,043	100.0%
Weighted Average	59.1%
BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
28.2 - 30.0	2	$7,579,720	1.0%
30.1 - 35.0	1	10,700,000	1.4
35.1 - 45.0	4	75,844,153	10.1
45.1 - 50.0	7	58,189,765	7.8
50.1 - 55.0	12	188,021,855	25.1
55.1 - 60.0	14	158,293,991	21.1
60.1 - 65.0	13	129,062,500	17.2
65.1 - 68.1	8	120,941,058	16.2
Total:	61	$748,633,043	100.0%
Weighted Average	55.3%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	27	$437,059,000	58.4%
Interest Only, Amortizing Balloon	15	155,122,500	20.7
Amortizing Balloon	17	148,344,485	19.8
Interest Only - ARD	2	8,107,058	1.1
Total:	61	$748,633,043	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
12	3	$43,550,000	5.8%
24	1	6,000,000	0.8
36	4	19,037,500	2.5
60	7	86,535,000	11.6
Total:	15	$155,122,500	20.7%
Weighted Average	42 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	23	$339,266,058	45.3%
1	15	145,059,411	19.4
2	13	101,706,925	13.6
3	3	38,046,855	5.1
4	1	6,569,802	0.9
7	2	76,600,000	10.2
15	1	8,000,000	1.1
16	1	8,883,991	1.2
17	1	20,000,000	2.7
18	1	4,500,000	0.6
Total:	61	$748,633,043	100.0%
Weighted Average	2 months

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Certain Terms and Conditions

VI.       Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Certificates or trust component on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class or trust component for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Master Servicer consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. For any Distribution Date, prepayment interest shortfalls allocated to a trust component will be allocated amongst the related Classes of Exchangeable Certificates, pro rata, in accordance with their respective interest accrual amounts for that distribution date. If a Class or trust component receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.

Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.

Subordination, Allocation of Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class V and Class R Certificates) to reduce the Certificate Balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D, V or R Certificates, although principal payments and losses may reduce the Notional Amounts of the Class X-A, X-B and X-D Certificates and, therefore, the amount of interest they accrue.

(1)	The maximum certificate balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-3 and Class A-4 trust components discussed in footnote (9) to the table under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Certain Terms and Conditions

“Certificate Structure”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under ”Exchangeable Certificates”.

(2)	The Class X‑A, X-B and X‑D Certificates are interest-only certificates.

(3)	Non-Offered Certificates.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.	Class A-1, A-2, A-SB, X-A, X-B and X-D Certificates and the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1 and A-4-X2 trust components: To interest on the Class A-1, A-2, A-SB, X-A and X-B Certificates and the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1 and A-4-X2 trust components, pro rata, according to their respective interest entitlements.

2.	Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components: To principal on the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 trust component until its Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 trust component until its Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each Class of Principal Balance Certificates, other than the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components, has been reduced to zero as a result of the allocation of mortgage loan losses and expenses and any of the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components remaining outstanding, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

3.	Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components: To reimburse the holders of the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes or trust components.

4.	Class A-S, A-S-X1 and A-S-X2 trust components: To make distributions on the Class A-S, A-S-X1 and A-S-X2 trust components as follows: (a) first, to interest on the Class A-S, A-S-X1 and A-S-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components), to principal on the Class A-S trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

5.	Class B, B-X1, B-X2 trust components: To make distributions on the Class B, B-X1 and B-X2 trust components as follows: (a) first, to interest on the Class B, B-X1 and B-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-SB Certificates and the Class A-3, A-4 and A-S trust components), to principal on the Class B trust component until its Certificate Balance is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Certain Terms and Conditions

reduced to zero; and (c) next, to reimburse the holders of the Class B trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

6.	Class C, C-X1, C-X2 trust components: To make distributions on the Class C, C-X1 and C-X2 trust components as follows: (a) first, to interest on the Class C, C-X1 and C-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-SB Certificates and the Class A-3, A-4, A-S and B trust components), to principal on the Class C trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

7.	Class D Certificates: To make distributions on the Class D Certificates as follows: (a) first, to interest on the Class D Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-SB Certificates and the Class A-3, A-4, A-S, B and C trust components), to principal on the Class D Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

8.

After the Class A-1, A-2, A-SB and D Certificates and the Class A-3, A-4, A-S, B and C trust components are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates sequentially in that order in a manner analogous to the Class D Certificates.

Principal and interest payable on the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1, A-4-X2, A-S, A-S-X1, A-S-X2, B, B-X1, B-X2, C, C-X1 and C-X2 trust components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates”.

Exchangeable Certificates:

Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa.  Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased.  The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates.  No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Certain Terms and Conditions

On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-3	See footnote (9) to the table under “Certificate Structure”	Class A-3 Certificate Pass-Through Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-4	See footnote (9) to the table under “Certificate Structure”	Class A-4 Certificate Pass-Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-S	$58,019,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$34,624,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$29,010,000 (subject to the variance described in footnote (12) to the table under “Certificate Structure”)	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of certificates, divided by (y) the Certificate Balance of the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Certain Terms and Conditions

3” designation), the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation) or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-3 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-3 trust component, the maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4 trust component, the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S trust component, the maximum Certificate Balance or Notional Amount of each class of Class B Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class B trust component, and the maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C trust component. The maximum Certificate Balances of Class A-3, A-4, A-S, B and C Certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 trust components and the initial Certificate Balance of the Class C trust component discussed in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Certain Terms and Conditions

footnotes (9) and (12) to the table under “Certificate Structure”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-3 trust component, Class A-4 trust component, Class A-S trust component, Class B trust component or Class C trust component, respectively. Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal U/W NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-3 Certificates, Class A-4 Certificates, Class A-S Certificates, Class B Certificates or Class C Certificates, respectively, shown above.

Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner:

(1)    to each class of the Class A-1, A-2, A-SB, A-3, A-3-1, A-3-2, A-4, A-4-1, A-4-2, A-S, A-S-1, A-S-2, B, B-1, B-2, C, C-1, C-2, D, E-RR and F-RR Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2)    to the Class A-3-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 Certificates and the applicable principal prepayment,

(3)    to the Class A-3-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 Certificates and the applicable principal prepayment,

(4)    to the Class A-4-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 Certificates and the applicable principal prepayment,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Certain Terms and Conditions

(5)    to the Class A-4-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 Certificates and the applicable principal prepayment,

(6)    to the Class A-S-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 Certificates and the applicable principal prepayment,

(7)    to the Class A-S-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 Certificates and the applicable principal prepayment,

(8)    to the Class B-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 Certificates and the applicable principal prepayment,

(9)    to the Class B-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 Certificates and the applicable principal prepayment,

(10)   to the Class C-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C Certificates and the applicable

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Certain Terms and Conditions

principal prepayment and (ii) the Base Interest Fraction for the Class C-1 Certificates and the applicable principal prepayment,

(11)   to the Class C-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 Certificates and the applicable principal prepayment,

(12)   to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, A-2 and A-SB Certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-SB Certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates as described above, and

(13)   to the Class X-B Certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, G-RR, H-RR, J-RR, K-RR, L-RR, M-RR, V or R Certificates. For a description of when Prepayment Premiums and Yield Maintenance Charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment Premiums and Yield Maintenance Charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-SB, D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates and the Class A-3, A-4, A-S, B and C trust components will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class M-RR Certificates; second, to the Class L-RR Certificates; third, to the Class K-RR Certificates; fourth, to the Class J-RR Certificates; fifth, to the Class H-RR Certificates; sixth, to the Class G-RR Certificates; seventh, to the Class F-RR Certificates; eighth, to the Class E-RR Certificates; ninth, to the Class D Certificates; tenth, to the Class C trust component; eleventh, to the Class B trust component; twelfth, to the Class A-S trust component; and, finally, pro rata, to the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components based on their outstanding Certificate Balances.

Any portion of such amount applied to the Class A-3, A-4, A-S, B or C trust component will reduce the Certificate Balance or Notional Amount of each Class of Certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its Certificate Balance or Notional Amount, divided by the Certificate Balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C trust components as write-offs in reduction of their Certificate Balances.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Certain Terms and Conditions

advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-SB, A-3, A-3-X1, A-3-X2, A-4, A-4-X1, A-4-X2, X-A, X-B and X-D Certificates would be affected on a pari passu basis).

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB modified loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB modified loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB modified loan, any Collateral Deficiency Amount then in effect.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the servicing standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case (i) is entered into no later than the date that is 3 months following the cancellation of the COVID emergency and (ii) requires full repayment of deferred payments, reserves and escrows by the date that is 21

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Certain Terms and Conditions

months following the date of the first Payment Accommodation for such mortgage loan or serviced whole loan.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in July 2031 and either of the Garver Little Rock mortgage loan or Dollar General – Saginaw (E. Washington Road) mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the initial pool balance), certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-SB and D Certificates and the Class A-3, A-4, A-S, B and C trust components have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class V and Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class V and Class R Certificates) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

Control Eligible Certificates:	The Class E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates.

Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “majority controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class(es)) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class M-RR Certificates.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when the Class E-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) of less than 25% of the initial Certificate Balance of that Class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that DBRS Morningstar, Fitch, and Moody’s (and any rating agency rating any securities backed by any pari passu

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Certain Terms and Conditions

companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans) in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to each non-serviced whole loan, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the majority controlling class certificateholder or the directing certificateholder is a Borrower Party, the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2021-C60 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2021-C60 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable.

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause DBRS Morningstar, Fitch and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Certain Terms and Conditions

of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer may be replaced by the directing certificateholder, subject to DBRS Morningstar, Fitch and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not risk retention affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer.

Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the WFCM 2021-C60 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus.

With respect to any serviced whole loan, if such whole loan becomes a defaulted loan under the WFCM 2021-C60 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Certain Terms and Conditions

With respect to each non-serviced whole loan, the applicable servicing agreement governing the servicing of such whole loan generally provides (or is expected to provide) that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) (and, in some cases, any related subordinate companion loan) as a whole loan. The directing certificateholder for this securitization generally will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan (other than a Non-Serviced Mortgage Loan) or serviced whole loan, the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website that are relevant to the Operating Advisor’s obligations under the pooling and servicing agreement and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●    recalculating and reviewing for accuracy and consistency with the WFCM 2021-C60 pooling and servicing agreement the mathematical calculations by the special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan, after the Operating Advisor has received notice that an Operating Advisor

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Certain Terms and Conditions

Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of asset status reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, L-RR and M-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Classes) is 25% or less of the initial Certificate Balances of such Classes in the aggregate.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the WFCM 2021-C60 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the WFCM 2021-C60 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Certain Terms and Conditions

notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the WFCM 2021-C60 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the WFCM 2021-C60 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the WFCM 2021-C60 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.

Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Controlling Class Certificateholder:	It is expected that KKR Real Estate Credit Opportunity Partners II L.P. or an affiliate will be the initial majority controlling class certificateholder.

Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

Velocity Industrial Portfolio
1 2750 Morris Road Lansdale, PA
2 1180 Church Road Lansdale, PA
Peace Valley Reservoir
New Britain
BUCKS COUNTY
Town Center of New Britain
Chalfont
Hilltown Crossings
Bethlehem Pike
SEPTA
Hatfield
Cowpath Rd
New Britain Village Square
Warrington
Eureka Quarry
Ralphs Corner Shopping Center
Allentown 34 miles
Pinecrest CC
Montgomeryville
Abington Lansdale Hospital
Water Tower Square
Mainland GC
Main St
Broad St
Line St
Willowyck
Kulpsville
Lansdale
Windlestrae Park
Montgomery Mall
Montgomery Commons
Sumneytown Pike
PA Tpke. Northeast Ext.
Evansburg State Park
Bustard Rd
Teva Pharmaceuticals
Horsham Rd
Limekiln Pike
Limekiln GC
Merck
North Wales
Welsh Woods
Gwynedd Crossing
DeKalb Pike
Skippack GC
Morris Rd
Gwynedd Mercy Univ.
Squires GC
Talamore CC
MONTGOMERY COUNTY
Skippack Pike
Valley Forge Rd
Cedar Square GC
Blue Bell CC
Spring House
Old York Road CC
Maple Glen
Montgomery County Comm. College
Township Line Rd
Ft. Wash. Expwy
Temple University - Ambler Campus
Centre Square Park
Center Square Shopping Center
Bluestone CC
Cedarbrook CC
Ambler
Einstein Medical Center Montgomery
Germantown Pike
Blue Bell
Fort Washington
Norristown Farm Park
Mercy Suburban Hospital
Burnside Ave
Whitehall Rd
Butler Pike
Wings Field
Walton Rd
Elmwood Park Zoo
Logan Commerce Center
Northtowne Plaza
Ridge Pike
Norristown
Einstein Old Montgomery Hospital
Plymouth CC
Plymouth Meeting
PA Turnpike
Philadelphia 18 miles
Quakertown
Perkasie
Reading
Chalfont
Doylestown
Harleysville
Pottstown
Montgomeryville
Lansdale
North Wales
Newtown
PENNSYLVANIA
Collegeville
Horsham
Phoenixville
Norristown
King of Prussia
Abington
Conshohocken
Exton
Berwyn
Malvern
Radnor
Wayne
Downingtown
Ardmore
PHILADELPHIA
Coatesville
West Chester
Broomall
Pennsauken
Springfield
CAMDEN
Cherry Hill
Kennett Square
Chester Heights
Chester
Woodbury
Gloucester Township
Hockessin
NJ
DELAWARE
Deptford
Newark
WILMINGTON
Swedesboro

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Velocity Industrial Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial - Warehouse
	Original Principal Balance:	$65,000,000		Location:	Lansdale, PA
	Cut-off Date Balance(1):	$65,000,000		Size:	1,130,782 SF
	% of Initial Pool Balance:	8.7%		Cut-off Date Balance Per SF(1):	$66.33
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$66.33
	Borrower Sponsor:	Zachary Moore and Anthony Grelli, Jr.		Year Built/Renovated:	Various/2021
	Guarantor:	Zachary Moore and Anthony Grelli, Jr.		Title Vesting:	Fee
	Interest Rate:	3.2300%		Property Manager:	Last Mile Management LLC
	Note Date:	June 28, 2021		Current Occupancy (As of):	89.3% (6/23/2021)
	Seasoning:	0 months		YE 2020 Occupancy(4):	49.2%
	Maturity Date:	July 11, 2031		YE 2019 Occupancy(4):	93.7%
	IO Period:	120 months		YE 2018 Occupancy(4):	60.8%
	Loan Term (Original):	120 months		As-Is Appraised Value(5):	$129,800,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(5):	$114.79
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	April 26, 2021
	Call Protection(2):	L(24),D(92),O(4)
	Lockbox Type:	Hard/In Place		Underwriting and Financial Information(6)
	Additional Debt:	Yes		TTM NOI(7):	NAV
	Additional Debt Type (Balance):	Pari Passu/Mezzanine ($10,000,000/$10,000,000)		YE 2020 NOI(7):	NAV
				YE 2019 NOI(7):	NAV
				YE 2018 NOI(7):	NAV
				U/W Revenues:	$9,346,779
				U/W Expenses:	$2,274,576
Escrows and Reserves(3)				U/W NOI:	$7,072,203
	Initial	Monthly	Cap	U/W NCF:	$6,676,429
Taxes	$234,923	$78,308	NAP	U/W DSCR based on NOI/NCF(1):	2.88x / 2.72x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.4% / 8.9%
Replacement Reserve	$0	$9,423	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.4% / 8.9%
Leasing Reserve	$0	$23,558	NAP	Cut-off Date LTV Ratio(1):	57.8%
Upfront Leasing Reserve	$4,000,000	$0	NAP	LTV Ratio at Maturity:	57.8%
Gap Rent Reserve	$784,601	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$75,000,000	88.2%	Loan payoff(8)	$70,404,507	82.8%
Mezzanine Loan	10,000,000	11.8	Upfront reserves	5,019,524	5.9
			Closing costs	1,315,870	1.6
			Return of equity	8,260,099	9.7
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%
(1)	The Cut-off Date Balance Per SF, U/W Debt Yield Based on NOI, U/W DSCR based on NCF, and Cut-off Date LTV Ratio based on the Velocity Industrial Portfolio Whole Loan (as defined below) and the Velocity Industrial Portfolio Mezzanine Loan (as defined below) are $75, 8.3%, 1.92x, and 65.5%, respectively. See “Additional Secured Indebtedness (not including trade debts)” below.
(2)	At any time after the earlier of (i) June 28, 2025 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Velocity Industrial Portfolio Whole Loan to be securitized, and prior to April 11, 2031, the borrower has the right to defease the Velocity Industrial Portfolio Whole Loan in whole, but not in part.
(3)	See “Escrows” section.
(4)	Information obtained from a third party report and represents combined occupancy as of the fourth quarter.
(5)	The appraisal for the 1180 Church Road Property (as defined below) excludes an excess parking area that is subject to a free release. See “Partial Release” below.
(6)	While the Velocity Industrial Portfolio Whole Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Velocity Industrial Portfolio Whole Loan more severely than assumed in the underwriting of the Velocity Industrial Portfolio Whole Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(7)	The Velocity Industrial Portfolio Borrower (as defined below) purchased the 2750 Morris Road Property (as defined below) in September 2020 and the 1180 Church Road Property in December 2020. Historical operating performance is not available.
(8)	Includes preferred equity buyout of $31,869,599 to JCR Capital.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

The Mortgage Loan. The largest mortgage loan (the “Velocity Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Velocity Industrial Portfolio Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $75,000,000. The Velocity Industrial Portfolio Whole Loan is secured by a first priority fee mortgage encumbering two industrial properties totaling 1,130,782 square feet, located in Lansdale, Pennsylvania (the “Velocity Industrial Portfolio Properties”). The Velocity Industrial Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the WFCM 2021-C60 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	WFCM 2021-C60	Yes
A-2	$10,000,000	$10,000,000	WFB	No
A-3	$5,000,000	$5,000,000	WFCM 2021-C60	No
Total	$75,000,000	$75,000,000

The Borrowers and Borrower Sponsors. The borrowers comprise two single purpose entities: VV2750 LLC and VVChurch LLC (collectively, the “Velocity Industrial Portfolio Borrower”), each a Delaware limited liability company. The Velocity Industrial Portfolio Borrower has two independent directors and legal counsel to the Velocity Industrial Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Velocity Industrial Portfolio Whole Loan. The borrower sponsors and nonrecourse carve-out guarantors of the Velocity Industrial Portfolio Whole Loan are Zachary Moore and Anthony Grelli, Jr.

Mr. Moore and Mr. Grelli are founding partners of Velocity Ventures. Velocity Ventures is a Philadelphia-based investment firm that specializes in the acquisition and management of opportunistic industrial real estate assets in the greater Philadelphia area. The company currently owns and manages over 4.0 million square feet of industrial space in the greater Philadelphia area.

The Properties. The Velocity Industrial Portfolio Properties comprise two, class B industrial warehouse properties totaling 1,130,782 square feet located in Lansdale, Pennsylvania. As of June 23, 2021, the portfolio is 89.3% leased to 11 tenants.

2750 Morris Road

The 2750 Morris Road Property is a 681,126 square foot, industrial building located in Lansdale, Pennsylvania (the “2750 Morris Road Property”). Originally constructed in 1989 and renovated between 2015 and 2021, the 2750 Morris Road Property offers recently renovated fully climate-controlled manufacturing space. The net rentable area contains approximately 84.3% warehouse space with 21’-23.5’ clear heights, 35 dock height loading doors and 7 drive-in doors. The remaining 15.7% of the building is an office suite. The 2750 Morris Road Property is situated on an approximately 84.5-acre site and includes 1,448 surface parking spaces (2.1 spaces per 1,000 square feet). The Velocity Industrial Portfolio Borrower purchased the 2750 Morris Road Property in September 2020 for $33 million, when it was 57% leased. As of June 23, 2021 the 2750 Morris Road Property was 89.5% leased to six tenants.

1180 Church Road

The 1180 Church Road Property is a 449,656 square feet, industrial building located in Lansdale, Pennsylvania (the “1180 Church Road Property”). Originally constructed in 1966 and renovated in 2021, the net rentable area contains approximately 63.2% warehouse with 20’-24’ clear heights, 8 dock height loading doors and 3 drive-in doors. The remaining 36.8% of the building is office space. The 1180 Church Road Property is situated on an approximately 37.2-acre site and includes 1,416 surface parking spaces (3.1 spaces per 1,000 square feet). The Velocity Industrial Portfolio Borrower purchased the 1180 Church Road Property for $19.5 million in December 2020, when it was 50% leased. As of June 23, 2021 the 1180 Church Road Property was 88.9% leased to five tenants.

The 1180 Church Road Property is one of nine units within a land condominium regime, an alternative to land subdivision. The related owners’ association is responsible for maintenance of a road, detention pond and shared stormwater drainage, and has no building maintenance responsibilities. The Velocity Industrial Portfolio Borrower has a 51.47% voting rights interest in the owners’ association, and the ability to appoint a majority of members to the association’s board of directors.

The following table presents certain information relating to the Velocity Industrial Portfolio Properties:

Property Name – Location	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV	% of UW NOI	Parking Ratio (per 1,000 SF)
2750 Morris Road Lansdale, PA	$42,369,021	56.5%	89.5%	1989/2021	681,126	$74,400,000	56.9%	60.2%	2.1
1180 Church Road Lansdale, PA	$32,630,979	43.5%	88.9%	1966/2021	449,656	$55,400,000	58.9%	39.8%	3.1
Total/Weighted Average	$75,000,000	100.0%	89.3%		1,130,782	$129,800,000	57.8%	100.0%	2.5

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

Major Tenants.

Organon & Co. (125,127 square feet; 11.1% of net rentable area; 20.2% of underwritten base rent; December 31, 2022 lease expiration) – Organon & Co. is a global healthcare company formed through a spinoff from Merck, to focus on improving the health of women throughout their lives. The company has more than 60 medicines and other products across a range of areas including reproductive health, heart disease, dermatology, allergies and asthma. Headquartered in Jersey City, New Jersey, Organon & Co. employs approximately 9,000 people and serves over 140 markets internationally.

Organon & Co. has been a tenant at the 1180 Church Road Property since 2005 and 100% of its space is classified as office. The tenant recently spent $18 million, approximately $144 per square foot, of their own money to upgrade their space. Organon & Co. has two, one-year renewal options at 2% above the base rent payable during the last month of the prior term, with six months’ notice. The tenant also pays approximately $240,000 for parking per year.

Keystone Technologies (248,104 square feet; 21.9% of net rentable area; 18.9% of underwritten base rent; March 31, 2031 lease expiration) – Keystone Technologies was founded in 1945 and manufacturing and delivers a variety of lighting products including LED, HID, and fluorescent products, transformers, sign solutions, sensors, and emergency back-up systems. The company operates out of 17 warehouse locations and guarantees next day delivery.

Keystone Technologies has been a tenant at the 2750 Morris Road Property since 2019, originally occupying 160,326 square feet. The tenant subsequently expanded into an additional 87,778 square feet in April and September 2021, and extended the original lease through March 31, 2031. The tenant has one, five-year renewal option at 95% of the fair market rent, with six months’ notice.

Jillamy (152,827 square feet; 13.5% of net rentable area; 13.3% of underwritten base rent; August 31, 2026 lease expiration) – Jillamy’s lease at the 2750 Morris Road Property commenced on December 18, 2020, with rent payments beginning on September 1, 2021. Jillamy was founded in 2001 and is a full service third party logistics provider with a full complement of freight forwarding solutions including a customs brokerage as well as packaging and warehouse services.

The following table presents certain information relating to the tenancy at the Velocity Industrial Portfolio Properties:

Major Tenants

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Organon & Co.	NR/NR/NR	125,127	11.1%	$10.42	$1,303,580(2)	20.2%	12/31/2022	2, 1- year	N
Keystone Technologies	NR/NR/NR	248,104	21.9%	$4.90	$1,216,932	18.9%	3/31/2031	1, 5-year	N
Jillamy	NR/NR/NR	152,827	13.5%	$5.61	$857,359	13.3%	8/31/2026	None	N
Hughes Relocation Services	NR/NR/NR	127,661	11.3%	$5.50	$702,136	10.9%	1/31/2034	3, 3-year	N
Total Major Tenants		653,719	57.8%	$6.24	$4,080,006	63.2%

Non-Major Tenant		355,862	31.5%	$6.67	$2,373,457	36.8%

Occupied Collateral Total		1,009,581	89.3%	$6.39	$6,453,463	100.0%

Vacant Space		121,201	10.7%

Collateral Total		1,130,782	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2022 totaling $150,763.
(2)	The Organon & Co. space is classified as 100% office. Additionally, the Annual U/W Base Rent includes $240,000 for parking (the free release of excess parking area at the 1180 Church Road Property does not impact related lease obligations).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the lease rollover schedule at the Velocity Industrial Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	3	167,127	14.8%	167,127	14.8%	$1,766,420	27.4%	$10.57
2023	2	99,432	8.8%	266,559	23.6%	$648,392	10.0%	$6.52
2024	2	77,926	6.9%	344,485	30.5%	$585,863	9.1%	$7.52
2025	1	68,000	6.0%	412,485	36.5%	$302,600	4.7%	$4.45
2026	1	152,827	13.5%	565,312	50.0%	$857,359	13.3%	$5.61
2027	0	0	0.0%	565,312	50.0%	$0	0.0%	$0.00
2028	0	0	0.0%	565,312	50.0%	$0	0.0%	$0.00
2029	1	67,466	6.0%	632,778	56.0%	$373,762	5.8%	$5.54
2030	0	0	0.0%	632,778	56.0%	$0	0.0%	$0.00
2031	3	248,104	21.9%	880,882	77.9%	$1,216,932	18.9%	$4.90
Thereafter(3)	2	128,699	11.4%	1,009,581	89.3%	$702,136	10.9%	$5.46
Vacant	0	121,201	10.7%	1,130,782	100.0%	$0	0.0%	$0.00
Total/Weighted Average	15	1,130,782	100.0%			$6,453,463	100.0%	$6.39

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Includes 1,038 square feet of space leased to Amazon with no associated rent or expiration date.

The following table presents historical occupancy percentages at the Velocity Industrial Portfolio Properties:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/23/2021(2)
60.8%	93.7%	49.2%	89.3%

(1)	Information obtained from a third-party market research provider and represents occupancy as of the fourth quarter of each year.
(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of June 29, 2021, the Velocity Industrial Portfolio Properties are open and operating. Approximately 100.0% of tenants by underwritten base rent and 100.0% of tenants by square footage paid full rent in May and June. The first payment date for the Velocity Industrial Portfolio Whole Loan will be August 11, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Velocity Industrial Portfolio Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent(3)(4)	$7,268,374	71.5%	$6.43
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$7,268,374	71.5%	$6.43
Other Income(5)	250,000	2.5	0.22
Parking/Garage/Other(6)	733,200	7.2	0.65
Total Recoveries	1,910,116	18.8	1.69
Net Rental Income	$10,161,690	100.0%	$8.99
(Vacancy & Credit Loss)	(814,911)	(11.2)	(0.72)
Effective Gross Income	$9,346,779	92.0%	$8.27

Real Estate Taxes	985,305	10.5	0.87
Insurance	158,322	1.7	0.14
Management Fee	280,403	3.0	0.25
Other Operating Expenses	850,546	9.1	0.75
Total Operating Expenses	$2,274,576	24.3%	$2.01

Net Operating Income	$7,072,203	75.7%	$6.25
Replacement Reserves	113,078	1.2	0.10
TI/LC	282,696	3.0	0.25
Net Cash Flow	$6,676,429	71.4%	$5.90

NOI DSCR(7)	2.88x
NCF DSCR(7)	2.72x
NOI Debt Yield(7)	9.4%
NCF Debt Yield(7)	8.9%

(1)	The Velocity Industrial Portfolio Borrower purchased the 2750 Morris Road Property in September 2020 and the 1180 Church Street Property in December 2020. Historical operating performance is not available.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Base Rent includes contractual rent steps through June 2022 totaling $150,763.
(4)	Base Rent includes underwritten rent for Jillamy, representing 13.5% of net rentable area, with rent beginning in September 1, 2021. Free rent associated with the lease was reserved at loan origination. Additionally, Base Rent includes Keystone Technologies expansion space, representing 3.5% of net rentable area, with a lease beginning October 1, 2021, and Hughes Relocation Services, representing 11.3% of net rentable area, with a lease beginning August 1, 20121. Free rent and gap rent associated with these leases was reserved at loan origination.
(5)	Other Income includes income from a diesel-powered electricity generating facility at the 2750 Morris Road Property that is leased to PECO.
(6)	Parking/Garage/Other income relates to a parking lease with Amazon at the 2750 Morris Road Property for the use of 611 parking spaces, with a lease expiration of May 30, 2030. Amazon may terminate the lease after the 84th month of the term (August 1, 2027).
(7)	The NOI and NCF DSCR and the NOI and NCF Debt Yield are based on the Velocity Industrial Portfolio Whole Loan.

Appraisal. As of April 26, 2021, the appraiser concluded to as-is market values of $74.4 million for the 2750 Morris Road Property, and $55.4 million for the 1180 Church Road Property (excluding the excess parking area that is subject to a free release). The aggregate appraised value for the Velocity Industrial Portfolio Properties is $129.8 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

Environmental Matters. The Phase I environmental site assessments dated December 8, 2020 (1180 Church Road Property) and August 12, 2020 (2750 Morris Road Property) identified a controlled recognized environmental condition (CREC) related to the 1180 Church Road Property’s inclusion within the U.S. EPA North Penn Area 7 Superfund site. No further action was recommended other than ongoing compliance with due care requirements, including limiting the 1180 Church Road Property to commercial and industrial uses and prohibiting the extraction or use of groundwater. See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Velocity Industrial Portfolio Properties are located in Lansdale, Pennsylvania, within Montgomery County. The Velocity Industrial Portfolio Properties are located 3.3 miles from one another and are approximately 27.0 miles north of the Philadelphia central business district. The Velocity Industrial Portfolio Properties are located within 4.5 miles of I-476 and 14.4 miles of I-276. Additionally, the Velocity Industrial Portfolio Properties are within 6.4 miles of Pennsylvania Route 309, and the 1180 Church Road Property is located approximately 0.6 miles to the SEPTA Pennbrook train station.

According to a third party market research report, the Velocity Industrial Portfolio Properties are situated within the East Montgomery City Industrial submarket of the Philadelphia Industrial market. As of March 5, 2021 the submarket reported a total inventory of approximately 61.2 million square feet with a 6.3% vacancy rate. The appraisal identified six comparable industrial buildings, which reported an average occupancy rate of approximately 100% with an average rental rate of $5.80 per square foot. The appraiser identified six comparable office leases with an average rental rate of $12.73 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 2750 Morris Road Property:

Market Rent Summary(1)

	Valmet Off/Ind	Flex	Warehouse	Office	Office – Former Café Space
Market Rent (PSF)	$9.25	$6.50	$5.50	$10.00	$9.50
Lease Term (Years)	5	5	5	5	5
Lease Type (Reimbursements)	Net	Net	Net	Net	Net
Rent Increase Projection	2.5% per annum	2.5% per annum	2.5% per annum	2.5% per annum	2.5% per annum
(1)	Information obtained from the appraisal.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 1180 Church Road Property:

Market Rent Summary(1)

	Flex	Warehouse	Office
Market Rent (PSF)	$7.50	$5.50	$9.00
Lease Term (Years)	5	5	5
Lease Type (Reimbursements)	Net	Net	Net
Rent Increase Projection	2.5% per annum	2.5% per annum	2.5% per annum
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales, which pertain to all of the Velocity Industrial Portfolio Properties identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Interstate Business Park	Bellmawr, NJ	131,500	Mar-21	$11,975,000	$91.06
Ferguson Enterprises Building	Philadelphia, PA	86,325	May-20	$8,750,000	$101.36
South Jersey Industrial Portfolio	Swedesboro, NJ	556,707	Apr-20	$42,925,000	$77.11
AmeriSource Building	West Deptford Township, NJ	191,500	Mar-20	$20,200,000	$105.48
Bishops Gate Corporate Center	Mount Laurel, NJ	292,466	Jan-20	$32,200,000	$110.10
(1)	Information obtained from the appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to comparable industrial leases related to the Velocity Industrial Portfolio Properties:

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
2750 Morris Road Lansdale, PA (subject)	1989/2021	681,126(2)	89.5%(2)	Jillamy(2)	152,827(2)	Dec-20(2)	5.0 Yrs. (2)	$5.61(2)	Net(2)
1180 Church Road Lansdale, PA (subject)	1966/2021	449,656(2)	88.9%(2)	Hughes Relocation Services(2)	127,661(2)	Aug-21(2)	12.5 Yrs. (2)	$5.50(2)	Net(2)
700 Pattison Avenue Philadelphia, PA	1970/2001	288,766	100.0%(3)	NAV	116,000	Jan-21	10.0 Yrs.	$5.50	Net
1510 Gehman Road Harleysville, PA	1990/2011	152,625	100.0%	Deacon Industrial Supply	152,625	Dec-20	10.0 Yrs.	$5.60	Net
9 Runway Road Levittown, PA	2004/NAP	60,000	100.0%	Recall Total Information Management, Inc.	60,000	Sep-20	5.0 Yrs.	$6.25	Net
Amazon Building 6300 Bristol Pike Levittown, PA	1963/NAP	149,180	100.0%	Amazon	149,180	Aug-20	13.0 Yrs.	$6.25	Net
3601 Island Avenue Philadelphia, PA	1986/NAP	84,400	100.0%(3)	Stadium Casino	30,200	Mar-20	3.0 Yrs.	$5.25	Net
Bristol Commerce Center 2401 Green Lane Bristol, PA	2019/NAP	308,959	100.0%	Urban Outfitters, Inc.	308,959	May-19	15.0 Yrs.	$5.95	Net

(1)           Information obtained from the appraisal.

(2)           Information obtained from the underwritten rent roll.

(3)           Information obtained from a third party report.

The following table presents certain information relating to comparable office leases related to 2750 Morris Road Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
2750 Morris Road Lansdale, PA (subject)	1989/2021	681,126(2)	89.5%(2)	Valmet(2)	41,105(2)	Jan-20(2)	3.5 Yrs(2)	$9.27(2)	Net(2)
The Pinnacle 1684 S. Broad Street Lansdale, PA	1999/NAP	344,000	71.7%(3)	Current Offering	96,280	May-21	3.0 Yrs.	$8.50	Net
1010 West Germantown Pike Norristown, PA	1979/NAP	30,000	NAV	Current Offering	5,000	May-21	3.0 Yrs.	$10.00	Net
Wyncote Industrial Commons 827 Glenside Avenue Wyncote, PA	1900/NAP	99,626	NAV	Current Offering	13,600	May-21	3.0 Yrs.	$10.00	Net
Pennsylvania Business Campus 300-309 Lakeside Drive Horsham, PA	1982/NAP	43,832	100.0%	Jefferson School of Nursing	43,882	Jul-20	15.0 Yrs.	$15.85	Net
2005 Cabot Boulevard West Langhome, PA	1984/NAP	61,969	83.3%(3)	Penndel Health	18,333	Jul-19	7.0 Yrs.	$12.00	Net
Great Valley Corporate Center One Great Valley Parkway Malvem, PA	1982/NAP	60,880		Phase Bio Pharmaceuticals, Inc.	15,881	Aug-18	5.0 Yrs.	$15.80	Net

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.
(3)	Information obtained from a third party report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

Escrows.

Real Estate Taxes – The Velocity Industrial Portfolio Whole Loan documents require an upfront real estate tax reserve of $234,923 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $78,308).

Insurance – The Velocity Industrial Portfolio Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the Velocity Industrial Portfolio Borrower or borrower affiliate provides the lender with evidence that the Velocity Industrial Portfolio Properties’ insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the Velocity Industrial Portfolio Borrower pays all applicable insurance premiums and provides the lender with evidence of payment of insurance premiums/renewals no later than ten business days prior to the expiration of the policies.

Replacement Reserve – The Velocity Industrial Portfolio Whole Loan documents require ongoing monthly replacement reserves of $9,423.

Leasing Reserve – The Velocity Industrial Portfolio Whole Loan documents require ongoing monthly general TI/LC reserves of $23,558.

Upfront Leasing Reserve – The Velocity Industrial Portfolio Whole Loan documents require an upfront tenant improvements and leasing commissions (“TI/LC”) reserve of $4,000,000 (the “Upfront Leasing Reserve”).

Provided that no event of default then exists, the Upfront Leasing Reserve will be disbursed to the Velocity Industrial Portfolio Borrower upon the satisfaction of the following conditions:

(i)	no Cash Trap Event Period (as defined below) then exists;

(ii)	the Combined NCF DSCR (as defined below) is equal to or greater than 0.825 to 1.00;

(iii)	Organon & Co. has renewed its lease for a term of no less than five years at a rental rate no less than the rental rate in effect prior to such renewal; and
(iv)	all leasing expenses incurred in connection with such renewal have been paid in full and the tenant is in occupancy and paying full, unabated rent.

“Combined NCF DSCR” means, assuming a mortgage loan constant of ten percent, the net cash flow divided by the combined debt service of the Velocity Industrial Portfolio Whole Loan and the debt service due under the mezzanine loan payable during the subsequent twelve month period.

Gap Rent Reserve – The Velocity Industrial Portfolio Whole Loan documents require an upfront reserve of $784,601 for gap rent related to certain existing leases which will be disbursed in accordance with the Velocity Industrial Portfolio Whole Loan documents.

Lockbox and Cash Management. The Velocity Industrial Portfolio Whole Loan requires a hard lockbox and in-place cash management. The Velocity Industrial Portfolio Borrower is required to cause all rents to be deposited directly into the lockbox account, and all rents received by the Velocity Industrial Portfolio Borrower or property manager be deposited into the lockbox account within two business days of receipt. Funds in the deposit account will be swept periodically into a cash management account and, prior to a Cash Trap Event Period, any funds remaining in the cash management account after the cash flow waterfall will be transferred to the Velocity Industrial Portfolio Borrower. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items outlined in the Velocity Industrial Portfolio Whole Loan documents is required to be swept to an excess cash flow subaccount to be held as additional collateral for the Velocity Industrial Portfolio Whole Loan, unless the Cash Trap Event Period is caused solely by the continuance of a mezzanine loan event of default, in which case excess cash flow will be disbursed to or at the direction of the mezzanine lender in accordance with the disbursement instructions provided by the mezzanine lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the Combined NCF DSCR being less than 0.70 to 1.00;
(iii)	the occurrence of a Specified Tenant Cash Trap Event Period (as defined below); or
(iv)	the occurrence and continuance of a mezzanine loan event of default.

A “Specified Tenant Cash Trap Event Period” means (a) a Specified Tenant (as defined below) vacates, abandons, or otherwise goes dark in its leased space, or gives notice of its intent to do so, or (b) a Specified Tenant has not renewed its lease twelve months prior to the scheduled expiration of its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

A Specified Tenant Cash Trap Event Period will end upon the occurrence of the following:

●	With regard to clause (a) receipt of evidence that the applicable Specified Tenant has renewed or extended its lease or entered into a new lease, in each case for a term of at least five years at terms approved by the lender, with no outstanding landlord obligations, and has taken possession of, and resumed operations in all of the leased space and is paying full, unabated rent;

●	With regard to a Specified Tenant terminating the applicable lease, receipt, in writing, of the Specified Tenant revoking its termination and reaffirming its lease; or
●	With regard to clause (b) the entire space leased to the Specified Tenant has been leased to one or more replacement tenants acceptable to the lender, at terms approved by the lender, with no outstanding landlord obligations, and each replacement tenant is in occupancy, open for business and paying full, unabated rent.

A “Specified Tenant” means together with any guarantor of its lease, sublease or other occupancy agreement, (i) Organon & Co. (ii) Keystone Technologies, LLC, and (iii) any replacement tenant occupying all or a portion of the space leased to a Specified Tenant as of the date of the Velocity Industrial Portfolio Whole Loan agreement, pursuant to a replacement lease entered into in accordance with the terms of the Velocity Industrial Portfolio Whole Loan agreement.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the Combined NCF DSCR being greater than or equal to 0.80 to 1.00 for two consecutive calendar quarters;
●	With regard to clause (iii), the expiration of a Specified Tenant Cash Trap Event Period; or

With regard to clause (iv), the receipt of notice from the mezzanine lender that all mezzanine loan events of default have been cured.

Property Management. The Velocity Industrial Portfolio Properties are managed by Last Mile Management LLC.

Partial Release. The Velocity Industrial Portfolio Borrower can obtain the free release of an excess parking area (approximately 5.0 acres) at the 1180 Church Street Property in connection with an arms-length, third party sale, subject to the certain  conditions, including (i) the remaining properties’ having a loan-to-value no greater than that at the time of loan origination, and a debt yield no less than that at the time of loan origination, (ii) ongoing compliance with lease and zoning requirements, and (iii) an opinion of counsel that the partial release satisfies REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the origination of the Velocity Industrial Portfolio Whole Loan, Wells Fargo Bank made a $10,000,000 mezzanine loan (the “Velocity Industrial Portfolio Mezzanine Loan”) to the sole member of the Velocity Industrial Portfolio Borrower, which is secured by the sole member’s ownership interest in the Velocity Industrial Portfolio Borrower. The Velocity Industrial Portfolio Mezzanine Loan is coterminous with the Velocity Industrial Portfolio Whole Loan and is subject to an intercreditor agreement. The Velocity Industrial Portfolio Mezzanine Loan accrues interest at a fixed per annum rate equal to 10.000% and is interest-only through the Velocity Industrial Portfolio Whole Loan term. See “Description of the Mortgage Pool– Additional Indebtedness-Mezzanine Indebtedness” in the Preliminary Prospectus.

The following table presents certain information relating to the Velocity Industrial Portfolio Mezzanine Loan:

	Mezzanine Loan Original Principal Balance	Mezzanine Loan Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
Velocity Industrial Portfolio Mezzanine Loan	$10,000,000	10.000%	120	0	120	1.92x	8.3%	65.5%

Ground Lease. None.

Terrorism Insurance. The Velocity Industrial Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Velocity Industrial Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Velocity Industrial Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

JP Morgan Chase Tower
Tower 49
MetLife Building
Chrysler Building
Graybar Building
Chanin Building
Time-Life Building
Exxon Building
Rockefeller Center
McGraw-Hill Building
Grand Central Terminal
Grace Building
1114 Avenue of the Americas
New York, NY 10036
Barclay's Capital Building
One Bryant Park
Morgan Stanley Global Headquarters
151 W 42nd
Salesforce Tower
Bryant Park
One Astor Plaza
Times Square Tower
World Apparel Center
New York Times Building

GRACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 41st St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32rd St.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Broadway
50TH ST.
49TH ST.
ROCKEFELLER CTR.
42ND ST./ PORT AUTHORITY
TIMES SQ. SHUTTLE
TIMES SQ.
42ND ST./ BRYANT PARK
5TH AVE.
42ND ST.
34TH ST./ PENN STATION
HERALD SQUARE
PENN STATION
Gershwin Theatre
Paramount Plaza
The Michelangelo
Time-Life Building
One Worldwide Plaza
Amsterdam Court
Ambassador Theatre
Exxon Building
The Eugene O'Neill Theater
Belvedere Hotel
Hilton Garden Inn Times Sq.
Crowne Plaza
McGraw-Hill Building
Longacre Theatre
Morgan Stanley Bldg.
Barrymore Theatre
Renaissance NY Times Square
Cort Theatre
News Corp. Building
The Brooks Atkinson Theatre
The Lunt-Fontanne Theatre
Paramount Hotel
Sanctuary Hotel
Palace Theatre
Midtown
The Marquis Theatre
Marriott Marquis
Lyceum Theatre
Americas Tower
TIMES SQUARE
Comfort Inn Times Square West
Majestic Theater
Shubert Theatre
Viacom Intl.
The Minskoff Theatre
Hudson Theatre
1155 Ave. of the Americas
Theatre District
Sofitel
Harvard Club
Iroquois New York
Gotham Hotel
Brooks Bros.
InterContinental New York Times Sq.
Paramount Communications
Royalton Hotel
Cornell Club
The Westin
Hotel Carter
Condé Nast Bldg. (4 Times Sq.)
Bank of America Tower
Cinemax
SUNY College of Optometry
500 Fifth Avenue
Hilton Times Square
New Amsterdam Theatre
Hilton Garden Inn
Bryant Theatre
Bryant Park
New York Public Library
Port Authority Bus Terminal
New York Times Building
Midtown West
Midtown East
The Grace Building
1114 Avenue of the Americas
New York, NY 10036
HSBC Tower
Comfort Inn Times Square South
Renaissance Inn NY Manhattan/ Times Square
Courtyard NY Manhattan/ Times Square West
Midtown Station Post Office
Lefcourt Normandie Bldg.
Marriott Vacation Club Pulse
Fairfield Inn & Suites
400 Fifth Avenue
DoubleTree by Hilton Times Sq. South
The Langham
TRYP by Wyndham Times Sq. South
Hilton Garden Inn NY/ W. 35th St.
Hotel Metro
Manhattan Center
The New Yorker Hotel
Nelson Tower
Regency Inn & Suites
Macy's
HERALD SQUARE
CUNY Graduate Center
Fairfield Inn & Suites Midtown Manhattan/ Penn Station
One Penn Plaza
General Post Office
Madison Square Garden
Penn Station
Hotel Pennsylvania
Manhattan Mall
Hotel Stanford
The Hotel @ Fifth Ave.
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
MANHATTAN
Greenpoint
HUDSON COUNTY
Greenwich Village
Williamsburg
Hoboken
Hudson River
East River
NEW JERSEY
SoHo
Tribeca
Lower East Side
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – The Grace Building

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Column Financial, Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	A/A-/Baa2		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$50,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$50,000,000		Size:	1,556,972 SF
	% of Initial Pool Balance:	6.7%		Cut-off Date Balance Per SF:	$567.13
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$567.13
	Borrower Sponsor:	Brookfield Office Properties, Inc.		Year Built/Renovated:	1974/2018
	Guarantors:	BOP NYC OP LLC and Swig Investment Company, LLC		Title Vesting:	Fee
	Interest Rate:	2.6921%		Property Manager:	TRZ Holdings IV LLC
	Note Date:	November 17, 2020		Current Occupancy (As of):	94.8% (10/19/2020)
	Seasoning:	7 months		YE 2019 Occupancy:	91.0%
	Maturity Date:	December 6, 2030		YE 2018 Occupancy:	97.6%
	IO Period:	120 months		YE 2017 Occupancy:	94.7%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$2,150,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$1,380.89
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	September 8, 2020
	Call Protection(2):	L(31),DorYM1(82),O(7)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes
	Additional Debt Type (Balance):	Pari Passu ($833,000,000); Subordinate ($367,000,000); Future Mezzanine		Underwriting and Financial Information(3)
				TTM NOI (9/30/2020)(4):	$46,272,539
				YE 2019 NOI(4):	$52,538,193
				YE 2018 NOI(4):	$73,206,664
				YE 2017 NOI(4):	$67,159,674
				U/W Revenues:	$157,612,989
				U/W Expenses:	$53,319,272
Escrows and Reserves				U/W NOI(4):	$104,293,717
	Initial	Monthly	Cap	U/W NCF:	$102,347,502
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	4.33x / 4.25x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.8% / 11.6%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.8% / 11.6%
TI/LC Reserve	$56,172,399	Springing	NAP	Cut-off Date LTV Ratio:	41.1%
Free Rent	$25,964,570	$0	NAP	LTV Ratio at Maturity:	41.1%
Parking Rent	$1,608,940	$0	NAP
Lobby/Elevator Work	$5,970,240	$0	NAP

Sources and Uses
Sources			Uses
A Notes:	$883,000,000	70.6%	Loan Payoff(5)	$905,439,802	72.4%
B Notes:	367,000,000	29.4	Return of equity	239,965,013	19.2
			Upfront reserves	89,716,149	7.2
			Closing costs	14,879,035	1.2
Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%

(1)	The Grace Building Mortgage Loan (as defined below) is part of a larger split whole loan evidenced by 21 senior pari passu notes with an aggregate Cut-off Date balance of $883.0 million (collectively, “The Grace Building A Notes”) and four pari passu promissory notes that are subordinate to The Grace Building A Notes with an aggregate Cut-off Date balance of $367.0 million (collectively, “The Grace Building B Notes”, and together with The Grace Building A Notes, “The Grace Building Whole Loan”). The financial information presented in the chart above and herein reflects the aggregate balance of The Grace Building A Notes. The Grace Building Whole Loan was co-originated by Bank of America, N.A. (“BANA”), JPMorgan Chase Bank, National Association (“JPM”), Column Financial, Inc. (“Column”), and DBR Investments Co. Limited (“DBRI”). Column will be contributing Notes A-3-3 and A-3-5, in the original principal amount of $50,000,000.

(2)	On and after the defeasance lockout expiration date, The Grace Building Whole Loan may be voluntarily prepaid with, if such a prepayment is made prior to June 6, 2030, a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of the prepayment date.

(3)	While The Grace Building Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact The Grace Building Whole Loan more severely than assumed in the underwriting of The Grace Building Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

(4)	The volatility in cash flow at The Grace Building Property (as defined below) is a result of the replacement of some larger legacy tenants (including 4 of the 5 largest tenants) between 2016 and 2018 and the signing of new and renewal leases with respect to 950,000 square feet of space. The cash flow declines reflected in 2019 and in 9/30/2020 TTM and the projected increase in UW cash flows are the result of this rollover and of the rent abatements associated with the new leases. All outstanding landlord obligations ($56,172,399) and rent abatements ($25,964,570) were reserved at origination.

(5)	Loan Payoff includes defeasance costs for previously securitized debt in the GRACE 2014-GRCE securitization trust.

The Mortgage Loan. The Grace Building mortgage loan ( “The Grace Building Mortgage Loan”) is part of a whole loan (“The Grace Building Whole Loan”) that is evidenced by 21 pari passu senior promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $883,000,000 (collectively, “The Grace Building Senior Loan”) and four pari passu subordinate promissory notes in the aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $367,000,000 (collectively, “The Grace Building Subordinate Companion Loan”). The Grace Building Whole Loan is secured by the borrower’s first priority fee simple mortgage encumbering a Class A office building located in New York, New York (“The Grace Building Property”). The Grace Building Mortgage Loan is comprised of the non-controlling notes A-3-3 and A-3-5, which have an aggregate original principal balance and aggregate outstanding principal balance as of the Cut-off Date of $50,000,000.

The Grace Building Whole Loan was co-originated by Bank of America, N.A., JPMorgan Chase Bank, National Association, Column Financial, Inc. and DBR Investments Co. Limited on November 17, 2020.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Notes A-1-1, A-2-1, A-3-1, A-4-1	$383,000,000	$383,000,000	GRACE 2020-GRCE	Y(1)
Notes A-3-2, A-3-4, A-4-5	60,000,000	60,000,000	CSAIL 2021-C20	N
Note A-1-2	75,000,000	75,000,000	BANK 2020-BNK29	N
Note A-1-3-1	60,000,000	60,000,000	BANK 2020-BNK30	N
Note A-1-3-2	15,000,000	15,000,000	BANK 2021-BNK33	N
Notes A-2-2, A-2-3, A-4-2	100,000,000	100,000,000	BMARK 2020-B21	N
Notes A-2-4, A-4-3	60,000,000	60,000,000	BMARK 2021-B23	N
Notes A-2-5, A-2-6, A-2-7, A-4-4	80,000,000	80,000,000	BMARK 2020-B22	N
Notes A-3-3, A-3-5	50,000,000	50,000,000	WFCM 2021-C60	N
Notes B-1, B-2, B-3, B-4	367,000,000	367,000,000	GRACE 2020-GRCE	Y(1)
Total	$1,250,000,000	$1,250,000,000
(1)	Pursuant to the related co-lender agreement, the controlling holder is the GRACE 2020-GRCE securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grace Building Whole Loan” in the Preliminary Prospectus.

The Borrower and Borrower Sponsor. The borrowing entity for the loan is 1114 6th Avenue Owner LLC (“The Grace Building Borrower”), a Delaware limited liability company that is structured to be bankruptcy-remote with at least one independent director. The Grace Building Borrower is owned by a joint venture partnership between an affiliate of Swig Investment Company, LLC and 1114 6th Avenue Holdings LLC (controlled and majority indirectly owned by an affiliate of the borrower sponsor, Brookfield Office Properties Inc.).

The borrower sponsor is Brookfield Office Properties Inc. and the non-recourse carve-out guarantors are BOP NYC OP LLC and Swig Investment Company, LLC. The full recourse obligations of the non-recourse carveout guarantors for bankruptcy related events are capped at 15% of the outstanding principal balance of The Grace Building Whole Loan. BOP NYC OP LLC is a subsidiary of Brookfield Property Partners L.P., the public real estate vehicle of Brookfield Asset Management Inc. Brookfield Property Partners L.P. is a large global real estate company, with approximately $86 billion in total assets. Brookfield Property Partners L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, self-storage, triple-net lease, manufactured housing and student housing assets.

Swig Investment Company, LLC is a San Francisco-based private real estate investment company with an 80-year history of development, ownership and management of commercial real estate properties in major markets throughout the United States. The company’s diversified portfolio includes over 9 million square feet of office space in markets such as New York, San Francisco, and Southern California.

The Property. The Grace Building Property is a 1.56 million square foot, LEED Gold office tower located at Sixth Avenue and 42nd Street in Midtown Manhattan across from Bryant Park. The Grace Building Property was developed in 1974 by Swig Investment Company, LLC and designed by Skidmore, Owings & Merrill-partner Gordon Bunshaft. The Grace Building Property offers wide-open floor plates with walls of glass offering views of Bryant Park, the Hudson River and the city skyline. The Grace Building Property also includes an 188-space underground parking garage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

as of October 19, 2020, The Grace Building Property was 94.8% occupied by 35 tenants. Major tenants at The Grace Building Property include Bank of America, N.A., The Trade Desk and Israel Discount Bank. In addition to the office space, there is 30,877 square feet (2.0% of net rentable area) of retail space, which is 95.0% occupied by two fine dining restaurants, STK and Gabriel Kruether, and two quick service restaurants, Sweetgreen and Joe & The Juice.

The Grace Building Property has maintained high occupancy levels with a 20-year physical occupancy average of approximately 94%. The Grace Building Property experienced a major tenant turnover from 2016-2018, as four of the five largest tenants, including HBO (Time Warner Inc.) and Cooley LLP (a large law firm), were replaced by other tenants on long-term leases. As a result of such replacement leases, The Grace Building Property has been able to stabilize at approximately 95% occupancy, in-line with its historical average. Over 950,000 square feet of new and renewed leases have been signed at The Grace Building Property since 2016. As a result, less than 16.0% of tenants by net rentable area will have leases that expire in the next five years. Recent leasing activity includes 58,978 square feet of additional space leased to The Trade Desk, 127,425 square feet of expansion space leased to Bank of America, N.A., and 41,957 square feet of renewal and expansion space leased to iStar Financial.

COVID-19 Update. The Grace Building Whole Loan is current through the June 2021 payment date and is not subject to any forbearance, modification or debt service relief request. The Grace Building Property is open and operating, with 95.5% of tenants by occupied net rentable area and 94.0% of tenants by underwritten base rent having paid their June 2021 rent payments. The four retail tenants (1.8% of net rentable area, 2.5% of underwritten rent) have not made full rent payments for the last three months or more. The borrower sponsor is in the process of negotiating rent deferrals with such retail tenants, with full rental payments anticipated to commence in late 2021 or early 2022. The parking tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under its lease. The borrower sponsor is in the process of replacing the current parking operator and intends to employ a new parking operator under a management agreement. The Grace Building Borrower deposited $1,608,940 with the lender at loan origination for anticipated parking rent shortfalls. We cannot assure you the borrower sponsor will employ a new parking operator as anticipated or at all.

Major Tenants.

The largest tenant at The Grace Building Property, Bank of America, N.A. (“BANA”), which is also one of the originating lenders, leases 155,270 square feet (10.0% of net rentable area, 9.0% of underwritten rent) of combined space on the 5th, 6th and 7th floors of The Grace Building Property, together with the building pavilion premises located on and beneath the plaza area of the 43rd Street side of the building through May 31, 2042. BANA is a multinational investment bank and financial services holding company headquartered in Charlotte, North Carolina, with central hubs in New York City, London, Hong Kong, Dallas and Toronto. BANA has expanded its footprint around Bryant Park with its New York headquarters at One Bryant Park and a recent expansion into 1100 Avenue of the Americas. BANA has the option to renew its lease for up to four renewal terms for a maximum of 20 years, provided that BANA must occupy 100,000 square feet in each of (i) the 5th, 6th and 7th floors and (ii) the portion of the total premises (i.e., such floors plus the pavilion space) leased by it as to which BANA is exercising the renewal option. BANA is only permitted to exercise a renewal with respect to the pavilion premises if at least six full floors of office space under its lease at 1100 Avenue of the Americas is also simultaneously renewed. BANA’s lease does not provide any termination options.

BANA’s annual base rent for the 5th, 6th and 7th floors is currently $79.00 per square foot and its annual base rent for the pavilion premises is currently $92.50 per square foot. BANA paid all charged rent for the May 2021 period. All free rent associated with the BANA lease, in the amount of $1,884,169, was fully reserved at loan origination. BANA is entitled to $8,840,109 for tenant improvements from the landlord, which amount was fully reserved at loan origination.

The second largest tenant at The Grace Building Property, The Trade Desk (“Trade Desk”), leases 154,558 square feet (9.9% of net rentable area, 14.4% of underwritten rent). Trade Desk is a global technology company that markets a software platform used by digital advertising buyers to purchase data-driven digital advertising campaigns across various advertising formats and devices. Trade Desk currently has over 1,300 employees and a reported market capitalization of approximately $26.48 billion. Trade Desk currently leases a total of 154,558 square feet on the 26th, 27th, 46th, 47th and 48th floors through August 31, 2030. The commencement date (the “Additional Premises Commencement Date”) with respect to the 26th and 27th floors (“Additional Premises”) will occur upon the earlier of (i) substantial completion of the work to be performed by the landlord and (ii) the date Trade Desk first takes possession of the space. Trade Desk has one, five-year renewal option so long as Trade Desk is not in default or in bankruptcy and Trade Desk and its affiliates physically occupy at least 79% of the space.

Trade Desk’s annual base rent for the 46th, 47th and 48th floors is $139.00 per square foot from August 10, 2020 through August 31, 2025, and then $148.00 per square foot from September 1, 2025 through August 31, 2030. Trade Desk’s annual base rent for the 26th and 27th floors is $118.00 per square foot initially and then $128.00 per square foot after the fifth anniversary of the Additional Premises Commencement Date through August 31, 2030. Trade Desk is currently in a free rent period through September 30, 2021. All free rent, in the amount of $5,799,503, was fully reserved at loan origination. Trade Desk is entitled to $7,770,283 for tenant improvements and leasing costs from the landlord, which amount was fully reserved at loan origination. We cannot assure you that Trade Desk will take possession of the Additional Premises or begin paying rent as expected or at all.

The third largest tenant at The Grace Building Property, Israel Discount Bank (“IDB”), leases 142,533 square feet (9.2% of net rentable area, 5.5% of underwritten base rent). IDB is an American multinational private bank, commercial bank and financial services company headquartered in New York City with locations in the United States, Latin America and Israel. Chartered by the State of New York and a member of the Federal Deposit Insurance Corporation, IDB reported $9.23 billion in total assets in 2018. IDB currently leases 142,533 square feet of combined space on the ground, 2nd, 8th, 9th and 10th floors through December 31, 2040. IDB has two, five-year

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

renewal options, with 21 months’ prior written notice, provided that IDB has not subleased more than 20% of its leased premises, and IDB is leasing at least two full floors on the date it exercises the renewal option.

IDB’s annual base rent for the ground floor is $317.08 per square foot, which steps to $352.08 per square foot, $392.08 per square foot and $442.08 per square foot every five years. IDB’s annual base rent for the 2nd, 8th, 9th and 10th floors is $51.08 per square foot, which steps to $58.08 per square foot, $65.08 per square foot and $72.08 per square foot every five years. The Grace Building Borrower has completed its work required under the lease and delivered the space to IDB and IDB took possession of the space and commenced paying rent in January 2021 and is expected to commence paying operating expenses and real estate taxes in January 2022. All free rent, in the amount of $5,546,495, was fully reserved at loan origination. IDB is entitled to $15,906,051 for tenant improvements and leasing commissions, which amount was fully reserved at loan origination. We cannot assure you that IDB will begin paying operating expenses or real estate taxes as expected or at all.

The fourth largest tenant at The Grace Building Property, Bain & Company, Inc. (“Bain”), leases 121,262 square foot (7.8% of net rentable area, 9.2% of underwritten base rent). Bain is an American global management consulting firm headquartered in Boston, Massachusetts. Bain provides advisory services to many large businesses, non-profit organizations and governments. Bain has 59 offices in 37 countries and more than 12,000 employees. Bain leases a portion of the 41st floor and the entire 42nd, 43rd and 44th floors through February 28, 2030. Bain has two, five-year renewal options, with 18 months’ prior written notice; provided that Bain is not in default and is physically occupying at least the lesser of (x) two full floors of the building and (y) 66.66% of its space. The lease does not contain any termination options.

Bain’s annual base rent for the 41st floor is currently $133.00 per square foot, increasing to $143.00 per square foot on January 1, 2026. The annual base rent for the 42nd through 44th floors is currently $99.50 per square foot, increasing to $106.00 per square foot on March 1, 2025. Bain is entitled to $2,439,030 for tenant improvements related to its 41st floor expansion, which amount was fully reserved at loan origination.

The following table presents certain information relating to the tenancy at The Grace Building Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P) (3)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration	Extension Options	Term. Option (Y/N)
Bank of America, N.A. (2)	A+/A2/A-	155,270	10.0%	$81.42	$12,642,238	9.0%	5/31/2042	Y	N
The Trade Desk(2)	NR/NR/NR	154,558	9.9	130.99	20,245,024	14.4	8/31/2030	Y	Y(4)
Israel Discount Bank	NR/NR / BBB+	142,533	9.2	54.21	7,727,200	5.5	12/31/2040	Y	Y(5)
Bain & Company, Inc. (2)	NR/NR/NR	121,262	7.8	106.59	12,925,648	9.2	2/28/2030	Y	N
Insight Venture Management LLC(2)	NR/NR/NR	93,998	6.0	102.69	9,652,225	6.9	2/28/2030	N	N
Subtotal / Wtd. Average		667,621	42.9%	$94.65	$63,192,334	45.0%
Other Office and Storage		780,613	50.1	94.55	73,804,124	52.5
Retail		28,103	1.8	122.91	3,454,052	2.5
Occupied Collateral Total		1,476,337	94.8%	$95.13	$140,450,510	100.0%
Vacant Space		80,635	5.2
Collateral Total		1,556,972	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	As of the loan origination date, Bank of America, N.A., The Trade Desk, Bain & Company, Inc. and Insight Venture Management LLC were entitled to a total of approximately $12,022,739 of free rent which was fully reserved by the lender.
(3)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(4)	Trade Desk currently has the right to terminate its lease solely as to the 26th and 27th floors related to the occurrence of the lease commencement date. Additionally, provided Trade Desk is not in bankruptcy and no default is occurring under its lease, Trade Desk has a one-time right to terminate the lease with respect to one or both of the 26th and 27th floors, effective as of the last day of the month in which the seventh anniversary of the Additional Premises Commencement Date occurs. If Trade Desk has elected to terminate its lease with respect to both the 26th and 27th floors, Trade Desk will owe $6,700,000 as a termination payment. If Trade Desk has elected to terminate its lease with respect to either the 26th or 27th floor, Trade Desk will owe $3,350,000 as a termination payment. Notwithstanding the foregoing, no termination will be permitted if Trade Desk has exercised its right of first offer to lease certain additional space pursuant to its lease within the 24-month period immediately preceding the date on which Trade Desk sends a notice to effectuate such termination. We cannot assure you that the Trade Desk lease for the Trade Desk Additional Premises will commence as expected or at all.

(5)	Subject to certain conditions set forth in the lease, IDB has (i) a one-time right to terminate its entire leased space, effective as of December 31, 2035, with 21 months’ prior written notice, and (ii) the right to terminate the lease with respect to the ground floor only, effective (at IDB’s option) on either the fifth anniversary or the tenth anniversary of the rent commencement date, with 15 months’ prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

The following table presents certain information relating to the lease rollover schedule at The Grace Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	5,497	0.4%	5,497	0.4%	$412,275	0.3%	$75.00
2022	1	600	0.0%	6,097	0.4%	$0	0.0%	$0.00
2023	5	55,694	3.6%	61,791	4.0%	$3,991,172	2.8%	$71.66
2024	10	143,459	9.2%	205,250	13.2%	$14,251,502	10.1%	$99.34
2025	3	31,907	2.0%	237,157	15.2%	$3,765,480	2.7%	$118.01
2026	9	121,137	7.8%	358,294	23.0%	$12,381,404	8.8%	$102.21
2027	3	47,753	3.1%	406,047	26.1%	$4,090,693	2.9%	$85.66
2028	4	97,651	6.3%	503,698	32.4%	$7,914,676	5.6%	$81.05
2029	3	21,740	1.4%	525,438	33.7%	$2,201,776	1.6%	$101.28
2030	24	459,310	29.5%	984,748	63.2%	$51,997,764	37.0%	$113.21
2031	4	10,727	0.7%	995,475	63.9%	$1,032,656	0.7%	$96.27
Beyond	21	480,862	30.9%	1,476,337	94.8%	$38,411,114	27.3%	$79.88
Vacant	0	80,635	5.2%	1,556,972	100.0%	$0	0.0%	$0.00
Total/Weighted Average	88	1,556,972	100.0%			$140,450,510	100.0%	$95.13(3)
(1)	Information based on the underwritten rent roll.
(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(3)	Weighted Average Annual U/W Rent Base PSF excludes Vacant Space.

The following table presents historical occupancy percentages at The Grace Building:

Historical Occupancy

2015(1)	2016(1)	2017(1)	2018(1)	2019(1)	Current(2)
93.1%	87.0%	94.7%	97.6%	91.0%	94.8%
(1)	Historical Occupancy is provided by the borrower sponsor. Occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated October 19, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at The Grace Building Property:

Cash Flow Analysis(1)

	2017	2018	2019	9/30/2020 TTM(1)	U/W(2)	%(2)	U/W $ PSF
Base Rental Income(3)	$99,833,553	$107,014,493	$91,119,452	$87,976,996	$140,450,510	86.6%	$90.21
Expense Reimbursements	10,212,232	12,529,407	8,566,979	6,267,900	12,766,325	7.9	8.20
Straight-Lined Rent(4)	0	0	0	0	1,439,207	0.9	0.92
Vacant Income(5)	0	0	0	0	7,464,675	4.6	4.79
Net Rental Income	$110,045,785	$119,543,900	$99,686,431	$94,244,896	$162,120,717	100.0%	$104.13
Other Income(6)	3,209,878	3,195,652	3,230,812	2,759,133	2,956,947	1.8	1.90
(Vacancy & Credit Loss)(5)	0	0	0	0	(7,464,675)	(4.6)	(4.79)
Effective Gross Income	$113,255,664	$122,739,552	$102,917,243	$97,004,029	$157,612,989	97.2%	$101.23

Taxes	25,496,191	27,159,739	29,139,042	30,649,698	31,927,579	20.3	20.51
Insurance	1,019,973	1,226,645	1,134,711	1,220,279	1,455,626	0.9	0.93
Other Operating Expenses	19,579,826	21,146,504	20,105,297	18,861,512	19,936,067	12.6	12.80
Total Operating Expenses	$46,095,990	$49,532,888	$50,379,050	$50,731,490	$53,319,272	33.8%	$34.25

Net Operating Income	$67,159,674	$73,206,665	$52,538,193	$46,272,539	$104,293,717	66.2%	$66.98
TI/LC	0	0	0	0	1,556,972	1.0	1.00
Capital Expenditures	0	0	0	0	389,243	0.2	0.25
Net Cash Flow	$67,159,674	$73,206,665	$52,538,193	$46,272,539	$102,347,502	64.9%	$65.73

NOI DSCR	2.79x	3.04x	2.18x	1.92x	4.33x
NCF DSCR	2.79x	3.04x	2.18x	1.92x	4.25x
NOI Debt Yield	7.6%	8.3%	5.9%	5.2%	11.8%
NCF Debt Yield	7.6%	8.3%	5.9%	5.2%	11.6%
(1)	The volatility in cash flow at The Grace Building Property is a result of the replacement of some larger legacy tenants (including 4 of the 5 largest tenants) between 2016 and 2018 and the signing of new and renewal leases with respect to 950,000 square feet of space. The cash flow declines reflected in 2019 and in 9/30/2020 TTM and the projected increase in UW cash flows are the result of this rollover and the rent abatements associated with the new leases. All outstanding landlord obligations ($56,172,399) and rent abatements ($25,964,570) were reserved at loan origination.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	U/W Base Rental Income includes contractual rent steps of $4,566,719 underwritten for various tenants through March 1, 2022.
(4)	Represents the straight line credit for investment grade tenants and tenants identified by a legal industry publication as among the 100 largest law firms through the lesser of the lease or loan term.
(5)	U/W Vacancy represents an underwritten economic vacancy of 4.6%. The Grace Building Property is 94.8% occupied as of October 19, 2020.
(6)	U/W Other Income consists of directly billed utilities and $1,608,941 of parking income. 1114 Sixth Parking LLC is the current tenant under a parking garage lease. The tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under its lease. The Grace Building Borrower is actively pursuing the termination of the lease and a replacement arrangement with a new parking manager. At origination, The Grace Building Borrower deposited $1,608,940 with the lender for anticipated parking rent shortfalls, through October 2021.

Appraisal. The appraiser concluded to an “as-is” appraised value of $2,150,000,000 for The Grace Building Property as of September 8, 2020.

Environmental Matters. According to a Phase I environmental report dated September 22, 2020, there are no recognized environmental conditions or recommendations for further action at The Grace Building Property.

Market Overview and Competition. The Grace Building Property is located on the north side of Bryant Park at the corner of 42nd Street and 6th Avenue in the Sixth Avenue/Rockefeller Center submarket of the Midtown Manhattan office market. The Grace Building Property offers commuters access to multiple major mass transit stations in Manhattan, connecting to points across the tristate area. The 1-2-3, N-R-Q-W, 7 and B-D-F-M subway lines all stop within a block of The Grace Building Property, providing access to commuters coming from Penn Station, the Upper West Side, and Queens. The S subway line provides a quick cross-town connection to Grand Central Station and the 4, 5, 6 subway line. Additionally, The Grace Building Property is three blocks from the Port Authority Bus terminal at 8th Avenue and 42nd Street.

The Sixth Avenue/Rockefeller Center area has recently experienced the signing of sizable new leases. According to a third-party market research report, in the second quarter of 2020, a large technology company signed a 232,000 square foot lease at 151 West 42nd Street that was the largest new lease signed in the Sixth Avenue / Rockefeller Center area in the quarter. Other recent lease executions include Colliers relocating to The Grace Building Property for approximately 59,000 square feet and TripleMint leasing 31,000 square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

feet at 1500 Broadway. Following a wave of move-outs earlier in the annual cycle, relocations into the Sixth Avenue/Rockefeller Center submarket have pushed vacancies downward in recent years to around 4.4% at the end of the second quarter of 2020.

According to the appraisal, as of the second quarter of 2020, the Sixth Avenue/Rockefeller Center Class A office submarket had a vacancy rate of 4.4% and market rents of $87.02 per square foot. The average in-place office rent at The Grace Building Property is currently approximately $95 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for The Grace Building Property:

Market Rent Summary – Office (1)

	Office (Floors 2-12)	Office (Floors 14-19)	Office (Floors 20-25)	Office (Floors 26-37)	Office (Floors 38-41)	Office (Floors 42-48)
Market Rent (PSF)	$85.00	$90.00	$100.00	$115.00	$125.00	$140.00
Lease Term (Years)	15	15	15	15	15	15
Lease Type (Reimbursements)	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Rent Increase Projection	$10.00 Per Square Foot Every 5 Years
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to The Grace Building Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Year Built (Renovated)	Sale Date	Actual Sale Price	Sale Price (PSF)
One Madison Avenue	New York, NY	1,392,565	1932 (2023)	Contract	$2,300,000,000	$1,652
1633 Broadway	New York, NY	2,561,512	1972 (2013)	May 2020	$2,400,000,000	$937
330 Madison Avenue	New York, NY	854,664	1963	Feb 2020	$900,000,000	$1,053
55 Hudson Yards	New York, NY	1,431,155	2019	Jan 2020	$2,500,000,000	$1,747
150 East 42nd Street	New York, NY	1,698,603	1955 (2010)	Oct 2019	$1,300,000,000	$765
30 Hudson Yards	New York, NY	1,463,234	2019	April 2019	$2,155,000,000	$1,473
640 Fifth Avenue	New York, NY	315,886	1948 (2014)	April 2019	$975,000,000	$3,087
3 Columbus Circle	New York, NY	753,405	1927 (2011)	Nov 2018	$1,035,000,000	$1,374
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

The following tables present certain information relating to comparable office buildings for The Grace Building Property:

Comparable Office Properties(1)

Property Name/Location	Year Built/ Renovated	NRA (SF)	No. of Stories	Office Rents Asking & Taking	Occupancy
One Bryant Park New York, NY	2009	2,354,000	54	--	100.0%
Three Bryant Park New York, NY	1972 / 2008	1,484,325	42	$95 - $115	96.8%
Seven Bryant Park New York, NY	2015	473,672	28	$120 - $150	97.9%
1100 Avenue of the Americas New York, NY	1906 / 2021	373,016	15	--	90.4%
660 Fifth Avenue New York, NY	1958 / 2021	1,436,839	40	$90 - $150	66.0%
1 Vanderbilt New York, NY	2020	1,732,955	67	$125 - $200	65.0%
1 Manhattan West New York, NY	2019	2,100,000	67	$115 - $135	86.0%
2 Manhattan West New York, NY	2022	1,900,000	56	$90 - $150	25.3%
50 Hudson Yards New York, NY	2022	2,900,000	62	$110 - $200	30.0%
55 Hudson Yards New York, NY	2019	1,434,038	51	$105 - $135	98.0%
4 Times Square New York, NY	1999 / 2018	1,800,000	48	$80 - $100	94.1%
(1)	Information obtained from the appraisal.

Property Management. The Grace Building Property is currently managed by TRZ Holdings IV LLC (an affiliate of the borrower sponsors) (“TRZ”), pursuant to a management agreement and is sub-managed by Brookfield Properties (USA II) LLC (an affiliate of a borrower sponsor pursuant to a sub-management agreement). Under the Grace Building Whole Loan documents, the Grace Building Property is required to be managed by TRZ and submanaged by Brookfield Properties (USA II) LLC, respectively, or any qualified manager as defined in The Grace Building Whole Loan documents. The lender has the right to replace, or require The Grace Building Borrower to replace, each of the property manager and the property sub-manager with a property manager or property sub-manager, as applicable, selected by The Grace Building Borrower (or selected by the lender in the event of an event of default under The Grace Building Whole Loan documents) (i) during the continuance of an event of default under The Grace Building Whole Loan documents, (ii) during the continuance of a material default by the property manager under the management agreement or the property sub-manager under the sub-management agreement (after the expiration of any applicable notice and/or cure periods), or (iii) if the property manager or property sub-manager becomes bankrupt or insolvent.

Escrows and Reserves. At loan origination, The Grace Building Borrower deposited into escrow $56,172,399 for outstanding landlord tenant improvement and leasing commission obligations due to various tenants, $25,964,570 for free rent owed to various tenants through June 2022 to be applied on each monthly payment date to simulate the payment of tenant rent, $5,970,240 for certain construction and improvement work related to the lobby and elevator cabs and systems and $1,608,940 for anticipated parking rent shortfalls from the origination date through November 2021 (1/12th of which reserve will be deposited into the lockbox account on each monthly payment date for such period).

Real Estate Taxes – During a Trigger Period (as defined below), The Grace Building Borrower is required to deposit on a monthly basis 1/12th of the annual estimated real estate taxes.

Insurance – During a Trigger Period, The Grace Building Borrower is required to deposit on a monthly basis 1/12th of the annual estimated insurance premiums (unless The Grace Building Property is covered by a blanket policy).

Replacement Reserves – During a Trigger Period, The Grace Building Borrower is required to deposit on a monthly basis $0.20 per square feet per annum (which was $25,950 as of the origination date) for capital expenditures.

TI/LC Reserves –During a Trigger Period, The Grace Building Borrower is required to deposit on a monthly basis $1.50 per square feet per annum (which was $194,622 as of the origination date) for tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

Lockbox / Cash Management. The Grace Building Whole Loan is structured with a hard lockbox and springing cash management. Revenues from The Grace Building Property are required to be deposited into the lockbox account directly by the tenants and any funds received by The Grace Building Borrower and property manager must be deposited within five business days of receipt. If no Trigger Period exists, funds in the lockbox account will be disbursed to The Grace Building Borrower. During a Trigger Period, funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account and disbursed according to The Grace Building Whole Loan documents, with excess cash held by the lender for so long as such Trigger Period continues, other than for disbursements to The Grace Building Borrower for (unless already paid) debt service due under The Grace Building Whole Loan or any mezzanine loan, shortfalls in the required reserve accounts, deposit of cash in an amount to satisfy the debt yield test to cure a low cash flow period, emergency and, life safety expenses, approved operating expenses, disbursements to The Grace Building Borrower to be distributed to its equity holders in an amount sufficient to satisfy the distribution requirements applicable to REITs, and other permitted uses under The Grace Building Whole Loan documents.

A “Trigger Period” means the period (i) beginning upon the occurrence of an event of default under The Grace Building Whole Loan or, if a mezzanine loan is then outstanding under such mezzanine loan, and ending when the event of default has been cured or waived; or (ii) beginning when the debt yield (including any mezzanine loan) (tested each fiscal quarter) is less than 6.00% for any two consecutive fiscal quarters, and ending when (x) the debt yield (including any mezzanine loan) (tested each fiscal quarter) is at least 6.00% for any two consecutive fiscal quarters or (y) The Grace Building Borrower has delivered cash or a letter of credit in an amount which, when applied to the outstanding principal balance of The Grace Building Whole Loan (plus any mezzanine loan) would be sufficient to meet the debt yield requirement of 6.00%.

Current Mezzanine or Subordinate Indebtedness. The Grace Building Property also secures The Grace Building Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $367,000,000. The Grace Building Subordinate Companion Loan accrues interest at an interest rate of 2.6921% per annum. The Grace Building Senior Loan is senior in right of payment to The Grace Building Subordinate Companion Loan. At or around loan origination, the holders of The Grace Building Senior Loan and The Grace Building Subordinate Companion Loan entered into a co-lender agreement that sets forth the allocation of collections on The Grace Building Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grace Building Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. An affiliate of the borrower is permitted to incur future mezzanine debt (secured by a pledge of direct equity interests in the borrower), provided that among other conditions: (i) no event of default is continuing; (ii) the principal amount of the mezzanine loan may not exceed an amount which, when combined with the Grace Building Whole Loan results in (a) a loan-to-value ratio greater than 58.14% or (b) a debt yield less than 8.35%; (iii) the mezzanine loan is co-terminous with the Grace Building Whole Loan or is freely prepayable after the maturity date of the Grace Building Whole Loan; (iv) the mezzanine loan is interest-only; (v) an intercreditor agreement is executed that is acceptable to the lender and the rating agencies; and (vi) a rating agency confirmation is delivered by each rating agency rating securities backed by the Grace Building Whole Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The Grace Building Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of The Grace Building Property and business interruption insurance for 36 months (24 months for terrorism) with a 12-month extended period of indemnity; provided that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, The Grace Building Borrower will not be obligated to pay annual insurance premiums for terrorism coverage in excess of two times the insurance premiums that would be payable under policies then obtained for all risk and business interruption insurance (excluding the terrorism and earthquake components of such property and business income insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

Bank of America

Ralphs
fresh fare

CHASE

CVS
pharmacy

RIP CURL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

Thousand Oaks 12 miles
Malibu Creek
Brents Mountain
Tapia Park
N1
Malibu Canyon Rd
Monte Nido
Malibu Creek State Park
Mesa Peak
Malibu Canyon Rd
Malibu Creek
LOS ANGELES COUNTY
Graziadio Business School
Caruso School of Law
Pepperdine University
Eddy D. Field Baseball Stadium
Firestone Fieldhouse
HRL Laboratories
Malibu Canyon Rd
Cross Creek Rd
Eastern Malibu
Los Angeles 26 miles
Malibu City Hall
Malibu Library
Malibu Park at Cross Creek
Malibu Plaza
Pacific Coast Hwy
Carbon Beach
Malibu
Civic Center Way
Malibu Lumber Yard
Malibu Pier
Oxnard 33 miles
Pacific Coast Hwy
Malibu Rd
Adamson House Museum
Malibu Lagoon
Malibu Bluffs Park
Malibu Rd
Puerco Beach
Amarillo Beach
Malibu Beach
Malibu Lagoon State Beach
Malibu Colony Plaza
23705 Malibu Road
Malibu, CA 90265
Pacific Ocean
LOS PADRES NATIONAL FOREST
ANGELES NATIONAL FOREST
LOS ANGELES COUNTY
Castaic
Ojai
Santa Clarita
Fillmore
Piru
Valencia
Newhall
Santa Paula
SANTA SUSANA MTS
San Fernando
VENTURA COUNTY
Moorpark
Ventura
Somis
Camarillo
Simi Valley
Northridge
Oxnard
Thousand Oaks
Port Hueneme
Agoura Hills
Encino
Westlake Village
Calabasas
SANTA MONICA MTS
Malibu
LOS ANGELES
Santa Monica
Pacific Ocean
El Segundo
Manhattan Beach
Torrance
Rancho Palos Verdes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Malibu Colony Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$48,000,000		Location:	Malibu, CA
	Cut-off Date Balance:	$48,000,000		Size:	114,370 SF
	% of Initial Pool Balance:	6.4%		Cut-off Date Balance Per SF:	$419.69
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$419.69
	Borrower Sponsors:	KW Partnership, L.P. and KW Two Partnership, L.P.		Year Built/Renovated:	1989/NAP
	Guarantors:	KW Partnership, L.P. and KW Two Partnership, L.P.		Title Vesting:	Fee
	Interest Rate:	3.7500%		Property Manager:	TKG Management, Inc. (borrower-related)
	Note Date:	May 6, 2021		Current Occupancy (As of)(2):	89.5% (4/8/2021)
	Seasoning:	2 months		YE 2020 Occupancy:	90.0%
	Maturity Date:	May 6, 2031		YE 2019 Occupancy:	91.0%
	IO Period:	120 months		YE 2018 Occupancy:	86.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	85.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(3):	$95,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(3):	$830.64
	Call Protection:	L(24),YM1(92),O(4)		As-Is Appraisal Valuation Date:	April 18, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information(3)
	Additional Debt:	None		TTM NOI (3/31/2021)(4):	$2,841,060
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$3,263,415
				YE 2019 NOI:	$4,297,116
				U/W Revenues:	$7,154,679
				U/W Expenses:	$3,246,859
Escrows and Reserves(1)				U/W NOI(4):	$3,907,820
	Initial	Monthly	Cap	U/W NCF:	$3,833,479
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.14x / 2.10x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	8.1% / 8.0%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	8.1% / 8.0%
TI/LC Reserve	$0	Springing	$285,925	Cut-off Date LTV Ratio:	50.5%
				LTV Ratio at Maturity:	50.5%

Sources and Uses
Sources			Uses
Original loan amount	$48,000,000	100.0%	Loan payoff	$41,221,217	85.9%
			Closing costs	426,299	0.9
			Return of equity	6,352,483	13.2
Total Sources	$48,000,000	100.0%	Total Uses	$48,000,000	100.0%
(1)	See “Escrows” section for a full description of Escrows and Reserves.

(2)	Current Occupancy includes Zinque (the 3rd largest tenant), which represents 6,387 square feet (5.6% of net rentable area and 7.6% of underwritten base rent). It is anticipated that Zinque will take occupancy and commence paying rent at the Malibu Colony Plaza Property (as defined below) in April 2022. The borrower sponsors have signed a 10-year Master Lease (as defined below) on the space until Zinque is in occupancy and paying rent. Zinque is working to obtain the proper zoning approval from the City of Malibu. U/W vacancy adjustment includes Zinque rent and recoveries.

(3)	While the Malibu Colony Plaza Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Malibu Colony Plaza Mortgage Loan more severely than assumed in the underwriting of Malibu Colony Plaza Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The U/W NOI increased compared to TTM NOI due to the fact that because of the COVID-19 pandemic several tenants (Coogie’s Beach Café, Becker Surfboards, Bui Sushi, Ogden Dry Cleaners, Pinnacle Estate Properties, Vitamin Barn, The Nail Spa, and Malibu Oasis Salon (representing approximately 14.5% of the net rentable area and approximately 36.8% of the underwritten base rent)) received rent abatements and/or deferred rent payments, affecting actual rent collections. The borrower sponsors signed Master Leases on all of the above tenants’ spaces for a term of 10 years at rents equal to the rents payable under the applicable leases with a deduction for the amount of rent actually paid by the applicable underlying tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

The Mortgage Loan. The mortgage loan (the “Malibu Colony Plaza Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 114,370 square-foot anchored retail property located in Malibu, California (the “Malibu Colony Plaza Property”).

The Borrower and Borrower Sponsors. The borrower is KW Malibu Colony, L.L.C. (the “Malibu Colony Plaza Borrower”), a Missouri limited liability company and single purpose entity with two independent directors. Legal counsel to the Malibu Colony Plaza Borrower delivered a non-consolidation opinion in connection with the origination of the Malibu Colony Plaza Mortgage Loan. The nonrecourse carve-out guarantors and borrower sponsors of the Malibu Colony Plaza Mortgage Loan are KW Partnership, L.P. and KW Two Partnership, L.P.

The borrower sponsors are owned by Ann W. Kroenke, Audrey J. Walton and Audrey J. Walton Revocable Trust. Ann W. Kroenke is an heir to the Walmart fortune; Audrey J. Walton is the ex-wife of James L. “Bud” Walton, Sam Walton’s younger brother and a co-founder of Walmart. Ann W. Kroenke is the wife of E. Stanley Kroenke, a repeat borrower sponsor. E. Stanley Kroenke is chairman, co-founder, and owner of THF Realty, a real estate development firm.

The Property. The Malibu Colony Plaza Property is a retail anchored shopping center, containing 114,370 square feet of net rentable area located in Malibu, California. Built in 1989, the Malibu Colony Plaza Property consists of two, one-story retail buildings located on a 13.9 acre parcel. The Malibu Colony Plaza Property is anchored by Ralphs Fresh Fare and junior anchored by CVS. The Malibu Colony Plaza Property contains 601 surface parking spaces, resulting in a parking ratio of 5.25 spaces per 1,000 square feet of net rentable area. As of April 8, 2021, the Malibu Colony Plaza Property was 89.5% occupied by 22 national, regional and local tenants. Verizon Wireless is dark at the Malibu Colony Plaza Property and still paying rent; however, the tenant has been underwritten as vacant.

Major Tenants.

Largest Tenant: Ralphs Fresh Fare (36,200 square feet, 31.7% of net rentable area; 5.8% of underwritten base rent; 8/30/2023 lease expiration; Fitch/Moody’s/S&P: NR/Baa1/BBB) – Ralphs Fresh Fare is part of Ralphs Grocery Company, which was founded in 1873. Ralphs Grocery Company division headquarters are located in Los Angeles, California. Ralphs Grocery Company operates 465 Ralph’s stores in the southern and northern regions of California and the Midwest. Ralphs Grocery Company is a subsidiary of The Kroger Co. (“Kroger”). As of January 30, 2021, Kroger operated, either directly or through its subsidiaries, 2,742 supermarkets under a variety of local banner names, of which 2,255 had pharmacies and 1,596 had fuel centers. Kroger also manufactures and processes some of the food for sale in its supermarkets. For fiscal year ended January 2021, Kroger reported net sales of approximately $132.5 billion, an increase of 8.4% from the previous year. Ralphs Fresh Fare has been a tenant at the Malibu Colony Plaza Property since 1984 and has no renewal options remaining.

2nd Largest Tenant: CVS (22,880 square feet, 20.0% of net rentable area; 3.0% of underwritten base rent; 1/31/2025 lease expiration; Fitch/Moody’s/S&P: NR/Baa2/BBB) – Founded in 1963, CVS is the largest pharmacy healthcare provider in the United States and is headquartered in Woonsocket, Rhode Island. CVS operations include pharmaceutical and health and wellness services, including retail, specialty, mail service, care clinics, and wellness centers. As of December 31, 2020, CVS operated approximately 9,900 retail locations, 1,100 walk-in medical clinics, of which 80 clinics operated within Target stores. CVS retail/long-term care segment focuses on prescription and over-the-counter drugs and personal care products. For the fiscal year ended December 2020, the CVS retail/long-term care segment reported revenue of approximately $91.2 billion, up 5.3% over the prior year’s total sales of approximately $86.6 billion. CVS has been a tenant at the Malibu Colony Plaza Property since 1985 and has one, 5-year renewal option remaining.

3rd Largest Tenant: Zinque (6,387 square feet; 5.6% of net rentable area; 7.6% of underwritten base rent; 3/31/2032 lease expiration) – Zinque is a restaurant featuring French-inspired dishes, small plates and a curated wine and beer selection. Zinque currently has six restaurants in southern California and one located in Scottsdale, Arizona. Zinque signed its lease on October 1, 2019, and it is anticipated that Zinque will take occupancy and commence paying rent at the Malibu Colony Plaza Property in April 2022. The borrower sponsors have signed a 10-year Master Lease on the space until Zinque is in occupancy and paying rent. Zinque is working to obtain the proper zoning approval from the City of Malibu. On June 7, 2021, Zinque obtained a conditional use permit, and the tenant is working to obtain the other necessary licenses, permits and government approvals. If Zinque cannot obtain a Type 47 liquor license, and all other necessary permits, licenses and other government approvals needed for the tenant’s work and to operate its business at the Malibu Colony Plaza Property by November 8, 2021, Zinque has the right to terminate its lease. The Zinque lease provides for one, 5-year renewal.

COVID-19 Update. As of June 24, 2021, the Malibu Colony Plaza Property is open and operating. Collection for June 2021 at the Malibu Colony Plaza Property was at 93.9% of total square feet and 97.5% of total UW base rent. Eight tenants totaling 16,630 square feet (14.5% of net rentable area and 36.8% of underwritten base rent) received rent deferral. The borrower sponsors of the Malibu Colony Plaza Mortgage Loan signed master leases for a term of 10-years for each of these eight spaces, agreeing to pay any shortfalls for rent not paid by any of these tenants for the term of the Malibu Colony Plaza Mortgage Loan. As of the date hereof, the Malibu Colony Plaza Mortgage Loan is not subject to any modification or forbearance agreement, and the Malibu Colony Plaza Borrower has not requested any modification or forbearance to the Malibu Colony Plaza Mortgage Loan terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

The following table presents certain information relating to the tenancy at the Malibu Colony Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Anchor Tenants
Ralphs Fresh Fare	NR/Baa1/BBB	36,200	31.7%	$7.90	$286,000	5.8%	8/30/2023	N	N
CVS	NR/Baa2/BBB	22,880	20.0%	$6.56	$150,000	3.0%	1/31/2025	1, 5-year	N
Total Anchor Tenants		59,080	51.7%	$7.38	$436,000	8.9%

Major Tenants
Zinque(3)	NR/NR/NR	6,387	5.6%	$58.24	$372,000	7.6%	3/31/2032	1, 5-year	Y
Bank of America	A+/A2/A-	5,032	4.4%	$146.06	$734,974	14.9%	12/31/2026	2, 5-year	N
Coogie’s Beach Café	NR/NR/NR	3,594	3.1%	$140.26	$504,110	10.2%	11/11/2025	1, 5-year	N
Becker Surfboards	NR/NR/NR	3,229	2.8%	$75.73	$244,532	5.0%	10/31/2025	1, 5-year	N
Chase Bank	AA-/Aa1/A+	3,020	2.6%	$102.00	$308,040	6.3%	9/30/2028	2, 5-year	N
Total Major Tenants		21,262	18.6%	$101.76	$2,163,656	43.9%

Non-Major Tenants		21,997	19.2%	$105.75	$2,326,100	47.2%

Occupied Collateral Total		102,339	89.5%	$48.13	$4,925,756	100.0%

Vacant Space		12,031	10.5%

Collateral Total		114,370	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2022 totaling $49,800.

(3)	It is anticipated that Zinque will take occupancy and commence paying rent at the Malibu Colony Plaza Property in April 2022. The borrower sponsors have signed a 10-year Master Lease on the space until Zinque is in occupancy and paying rent. Zinque has the option to terminate its lease on November 8, 2021 if it cannot obtain a Type 47 liquor license and all other necessary permits, licenses and other government approvals needed for the tenant’s work and to operate its business at the Malibu Colony Plaza Property.

The following table presents certain information relating to tenant sales at the Malibu Colony Plaza Property:

Tenant Sales (PSF)

Major Tenant Name	% of Total Annual U/W Base Rent	2018	2019	2020	Anchor Tenant Occupancy Cost(1)
Ralphs Fresh Fare	5.8%	NAP	$616	$720	5.1%
CVS	3.0%	$481	$451	$490	6.8%
(1)	Occupancy Cost is based on 2020 sales, underwritten base rent and underwritten reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

The following table presents certain information relating to the lease rollover schedule at the Malibu Colony Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	3	3,088	2.7%	3,088	2.7%	$300,442	6.1%	$97.29
2021	0	0	0.0%	3,088	2.7%	$0	0.0%	$0.00
2022	1	1,080	0.9%	4,168	3.6%	$105,840	2.1%	$98.00
2023	4	42,366	37.0%	46,534	40.7%	$937,147	19.0%	$22.12
2024	1	1,202	1.1%	47,736	41.7%	$118,024	2.4%	$98.19
2025	7	36,678	32.1%	84,414	73.8%	$1,668,130	33.9%	$45.48
2026	3	7,173	6.3%	91,587	80.1%	$936,370	19.0%	$130.54
2027	0	0	0.0%	91,587	80.1%	$0	0.0%	$0.00
2028	2	4,365	3.8%	95,952	83.9%	$487,803	9.9%	$111.75
2029	0	0	0.0%	95,952	83.9%	$0	0.0%	$0.00
2030	0	0	0.0%	95,952	83.9%	$0	0.0%	$0.00
2031	0	0	0.0%	95,952	83.9%	$0	0.0%	$0.00
Thereafter	1	6,387	5.6%	102,339	89.5%	$372,000	7.6%	$58.24
Vacant	0	12,031	10.5%	114,370	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	22	114,370	100.0%			$4,925,756	100.0%	$48.13
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Malibu Colony Plaza Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	4/8/2021(2)
86.0%	91.0%	90.0%	89.5%
(1)	Information obtained from the Malibu Colony Plaza Borrower.

(2)	Information obtained from the underwritten rent roll dated April 8, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Malibu Colony Plaza Property:

Cash Flow Analysis

	2019	2020	TTM 3/31/2021	U/W	%(1)	U/W $ per SF
Rents in Place	$4,606,043	$3,764,696	$3,573,023	$4,875,956	55.5%	$42.63
Contractual Rent Steps(2)	0	0	0	49,800	0.6	0.44
Percentage Rent	44,589	97,129	100,786	100,786	1.1	0.88
Grossed Up Vacant Space	0	0	0	1,051,360	12.0	9.19
Gross Potential Rent	$4,650,633	$3,861,825	$3,673,809	$6,077,903	69.1%	$53.14
Other Income	19,389	5,364	892	15,570	0.2	0.14
Total Recoveries	3,145,775	2,577,042	2,271,429	2,698,641	30.7	23.60
Net Rental Income	$7,815,797	$6,444,231	$5,946,130	$8,792,114	100.0%	$76.87
(Vacancy & Credit Loss)	0	0	0	(1,637,435)(3)	(26.9)	(14.32)
Effective Gross Income	$7,815,797	$6,444,231	$5,946,130	$7,154,679	81.4%	$62.56

Real Estate Taxes	2,056,558	2,153,979	2,153,979	2,148,539	30.0	18.79
Insurance	98,454	136,432	139,818	139,818	2.0	1.22
Management Fee	495,479	161,727	138,957	286,187	4.0	2.50
Other Operating Expenses	868,190	728,678	672,315	672,315	9.4	5.88
Total Operating Expenses	$3,518,681	$3,180,817	$3,105,070	$3,246,859	45.4%	$28.39

Net Operating Income(4)	$4,297,116	$3,263,415	$2,841,060	$3,907,820	54.6%	$34.17
Replacement Reserves	0	0	0	17,156	0.2	0.15
TI/LC	0	0	0	57,185	0.8	0.50
Net Cash Flow	$4,297,116	$3,263,415	$2,841,060	$3,833,479	53.6%	$33.52

NOI DSCR	2.35x	1.79x	1.56x	2.14x
NCF DSCR	2.35x	1.79x	1.56x	2.10x
NOI Debt Yield	9.0%	6.8%	5.9%	8.1%
NCF Debt Yield	9.0%	6.8%	5.9%	8.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through April 2022.

(3)	The underwritten economic vacancy is 18.7%. The Malibu Colony Plaza Property was 89.5% leased as of April 8, 2021.

(4)	The increase in U/W NOI from TTM 3/31/2021 is primarily attributed to the fact that because of the COVID-19 pandemic several tenants (Coogie’s Beach Café, Becker Surfboards, Bui Sushi, Pinnacle Estate Properties, Vitamin Barn, The Nail Spa, and Malibu Salon) received rent abatements and/or deferred rent payments, affecting actual rent collections. The borrower sponsors signed Master Leases on all of the above tenants’ spaces for a term of 10 years at rents equal to the rents payable under the applicable leases with a deduction for rent paid by the applicable underlying tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

Appraisal. As of the appraisal valuation date of April 18, 2021, the Malibu Colony Plaza Property had an “as-is” appraised value of $95,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 20, 2021, there was no evidence of any recognized environmental conditions at the Malibu Colony Plaza Property.

Market Overview and Competition. The Malibu Colony Plaza Property is located in Malibu, Los Angeles County, California. Malibu has a coastal location along the Pacific Ocean in the western section of Los Angeles County. Malibu is bounded by the Santa Monica mountains to the north, the city of Los Angeles community of Pacific Palisades to the east, the Pacific Ocean to the south, and unincorporated Los Angeles County land (Leo Carrillo State Beach) to the west. Malibu includes approximately 27 miles of coastline and extends inland approximately two miles. Land uses within the neighborhood primarily consist of residential and commercial uses. Residential development is the largest land use and is mainly located south of the Pacific Coast Highway. Commercial land uses are also located along Pacific Coast Highway. The Pacific Coast Highway is the primary arterial for the city of Malibu and is located parallel to the Pacific Ocean between Santa Monica and Oxnard. The Pacific Coast Highway provides access from the West Los Angeles/Santa Monica area.

The Pepperdine University is located approximately 1.25 miles west of the Malibu Colony Plaza Property. According to a third party market research report, the 2020 population within a one-, three-, and five-mile radius of the Malibu Colony Plaza Property was 972, 5,801 and 10,572, respectively. The average household income within the same radii was $208,424, $208,758 and $216,153, respectively.

Submarket Information – According to a third-party market research report, the Malibu Colony Plaza Property is situated within the Pacific Palisades/Malibu retail submarket, which contained approximately 1.2 million square feet of retail space as of first quarter 2021. The Pacific Palisades/Malibu retail submarket reported a vacancy rate of 7.4% and an average quoted rental rate of $71.64 per square foot. The Pacific Palisades/Malibu retail submarket reported 7,350 square feet under construction, with no new deliveries and no absorption.

Appraiser’s Comp Set – The appraiser identified seven competitive properties for the Malibu Colony Plaza Property totaling approximately 252,017 square feet, which reported an average occupancy rate of approximately 78.0%. The appraiser concluded to market rents of $66.00 per square foot for shop space $66 tenants, $84.00 per square foot for shop space $84 tenants, $102.00 per square foot for shop space $102 tenants, $120.00 per square foot for shop space $120 tenants, $144.00 per square foot for shop space $144 tenants, $18.00 per square foot for drug store tenants, $18.00 per square foot for grocery store tenants and $30.00 per square foot for newsstand tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Malibu Colony Plaza Property:

Market Rent Summary(1)

	Shop Space $66 PSF	Shop Space $84 PSF	Shop Space $102 PSF	Shop Space $120 PSF	Shop Space $144 PSF	Drug Store MLA	Grocery Store MLA	Newsstand MLA
Market Rent (PSF)	$66.00	$84.00	$102.00	$120.00	$144.00	$18.00	$18.00	$30.00
Lease Term (Years)	7	7	7	7	7	10	10	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	3.00%	3.00%	3.00%	3.00%	3.00%	None	None	3.00%
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales for the Malibu Colony Plaza Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Aliso Creek Shopping Center	Laguna Beach, CA	49,149	Oct-19	$57,600,000	$1,171.95
5th & PCH	Huntington Beach, CA	96,639	Oct-19	$65,000,000	$672.61
Gelson’s Village At Calabasas	Calabasas, CA	63,789	Jul-19	$39,500,000	$619.23
The Balcony at Beverwil	Los Angeles, CA	71,184	Nov-18	$50,250,000	$705.92
Center at Carbon Beach	Malibu, CA	20,102	Aug-18	$21,370,000	$1,063.08
Malibu Village	Malibu, CA	50,498	May-14	$120,000,000	$2,376.33
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

The table below presents certain information relating to seven comparable retail properties to the Malibu Colony Plaza Property identified by the appraiser:

Competitive Set(1)

Property Name / Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance to Subject	Major / Anchor Tenants
Malibu Colony Plaza (Subject) Malibu, CA	1989/NAP	114,370	89.5%	-	Ralphs Fresh Fare, CVS
Malibu Country Mart I 3835 Cross Creek Road Malibu, CA	1955/NAP	52,914	77.0%	0.4 miles	Brandi Melville, Vuori, Luckys Restaurant
Malibu Country Mart III 3822-3844 Cross Creek Road Malibu, CA	1972/NAP	13,167	95.0%	0.4 miles	John Varvatos, Oliver Peoples
Malibu Village NEC PCH & Cross Creek Malibu, CA	1966/2012	51,167	90.0%	0.4 miles	Lululemon, European Shoe Repair
Malibu Lumberyard 23641 Pacific Coast Highway Malibu, CA	2008/NAP	30,125	78.0%	0.3 miles	All Saints, Vilebrequin, Alex Bittar
Malibu Park at Cross Creek 23401 Civic Center Way Malibu, CA	2019/NAP	39,350	88.0%	0.4 miles	Howdys Café, Real Coconut Restaurant, D’Amore Café, Malibu In Sight Optometrist
Malibu Sands 22333 Pacific Coast Highway Malibu, CA	1955/2016	16,294	40.0%	1.8 miles	East Coast Defenders
Trancas Country Mart 30745 Pacific Coast Highway Malibu, CA	1950/2015	49,000	78.0%	8.7 miles	NAV
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

The following table presents certain information relating to comparable leases to those at the Malibu Colony Plaza Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Malibu Country Mart I 3835 Cross Creek Road, 23410 Civic Center Way Malibu, CA	1955/NAP	52,914	0.4 miles	77.0%	5.0 – 10.0 Yrs	1,043 – 2,580 SF	$102.00 - $216.00	NAV	NNN
Malibu Country Mart III 3822 – 3844 Cross Creek Road Malibu, CA	1972/NAP	13,167	0.4 miles	95.0%	5.0 Yrs	2,067 – 2,090 SF	$215.28 -$264.00	NAV	NNN
Malibu Village NEC PCH & Cross Creek Malibu, CA	1966/2012	51,167	0.4 miles	90.0%	3.0 – 5.0 Yrs	578 – 2,597 SF	$86.00 - $126.00	NAV	NNN
Malibu Lumberyard 23641 Pacific Coast Highway, 3939 Cross Creek Road Malibu, CA	2008/NAP	30,125	0.3 miles	78.0%	5.0 – 10.0 Yrs	600 – 1,737 SF	$115.00 - $170.00	NAV	NNN
Malibu Park at Cross Creek 23401 Civic Center Way Malibu, CA	2019/NAP	39,350	0.4 miles	88.0%	10.0 Yrs	945 – 1,692 SF	$159.00 - $206.00	NAV	NNN
Malibu Sands 22333 Pacific Coast Highway Malibu, CA	1955/2016	16,294	1.8 miles	40.0%	5.0 Yrs	600 – 5,924 SF	$94.80 - $96.00	NAV	NNN
Trancas Country Mart 30745 Pacific Coast Highway Malibu, CA	1950/2015	49,000	8.7 miles	78.0%	10.0 Yrs	474 -1,013 SF	$60.00 - $90.00	NAV	NNN
(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The Malibu Colony Plaza Mortgage Loan documents did not require an upfront real estate tax reserve. Ongoing monthly real estate tax reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event (see “Lockbox and Cash Management” section) has occurred and is continuing under the Malibu Colony Plaza Mortgage Loan. In the event a Cash Management Trigger Event or Cash Sweep Event (each as defined below) has occurred, the Malibu Colony Plaza Borrower is required to deposit monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months.

Insurance – The Malibu Colony Plaza Mortgage Loan documents did not require an upfront insurance reserve. Ongoing monthly insurance reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event has occurred and is continuing under the Malibu Colony Plaza Mortgage Loan. In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the Malibu Colony Plaza Borrower is required to deposit monthly insurance reserves in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve months.

Replacement Reserves – The Malibu Colony Plaza Mortgage Loan documents did not require an upfront replacement reserve. Ongoing monthly replacement reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event has occurred and is continuing under the Malibu Colony Plaza Mortgage Loan. In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the Malibu Colony Plaza Borrower is required to deposit monthly replacement reserves of $1,430.

TI/LC Reserve – The loan documents did not require an upfront tenant improvement and leasing commission reserve. Ongoing monthly tenant improvement and leasing commission reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event has occurred and is continuing under the Malibu Colony Plaza Mortgage Loan. In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the Malibu Colony Plaza Borrower is required to deposit monthly tenant improvement and leasing commissions of $4,765, subject to a cap of $285,925. In addition, when a Cash Management Trigger Event and a Cash Sweep Event are in effect, the Malibu Colony Plaza Borrower is required to deposit in the TI/LC reserve any amounts paid to the Malibu Colony Plaza Borrower in connection with a termination, cancellation, sale or other disposition of a lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

Lockbox and Cash Management. The Malibu Colony Plaza Mortgage Loan documents require a springing lockbox and a springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event the Malibu Colony Plaza Borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. The Malibu Colony Plaza Mortgage Loan documents also require that all revenues received by the Malibu Colony Plaza Borrower or property manager be deposited into the lockbox account within one business day of receipt. Pursuant to the Malibu Colony Plaza Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event is not in effect, to the Malibu Colony Plaza Borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	the Malibu Colony Plaza Borrower’s second late debt service payment within a 12-month period;

(iii)	a bankruptcy action of the Malibu Colony Plaza Borrower, guarantor or property manager;

(iv)	a Cash Management DSCR Trigger Event (as defined below); or

(v)	a Critical Tenant Trigger Event (as defined below).

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

●	with regard to clause (ii) above, when the debt service payments have been paid on time for 12 consecutive months;

●	with regard to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the Malibu Colony Plaza Borrower or guarantor and within 120 days for the property manager, with respect to the property manager, the Malibu Colony Plaza Borrower replacing the property manager with a qualified property manager acceptable to the lender;

●	with regard to clause (iv) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters; and

●	with regard to clause (v) above, a Critical Tenant Trigger Event Period Cure (as defined below).

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x, unless within five days of such date, the Malibu Colony Plaza Borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Malibu Colony Plaza Mortgage Loan.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of the Malibu Colony Plaza Borrower, guarantor or property manager;

(iii)	a Cash Management DSCR Trigger Event; or

(iv)	a Critical Tenant Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

●	with regard to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the Malibu Colony Plaza Borrower or guarantor and within 120 days for the property manager, with respect to the property manager, the Malibu Colony Plaza Borrower replacing the property manager with a qualified property manager acceptable to the lender;

●	with regard to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters; and

●	with regard to clause (iv) above, a Critical Tenant Trigger Event Period Cure.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x, unless within five days of such date, the Malibu Colony Plaza Borrower delivers one or more Master Leases that result in a minimum debt service coverage ratio of 1.25x for the Malibu Colony Plaza Mortgage Loan.

A “Critical Tenant Trigger Event” will occur if KW Partnership, L.P. and KW Two Partnership, L.P. are not the guarantors of the Malibu Colony Plaza Mortgage Loan and one of the following occurs:

(i)	Ralphs Fresh Fare, CVS or any or any other tenant occupying the space currently occupied by such tenant or tenants (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease;

(ii)	on the date that is twelve months prior to the related lease expiration date if the Critical Tenant has failed to give notice of its election to renew its lease;

(iii)	on or prior to the date on which the Critical Tenant is required under its lease to notify the Malibu Colony Plaza Borrower of its election to renew its lease, and the Critical Tenant fails to give such notice;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

(iv)	an event of default under the Critical Tenant Lease occurs or is continuing;

(v)	a bankruptcy action with respect to the Critical Tenant or any guarantor of such Critical Tenant Lease occurs;

(vi)	the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent);

(vii)	the Critical Tenant discontinues its normal business operations; or

(viii)	the Critical Tenant is downgraded below “BBB-” or the equivalent by a credit reporting agency.

A “Critical Tenant Trigger Event Cure” will occur upon:

●	with regard to clause (i), (ii) or (iii) above, (x) the date that (1) the Critical Tenant Lease extension is executed and delivered to the lender by the Malibu Colony Plaza Borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred;

●	with regard to clause (iv) above, after a cure of the applicable default;

●	with regard to clause (v) above, after an affirmation that the Critical Tenant is actually paying all rents and other amounts under the lease;

●	with regard to clause (vi) above, the Critical Tenant re-commences the payment of full unabated rent;

●	with regard to clause (vii) above, the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred; or

●	with regard to clause (viii) above, the date the credit rating of the related Critical Tenant is no longer less than a “BBB-” or the equivalent by a credit reporting agency.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the Critical Tenant space is at least 75% leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

A “Master Lease” is a lease agreement between the Malibu Colony Plaza Borrower, as landlord, and the guarantor, as tenant, that (i) is for a term of 10 or more years, (ii) is subordinate to the loan documents, and (iii) contains terms and conditions reasonably acceptable to the lender. The Master Lease may not be amended without the prior consent of the lender and can be terminated only (x) if no event of default exists and (y) if, as of the Master Lease termination date, (a) the debt service coverage ratio is not lease than 1.25x for two consecutive quarters without including rent from the Master Lease, or (b) the Malibu Colony Plaza Borrower has deposited with the lender an amount equal to cash flow that would have been swept into the excess cash flow account, among other conditions.

Property Management. The Malibu Colony Plaza Property is managed by TKG Management, Inc., an affiliate of the Malibu Colony Plaza Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Malibu Colony Plaza Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Malibu Colony Plaza Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Malibu Colony Plaza Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

Mason Multifamily Portfolio
1 University Heights DeKalb, IL
2 Ashbury Court DeKalb, IL
3 James Court DeKalb, IL
4 Old Orchard DeKalb, IL
5 Ashbury East DeKalb, IL
6 Colonial West DeKalb, IL
7 Colonial East DeKalb, IL
8 Cardinal Apartments DeKalb, IL
WISCONSIN
Lake Michigan
Rockford
Elgin
Schaumburg
Evanston
CHICAGO
Aurora
Naperville
Bolingbrook
Joliet
ILLINOIS
INDIANA
Sycamore
Bethany Rd
DeKalb High School
Katz Park
W. Dresser Rd
Kishwaukee Country Club
Greenwood Park
Northland Plaza Shopping Center
N. 1st St
Kishwaukee River S. Branch
Jefferson Elementary School
Hopkins Park
W. Hillcrest Dr
DeKalb
DeKalb Shopping Center
Pappas Park
NIU College of Business
North 40
Welsh Park
Normal Rd
NIU Engineering
Sycamore Rd
Littlejohn Elementary School
John Huber Parkway
Outdoor Sports Complex
Eco Park
Northern Illinois University
Recreation Dr
Lucinda Ave
Boutell Mem. Concert Hall
Ellwood House Museum
Clinton Rosette Middle School
NIU Convocation Center
Ralph McKinzie Field
Mary M. Bell Field
Husky Stadium
Pick Museum of Anthropology
W. Lincoln Hwy
Pleasant St
DeKalb Industrial Area
DeKalb Taylor Municipal Airport
Egyptian Theatre
N. 4th St
N. 7th St
Franklin St
E. Lincoln Hwy
Rotary Park
N. Peace Rd
Prairie Park
S. 4th St
S. 7th St
South Malta Rd
W. Taylor St
E. Taylor St
Founders Elementary
DE KALB COUNTY
S. Annie Glidden Rd
River Heights Golf Course
Lincoln Elementary School
Target Distribution Center
Macom Dr
S. 1st St
Fairview Park Cemetery
3M Distribution Center
W. Fairview Dr
E. Fairview Dr
Peace Rd
Nestlé USA Warehouse
Ronald Reagan Mem. Tollway
Chicago 61 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Mason Multifamily Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	UBS AG		Single Asset/Portfolio:	Portfolio
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance:	$37,000,000		Location:	DeKalb, IL
	Cut-off Date Balance:	$37,000,000		Size:	626 Units
	% of Initial Pool Balance:	4.9%		Cut-off Date Balance Per Unit:	$59,105
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$53,737
	Borrower Sponsors:	James C. Mason and Linda R. Mason		Year Built/Renovated:	Various/NAP
	Guarantors:	James C. Mason and Linda R. Mason		Title Vesting:	Fee
	Interest Rate:	3.9910%		Property Manager:	Self-managed
	Note Date:	June 30, 2021		Current Occupancy (As of):	91.9% (6/15/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	93.8%
	Maturity Date:	July 6, 2031		YE 2019 Occupancy:	93.6%
	Interest-Only Period:	60 months		YE 2018 Occupancy:	96.7%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	98.7%
	Amortization Term (Original):	360 months		As-is Appraised Value(2):	$51,710,000
	Loan Amortization Type:	Interest Only, Amortizing Balloon		As-is Appraised Value Per Unit:	$82,604
	Call Protection:	L(24),D(92),O(4)		As-is Appraisal Valuation Date(2):	May 3, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information(2)
	Additional Debt:	None		TTM NOI (6/30/2021):	$3,251,609
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$3,168,466
				YE 2019 NOI:	$3,604,418
				YE 2018 NOI:	$3,561,337
				U/W Revenues:	$5,767,919
				U/W Expenses:	$2,361,327
				U/W NOI:	$3,406,592
Escrows and Reserves(1)				U/W NCF:	$3,200,846
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.61x / 1.51x
Taxes	$377,927	$67,487	NAP	U/W Debt Yield based on NOI/NCF:	9.2% / 8.7%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.1% / 9.5%
Replacement Reserve	$0	$19,303	$694,908	Cut-off Date LTV Ratio:	71.6%
Immediate Repairs	$44,500	$0	NAP	LTV Ratio at Maturity:	65.1%
Radon Reserve	$5,000	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$37,000,000	90.2%	Loan Payoff(3)	$36,834,301	89.8%
Escrows (released by prior lender)	4,033,002	9.8	Closing costs	677,120	1.7
			Upfront Reserves	427,427	1.0
			Return of equity	3,094,154	7.5
Total Sources	$41,033,002	100.0%	Total Uses	$41,033,002	100.0%
(1)	See “Escrows” section below.

(2)	While the Mason Multifamily Portfolio Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Mason Multifamily Portfolio Mortgage Loan more severely than assumed in the underwriting of the Mason Multifamily Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	Loan Payoff includes $4,425,161 in defeasance premiums.

The Mortgage Loan. The mortgage loan (the “Mason Multifamily Portfolio Mortgage Loan”) is evidenced by four promissory notes secured by a first mortgage encumbering the fee interest in eight garden style multifamily properties located in DeKalb, Illinois (each, a “Mason Multifamily Portfolio Property”, and collectively, the “Mason Multifamily Portfolio Properties”).

The Borrower and Borrower Sponsors. The borrower is Mason Properties 2021, LLC (the “Mason Multifamily Portfolio Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the Mason Multifamily Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Mason Multifamily Portfolio Mortgage Loan. The non-recourse carveout guarantors and borrower sponsors of the Mason Multifamily Portfolio Mortgage Loan are James C. Mason and Linda R. Mason, who are principals of Mason Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

Mason Properties provides commercial property management and rentals in DeKalb, Illinois and surrounding communities. Its portfolio of properties includes a range of office, retail, and warehouse space. In addition to commercial property management, Mason Properties owns and operates 12 residential properties, including the Mason Multifamily Portfolio Properties, throughout DeKalb, Sycamore and Rockford, Illinois. Many of its properties are in proximity to the Northern Illinois University campus, Kishwaukee College, downtown Sycamore and DeKalb.

The Properties. The Mason Multifamily Portfolio Properties are comprised of eight garden style multifamily properties located in DeKalb, Illinois. The Mason Multifamily Portfolio Properties were constructed between 1967 and 1984. The Mason Multifamily Portfolio Properties comprise 92 studio units (14.7% of unit count), 219 one-bedroom units (35.0% of unit count), 154 two-bedroom units (24.6% of unit count), 125 three-bedroom units (20.0% of unit count), 2 four-bedroom units (0.3% of unit count) and 34 five-bedroom units (5.4% of unit count). As of June 15, 2021, the Mason Multifamily Portfolio Properties were 91.9% occupied. Since 2014, occupancy at the Mason Multifamily Portfolio Properties ranged from 91.9% to 98.7%, with an average occupancy of 95.8%. Fifteen tenants at the Ashbury Court property, seven tenants at the Ashbury East property and one tenant at the Colonial East property utilize Section 8 vouchers to pay all or a portion of their rent. According to the borrower sponsors, 38% of the units at the Mason Multifamily Portfolio Properties are leased to students, as set forth in more detail in the table below.

The following table presents certain information relating to the Mason Multifamily Portfolio Properties:

Portfolio Summary(1)

Property	Year Built/ Renovated	Occ. %(2)	Units(2)	% of Total Units(2)	Appraised Value	Allocated Cut-off Date Balance (“ALA”)	% of ALA	U/W NCF	% Student(3)
University Heights	1972/NAP	87.7%	171	27.3%	$12,100,000	$8,699,947	23.5%	$680,812	50%
Ashbury Court	1978/NAP	91.7%	144	23.0%	$10,900,000	$7,837,143	21.2%	$668,529	15%
James Court	1967/NAP	92.7%	96	15.3%	$8,430,000	$6,061,204	16.4%	$567,473	15%
Old Orchard	1984/NAP	94.4%	36	5.8%	$4,680,000	$3,364,939	9.1%	$289,890	60%
Ashbury East	1978/NAP	95.0%	60	9.6%	$4,550,000	$3,271,468	8.8%	$290,945	15%
Colonial West	1984/NAP	97.5%	40	6.4%	$3,910,000	$2,811,306	7.6%	$253,528	65%
Colonial East	1984/NAP	92.1%	38	6.1%	$3,720,000	$2,674,695	7.2%	$225,277	65%
Cardinal Apartments	1976/NAP	95.1%	41	6.5%	$3,420,000	$2,279,298	6.2%	$224,392	85%
Total/Wtd. Avg.		91.9%	626	100.0%	$51,710,000	$37,000,000	100.0%	$3,200,846	38%
(1)	Information obtained from the appraisals, unless otherwise indicated.

(2)	Information obtained from the underwritten rent rolls.

(3)	Information obtained from the borrower sponsors.

The following table presents certain information relating to the unit mix of the Mason Multifamily Portfolio Properties:

Portfolio Unit Mix Summary(1)

Property	NRA	Units	Studio, One Bath	One Bed, One Bath	Two Bed, One Bath	Two Bed, Two Bath	Three Bed, One Bath	Three Bed, 1.5 Bath	Three Bed, Two Bath	Four Bed, 2.5 Bath	Five Bed, 2.5 Bath
University Heights	107,468	171	58	70	21	0	17	0	5	0	0
Ashbury Court	103,122	144	24	42	60	0	0	18	0	0	0
James Court	67,705	96	9	39	0	40	0	0	8	0	0
Old Orchard	64,500	36	0	0	0	0	0	0	0	2	34
Ashbury East	41,700	60	0	40	20	0	0	0	0	0	0
Colonial West	44,000	40	0	0	0	0	0	40	0	0	0
Colonial East	40,700	38	1	0	1	0	0	36	0	0	0
Cardinal Apartments	24,816	41	0	28	12	0	1	0	0	0	0
Total/Wtd. Avg.	494,011	626	92	219	114	40	18	94	13	2	34
(1)	Information obtained from the underwritten rent rolls.

The following table presents historical occupancy percentages at the Mason Multifamily Portfolio Properties:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/15/2021(2)
97.9%	97.1%	96.5%	98.7%	96.7%	93.6%	93.8%	91.9%

(1)	Information obtained from the borrower sponsors.

(2)	Information obtained from the underwritten rent rolls.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

COVID-19 Update. As of June 15, 2021, the Mason Multifamily Portfolio Properties are open and operating. Approximately 98.2%, 88.1%, 100.0%, 94.9%, 92.2% and 94.7% of rent has been collected for the months of January 2021, February 2021, March 2021, April 2021, May 2021 and June 2021, respectively. The average rent collection from January 2021 through June 2021 was 94.7%. As of June 15, 2021, the Mason Multifamily Portfolio Mortgage Loan is not subject to any modification or forbearance request. The first debt service payment of the Mason Multifamily Portfolio Mortgage Loan is due in August 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mason Multifamily Portfolio Properties:

Cash Flow Analysis

	2018	2019	2020	TTM 6/30/2021	U/W	%(1)	U/W $ per Unit
Base Rent	$5,245,421	$5,402,716	$5,138,546	$5,229,094	$5,319,341	85.4%	$8,497
Grossed Up Vacant Space	0	0	0	0	451,080	7.2	721
Gross Potential Rent	$5,245,421	$5,402,716	$5,138,546	$5,229,094	$5,770,421	92.7%	$9,218
Other Income(2)	490,277	457,576	403,129	407,698	456,558	7.3	729
Net Rental Income	$5,735,698	$5,860,292	$5,541,675	$5,636,792	$6,226,979	100.0%	$9,947
(Vacancy & Credit Loss)	(12,732)	(16,185)	(25,205)	(16,888)	(459,060)(3)	(8.0)(3)	(733)
Effective Gross Income	$5,722,966	$5,844,107	$5,516,470	$5,619,904	$5,767,919	92.6%	$9,214

Real Estate Taxes	771,731	764,480	793,973	768,205	809,844	14.0	1,294
Insurance	160,762	209,117	262,608	202,449	280,082	4.9	447
Management Fee	169,994	177,373	186,567	220,368	173,038	3.0	276
Other Operating Expenses	1,059,143	1,088,719	1,104,857	1,177,272	1,098,364	19.0	1,755
Total Operating Expenses	$2,161,629	$2,239,689	$2,348,005	$2,368,295	$2,361,327	40.9%	$3,772

Net Operating Income	$3,561,337	$3,604,418	$3,168,466	$3,251,609	$3,406,592	59.1%	$5,442
Capital Expenditures	0	0	0	47,007	205,746	3.6	329
Net Cash Flow	$3,561,337	$3,604,418	$3,168,466	$3,204,602	$3,200,846	55.5%	$5,113

NOI DSCR	1.68x	1.70x	1.50x	1.54x	1.61x
NCF DSCR	1.68x	1.70x	1.50x	1.51x	1.51x
NOI Debt Yield	9.6%	9.7%	8.6%	8.8%	9.2%
NCF Debt Yield	9.6%	9.7%	8.6%	8.7%	8.7%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income is comprised of laundry income, parking income, storage income, pet fees, late fees, forfeited security deposits and various other fees.

(3)	The underwritten economic vacancy is 8.0%. The Mason Multifamily Portfolio Properties were 91.9% physically occupied as of June 15, 2021.

Appraisals. As of the appraisal valuation date of May 3, 2021, the Mason Multifamily Portfolio Properties had an aggregate “as-is” appraised value of $51,710,000.

Environmental Matters. According to the Phase I environmental site assessments dated May 10, 2021, there was no evidence of any recognized environmental conditions at the Mason Multifamily Portfolio Properties. The Phase I environmental site assessments identified elevated radon levels at the Ashbury East property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Mason Multifamily Portfolio Properties are located in DeKalb, Illinois, approximately 64.4 miles west of Chicago, approximately 58.3 miles west of Chicago O’Hare Airport and approximately 40.5 miles southeast of Rockford, Illinois. Primary access to the Mason Multifamily Portfolio Properties is provided by Interstate-88 with two nearby interchanges at Peace Road and Annie Glidden Road. Development to the southeast of the Mason Multifamily Portfolio Properties along Interstate-88 features several distribution centers: Nestle, Goodyear, 3M, Monsanto, Alloyd and Panduit occupy almost 4,000,000 square feet of industrial space. The Park 88 Business Park at I-88 and Peace Road is a master planned, 565-acre business park. When built out, the development can accommodate 7,000,000 square feet of distribution and bulk warehouse space. The City of DeKalb announced in January 2020 the development of a 1.6 million square foot industrial complex pre-leased to Ferrara Candy Company in the ChicagoWest Business Park. In June 2020, Facebook announced the development of a 907,000 square foot, estimated $800 million data center project along the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

I-88 corridor in DeKalb. According to the appraisals, the project is estimated to provide 100 permanent jobs and hundreds of construction jobs to the DeKalb area.

DeKalb is best known as the home of Northern Illinois University (“NIU”), the primary economic driver of the county. NIU employs roughly 8,000 people including nearly 3,344 faculty members. According to the appraisals, it is estimated that the university’s impact on the area contributes $385 million to the local economy and accounts for over 17% of all the wages in DeKalb County. NIU is a teaching and research institution with an enrollment of approximately 18,000 students. The university is composed of seven degree-granting colleges, which offer 52 undergraduate majors and 74 graduate programs, including 10 PhD programs, doctoral degrees in Education and the Juris Doctorate (law degree).

The DeKalb Market Square is one of the primary retail centers surrounding the Mason Multifamily Portfolio Properties. The 360,000 square foot center is home to a Wal-Mart Supercenter and Lowes Home Improvement store. Northland Plaza, another major retail center in the market, is comprised of 300,000 square feet and is anchored by national retailers such as Bed Bath & Beyond, Hobby Lobby, Ross Dress for Less, Planet Fitness, PetSmart, and Aldi.

According to the appraisals, as of the first quarter of 2021, the Far Northwest Chicago Suburbs submarket had an inventory of approximately 29,761 units, a vacancy rate of approximately 3.8% and effective rents of $1,228 per unit per month. According to a third party market research report, the Mason Multifamily Portfolio Properties are classified as 2 star with a DeKalb multifamily submarket vacancy of 7.4% and no new supply. The sales comparables for the last 12 months reported an average vacancy of 6.7%. Since 2014, occupancy at the Mason Multifamily Portfolio Properties ranged from 91.7% to 98.7%, with an average occupancy of 95.8%.

The following table presents certain information relating to the appraisals’ market rent conclusion for the Mason Multifamily Portfolio Properties:

Multifamily Market Rent Summary(1)

Property	Units	Avg. Size (SF)	Avg. Monthly In-Place Rent per Unit(2)	Avg. Monthly In-Place Rent PSF(2)	Avg. Monthly Market Rent per Unit(3)	Avg. Monthly Market Rent PSF(3)
University Heights	171	628	$671	$1.13	$689	$1.10
Ashbury Court	144	716	$724	$1.05	$735	$1.03
James Court	96	705	$775	$1.10	$778	$1.10
Old Orchard	36	1,792	$1,174	$0.66	$1,151	$0.64
Ashbury East	60	695	$787	$1.15	$783	$1.13
Colonial West	40	1,100	$878	$0.80	$900	$0.82
Colonial East	38	1,071	$883	$0.84	$892	$0.83
Cardinal Apartments	41	605	$724	$1.23	$726	$1.20
Total/Wtd. Avg.	626	789	$771	$1.05	$779	$1.03
(1)	Information obtained from the underwritten rent rolls.

(2)	Excludes vacant space.

(3)	Information obtained from the appraisals.

Escrows.

Real Estate Taxes – The Mason Multifamily Portfolio Mortgage Loan documents require an upfront real estate tax reserve of $377,927 and ongoing monthly tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $67,487).

Insurance – The Mason Multifamily Portfolio Borrower is not required to make monthly escrow deposits for insurance premiums as long as the Mason Multifamily Portfolio Borrower maintains a blanket policy acceptable to the lender. If such condition is not satisfied, the Mason Multifamily Portfolio Borrower is required to make monthly deposits into an insurance reserve equal to 1/12 of the estimated annual insurance premiums.

Replacement Reserves – The Mason Multifamily Portfolio Mortgage Loan documents require ongoing monthly replacement reserves of $19,303, subject to a cap of $694,908. However, in lieu of the Mason Multifamily Portfolio Borrower depositing the monthly amount, the Mason Multifamily Portfolio Borrower has an option to deposit a letter of credit in an amount equal to the cap of $694,908.

Immediate Repairs – The Mason Multifamily Portfolio Mortgage Loan documents require an upfront immediate repairs reserve of $44,500.

Radon Reserve –The Mason Multifamily Portfolio Mortgage Loan documents require an upfront reserve of $5,000 with respect to radon testing and any necessary radon work at the Ashbury East property.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the Mason Multifamily Portfolio Borrower is required to establish a lender-controlled lockbox account and the Mason Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

Borrower and property manager are required to deposit all rents into the lockbox account within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Mason Multifamily Portfolio Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, the debt service payment on the Mason Multifamily Portfolio Mortgage Loan, operating expenses and cash management bank fees) is required to be applied as follows: (a) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing, to the lender-controlled excess cash flow account or (b) if no Cash Sweep Trigger Event has occurred and is continuing, to the Mason Multifamily Portfolio Borrower.

A “Cash Management Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	any bankruptcy action involving the Mason Multifamily Portfolio Borrower, the guarantors, the key principal or the property manager;

(iii)	the trailing 12-month period debt service coverage ratio falling below 1.25x; or

(iv)	the indictment for fraud or misappropriation of funds of the Mason Multifamily Portfolio Borrower, the guarantors, the key principal or an affiliated or third party property manager (provided that, in the case of the third party property manager, such fraud or misappropriation is related to any of the Mason Multifamily Portfolio Properties), or any director or officer of the aforementioned.

A Cash Management Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the filing being discharged or dismissed within 45 days for the Mason Multifamily Portfolio Borrower, the guarantors or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially increase the Mason Multifamily Portfolio Borrower’s, the guarantors’ or the key principal’s monetary obligations, or materially and adversely affect the guarantors’, the key principal’s or the property manager’s ability to carry out their obligations under the Mason Multifamily Portfolio Mortgage Loan documents, as applicable;

●	with regard to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.30x for two consecutive calendar quarters; or

●	with regard to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third party property manager that constitutes a qualified property manager under the Mason Multifamily Portfolio Mortgage Loan documents.

A “Cash Sweep Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	any bankruptcy action involving the Mason Multifamily Portfolio Borrower, the guarantors, the key principal or the property manager; or

(iii)	the trailing 12-month period debt service coverage ratio falling below 1.20x.

A Cash Sweep Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the filing being discharged or dismissed within 45 days for the Mason Multifamily Portfolio Borrower, the guarantors or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially increase the Mason Multifamily Portfolio Borrower’s, the guarantors’ or the key principal’s monetary obligations, or materially and adversely affect the guarantors’, the key principal’s or the property manager’s ability to carry out their obligations under the Mason Multifamily Portfolio Mortgage Loan documents, as applicable; or

●	with regard to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.25x for two consecutive calendar quarters.

Property Management. The Mason Multifamily Portfolio Properties are self-managed by an affiliate of the borrower sponsors.

Partial Release. The Mason Multifamily Portfolio Borrower may obtain a release of an individual property from the lien of the mortgage, subject to satisfaction of certain conditions including, but not limited to (i) defeasance (or during the open period, prepayment) in an amount equal to 125% of the allocated loan amount, (ii) after giving effect to such release, the aggregate allocated loan amount with respect to all of the Mason Multifamily Portfolio Properties released will not exceed 25% of the original amount of the Mason Multifamily Portfolio Mortgage Loan, (iii) the debt service coverage ratio after the release is no less than the greater of (a) the debt service coverage ratio prior to the release and (b) the debt service coverage ratio at origination, (iv) the loan-to-value ratio after the release is no more than the lesser of (a) the loan-to-value ratio prior to the release and (b) the loan-to-value ratio at origination, (v) the debt yield after release is no less than the greater of (a) the debt yield prior to the release and (b) the debt yield at origination, (vi) after giving effect to such release, the percentage of units, in the aggregate, leased to students at the remaining Mason Multifamily Portfolio Properties will not be greater than the percentage of units, in the aggregate, leased to students at all of the individual Mason Multifamily Portfolio Properties as of the origination date and (vii) certain REMIC related conditions are satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

In addition, a partial release is permitted following a casualty or condemnation affecting an individual Mason Multifamily Portfolio Property. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The Mason Multifamily Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Mason Multifamily Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Mason Multifamily Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

Gramercy Plaza
2050 West 190th Street
Torrance, CA 90504
Los Angeles International Airport
Lennox
Inglewood
Downtown Los Angeles 11 miles
LOS ANGELES
El Segundo
Hawthorne
Hawthorne Municipal Airport
Willowbrook
Del Aire
Gardena
Compton
Lawndale
Alondra Park
El Camino College
Memorial Hospital of Gardena
Gardena Civic Center
Manhattan Beach
Hermosa Beach
South Bay Galleria
Columbia Regional Park
Honeywell Aerospace
Dignity Health Sports Park
Cal. State University - Dominguez Hills
Victoria Golf Course
LOS ANGELES COUNTY
Torrance
Redondo Beach
Pacific Ocean
Carson
Torrance Airport
Lomita
Wilmington
Rolling Hills Estates
Rolling Hills
Rancho Palos Verdes
San Pedro
PORT OF LOS ANGELES
Terminal Island
Downtown Long Beach 3 miles
Harbor Fwy
San Diego Fwy
Gardena Fwy
Pacific Coast Hwy
Artesia Blvd
Redondo Beach Blvd
Rosecrans Ave
Marine Ave
Manhattan Beach Blvd
190th St
182nd St
Del Amo Blvd
Torrance Blvd
Carson St
Sepulveda Blvd
223rd St
235th St
Lomita Blvd
Palos Verdes Dr North
Western Ave
Normandie Ave
Vermont Ave
Crenshaw Blvd
Hawthorne Blvd
Van Ness Ave
El Segundo Blvd
135th St
120th St
Imperial Hwy
Torrance Memorial Medical Center
Harbor UCLA Medical Center
LA BioMed
South Bay Medical Center
Del Amo Center
Torrance Promenade
Porsche Experience Center
Carson Town Ctr.
Carson City Hall
SouthBay Pavilion
Redondo Beach State Park
Palos Verdes Golf Course
South Coast Botanic Garden
Rolling Hills Country Club
Los Angeles Harbor College
Kaiser Permanente South Bay Medical Center
VINCENT THOMAS BRIDGE
San Pedro Medical Center
Peck Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Gramercy Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$27,200,000		Location:	Torrance, CA
	Cut-off Date Balance:	$27,200,000		Size:	157,008 SF
	% of Initial Pool Balance:	3.6%		Cut-off Date Balance Per SF:	$173.24
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$173.24
	Borrower Sponsor:	Jeffrey Pori		Year Built/Renovated:	1991/2019
	Guarantor:	Jeffrey Pori		Title Vesting:	Fee
	Interest Rate:	3.2810%		Property Manager:	KB Property Advisors, LLC
	Note Date:	June 11, 2021		Current Occupancy (As of):	91.3% (6/4/2021)
	Seasoning:	1 month		2020 Occupancy(2):	87.3%
	Maturity Date:	June 11, 2031		2019 Occupancy(2):	70.9%
	IO Period:	120 months		2018 Occupancy(2):	23.7%
	Loan Term (Original):	120 months		2017 Occupancy(2):	94.8%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$45,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$286.61
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	April 26, 2021
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information(3)
	Additional Debt:	None		TTM 3/31/2021 NOI(4):	$1,964,759
	Additional Debt Type (Balance):	NAP		YE 2020 NOI(4):	$1,402,476
				YE 2019 NOI(4):	$42,780
				YE 2018 NOI:	NAV
				U/W Revenues:	$4,906,130
				U/W Expenses:	$1,781,775
Escrows and Reserves(1)				U/W NOI(4):	$3,124,355
	Initial	Monthly	Cap	U/W NCF:	$3,067,832
Real Estate Taxes	$119,760	$29,940	NAP	U/W DSCR based on NOI/NCF:	3.45x / 3.39x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.5% / 11.3%
Replacement Reserve	$0	$4,710	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.5% / 11.3%
TI/LC Reserve	$4,000,000	Springing	NAP	Cut-off Date LTV Ratio:	60.4%
Rent Concession Reserve	$740,024	NAP	NAP	LTV Ratio at Maturity:	60.4%
Existing TI/LC Reserve	$105,255	NAP	NAP

Sources and Uses
Sources			Uses
Original loan amount	$27,200,000	52.8%	Purchase Price	$45,000,000	87.4%
Borrower Equity	24,304,144	47.2	Closing costs	1,539,105	3.0
			Reserves	4,965,039	9.6
Total Sources	$51,504,144	100.0%	Total Uses	$51,504,144	100.0%
(1)	See “Escrows” section below.

(2)	Represents annual occupancy for each year.

(3)	While the Gramercy Plaza Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Gramercy Plaza Mortgage Loan more severely than assumed in the underwriting of the Gramercy Plaza Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The increase in net operating income from 2019 to 2020 is primarily driven by three new leases representing 49.2% of in-place underwritten base rent that began during the second half of 2019. The increase in net operating income from 2020 to TTM 3/31/2021 is primarily driven by two leases signed in 2021 representing 5.1% of in-place underwritten base rent. The increase from TTM 3/31/2021 net operating income to U/W net operating income is driven by one new lease representing 3.5% of in-place underwritten base rent, as well as the burn off of free rent for leases signed in 2020 and 2021, primarily U.S. Auto Parts Network, Inc. which represents 19.5% of the in-place underwritten base rent and began paying full rent in February 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

The Mortgage Loan. The mortgage loan (the “Gramercy Plaza Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 157,008 square foot office building located in Torrance, California (the “Gramercy Plaza Property”).

The Borrower and Borrower Sponsor. The borrower is KB Gramercy Plaza, DST (the “Gramercy Plaza Borrower”), a Delaware statutory trust. The Gramercy Plaza Borrower has entered into a master lease with an affiliated master tenant with respect to the Gramercy Plaza Property. The master tenant is structured as a single purpose entity. The master tenant’s interest in the master lease and all rents are assigned to the lender and the borrower sponsor has a 100% ownership interest in the master tenant. The master lease is subordinate to the Gramercy Plaza Mortgage Loan. There is no income underwritten from the master lease as the Gramercy Plaza Property was underwritten to the underlying property income. The Gramercy Plaza Borrower is managed by an affiliated signatory trustee that is controlled by the guarantor. The signatory trustee and the master tenant have one independent director, which is the same for each. Legal counsel to the Gramercy Plaza Borrower delivered a non-consolidation opinion in connection with the origination of the Gramercy Plaza Mortgage Loan. See “Description of the Mortgage Pool—Delaware Statutory Trusts” in the Preliminary Prospectus.

The borrower sponsor and non-recourse carveout guarantor is Jeffrey Pori (the “Gramercy Plaza Guarantor”), the CEO of Kingsbarn Realty Capital, LLC. Kingsbarn Realty Capital, LLC is a real estate private equity firm focused on providing structured real estate investments to high-net-worth individuals, family trusts, foundations and institutional investors. The company has a current portfolio of approximately 88 assets throughout the United States. Jeffrey Pori reported a deed-in-lieu of foreclosure in 2007 and a personal bankruptcy in 2008. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The lender has the right to require the Gramercy Plaza Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) any event that causes the Gramercy Plaza Mortgage Loan signatory trustee to cease to be the signatory trustee of the Gramercy Plaza Borrower, (ii) any event resulting in the dissolution of the Gramercy Plaza Borrower, (iii) an event of default, (iv) the lender’s commercially reasonable determination that the Gramercy Plaza Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the Gramercy Plaza Property, (v) termination of the master lease, (vi) 90 days prior to the maturity date of the Gramercy Plaza Mortgage Loan, if an executed commitment from an institutional lender to refinance the Gramercy Plaza Mortgage Loan is not delivered to the lender, and (vii) Gramercy Plaza Borrower is prohibited by statutory trust law from satisfying or is otherwise unable to satisfy its obligations under the Gramercy Plaza Mortgage Loan documents.

The Property. The Gramercy Plaza Property comprises a 157,008 square foot, Class A, 4-story office property located in Torrance, California. Constructed in 1991 and renovated in 2019, the Gramercy Plaza Property is situated on a 5.5 acre site. There are 378 parking spaces in a parking structure and 147 surface parking spaces for a total of 525 spaces, representing a parking ratio of 3.34 per 1,000 square feet. The seller of the Gramercy Plaza Property bought the asset in 2018 for $26.2 million, when it was approximately 23.7% occupied and has completed approximately $5.9 million in upgrades to the mechanical systems, common areas, tenant spaces and fund tenant improvements. As of June 4, 2021, the Gramercy Plaza Property was 91.3% leased to 11 tenants, with the largest tenant making up 25.3% of the net rentable area and 27.5% of underwritten base rent.

Major Tenants.

CCH Incorporated (NR/Baa1/BBB+; F/M/S&P; 39,793 square feet; 25.3% of net rentable area; 27.5% of underwritten base rent; April 30, 2028 lease expiration) – CCH Incorporated was founded in 1913 and is a provider of software and information services for tax, accounting and audit work. Since 1995, it has been a subsidiary of Wolters Kluwer, which is the rated entity parent company. Wolters Kluwer is headquartered in the Netherlands and is a global provider of professional information software solutions and services for clinicians, nurses, accountants, lawyers, and the tax, finance, audit, and regulatory sectors. The company has customers in over 180 countries and employs approximately 19,000 people worldwide.

CCH Incorporated has been a tenant at the Gramercy Plaza Property since 2019. The tenant has 2, 5-year renewal options at fair market rent, with 10 months’ notice. In addition, the tenant may terminate Suite 112, representing 701 square feet, as of the end of the fourth lease year (8/31/2023), with no less than 6 months’ notice.

U.S. Auto Parts Network, Inc. (25,265 square feet; 16.1% of net rentable area; 19.5% of underwritten base rent; February 12, 2026 lease expiration) – U.S. Auto Parts Network, Inc. is an online provider of aftermarket auto parts and accessories. Through their website CarParts.com, the company offers a wide selection of new auto parts for car repair, maintenance and collision, with a catalog of over 1 million products. The company recorded $144.8 million in sales in the first quarter of 2021, which represented a 65% increase over first quarter of 2020. Adjusted EBITDA decreased from $4.3 million in the first quarter of 2020 to $3.6 million in the first quarter of 2021, reportedly due to the ramp up of a new distribution center in Texas, adverse weather, and investments in brand awareness that didn’t exist in the first quarter of 2020.

U.S. Auto Parts Network, Inc. has been a tenant at the Gramercy Plaza Property since 2020, and has one, 5-year renewal option at fair market rent with eight months’ notice. The tenant can terminate its lease, in whole or part, at any time after the 24th month of the renewal term, with 180 days’ written notice.

Pioneer Electronics (USA) Inc. (24,652 square feet; 15.7% of net rentable area; 15.3% of underwritten base rent; December 31, 2022 lease expiration) – Pioneer Electronics (USA) Inc. (“Pioneer”) is under the larger Pioneer umbrella, which was founded in 1938. The company develops and manufactures electronics products for the car, home, and business markets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

Pioneer has been a tenant at the Gramercy Plaza Property since 2018 and has two, 5-year extension options with 9 months’ notice. The rent for the first extension option will be 95% of the then-current fair market rent and rent for the second option will be then current fair market rent.

The following table presents certain information relating to the tenancy at the Gramercy Plaza Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants

CCH Incorporated	NR/Baa1/BBB+	39,793	25.3%	$33.12	$1,317,944	27.5%	4/30/2028	2-5yr	Y(3)

U.S. Auto Parts Network, Inc.	NR/NR/NR	25,265	16.1%	$36.96	$933,794	19.5%	2/12/2026	1-5yr	Y(4)
Pioneer Electronics (USA) Inc.	NR/NR/NR	24,652	15.7%	$29.76	$733,644	15.3%	12/31/2022	2-5yr	N
Sanrio, Inc	NR/NR/NR	21,268	13.5%	$33.74	$717,510	15.0%	4/30/2026	1-5yr	N

Total Major Tenants		110,978	70.7%	$33.37	$3,702,893	77.4%
Non-Major Tenant		32,325	20.6%	$33.46	$1,081,701	22.6%

Occupied Collateral		143,303	91.3%	$33.39	$4,784,593	100.0%

Vacant		13,705	8.7%

Collateral Total		157,008	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through June 2022 totalling $169,495.

(3)	Tenant has the right to terminate Suite 112, representing 701 square feet, as of the end of the fourth lease year (8/31/2023), with no less than 6 months’ notice.

(4)	The tenant can terminate its lease, in whole or part, at any time after the 24th month of the renewal term, with 180 days’ written notice.

The following table presents certain information relating to the lease rollover schedule at the Gramercy Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	1,175	0.7%	1,175	0.7%	$35,250	0.7%	$30.00
2022	2	26,406	16.8%	27,581	17.6%	$796,947	16.7%	$30.18
2023	1	1,297	0.8%	28,878	18.4%	$12,360	0.3%	$9.53
2024	0	0	0.0%	28,878	18.4%	$0	0.0%	$0.00
2025	0	0	0.0%	28,878	18.4%	$0	0.0%	$0.00
2026	4	59,914	38.2%	88,792	56.6%	$2,136,076	44.6%	$35.65
2027	2	14,718	9.4%	103,510	65.9%	$486,016	10.2%	$33.02
2028	2	39,793	25.3%	143,303	91.3%	$1,317,944	27.5%	$33.12
2029	0	0	0.0%	143,303	91.3%	$0	0.0%	$0.00
2030	0	0	0.0%	143,303	91.3%	$0	0.0%	$0.00
2031	0	0	0.0%	143,303	91.3%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	143,303	91.3%	$0	0.0%	$0.00
Vacant		13,705	8.7%	157,008	100.0%	$0	0.0%	$0.00
Total/Weighted Average	12	157,008	100.0%			$4,784,593	100.0%	$33.39(3)
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

The following table presents historical occupancy percentages at the Gramercy Plaza Property:

Historical Occupancy(1)

2017	2018	2019	2020	6/4/2021(2)
94.8%	23.7%	70.9%	87.3%	91.3%

(1)	Historical Occupancy obtained from a third party research provider.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of June 21, 2021, the Gramercy Plaza Property is open and operating. Approximately 100.0% of tenants by underwritten base rent and 100.0% of tenants by net rentable area paid full rent in May and June. The first payment date for the Gramercy Plaza Mortgage Loan will be July 11, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Gramercy Plaza Property:

Cash Flow Analysis

	2019	2020	TTM 3/31/2021	U/W	%(1)	U/W $ per SF
Base Rent	$1,441,141	$2,871,288	$3,427,104	$5,286,196(2)	97.3%	$33.67(2)
Grossed Up Vacant Space	0	0	0	0	0	0.00
Gross Potential Rent	$1,441,141	$2,871,288	$3,427,104	$5,286,196	97.3%	$33.67
Total Recoveries	4,485	22,332	44,382	116,216	2.1	0.74
Other Income	0	21,516	24,564	24,564	0.5	0.16
Parking/Garage/Other	10,468	9,287	7,774	7,774	0.1	0.05
Net Rental Income	$1,456,094	$2,924,423	$3,503,824	$5,434,750	100.0%	$34.61
(Vacancy & Credit Loss)	0	0	0	(528,620)	(10.0)	(3.37)
Effective Gross Income	$1,456,094	$2,924,423	$3,503,824	$4,906,130	90.3%	$31.25

Real Estate Taxes	418,427	311,156	318,887	524,676	10.7	3.34
Insurance	55,445	72,222	70,683	27,184	0.6	0.17
Management Fee	52,867	86,860	107,652	147,184	3.0	0.94
Other Operating Expenses	886,576	1,051,709	1,041,843	1,082,732	22.1	6.90
Total Operating Expenses	$1,413,314	$1,521,947	$1,539,065	$1,781,775	36.3%	$11.35

Net Operating Income(3)	$42,780	$1,402,476	$1,964,759	$3,124,355	63.7%	$19.90
Replacement Reserves	0	0	0	56,523	1.2	0.36
TI/LC	0	0	0	0	0.0	0.00
Net Cash Flow	$42,780	$1,402,476	$1,964,759	$3,067,832	62.5%	$19.54

NOI DSCR	0.05x	1.55x	2.17x	3.45x
NCF DSCR	0.05x	1.55x	2.17x	3.39x
NOI Debt Yield	0.2%	5.2%	7.2%	11.5%
NCF Debt Yield	0.2%	5.2%	7.2%	11.3%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The Annual U/W Base Rent per SF and Annual U/W Base Rent includes rent steps through June 2022 totaling $169,495.

(3)	The increase in net operating income from 2019 to 2020 is primarily driven by three new leases representing 49.2% of in-place underwritten base rent that began during the second half of 2019. The increase in net operating income from 2020 to TTM 3/31/2021 is primarily driven by two leases signed in 2021 representing 5.1% of in-place underwritten base rent. The increase from TTM 3/31/2021 net operating income to U/W net operating income is driven by one new lease representing 3.5% of in-place underwritten base rent, as well as the burn off of free rent for leases signed in 2020 and 2021, primarily U.S. Auto Parts Network, Inc. which represents 19.5% of the in-place underwritten base rent and began paying full rent in February 2021.

Appraisal. The appraiser concluded to an “As-Is and Stabilized” market value of $45,000,000 as of April 26, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated May 3, 2021, there are no Recognized, Controlled Recognized, or Historical Recognized Environmental Conditions at the Gramercy Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

Market Overview and Competition. The Gramercy Plaza Property is located in Torrance, California, approximately 16.4 miles south of downtown Los Angeles. Torrance is the second largest city in the South Bay area and located approximately 14.3 miles to the Port of Long Beach and 13.4 miles to the Port of Los Angeles. Additionally, it is located 9.6 miles to Los Angeles International Airport. The Gramercy Plaza Property has access throughout the region via I-405 and I-110, located approximately 0.4 miles and 2.0 miles to the Gramercy Plaza Property, respectively.

The Gramercy Plaza Property is located in the northeast section of Torrance in an area that is primarily industrial and office uses. The largest employers within the city include American Honda Motor Company, Robinson Helicopter Company, Honeywell Aerospace, and Lisi Aerospace. The Gramercy Plaza Property is located less than two miles south of the future Torrance Transit Park Ride Regional Terminal, which will eventually be the terminus of the Green Line, a light rail that connects Redondo Beach and Norwalk. The Transit Park is expected to include a 15,000 square foot building for retail, ticket sales, arrival information and security, as well as a 250-car parking lot, a drop off zone and bike storage. According to a third party research report, the estimated 2021 population within a two-and five-mile radius was approximately 70,168 and 643,573, respectively; and the estimated 2021 average household income within the same radii was approximately $104,496 and $109,713, respectively.

According to a third party market research report, the Gramercy Plaza Property is situated within the 190th Street Corridor office submarket of the greater Los Angeles Office Market. As June 17, 2021, the submarket reported a total inventory of approximately 5.2 million square feet with a 13.6% vacancy rate and averaging asking rent of $32.73 per square foot.

The appraiser identified nineteen competitive office buildings in the marketplace with direct rents ranging from $27.00 to $45.60 per square foot, full service gross, with an average of $34.69 per square foot. The appraiser concluded to a market rent of $36.60 per square foot, full service gross.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Gramercy Plaza Property:

Market Rent Summary(1)

	Office	Café Amenity
Market Rent (PSF)	$36.60	$12.00
Lease Term (Years)	7	7
Lease Type (Reimbursements)	FSG	MG
Rent Increase Projection	3.0% per annum	3.0% per annum
Tenant Improvements (New/Renew (PSF)	$35/$15	$10/$5
Free Rent (Months)	7	0
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

The table below presents certain information relating to comparable sales pertaining to the Gramercy Plaza Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Gramercy Plaza (Subject) 2050 West 190th Street	Torrance, CA	1991/2019	91.3%(2)	157,008(2)	Jun-21	$45,000,000	$286.61
Pacific Gateway 19191 South Vermont Avenue	Torrance, CA	1982/2019(2)	89.5%(3)	237,145	Oct-20	$55,500,000	$234.03

Park Del Amo 2355-2377 Crenshaw Boulevard	Torrance, CA	1985/NAP	93.0%	204,468	May-20	$39,000,000	$190.74

2160 East Grand Avenue 2160 East Grand Avenue	El Segundo, CA	1999/NAP	0.0%	157,049	Nov-19	$63,500,000	$404.33

101 PCH 101 Pacific Coast Highway	El Segundo, CA	1984/2019	91.0%	206,024	Nov-19	$97,150,000	$471.55

The Hubb 100 West Broadway	Long Beach, CA	1986/2018	88.0%	210,428	Nov-18	$60,500,000	$287.51

Gateway Towers 970 & 990 West 190th Street	Torrance, CA	1984/NAP	89.0%	443,517	Oct-18	$106,500,000	$240.13
(1)	Information obtained from the appraisal.

(2)	Information obtained from underwritten rent roll.

(3)	Information obtained from a third party report.

The following table presents certain information relating to comparable office leases related to Gramercy Plaza Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Gramercy Plaza (subject) Torrance, CA	1991/2019	157,008(2)	91.3%(2)
Pacific Pointe 879 West 190th Street Gardena, CA	1988/2009	257,156	77.8%	NAV NAV	3,891 990	1Q2021 1Q2021	5.4 Yrs. 3.0 Yrs.	$31.80 $31.80	FSG FSG
The Enclave 970 West 190th Street 990 West 190th Street Torrance, CA	1984/NAP 1987/NAP	228,500 225,627	79.2% 98.1%	NAV NAV NAV	1,830 1,425 6,627	2Q2021 2Q2021 2Q2021	5.4 Yrs. 3.3 Yrs. 3.3 Yrs.	$38.40 $38.40 $37.20	FSG FSG FSG
South Bay Centre 1515 West 190th Street Gardena, CA	1984/NAP	210,919	89.8%	NAV	2,349	1Q2021	2.0 Yrs.	$37.80	FSG
Pacific Gateway 19191 South Vermont Avenue Torrance, CA	1982/2019(3)	237,145	89.5%(3)	NAV	5,681	2Q2021	1.0 Yrs.	$33.00	FSG
Waypoint 21041, 21061, 21081 South Western Avenue Torrance, CA	NAV	NAV	NAV	NAV	1,495	1Q2021	5.3 Yrs.	$30.60	FSG
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

(3)	Information obtained from a third party report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

Escrows.

Real Estate Taxes - The Gramercy Plaza Mortgage Loan documents require an upfront real estate tax reserve of $119,760 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $29,940).

Insurance - The Gramercy Plaza Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

Notwithstanding the foregoing, the Gramercy Plaza Borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the Gramercy Plaza Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the Gramercy Plaza Borrower provides the lender with paid receipts for the payment of the insurance premiums by no later than ten business days prior to the expiration dates of such policies.

Replacement Reserve - The Gramercy Plaza Mortgage Loan documents require ongoing monthly replacement reserves of $4,710. The lender may reassess its estimate no more than once per year and may require the Gramercy Plaza Borrower to increase the monthly deposits if the lender, in its reasonable discretion, determines it is necessary to maintain proper operation of the Gramercy Plaza Property.

TI/LC Reserve - The Gramercy Plaza Mortgage Loan documents require an upfront general TI/LC reserve of $4,000,000 and, commencing on the monthly payment date occurring in July 2025, an ongoing monthly TI/LC reserve of $19,626 ($1.50 per square foot annually).

Rent Concession Reserve - The Gramercy Plaza Mortgage Loan documents require an upfront reserve of $740,024 representing the amount of future rent credits or abatements under existing leases.

Existing TI/LC Reserve - The Gramercy Plaza Mortgage Loan documents require an upfront reserve of $105,255 representing the amount of tenant improvement obligations payable under the lease for AlphaTheta.

Lockbox and Cash Management. The Gramercy Plaza Mortgage Loan is structured with an in-place soft lockbox and the Gramercy Plaza Borrower is required to deposit all rents into the established deposit account. Upon the occurrence of a Cash Trap Event Period (as defined below), a cash management account will be established, into which all funds in the deposit account will be deposited. During the continuance of a Cash Trap Event Period, the lender will withdraw all funds from the cash management account and disburse in accordance with the cash management waterfall, with any excess funds held in an excess cash flow subaccount controlled by the lender and held as additional security for so long as the Cash Trap Event Period continues. Provided, however, that if the Cash Trap Event Period is caused solely by a Major Tenant Event Period (as defined below), then the excess cash flow sweep is capped at $40 per square foot of the applicable Major Tenant (as defined below) space.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Gramercy Plaza Mortgage Loan documents;

(ii)	the amortizing net cash flow debt service coverage ratio (“NCF DSCR”) being less than 1.25x, tested quarterly; or

(iii)	the occurrence of a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the amortizing NCF DSCR being greater than or equal to 1.30x for two consecutive calendar quarters;

●	with regard to clause (iii), a Major Tenant Re-Tenanting Event (as defined below) has occurred

○	or with respect solely to clause (a) of the Major Tenant Event, the Major Tenant has resumed its normal business operations in its entire space and is paying full, unabated rent;

○	or with respect solely to clause (b) of the Major Tenant Event, the Major Tenant bankruptcy or insolvency proceeding has terminated and the Major Tenant lease has been affirmed, both on terms satisfactory to the lender; or

○	or with respect solely to clause (c) of the Major Tenant Event, the Major Tenant renews or extends the term of its lease pursuant to the terms in its lease or otherwise on terms acceptable to the lender.

A “Major Tenant Event” means (a) the Major Tenant (as defined below) goes dark, vacates or otherwise fails to continuously occupy its entire space, (b) the Major Tenant files bankruptcy or otherwise becomes involved as a debtor in a bankruptcy proceeding, or (c) the Major Tenant fails to renew or extend its lease, pursuant to the terms in its lease, or otherwise on terms acceptable to the lender, on or prior to the earlier of (i) nine months prior to the lease expiration and (ii) the deadline under the Major Tenant lease.

A “Major Tenant” means the tenant known as CCH Incorporated, and any replacement tenant that enters into a lease (a) including leases with affiliates, for 15% or more of the gross leasable area of the Gramercy Plaza Property, (b) which contains any option, offer,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

right of first refusal, or entitlement to acquire all or any portion of the Gramercy Plaza Property, and (c) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (a) and/or (b).

A “Major Tenant Re-Tenanting Event” means the lender has received satisfactory evidence that the entire Major Tenant space has been leased to one or more satisfactory replacement tenants, on terms satisfactory to the lender, and the tenant(s) has taken occupancy, is operating, all tenant improvement costs and leasing commissions have been paid, or reserved for, and the tenant has commenced paying full, unabated rent.

Property Management. The Gramercy Plaza Property is managed by KB Property Advisors, LLC.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. In connection with the acquisition of the Gramercy Plaza Property, additional funding was contributed to the Gramercy Plaza Borrower by the direct owner of the Delaware statutory trust depositor, which pledged its interest in such depositor to Crayhill Capital Management as security for the $19.4 million funding.  Such funding is expressly subordinated to the Gramercy Plaza Mortgage Loan, and the lender may not exercise any remedy that results in control of the Gramercy Plaza Borrower, master tenant, or signatory trustee. See “Description of the Mortgage Pool–Additional Indebtedness–Mezzanine Indebtedness” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The Gramercy Plaza Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Gramercy Plaza Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Gramercy Plaza Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. Not required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

SUPER

* SuperTarget represents a non-collateral shadow anchor

FedEx Office

FIVE GUYS

URGENT CARE

FAMOUS

maurices

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

Bell Towne Centre
16842 North 7th Street
Phoenix, AZ 85022
PHOENIX
Glendale
Deer Valley
Desert Ridge
Paradise Valley
Sunnyslope
MARICOPA COUNTY
North Mountain Park
PHOENIX MTS. PRESERVE AND RECREATION AREA
Lookout Mtn. Preserve
Deer Valley Municipal Airport
Thunderbird Conservation Park
The 500 Club at Adobe Dam
Adobe Mtn. Train Museum
Deer Valley Petroglyph Preserve
USAA
Shops at Norterra
Happy Valley Towne Center
Happy Valley Rd
Pinnacle Peak Rd
Deer Valley Rd
Union Hills Dr
Bell Rd
Greenway Rd
Greenway Pkwy
Thunderbird Rd
Cactus Rd
Peoria Ave
Dunlap Ave
Hatcher Rd
Northern Ave
Sweetwater Ave
Shea Blvd
N. 51st Ave
N. 43rd Ave
N. 35th Ave
N. 23rd Ave
N. 19th Ave
N. 7th Ave
N. Central Ave
N. 7th St
N. 24th St
N. 32nd St
Cave Creek Rd
Black Canyon Frwy
Agua Fria Frwy
Pima Frwy
Piestewa Frwy
17
101
51
Honeywell Aerospace
Albertsons & Safeway Corp. Office
Deer Valley Towne Ctr.
HonorHealth Deer Valley Medical Ctr.
PetSmart Corp. Office
Midwestern University
East Reach Sports Complex
Paradise Valley Community College
Plaza de Campana
Paradise Valley Hospital
Greenway Park Plaza
Fountain Square
Turf Paradise
Bell Canyon Pavilions
Arizona Christian University
Cave Creek GC
Moon Valley Country Club
Metro North Corporate Park
Banner Thunderbird Medical Center
Arizona State University - West Campus
Metro Square
Cognizant Technology Solutions
Rose Mofford Sports Complex
UEI College-Phoenix
HonorHealth John C. Lincoln Medical Center
Blue Cross Blue Shield of Arizona
Northern Crossing
Paradise Hills Shopping Center
Downtown Phoenix 8 miles
Phoenix Sky Harbor Intl. Airport 12 miles
Peoria
Scottsdale
Avondale
Mesa
Tempe
Gilbert
Chandler
Tolleson
Laveen
Komatke
El Mirage
Sun City
Maryvale
MC DOWELL MTS.
SOUTH MTS.
MARICOPA COUNTY
PINAL COUNTY
Sun Lakes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Bell Towne Centre

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Column Financial, Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Shadow Anchored
	Original Principal Balance:	$26,600,000		Location:	Phoenix, AZ
	Cut-off Date Balance:	$26,600,000		Size:	130,713 SF
	% of Initial Pool Balance:	3.6%		Cut-off Date Balance Per SF:	$203.50
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$164.46
	Borrower Sponsor:	Nexus Development Corporation/Central Division		Year Built/Renovated:	1988/NAP
	Guarantor:	Curtis R. Olson		Title Vesting:	Fee
	Interest Rate:	3.5210%		Property Manager:	Nexus Development Corporation/Central Division
	Note Date:	November 24, 2020		Current Occupancy (As of):	90.3% (5/25/2021)
	Seasoning:	7 months		YE 2020 Occupancy:	90.3%
	Maturity Date:	December 6, 2030		YE 2019 Occupancy:	93.0%
	IO Period:	12 months		YE 2018 Occupancy:	96.1%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$42,500,000
	Amortization Term (Original):	360 months		As-Is Appraised Value Per SF:	$325.14
	Loan Amortization Type:	Interest Only, Amortizing Balloon		As-Is Appraisal Valuation Date:	October 28, 2020
	Call Protection:	L(31),D(85),O(4)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(1)
	Additional Debt:	None		TTM NOI (2/28/2021):	$3,028,389
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$2,942,060
				YE 2019 NOI:	$3,116,915
				YE 2018 NOI:	$3,117,461
				U/W Revenues:	$4,064,272
				U/W Expenses:	$1,082,055
Escrows and Reserves				U/W NOI:	$2,982,217
	Initial	Monthly	Cap	U/W NCF:	$2,719,483
Taxes	$81,102	$27,034	NAP	U/W DSCR based on NOI/NCF:	2.08x / 1.89x
Insurance	$42,391	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.2% / 10.2%
Replacement Reserve	$0	$2,832	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.9% / 12.7%
Rollover Reserve	$750,000	$19,062	$1,500,000(2)	Cut-off Date LTV Ratio:	62.6%
				LTV Ratio at Maturity:	50.6%

Sources and Uses
Sources			Uses
Original loan amount	$26,600,000	100.0%	Loan Payoff	$21,514,966	80.9%
			Reserves	873,493	3.3
			Closing Costs	386,139	1.5
			Return of Equity(3)	3,825,402	14.4
Total Sources	$26,600,000	100.0%	Total Uses	$26,600,000	100.0%
(1)	While the Bell Towne Centre Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Bell Towne Centre Mortgage Loan more severely than assumed in the underwriting of the Bell Towne Centre Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	From and after January 1, 2026, the amount on deposit in the Rollover Reserve Fund will be capped at $1,000,000 in the aggregate.

(3)	The Bell Towne Centre Borrower Sponsor (as defined below) has $15.9 million of implied equity remaining in the Bell Towne Centre Property based on the as-is appraised value of $42,500,000.

The Mortgage Loan. The mortgage loan (the “Bell Towne Centre Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 130,713 square foot SuperTarget shadow anchored retail center located in Phoenix, Arizona (the “Bell Towne Centre Property”).

The Borrower and Borrower Sponsor. The borrower is CRO BTC Phoenix Associates, LLC, (the “Bell Towne Centre Borrower”), organized as a Delaware limited liability company and structured to be bankruptcy remote with two independent directors. Legal counsel to the Bell Towne Centre Borrower delivered a non-consolidation opinion in connection with the origination of the Bell Towne Centre Mortgage Loan. The borrower sponsor of the Bell Towne Centre Mortgage Loan is Nexus Development Corporation/Central Division (the “Bell Towne Centre Borrower Sponsor”). The non-recourse carve-out guarantor of the Bell Towne Centre Mortgage Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

is Curtis R. Olson. Mr. Olson is the principal investor, Chairman, and CEO of the Bell Towne Centre Borrower Sponsor. As the non-recourse carve-out guarantor, Mr. Olson is required to maintain a net worth of $20,000,000 or greater and liquid assets of $5,000,000 or greater.

Nexus Development Corporation is a full-service real estate development firm founded in 1981 with offices in Santa Ana, CA and Phoenix, AZ. Nexus Development Corporation develops and constructs all major types of projects, including large, suburban office buildings, power-center/neighborhood retail centers, industrial, hotels, senior living, mini-storage facilities, high density multi-family residential (condominium and rental), and other mixed-use projects. The company’s real estate portfolio includes over 2.0 million SF of Class-A office space, more than 750 residential units in high-rise condominium towers, single-family homes, low-rise condominiums, and market-rate apartments, over 1.0 million SF of retail projects, over 1.0 million SF of industrial/R&D projects, over 200,000 SF of mini-storage projects.

The Property. The Bell Towne Centre Property is a 130,713 square foot shadow anchored retail center, located at the southwest corner of Bell Road and N. 3rd Street in Phoenix, Arizona. The Bell Towne Centre Property is 90.3% leased as of May 2021 to a diverse mix of national and regional tenants including Bank of America (5,400 square feet, 8.7% underwritten base rent), Verizon Wireless (3,115 square feet, 3.7% underwritten base rent), Cox Enterprises, Inc. (4,161 square feet, 5.0% underwritten base rent), FedEx Kinko’s (6,845 square feet, 4.4% underwritten base rent), Chipotle Mexican Grill, Inc. (2,470 square feet, 3.3% underwritten base rent), and OneMain Financial (1,955 square feet, 2.1% underwritten base rent).

The tenancy at the Bell Towne Centre Property is granular with 40 distinct tenants with no single tenant comprising more than 8.7% of base rent and 6.7% of net rentable area. Year end 2019 comparable sales totaled $22.5 million ($321 per square foot) at an occupancy cost of 7.6%. Year end 2020 comparable sales totaled $19.1 million ($272 per square foot) at an occupancy cost of 9.1%.

The Bell Towne Centre Property is part of a 308,272 square foot regional shopping center shadow-anchored by a 177,562 square foot SuperTarget (which is not part of the Bell Towne Centre Mortgage Loan collateral), which is the only SuperTarget in the northern valley, with the next-closest location more than 11 miles south. The SuperTarget serves as a draw for the Bell Towne Centre Property, and also pays a portion of the NNN operating expenses for the Bell Towne Centre Property. Built in 1988, the Bell Towne Centre Property is situated on a 14.8-acre site. The Bell Towne Centre Property offers 1,352 surface parking spaces (4.4 cars / 1,000 square feet including the SuperTarget GLA).

The Bell Towne Centre Property is located between Bell Road and West Greenway Parkway, two major east-west arterials that serve the north Phoenix area. Bell Road and N. 3rd Street is a highly trafficked intersection featuring multiple direct access points and frontage to the Bell Towne Centre Property. Bell Road, the primary retail corridor in the submarket, serves as a major east-west arterial, providing transportation for approximately 35,000 vehicles per day. The Bell Towne Centre Property’s eastern boundary E. Greenway Parkway, is also a highly utilized arterial, serving approximately 34,000 vehicles per day. Additionally, the Bell Towne Centre Property is located less than 3.0 miles from Interstate 17 (Black Canyon Freeway) and less than 2.0 miles from Arizona State Route 101 (Agua Fria Freeway/Loop 101), two of Phoenix’s largest freeways. Direct access to both Interstate 17 and Loop 101 is provided via Bell Road and N. 7th Street (serving approximately 36,000 vehicles per day). The Bell Towne Centre Property’s central location in the market is a distinguishing feature compared to other retail centers in the area.

The Bell Towne Centre Property is also adjacent to the Bell Towne Plaza, a 225,906 square foot community shopping center anchored by Sprouts Farmers Market, LA Fitness, and OfficeMax. Both the Bell Towne Centre Property and the adjacent Bell Towne Plaza are owned and managed by the Bell Towne Centre Borrower Sponsor.

Major Tenants.

Largest Tenant by square feet: Royal Dance Works, Inc.(8,796 square feet; 6.7% of net rentable area; 4.2% underwritten base rent; December 2030 lease expiration) is a dance studio in Phoenix with dance classes for children, teens, and adults from beginner to professional levels.

2nd Largest Tenant by square feet: Brown Group Retail, LLC, dba Famous Footwear (7,678 square feet; 5.9% of net rentable area; 5.2% underwritten base rent; October 2022 lease expiration) is a family footwear destination in the United States and Canada, dealing in branded footwear, generally at prices discounted from manufacturer’s suggested prices. Famous Footwear is part of Caleres Inc., a diverse portfolio of global footwear brands. Brown Group has been at the Bell Towne Centre Property since June 2007, with its current lease expiring in 2022. Brown Group’s lease has one, 5-year renewal option remaining.

3rd Largest Tenant by square feet: FedEx Kinko’s (6,845 square feet; 5.2% of net rentable area; 4.4% underwritten base rent; January 2028 lease expiration) is an American multinational delivery services company specializing in air delivery, ground delivery, freight delivery, supply chain management, office services, and various other services across multiple subsidiaries.

COVID-19 Update. As of July 1, 2021, the Bell Towne Centre Property is open and operating. From October 2020 through June 2021 rental collections averaged 98%. The Bell Towne Centre Borrower amended or renewed 11 leases totaling 28,536 square feet. 14 tenants received some form of abated rent and most have either repaid a portion of that, executed a new lease incorporating any unpaid back rent and/or agreed to pay back unpaid rent over equal monthly installments. As of July 1, 2021, all tenants are current on rent with the exception of Sylvan Learning (1.6% of net rentable area), which has been making partial rent payments, however, has been underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

The following table presents certain information relating to the tenancy at the Bell Towne Centre Property:

Major Tenants

Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option
Major Tenants
Royal Dance Works, Inc.	NR/NR/NR	8,796	6.7%	$14.60	$128,422	4.2%	12/31/2030	N/A	N
Famous Footwear	B1/B+/BB+	7,678	5.9%	$21.00	$161,238	5.2%	10/31/2022	1 5-year	N
FedEx Kinko’s	Baa2/BBB/NR	6,845	5.2%	$19.84	$135,811	4.4%	1/31/2028	N/A	N
Chili’s Grill & Bar	B1/BB-/NR	6,341	4.9%	$35.48	$225,000	7.3%	1/24/2023	1 5-year	N
Bank of America	A2/A-/AA-	5,400	4.1%	$49.78	$268,800	8.7%	11/30/2022	1 5-year	N
Total Major Tenants		35,060	26.8%	$26.22	$919,271	29.9%

Non-Major Tenants		82,994	63.5%	$26.03	$2,159,976	70.1%

Occupied Collateral Total		118,054	90.3%	$26.08	$3,079,246	100.0%

Vacant Space		12,659	9.7%

Collateral Total		130,713	100.0%
Non-collateral Anchor
Target Corporation	A2/A/A	177,562

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to tenant sales at the Bell Towne Centre Property:

Tenant Sales (PSF)(1)(2)

Tenant Name	% of Total Annual U/W Base Rent	2018	2019	2019 Occupancy Cost	2020	March 2021 TTM	March 2021 TTM Occupancy Cost
Chili’s Grill & Bar	7.3%	$485	$513	6.90%	$225	NAV	NAV
Panera	7.0%	$504	$519	7.50%	$456	$460	9.2%
Famous Footwear	5.2%	$215	$227	9.30%	$198	$217	10.4%
Royal Dance Works, Inc.	4.2%	$89	$90	15.30%	$72	NAV	NAV
Five Guys Operations, LLC	4.0%	$510	$501	8.80%	$558	$593	10.7%
Zaytuni, Llc D/B/A Us Egg	2.9%	$313	$361	4.60%	$296	NAV	NAV
Maurices #2247	2.6%	$115	$121	17.40%	$74	$76	16.5%
Einstein Brothers Bagels	2.1%	$444	$427	6.30%	$381	$385	8.2%
Autonomis, Llc Dba Hallmark	1.7%	$164	$166	7.80%	$158	NAV	NAV
Rue21	1.5%	$147	$142	7.10%	$125	$138	10.5%

(1)	March TTM sales periods vary on a tenant by tenant basis.

(2)	March TTM sales are considered non-comp as they do not represent a full 12-months of sales history due to government mandated lockdowns.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

The following table presents certain information relating to the lease rollover schedule at the Bell Towne Centre Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	8	24,919	19.1%	24,919	19.1%	$708,547	23.0%	$28.43
2023	8	28,024	21.4%	52,943	40.5%	$655,838	21.3%	$23.40
2024	5	12,120	9.3%	65,063	49.8%	$482,087	15.7%	$39.78
2025	6	15,155	11.6%	80,218	61.4%	$437,395	14.2%	$28.86
2026	4	8,220	6.3%	88,438	67.7%	$197,048	6.4%	$23.97
2027	3	5,320	4.1%	93,758	71.7%	$164,874	5.4%	$30.99
2028	2	9,515	7.3%	103,273	79.0%	$182,536	5.9%	$19.18
2029	0	0	0.0%	103,273	79.0%	$0	0.0%	$0.00
2030	2	11,296	8.6%	114,569	87.6%	$250,922	8.1%	$22.21
2031	0	0	0.0%	114,569	87.6%	$0	0.0%	$0.00
Thereafter	1	1,385	1.1%	115,954	88.7%	$0	0.0%	$0.00
Vacant(3)	0	14,759	11.3%	130,713	100.0%	$0	0.0%	$0.00
Total/Weighted Average	39	130,713	100.0%			$3,079,246	100.0%	$26.56(4)

(1)	Information obtained from the underwritten rent roll dated May 25, 2021.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Vacant includes 2,100 SF occupied by Sylvan Learning (1.6% of net rentable area), which has been making partial rent payments, however, has been underwritten as vacant. The Bell Towne Center Property is 90.3% leased and excluding Sylvan Learning economic occupancy is 88.7%.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Bell Towne Centre Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	5/25/2021(2)
96.1%	93.0%	90.3%	90.3%
(1)	Information obtained from The Bell Towne Centre Borrower.

(2)	Information obtained from the underwritten rent roll dated May 25, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Bell Towne Centre Property:

Cash Flow Analysis

	2018	2019	2020	2/28/2021 TTM	U/W(1)	%(2)	U/W $ PSF
Base Rental Income	$3,205,077	$3,270,456	$3,067,382	$3,120,903	$3,083,183	67.7%	$23.59
Rent Steps	0	0	0	0	37,062	0.8	0.28
Grossed Up Vacant Space	0	0	0	0	493,156	10.8	3.77
Gross Potential Rent	$3,205,077	$3,270,456	$3,067,382	$3,120,903	$3,613,401	79.3%	$27.64
Other Income	125,188	102,568	50,273	51,737	51,737	1.1	0.40
Recoveries	962,600	916,663	892,290	941,672	892,290	19.6	6.83
Net Rental Income	$4,292,865	$4,289,687	$4,009,945	$4,114,312	$4,557,428	100.0%	$34.87
(Vacancy & Credit Loss)	0	0	0	0	(493,156)	(13.6)	(3.77)
Effective Gross Income	$4,292,865	$4,289,687	$4,009,945	$4,114,312	$4,064,272	89.2%	31.09

Taxes	349,985	354,489	318,869	313,681	319,954	7.9	2.45
Insurance	38,829	38,964	41,228	34,351	42,391	1.0	0.32
Other Operating Expenses	786,590	779,318	707,788	737,892	719,710	17.7	5.51
Total Operating Expenses	$1,175,404	$1,172,772	$1,067,885	$1,085,923	$1,082,055	26.6%	$8.28

Net Operating Income	$3,117,461	$3,116,915	$2,942,060	$3,028,389	$2,982,217	73.4%	$22.81
TI/LC	0	0	0	0	228,748	5.6	1.75
Capital Expenditures	0	0	0	0	33,985	0.8	0.26
Net Cash Flow	$3,117,461	$3,116,915	$2,942,060	$3,028,389	$2,719,483	66.9%	$20.80

NOI DSCR	2.17x	2.17x	2.05x	2.11x	2.08x
NCF DSCR	2.17x	2.17x	2.05x	2.11x	1.89x
NOI Debt Yield	11.7%	11.7%	11.1%	11.4%	11.2%
NCF Debt Yield	11.7%	11.7%	11.1%	11.4%	10.2%
(1)	Rent Steps taken through May 31, 2022.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of

Effective Gross Income for all other fields.

(3)	The underwritten economic vacancy is 10.9%. The Bell Towne Centre Property was 90.3% leased as of May 25, 2021.

(4)	Other Income includes Sign Rent, Rental Tax, Other Rental/Storage Income, Other Monthly Charges, Termination Fees, Late Fees, and other miscellaneous revenues.

Appraisal. As of the appraisal valuation date of October 28, 2020, the Bell Towne Centre Property had an “as-is” appraised value of $42,500,000.

Environmental Matters. According to a Phase I environmental site assessment dated November 9, 2020, there was evidence of one recognized environmental condition at the Bell Towne Centre Property. An environmental liability insurance policy in the amount of $1,000,000 per incident and in the aggregate was obtained to address the recognized environmental condition. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Bell Towne Centre Property is located in the North Bell Road market of Phoenix, Arizona. Phoenix is the capital and most-populous city in Arizona, and the fifth most populous city in the United States. Phoenix is the anchor of the Phoenix metropolitan area, also known as the Valley of the Sun, which in turn is part of the Salt River Valley.

Phoenix is the 11th-largest metro and the second-fastest growing metropolitan statistical area in the nation, adding more than 96,000 residents in 2018. During the same period, metro Phoenix ranked second for net migration, attracting 72,900 new people, for an average of 200 people moving to Phoenix daily. Axiometrics forecasts an approximate 2.0% annual increase in new multi-family inventory through 2023, while occupancy rates are projected to maintain a stabilized rate near 95%, as net absorption is projected to be positive each year through 2023. Effective rental rates are projected to increase by 3.8% per annum through 2023. Moody’s Analytics’ most recent projections estimate a net total loss of 97,600 jobs this year within metropolitan Phoenix resulting from the COVID-19 pandemic.

Net migration and the presence of large educational institutions and colleges are growing the local labor pool. Metro Phoenix is home to the largest public and private universities in the country: Arizona State University (ASU) and Grand Canyon University (GCU). ASU enrollment surpassed 111,000 students in fall 2018, spread across five campuses and the ASU Skysong Innovation Center. Recent job announcements by Intel, Allstate, Deloitte, Mayo Clinic, Nikola Motor Company, Fox Corporation, Wells Fargo, Infosys, and USAA have contributed to thousands of jobs in the metro.

The market has become a hub for financial services. State Farm selected Tempe for its 2.1 million square foot campus in 2015, which is expected to house up to 8,000 employees. Following State Farm’s lead, insurance and financial services companies have increased their footprints across the Valley, including sizable expansions by Farmers, Voya, Allstate, Freedom Financial, Bank of the West, and Nationwide. Greater Phoenix is also one of the most rapidly expanding high-tech job markets in the nation. Phoenix ranked in the top 20 for high tech employment growth in CBRE’s 2019 Scoring Tech Talent report. With more than 85,060 high-tech employees, metro

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

employment has grown 12.3% over a five-year period. Microsoft, Google, and Apple have all invested in building data centers in various parts of the metro.

The Bell Towne Centre Property is located in an established northeast Phoenix neighborhood. The subject neighborhood contains a variety of residential uses including single-family housing, multi-story apartment complexes and mobile home parks. Bell Road serves as a primary commercial corridor for the northeast valley. Day to day shopping needs are served by existing commercial development mainly consisting of neighborhood shopping centers, strip retail centers and gas station/convenience stores.

Submarket Information – According to the appraisal, the Bell Towne Centre Property is situated in the North Bell Road retail submarket, which contained approximately 16.0 million square feet of retail space as of the second quarter of 2020. The North Bell Road retail submarket reported a vacancy rate of 6.6% with an average asking rental rate of $16.60 per square foot.

According to a third-party market report, the Bell Towne Centre Property is situated in the East Phoenix retail submarket. As of May 2021, the East Phoenix retail submarket reported an inventory of 8.9 million square feet, or 3.8% of the metro’s total inventory of retail space. Construction has returned to East Phoenix after limited net new supply over the past few years.

During May 2021, the submarket’s asking rent increased to $17.04 per square foot, up 1.1% from year end 2020. Over the past twelve months, asking rents have increased a total of 1.6%.

Over the last 12 months, submarket absorption totaled 48,200 square feet, 15% lower than the average annual absorption rate of 56,802 square feet recorded since the beginning of 2009. The submarket’s average vacancy rate drifted upward by 10 basis points during May 2021 to 6.8%, which is 3.8% lower than the long-term average, and 0.9% lower than the current metro average. The submarket vacancy rate is expected to finish 2021 at 6.5% and is expected to remain the same by year end 2022.

Appraiser’s Comp Set – The appraiser identified four comparable anchored multi-tenant retail centers within the Bell Towne Centre Property’s immediate market area. The appraiser concluded a market rent of $28.00 per square foot for the shop spaces, $18.00 per square foot for the low visibility shop spaces, $18.00 per square foot for the large shop spaces, $43.00 per square foot for the high visibility/pad shop spaces, $35.00 per square foot for the restaurant ground leased spaces, and $50.00 per square foot for the bank branch ground leased space at the Bell Towne Centre Property.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Bell Towne Centre Property:

Market Rent Summary(1)

	Shop	Low Visibility Shop Space	High Visibility Retail	Large Shop Space	GL Pad - Restaurant	GL Pad - Bank
Market Rent (PSF)	$28.00	$18.00	$43.00	$18.00	$35.00	$50.00
Lease Term (Years)	5	5	10	10	20	20
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	3.00%	3.00%	3.00%	3.00%	10.00%/5 Yrs	10.00%/5 Yrs

(1)   Information obtained from the appraisal.

Comparable Property Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Shoppes at Legacy House	Mesa, AZ	54,160	Jul-20	$9,000,000	$166.17
Paradise Point	Phoenix, AZ	54,430	Feb-20	$13,400,000	$246.19
Cactus Village	Phoenix, AZ	60,363	Feb-20	$9,600,000	$159.04
Crossroads at Tolleson	Tolleson, AZ	98,598	Jan-20	$24,500,000	$248.48
Sun City Promenade	Sun City, AZ	70,035	Dec-19	$12,300,000	$175.63
The Shops at Gainey Village	Scottsdale, AZ	138,444	Dec-19	$69,665,350	$503.20
Mountain Vista Plaza	Surprise, AZ	64,193	Nov-19	$14,125,000	$220.04
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

The following table presents certain information relating to four comparable leases to those at the Bell Towne Centre Property:

Comparable Properties(1)

Property Name/Location	Year Built	Total GLA (SF)	Distance from Subject	Inline Occupancy	Overall Occupancy
Bell Towne Plaza 245 East Bell Road Phoenix, AZ 85022	1988	225,906	0.2 miles	98%	78%

Covington Plaza 731 East Union Hills Drive Phoenix, AZ 85024	1988	105,574	1.0 miles	62%	82%

Fountain Square 310-630 East Bell Road Phoenix, AZ 85022	1986	168,644	0.2 miles	78%	87%

Moon Valley Town Center 707-875 East Bell Road Phoenix, AZ 85022	1988	106,571	0.3 miles	95%	99%
(1)	Information obtained from the appraisal.

Escrows. Real Estate Taxes – The Bell Towne Centre Mortgage Loan documents require an upfront real estate tax reserve of $81,102 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $27,034).

Insurance – The Bell Towne Centre Mortgage Loan documents require an upfront insurance reserve of $42,391 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next twelve months (initially $42,391). The Bell Towne Centre Borrower is not required to make the deposit for insurance premiums as set forth above provided that (i) no event of default has occurred and is continuing, (ii) the liability and casualty policies maintained by the Bell Towne Centre Borrower covering the Bell Towne Centre Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the Bell Towne Centre Borrower provides the lender evidence of renewal of such policies.

Replacement Reserve – The Bell Towne Centre Mortgage Loan documents require ongoing monthly replacement reserves of $2,832 ($0.26 per square foot annually).

Rollover Reserve – The Bell Towne Centre Mortgage Loan documents require upfront rollover reserves of $750,000 and ongoing monthly rollover reserves of $19,062 ($1.75 per square foot annually). The aggregate amount on deposit in the Rollover Reserve Fund is capped at (i) $1,500,000 in the aggregate until, and including, December 31, 2025 and (ii) from and after January 1, 2026, the aggregate amount on deposit in the Rollover Reserve Fund is capped at $1,000,000 in the aggregate.

Lockbox and Cash Management. The Bell Towne Centre Mortgage Loan is structured with a hard lockbox with springing cash management upon the occurrence of a Cash Sweep Event. At loan origination, the Bell Towne Centre Borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. Upon the occurrence and during the continuance of a Cash Sweep Event (as defined below), the lockbox bank is required to transfer to the cash management account in immediately available funds by federal wire transfer all amounts on deposit in the lockbox account once every business day throughout the continuance of a Cash Sweep Event in accordance with the terms of the lockbox agreement. Other than during the continuance of a Cash Sweep Event, the lockbox bank will transfer to the Bell Towne Centre Borrower operating account all amounts on deposit in the lockbox account once every business day in accordance with the terms of the lockbox agreement. Upon the occurrence of a Cash Sweep Event Cure (as defined below) and so long as no event of default or other Cash Sweep Event is then existing, the lender is required to notify the lockbox bank of such Cash Sweep Event Cure and direct the lockbox bank to transfer, in immediately available funds by federal wire, all amounts on deposit in the lockbox account to the Bell Towne Centre Borrower operating account as set forth in the lockbox agreement.

A “Cash Sweep Event” means the occurrence of: (a) an event of default, (b) any bankruptcy action of the Bell Towne Centre Borrower (c) any bankruptcy action of the manager, provided that the same will not be a Cash Sweep Event if the Bell Towne Centre Borrower replaces the manager with a qualified manager within 60 days of the bankruptcy action of the manager; or (d) a Debt Yield Trigger Event (as defined below).

A “Debt Yield Trigger Event” means a debt yield of less than 8.25% on any date of determination for the calendar quarter immediately preceding the date of such determination, based upon the trailing 12 month period immediately preceding such date of determination, as determined by the lender.

A “Cash Sweep Event Cure” means (a) if the Cash Sweep Event is caused solely by the occurrence of a Debt Yield Trigger Event, (1) the achievement of a debt yield of 8.25% or higher for one calendar quarter based upon the trailing 12 month period immediately preceding the date on which the debt yield is calculated or (2) the deposit by the Bell Towne Centre Borrower of a letter of credit in an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

amount equal to the portion of the outstanding principal balance required to be paid down such that the debt yield is equal to or greater than 8.25% or (b) if the Cash Sweep Event is caused by an event of default, the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and may reject or accept in its sole and absolute discretion) or (c) if the Cash Sweep Event is caused by a bankruptcy action of the manager, if the Bell Towne Centre Borrower replaces the manager with a qualified manager under a replacement management agreement; provided, however, that, such Cash Sweep Event Cure set forth in this definition of “Cash Sweep Event Cure” will be subject to the following conditions, (i) no event of default will have occurred and be continuing under the Bell Towne Centre Mortgage Loan agreement or any of the other Bell Towne Centre Mortgage Loan documents, (ii) a Cash Sweep Event Cure may occur no more than a total of 5 times in the aggregate during the term of the Bell Towne Centre Mortgage Loan and (iii) the Bell Towne Centre Borrower has paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure including, reasonable attorneys’ fees and expenses.

Property Management. The Bell Towne Centre Property is managed by Nexus Development Corporation/Central Division, an affiliate of the Bell Towne Centre Borrower Sponsor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Bell Towne Centre Mortgage Loan documents require that the commercial property and business income insurance required to be maintained by the Bell Towne Centre Borrower covers perils of terrorism and acts of terrorism and the Bell Towne Centre Borrower is required to maintain commercial property and business income insurance, and general liability and umbrella liability insurance, for loss resulting from perils and acts of terrorism at all times during the term of the Bell Towne Centre Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

Livermore

Sonora

Rancho Cordova

Salinas

Lodi

Sacramento, Horn Road (Geotech Supply)

Chico

Sacramento, Horn Road (Geotech Supply)

Auburn

Modesto

Sacramento, Roseville Road

Vacaville

Redding

Santa Rosa

Yuba City

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

OREGON
NEVADA
CALIFORNIA
Pacific Ocean
SACRAMENTO
Redding
Chico
Yuba City
Sacramento
Santa Rosa
Vacaville
San Francisco
Livermore
Sonora
San Jose
Salinas
Fresno
Los Angeles
San Diego
Roseville
Rocklin
Citrus Heights
Folsom
Rancho Cordova
Carmichael
Arden
Davis
Woodland
Elk Grove
Auburn
North Auburn
Fairfield
Vallejo
Napa
OAKLAND
Berkeley
Richmond
Concord
Stockton
Lodi
Modesto
Tracy
Dublin
Pleasanton
Hayward
Fremont
Sunnyvale
Santa Clara
Merced
Madera
FRESNO

Rollins Portfolio

1	Lodi	Lodi, CA
2	Sacramento	Sacramento, CA
3	Geotech Supply	Sacramento, CA
4	Vacaville	Vacaville, CA
5	Rancho Cordova	Rancho Cordova, CA
6	Modesto	Modesto, CA
7	Auburn	Auburn, CA
8	Livermore	Livermore, CA
9	Salinas	Salinas, CA
10	Yuba City	Yuba City, CA
11	Santa Rosa	Santa Rosa, CA
12	Redding	Redding, CA
13	Chico	Chico, CA
14	Sonora	Sonora, CA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Rollins Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR			Property Type – Subtype:	Industrial – Flex
Original Principal Balance(1):	$24,400,000			Location:	Various, CA
Cut-off Date Balance(1):	$24,400,000			Size:	232,340 SF
% of Initial Pool Balance:	3.3%			Cut-off Date Balance Per SF(1):	$169.58
Loan Purpose(2):	Acquisition			Maturity Date Balance Per SF(1):	$169.58
Borrower Sponsors:	New Mountain Net Lease Corporation and New Mountain Net Lease Partners Corporation			Year Built/Renovated:	Various/Various
Guarantors:	New Mountain Net Lease Corporation and New Mountain Net Lease Partners Corporation			Title Vesting:	Fee
Interest Rate:	3.2095%			Property Manager:	Self-managed
Note Date:	May 13, 2021			Current Occupancy (As of):	100.0% (7/1/2021)
Seasoning:	1 month			YE 2020 Occupancy(2):	NAP
Maturity Date:	June 6, 2031			YE 2019 Occupancy(2):	NAP
IO Period:	120 months			YE 2018 Occupancy(2):	NAP
Loan Term (Original):	120 months			YE 2017 Occupancy(2):	NAP
Amortization Term (Original):	NAP			Appraised Value(4):	$60,200,000
Loan Amortization Type:	Interest Only			Appraised Value Per SF:	$259.10
Call Protection:	L(24),YM1(1),DorYM1(90),O(5)			Appraisal Valuation Date(4):	Various
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information(4)
Additional Debt(1):	Yes			YE 2020 NOI(2):	NAP
Additional Debt Type (Balance)(1):	Pari Passu ($15,000,000)			YE 2019 NOI(2):	NAP
				YE 2018 NOI(2):	NAP
Escrows and Reserves(3)				YE 2017 NOI(2):	NAP
	Initial	Monthly	Cap	U/W Revenues:	$3,879,864
Taxes	$0	Springing	NAP	U/W Expenses:	$116,396
Insurance	$0	Springing	NAP	U/W NOI:	$3,763,468
Replacement Reserve	$0	Springing	(3)	U/W NCF:	$3,763,468
TI/LC Reserve	$0	Springing	(3)	U/W DSCR based on NOI/NCF(1):	2.94x / 2.94x
				U/W Debt Yield based on NOI/NCF(1):	9.6% / 9.6%
				U/W Debt Yield at Maturity based on NOI/NCF(1):	9.6% / 9.6%
				Cut-off Date LTV Ratio(1):	65.4%
				LTV Ratio at Maturity(1):	65.4%

Sources and Uses
Sources			Uses
Original whole loan amount	$39,400,000	64.6%	Purchase price(2)	$60,575,000	99.4%
Borrower sponsor equity	21,546,233	35.4	Closing costs	371,233	0.6
Total Sources	$60,946,233	100.0%	Total Uses	$60,946,233	100.0%

(1)	The Rollins Portfolio Mortgage Loan (as defined below) is part of the Rollins Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $39,400,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Rollins Portfolio Whole Loan.

(2)	The borrower sponsors recently acquired the Rollins Portfolio Properties (as defined below) in a sale-leaseback transaction using cash equity in February 2021. As such, historical occupancies and cash flows are not available. The Rollins Portfolio Whole Loan was entered into subsequently to the actual acquisition.

(3)	See “Escrows” section below.

(4)	While the Rollins Portfolio Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Rollins Portfolio Whole Loan more severely than assumed in the underwriting of the Rollins Portfolio Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

The Mortgage Loan. The mortgage loan (the “Rollins Portfolio Mortgage Loan”) is part of a whole loan (the “Rollins Portfolio Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal balance of $39,400,000 secured by a first priority fee mortgage encumbering a 232,340 square foot portfolio of 14 industrial flex properties located in California (each, a “Rollins Portfolio Property”, and collectively, the “Rollins Portfolio Properties”). The Rollins Portfolio Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-3 with an aggregate original principal balance of $24,400,000. The non-controlling Note A-2 and Note A-4, with an aggregate original principal balance of $15,000,000, are expected to be contributed to one or more future securitization trusts. The Rollins Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2021-C60 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$19,400,000	$19,400,000	WFCM 2021-C60	Yes
A-2	$10,000,000	$10,000,000	UBS AG	No
A-3	$5,000,000	$5,000,000	WFCM 2021-C60	No
A-4	$5,000,000	$5,000,000	UBS AG	No
Total	$39,400,000	$39,400,000

The Borrower and Borrower Sponsors. The borrower is NM CPC, L.P. (the “Rollins Portfolio Borrower”), a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the Rollins Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Rollins Portfolio Whole Loan. The non-recourse carveout guarantors and borrower sponsors of the Rollins Portfolio Whole Loan are New Mountain Net Lease Corporation and New Mountain Net Lease Partners Corporation. New Mountain Capital, LLC was founded in 1999 and, together with its affiliates, the firm manages private equity, public equity, credit and net lease capital.

The Properties. The Rollins Portfolio Whole Loan is secured by 14 industrial flex properties totaling 232,340 square feet located in California. The Rollins Portfolio Properties were constructed between 1985 and 2015. As of July 1, 2021, the Rollins Portfolio Properties were 100.0% occupied by Clark Pest Control (as defined below) under a 15-year master lease expiring in February 2036. The Lodi property is used as the Clark Pest Control corporate office.

The following table presents certain information relating to the Rollins Portfolio Properties:

Portfolio Summary(1)

Property	City, State	Net Rentable Area (SF)(2)	Year Built/ Renovated	Allocated Whole Loan Cut-off Date Balance (“ALA”)	% of ALA	“As-Is” Appraised Value	Cut-off Date LTV	Clear Heights (ft.)	Dock Doors	Drive -In Doors
Lodi	Lodi, CA	55,632	2007/NAP	$10,293,435	26.1%	$14,850,000	69.3%	30	0	3
Sacramento	Sacramento, CA	19,128	1985/2017	$3,297,500	8.4%	$5,300,000	62.2%	20	2	2
Geotech Supply	Sacramento, CA	25,020	2001/NAP	$3,151,565	8.0%	$6,600,000	47.8%	28	2	4
Vacaville	Vacaville, CA	13,840	1990/2015	$2,916,500	7.4%	$4,090,000	71.3%	24	0	1
Rancho Cordova	Rancho Cordova, CA	15,520	1994/NAP	$2,685,000	6.8%	$4,200,000	63.9%	18	2	2
Modesto	Modesto, CA	16,016	2001/NAP	$2,444,000	6.2%	$4,400,000	55.5%	16	0	2
Auburn	Auburn, CA	19,750	1999/NAP	$2,400,000	6.1%	$4,100,000	58.5%	20	0	2
Livermore	Livermore, CA	9,920	2003 & 2015/NAP	$2,265,000	5.7%	$3,020,000	75.0%	20	0	2
Salinas	Salinas, CA	8,005	2004/NAP	$2,116,000	5.4%	$2,910,000	72.7%	14	0	1
Yuba City	Yuba City, CA	9,920	2012/NAP	$1,987,000	5.0%	$2,890,000	68.8%	20	0	4
Santa Rosa	Santa Rosa, CA	8,525	2002/NAP	$1,711,500	4.3%	$2,330,000	73.5%	16	0	2
Redding	Redding, CA	12,480	2007/2011	$1,627,500	4.1%	$2,170,000	75.0%	18 - 24	0	4
Chico	Chico, CA	9,634	2012/NAP	$1,380,000	3.5%	$1,840,000	75.0%	18 - 26	0	4
Sonora	Sonora, CA	8,950	1998/NAP	$1,125,000	2.9%	$1,500,000	75.0%	16	0	2
Total/Wtd. Avg.		232,340		$39,400,000	100.0%	$60,200,000	65.4%		6	35
(1)	Information obtained from the appraisals.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

Sole Tenant.

Clark Pest Control (232,340 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 2/29/2036 lease expiration) - Clark Pest Control of Stockton, Inc. and King Distribution, Inc. (collectively, “Clark Pest Control”) are wholly owned subsidiaries of Rollins, Inc., which guarantees the master lease. Through its family of brands, Rollins, Inc. provides pest control services and protection against termite damage, rodents and insects to more than two million customers in North America, South America, Europe, Asia, Africa and Australia from more than 700 locations. Clark Pest Control operates in 28 locations and offers residential and commercial pest control throughout California and northwestern Nevada. Clark Pest Control’s lease commenced on February 26, 2021. The master lease expires on February 29, 2036 and includes three renewal options, two for 60 months each and one renewal option for 59 months.

The following table presents certain information relating to the tenancy at the Rollins Portfolio Properties:

Major Tenant(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration	Extension Options	Term. Option (Y/N)
Clark Pest Control	NR / NR / NR	232,340	100.0%	$15.15	$3,519,153	100.0%	2/29/2036	(2)	N
Occupied Collateral Total		232,340	100.0%	$15.15	$3,519,153	100.0%

Vacant Space		0	0.0%

Collateral Total		232,340	100.0%

(1)	Based on the underwritten rent roll, including the rent increase occurring in March 2022.

(2)	Clark Pest Control has three renewal options, two for 60 months each and one renewal option for 59 months.

The following table presents certain information relating to the lease rollover schedule at the Rollins Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	232,340	100.0%	232,340	100.0%	$3,519,153	100.0%	$15.15
Vacant	0	0	0.0%	232,340	100.0%	$0	0.0%	$0.00
Total	1	232,340	100.0%			$3,519,153	100.0%	$15.15
(1)	Based on the underwritten rent roll. Rent includes base rent and rent increase occurring in March 2022.

The following table presents historical occupancy percentages at the Rollins Portfolio Properties:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	7/1/2021(2)
NAP	NAP	NAP	NAP	100.0%

(1)	The borrower sponsors recently acquired the Rollins Portfolio Properties in a sale-leaseback transaction using cash equity in February 2021. As such, historical occupancies are not available.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

COVID-19 Update. As of June 24, 2021, all of the Rollins Portfolio Properties are open and operating. The Rollins Portfolio Whole Loan is current through the July 2021 payment date and is not subject to any forbearance, modification or debt service relief request. As of June 24, 2021, 100.0% of rent had been collected for the month of June 2021, and Clark Pest Control has made no request for rent relief or lease modification.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Rollins Portfolio Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$3,450,150	87.1%	$14.85
Straight-Line Rent(3)	323,496	8.2	1.39
Contractual Rent Steps(4)	69,003	1.7	0.30
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$3,842,649	97.1%	$16.54
Other Income	0	0.0	0.00
Total Recoveries	116,396	2.9	0.50
Net Rental Income	$3,959,045	100.0%	$17.04
(Vacancy & Credit Loss)(5)	(79,181)	(2.1)	(0.34)
Effective Gross Income	$3,879,864	98.0%	$16.70

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Management Fee	116,396	3.0	0.50
Other Operating Expenses	0	0.0	0.00
Total Operating Expenses	$116,396	3.0%	$0.50

Net Operating Income	$3,763,468	97.0%	$16.20
Capital Expenditures	0	0.0	0.00
TI/LC	0	0.0	0.00
Net Cash Flow	$3,763,468	97.0%	$16.20

NOI DSCR(6)	2.94x
NCF DSCR(6)	2.94x
NOI Debt Yield(6)	9.6%
NCF Debt Yield(6)	9.6%
(1)	The borrower sponsors recently acquired the Rollins Portfolio Properties in a sale-leaseback transaction using cash equity in February 2021. As such, historical cash flows are not available.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Represents the straight-line rent through the end of term of the Rollins Portfolio Whole Loan in April 2031.

(4)	Represents the rent step occurring in March 2022.

(5)	The U/W economic vacancy is 2.0%. As of July 1, 2021, the Rollins Portfolio Properties were 100.0% occupied.

(6)	All statistical information related to the NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield is based on the Rollins Portfolio Whole Loan.

Appraisals. The sum of the individual “as-is” appraised values for each of the Rollins Portfolio Properties equates to $60,200,000. The valuation dates range from January 15, 2021 to January 22, 2021.

Environmental Matters. According to the Phase I environmental site assessments dated December 24, 2020, there was no evidence of any recognized environmental conditions at the Rollins Portfolio Properties. One of the Rollins Portfolio Properties has a controlled recognized environmental condition. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

Market Overview and Competition. The Rollins Portfolio Properties are located across 10 metropolitan statistical areas and 14 submarkets in California.

The table below presents certain market information with respect to the Rollins Portfolio Properties:

Market Overview(1)

Property	Year Built/ Renovated	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	U/W Base Rent PSF(2)	Appraisal Market Rent PSF
Lodi	2007/NAP	55,632	Lodi	0.0%	1.8%	0.0%	1,479,211	$15.87	$14.40
Sacramento	1985/2017	19,128	McClellan	0.0%	5.2%	0.0%	17,463,054	$16.32	$15.00
Geotech Supply	2001/NAP	25,020	Mather	0.0%	4.3%	0.0%	5,694,717	$15.30	$15.00
Vacaville	1990/2015	13,840	Vacaville	0.0%	7.4%	0.0%	12,940,150	$17.34	$16.80
Rancho Cordova	1994/NAP	15,520	Sunrise	0.0%	4.5%	0.0%	12,966,620	$15.81	$15.00
Modesto	2001/NAP	16,016	Ceres	0.0%	0.7%	0.0%	5,371,054	$16.83	$15.00
Auburn	1999/NAP	19,750	Auburn/Newcastle	0.0%	3.5%	0.0%	3,200,627	$12.24	$11.00
Livermore	2003 & 2015/NAP	9,920	Livermore	0.0%	7.2%	0.0%	20,028,190	$16.32	$16.20
Salinas	2004/NAP	8,005	North Monterey County	0.0%	1.8%	0.0%	14,118,905	$20.40	$19.80
Yuba City	2012/NAP	9,920	Marysville/Yuba City(3)	0.0%	2.7%(3)	0.0%	7,735,885(3)	$17.09	$16.80
Santa Rosa	2002/NAP	8,525	Santa Rosa	0.0%	4.2%	0.0%	11,264,964	$15.30	$15.00
Redding	2007/2011	12,480	Redding(3)(4)	0.0%	3.5%(3)	0.0%	5,087,831(3)	$10.20	$9.60
Chico	2012/NAP	9,634	Chico(3)(4)	0.0%	5.3%(3)	0.0%	9,708,099(3)	$11.22	$10.80
Sonora	1998/NAP	8,950	Sonora(3)(4)	0.0%	2.5%(3)	0.0%	572,337(3)	$9.43	$12.50
Total/Wtd. Avg.		232,340		0.0%	3.6%	0.0%	127,631,644	$15.15	$14.36
(1)	Information obtained from the appraisals.

(2)	Information obtained from the underwritten rent rolls.

(3)	Information obtained from third party market research reports.

(4)	No submarket information is available. Market information is shown.

The following table presents certain demographic information with respect to the Rollins Portfolio Properties:

Demographics Overview

Property	City, State	Net Rentable Area (SF)(1)	ALA	% of ALA	U/W NCF(2)	% of U/W NCF	Estimated 2021 Population (5-mile Radius)(3)	Estimated 2021 Average Household Income (5-mile Radius)(3)
Lodi	Lodi, CA	55,632	$10,293,435	26.1%	$983,224	26.1%	10,352	$109,427
Sacramento	Sacramento, CA	19,128	$3,297,500	8.4%	$314,976	8.4%	346,597	$85,609
Geotech Supply	Sacramento, CA	25,020	$3,151,565	8.0%	$301,036	8.0%	191,117	$102,556
Vacaville	Vacaville, CA	13,840	$2,916,500	7.4%	$278,583	7.4%	89,144	$125,694
Rancho Cordova	Rancho Cordova, CA	15,520	$2,685,000	6.8%	$256,470	6.8%	159,635	$112,536
Modesto	Modesto, CA	16,016	$2,444,000	6.2%	$233,450	6.2%	41,850	$75,281
Auburn	Auburn, CA	19,750	$2,400,000	6.1%	$229,247	6.1%	40,664	$104,205
Livermore	Livermore, CA	9,920	$2,265,000	5.7%	$216,352	5.7%	93,139	$194,266
Salinas	Salinas, CA	8,005	$2,116,000	5.4%	$202,119	5.4%	155,265	$88,029
Yuba City	Yuba City, CA	9,920	$1,987,000	5.0%	$189,797	5.0%	126,288	$74,198
Santa Rosa	Santa Rosa, CA	8,525	$1,711,500	4.3%	$163,482	4.3%	96,833	$123,800
Redding	Redding, CA	12,480	$1,627,500	4.1%	$155,458	4.1%	66,809	$83,756
Chico	Chico, CA	9,634	$1,380,000	3.5%	$131,817	3.5%	91,397	$85,512
Sonora	Sonora, CA	8,950	$1,125,000	2.9%	$107,459	2.9%	24,139	$86,460
Total/Wtd. Avg.		232,340	$39,400,000	100.0%	$3,763,468	100.0%	100,468	$105,886
(1)	Information obtained from the underwritten rent rolls.

(2)	Allocated based on ALA.

(3)	Information obtained from third party market research reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

Escrows.

Real Estate Taxes – The Rollins Portfolio Borrower is not required to make monthly escrow deposits for real estate taxes as long as (i) the Clark Pest Control lease is in full force and effect, (ii) a Clark Pest Control Cash Management Trigger Event (as defined below) is not continuing, (iii) Clark Pest Control is responsible, pursuant to the terms of its master lease, for the direct payment of all taxes, (iv) Clark Pest Control pays all such taxes prior to the date of delinquency and (v) upon request of the lender, the Rollins Portfolio Borrower provides to the lender paid receipts for the payment of taxes prior to the delinquency thereof. If the above conditions are not satisfied, the Rollins Portfolio Borrower is required to make monthly deposits into a real estate tax reserve equal to 1/12 of the estimated annual real estate taxes.

Insurance – The Rollins Portfolio Borrower is not required to make monthly escrow deposits for insurance premiums as long as (i) the Clark Pest Control lease is in full force and effect, (ii) a Clark Pest Control Cash Management Trigger Event is not continuing, (iii) Clark Pest Control is responsible, pursuant to the terms of its master lease, for the direct payment of all insurance premiums, (iv) Clark Pest Control pays all such insurance premiums prior to the expiration of such policies and (v) upon request of the lender, prior to the expiration of the policies, the Rollins Portfolio Borrower provides to the lender evidence that such insurance premiums have been paid. If the above conditions are not satisfied, the Rollins Portfolio Borrower is required to make monthly deposits into an insurance reserve equal to 1/12 of the estimated annual insurance premiums.

Replacement Reserve – The Rollins Portfolio Borrower is not required to make monthly escrow deposits for capital expenditures as long as (i) the Clark Pest Control lease is in full force and effect, (ii) a Clark Pest Control Cash Management Trigger Event is not continuing, (iii) Clark Pest Control is responsible, pursuant to the terms of its master lease, for the direct payment of all capital expenditures, (iv) Clark Pest Control pays all such capital expenditures within the time frame set forth in the master lease and (v) upon request of the lender, the Rollins Portfolio Borrower provides to the lender evidence that such capital expenditures have been performed and all costs associated with such capital expenditures have been paid. If the above conditions are not satisfied, the Rollins Portfolio Whole Loan documents require ongoing monthly deposits into a replacement reserve of approximately $3,872, subject to a cap of $69,702.

TI/LC Reserve – The Rollins Portfolio Borrower is not required to make monthly escrow deposits for tenant improvements and leasing commissions (“TI/LC”) as long as the Clark Pest Control lease or a single replacement lease remains in full force and effect. If during the term of the Rollins Portfolio Whole Loan, the Clark Pest Control lease or a single replacement lease for the entire Rollins Portfolio Properties is not in full force and effect, the Rollins Portfolio Whole Loan documents require ongoing monthly deposits into a TI/LC reserve of approximately $14,521, subject to a cap of approximately $261,383.

A “Clark Pest Control Cash Management Trigger Event” will commence upon the earlier of the following:

(i)	Clark Pest Control or a replacement tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease;

(ii)	on or prior to 12 months prior to the then applicable expiration date under the Clark Pest Control lease or a replacement lease, as applicable, Clark Pest Control or the replacement tenant fails to give irrevocable notice of its election to renew its lease upon terms and conditions reasonably acceptable to the lender;

(iii)	on or prior to the date on which Clark Pest Control or the replacement tenant is required under its lease to notify the Rollins Portfolio Borrower of its election to extend or renew its lease, Clark Pest Control or the replacement tenant failing to give such notice of renewal;

(iv)	a monetary event of default with respect to the payment of fixed rent, taxes or insurance premiums under the Clark Pest Control lease or replacement lease occurring and continuing beyond any applicable notice and cure period;

(v)	Clark Pest Control or replacement tenant, as applicable, or any guarantor of the applicable lease becoming insolvent or a debtor in any bankruptcy action;

(vi)	the Clark Pest Control lease or replacement lease, as applicable, being terminated;

(vii)	(A) Clark Pest Control “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof constituting (x) 25% or more of the total rentable square footage at the applicable property (other than the Lodi property) pursuant to the Clark Pest Control lease or (y) 50% or more of the total square footage at the Lodi property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of the leased premises) or (B) if applicable, replacement tenant “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof constituting 25% or more of the total rentable square footage at the applicable property pursuant to the replacement lease (other than temporary cessation of operations in connection with remodeling, renovation or restoration of the leased premises); or

(viii)	the long term unsecured debt rating of Clark Pest Control or replacement tenant (or any applicable lease guarantor) fails to satisfy a long term unsecured debt rating of at least CCC by Fitch (or its equivalent by the other rating agencies), in each case, to the extent that the long term unsecured debt obligations of the applicable entity are rated by such rating agency, or is withdrawn by any rating agency that has rated the Certificates or any other certificates backed by the Rollins Portfolio Whole Loan (other than a withdrawal of the shadow rating in connection with or following the issuance of a credit rating).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

A Clark Pest Control Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the date that is the earlier of (1) Clark Pest Control or the replacement tenant revokes or rescinds all termination or cancellation notices, (2) the Clark Pest Control lease or replacement tenant lease, as applicable, is extended on terms satisfying the requirements of the related Rollins Portfolio Whole Loan documents or (3) a Clark Pest Control Space Re-Tenanting Event (as defined below) occurs;

●	with regard to clause (ii) above, the date that is the earlier of (1) the Clark Pest Control lease or the replacement tenant lease, as applicable, being extended on terms satisfying the requirements of the related Rollins Portfolio Whole Loan documents or (2) a Clark Pest Control Space Re-Tenanting Event occurs;

●	with regard to clause (iii) above, the date that is the earlier of (1) the Clark Pest Control lease or replacement lease is extended on terms satisfying the requirements of the related Rollins Portfolio Whole Loan documents or (2) a Clark Pest Control Space Re-Tenanting Event occurs;

●	with regard to clause (iv) above, the date that is the earlier of (1) a cure of the applicable event of default or (2) a Clark Pest Control Space Re-Tenanting Event occurs;

●	with regard to clause (v) above, (1) with respect to an involuntary proceeding, the bankruptcy action against Clark Pest Control, the replacement tenant or any lease guarantor (if applicable) is dismissed within 90 days after its commencement, (2) the Clark Pest Control lease, the related replacement lease and lease guaranty, as applicable, has been assumed, affirmed or assigned, pursuant to a final unappealable order of a court of competent jurisdiction and Clark Pest Control or the replacement tenant, as applicable, is no longer the subject of a bankruptcy action and is paying rent under such lease, or (3) a Clark Pest Control Space Re-Tenanting Event occurs;

●	with regard to clause (vi) above, (1) the Clark Pest Control lease or the related replacement lease, as applicable, is reinstated after it is terminated or (2) a Clark Pest Control Space Re-Tenanting Event occurs;

●	with regard to clause (vii) above, (1) Clark Pest Control or the tenant under the related replacement lease, as applicable, re-commencing its normal business operations at the applicable Rollins Portfolio Property or (2) a Clark Pest Control Space Re-Tenanting Event occurs; or

●	with regard to clause (viii) above, the long term unsecured debt rating of Clark Pest Control or the replacement tenant (or any applicable lease guarantor) is equal to or greater than CCC+ by Fitch (or their equivalents by the other rating agencies).

A “Clark Pest Control Space Re-Tenanting Event” means that all of the Rollins Portfolio Properties (in the case of the Clark Pest Control lease) or all of the space demised under a single replacement lease with respect to all of the Rollins Portfolio Properties (in the case of a single replacement lease) has been re-tenanted to one or more replacement tenants pursuant to one or more replacement leases, or in the event less than all of the Rollins Portfolio Properties has been demised with respect to one or more replacement leases, the result that, after accounting for such replacement leases (1) the debt yield for the Rollins Portfolio Properties is at least 7.5% for one calendar quarter and (2) at least 75% of the Rollins Portfolio Properties are occupied with tenants in occupancy and conducting business, and all tenant improvements and leasing commissions with respect to any such leases have been paid in full and all tenant improvement work has been completed.

Lockbox and Cash Management. The Rollins Portfolio Whole Loan is structured with a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Revenues from the Rollins Portfolio Properties are required to be deposited directly into the lockbox account or, if received by the Rollins Portfolio Borrowers or the property manager, deposited within two business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Rollins Portfolio Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment, operating expenses and cash management bank fees) will be applied as follows: (a) if a Cash Management Trigger Event exists on account of any Cash Management Trigger Event other than a Cash Management DSCR Trigger Event (as defined below) or a Clark Pest Control Cash Management Trigger Event, to a lender-controlled excess cash flow account or (b) if no Cash Management Trigger Event exists or if a Clark Pest Control Cash Management Trigger Event or Cash Management DSCR Trigger Event exist and the excess cash flow account cap equal to 18 months of base rent is satisfied, to the Rollins Portfolio Borrower. The Rollins Portfolio Borrower has the right to deposit cash or a letter of credit to be applied towards such cap amount.

A “Cash Management Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	any bankruptcy action involving the Rollins Portfolio Borrower or the guarantors;

(iii)	at any time (a) the Clark Pest Control lease or a single replacement lease with respect to the entire Rollins Portfolio Properties is no longer in effect and (b) the Rollins Portfolio Properties are being managed by a property manager, any bankruptcy action of the property manager;

(iv)	a Cash Management DSCR Trigger Event; or

(v)	a Clark Pest Control Cash Management Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

A Cash Management Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the filing being discharged, stayed or dismissed within 60 days for the Rollins Portfolio Borrower or the guarantors and lender’s determination that such filing does not materially increase the Rollins Portfolio Borrower’s or the guarantors’ monetary obligations, or, in the case of the guarantors, materially adversely affect its ability to perform its obligations under the Rollins Portfolio Whole Loan documents;

●	with regard to clause (iii), (a) the replacement of the property manager with a third party property manager that constitutes a qualified property manager under the Rollins Portfolio Whole Loan documents and (b) the filing being discharged, stayed or dismissed within 120 days, and lender’s determination that such filing does not materially increase the property manager’s monetary obligations or materially adversely affect its ability to perform its obligations under its property management agreement;

●	with regard to clause (iv), the Cash Management DSCR Trigger Event being cured as set forth in the definition of such term below; or

●	with regard to clause (v), the Clark Pest Control Cash Management Trigger Event being cured as set forth in the definition of such term above.

A “Cash Management DSCR Trigger Event” means the debt service coverage ratio for any two consecutive fiscal quarters, as determined by the lender, based on the trailing 12-month period immediately preceding the date of such determination is (a) on or prior to the eight-and-a-half-year anniversary of the origination date, less than 1.25x and (b) thereafter, less than 2.00x. A Cash Management DSCR Trigger Event will end upon the occurrence of (A) the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is (x) on or prior to the eight-and-a-half-year anniversary of the origination date, at least 1.30x and (y) thereafter, at least 2.05x, for two consecutive quarters or (B) the Rollins Portfolio Borrower deposits into the lockbox account, within 10 business days following commencement of the Cash Management DSCR Trigger Event, cash in an amount such that when added to the calculation of net operating income for the applicable fiscal quarter would result in the debt service coverage ratio for such quarter being at least equal to the applicable amount stipulated in clause (A).

Property Management. The Rollins Portfolio Properties are self-managed by Clark Pest Control.

Partial Release. A partial release is only permitted following (i) a casualty or condemnation affecting an individual property or (ii) an event of default occurring with respect to an individual property. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Rollins Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Rollins Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Rollins Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. The seismic reports for the Rollins Portfolio Properties indicated scenario expected losses ranging between 2.0% and 11.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

Lake Erie
Burke Lakefront Airport
Cleveland Mem. Shoreway
Lakeland Frwy
Kirtland Park
St. Clair-Superior
Innerbelt Frwy
Rock and Roll Hall of Fame
Great Lakes Science Center
FirstEnergy Stadium
North Point Tower
Galleria at Erieview
City Hall
One Cleveland Center
Huntington Conv. Center
Downtown
Campus District
Cleveland State University
Playhouse Square
Cleveland Play House
Money Museum
The Mall
Key Tower
200 Public Sq.
Public Square
Soldiers' & Sailors' Monument
Warehouse District
Terminal Tower
JACK Cleveland Casino
Rocket Mortgage FieldHouse
Progressive Field
Gateway District
1010 Building and
Heinen's Rotunda Building
1010 Euclid Avenue
Cleveland, OH 44114
St. Vincent Charity Medical Ctr.
Cuyahoga Comm. College-Metro Campus
Rock and Roll Hall of Fame and Museum Library & Archives
Willow Frwy
Greater Cleveland Aquarium
Jacobs Pavilion at Nautica
The Flats East Bank
The Flats West Bank
Scranton Peninsula
CLEVELAND
Cuyahoga River
CUYAHOGA COUNTY
Industrial Valley
Tremont
Ohio City
Lutheran Hospital
West Side Market
RTA RED LINE
RTA RED, GREEN, BLUE LINES
RTA GREEN, BLUE LINES
University Circle 3 miles
Cleveland Hopkins Intl. Airport 10 miles
Asian Town Center
Asia Plaza
The Children's Museum of Cleveland
Cleveland Masonic Performance Arts Ctr.
Plain Dealer Plaza
Euclid Ave.
Carnegie Ave.
Prospect Ave.
Chester Ave.
Payne Ave.
Superior Ave.
St. Clair Ave.
Lakeside Ave.
Broadway Ave.
Woodland Ave.
AMTRAK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – 1010 Building and Heinen’s Rotunda Building

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	LMF Commercial, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR			Property Type – Subtype:	Mixed Use –Multifamily/Retail/ Office
Original Principal Balance:	$24,250,000			Location:	Cleveland, OH
Cut-off Date Balance:	$24,250,000			Size:	138,515 SF
% of Initial Pool Balance:	3.2%			Cut-off Date Balance Per SF:	$175.07
Loan Purpose:	Refinance			Maturity Date Balance Per SF:	$142.76
Borrower Sponsor:	Gregory M. Geis			Year Built/Renovated:	1907/ 2015
Guarantor:	Gregory M. Geis			Title Vesting:	Fee
Interest Rate:	4.6800%			Property Manager:	Geis Property Management, LLC (borrower-related)
Note Date:	June 3, 2021			Current Occupancy (As of):	99.3% (5/11/2021)
Seasoning:	0 months			YE 2020 Occupancy:	93.0%
Maturity Date:	July 1, 2031			YE 2019 Occupancy:	96.0%
IO Period:	0 months			YE 2018 Occupancy:	97.0%
Loan Term (Original):	120 months			YE 2017 Occupancy:	NAV
Amortization Term (Original):	360 months			As-Is Appraised Value(2):	$42,520,000
Loan Amortization Type:	Amortizing Balloon			As-Is Appraised Value Per SF(2):	$306.97
Call Protection:	L(24),D(92),O(4)			As-Is Appraisal Valuation Date:	March 25, 2021
Lockbox Type:	Springing			Underwriting and Financial Information(2)
Additional Debt:	None			TTM NOI (3/31/2021)(3):	$1,852,793
Additional Debt Type (Balance):	NAP			YE 2020 NOI:	$1,838,477
				YE 2019 NOI:	$1,831,406
				YE 2018 NOI:	NAV
				U/W Revenues:	$3,280,989
				U/W Expenses:	$1,142,866
Escrows and Reserves(1)				U/W NOI(3):	$2,138,122
	Initial	Monthly	Cap	U/W NCF:	$2,073,997
Taxes	$0	$12,606	NAP	U/W DSCR based on NOI/NCF:	1.42x / 1.38x
Insurance	$51,667	$4,473	NAP	U/W Debt Yield based on NOI/NCF:	8.8% / 8.6%
Replacement Reserve	$0	$3,012	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.8% / 10.5%
TI/LC Reserve	$0	$2,110	NAP	Cut-off Date LTV Ratio:	57.0%
Debt Service Reserve	$0	Springing	NAP	LTV Ratio at Maturity:	46.5%

Sources and Uses
Sources			Uses
Original loan amount	$24,250,000	93.6%	Loan payoff	$25,176,845	97.2%
Sponsors equity	1,664,958	6.4	Closing costs	686,446	2.6
			Upfront reserves	51,667	0.2
Total Sources	$25,914,958	100.0%	Total Uses	$25,914,958	100.0%

(1)	See “Escrows” section for a full description of Escrows and Reserves.

(2)	While the 1010 Building and Heinen’s Rotunda Building Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 1010 Building and Heinen’s Rotunda Building Mortgage Loan more severely than assumed in the underwriting of 1010 Building and Heinen’s Rotunda Building Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors- Risks Related to Market Conditions and Other External Factors-Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	U/W NOI increased compared to TTM NOI (3/31/2021) is mainly due to the fact that other income item was underwritten to include a 15-year straight line reimbursement of the TIF (as defined below) income from Cuyahoga County in the amount of $231,000.

The Mortgage Loan. The mortgage loan (the “1010 Building and Heinen’s Rotunda Building Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 138,515 square foot mixed use multifamily, retail and office property located in Cleveland, Ohio (the “1010 Building and Heinen’s Rotunda Building Property”).

The Borrower and Borrower Sponsor. The borrower is 1010 Euclid, LLC (the “1010 Building and Heinen’s Rotunda Building Borrower”) a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the 1010 Building and Heinen’s Rotunda Building Borrower delivered a non-consolidation opinion in connection with the origination of the 1010

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

Building and Heinen’s Rotunda Building Mortgage Loan. The nonrecourse carve-out guarantor of the 1010 Building and Heinen’s Rotunda Building Mortgage Loan is Gregory M. Geis.

The borrower sponsor and nonrecourse carve-out guarantor, Gregory M. Geis, is the CEO of Geis Companies (“Geis”). Geis was formed in 1967 in Macedonia, Ohio and has become a multi-million dollar development and construction company, with more than 150 employees. Geis has grown to become a large industrial design firm in Ohio, designing and constructing approximately 2.0 million square feet annually, with projects underway in 14 states and two foreign countries. Mr. Geis is responsible for establishing the company’s mission, strategy and objectives. The borrower sponsor (or an affiliate) is the tenant at space representing approximately 23.8% of the net rentable area and approximately 11.2% of the underwritten base rent at the 1010 space at the 1010 Building and Heinen’s Rotunda Building Property.

The Property. The 1010 Building and Heinen’s Rotunda Building Property is a mixed use multifamily, retail and office property located in Cleveland, Ohio. The 1010 Building and Heinen’s Rotunda Building Property consists of two buildings totaling 138,515 square feet of net rentable area, which is comprised of 90 multifamily units (59,976 square feet) and 81,539 square feet of retail and office space situated on a 0.92-acre parcel. The 90 multifamily units are located at 1010 Euclid Avenue in a 13-story high-rise building (the “1010 Building”), which is attached to the Metropolitan at the 9 hotel (the “Metropolitan Hotel”) (which hotel is owned by an affiliate of the borrower but is not collateral for the 1010 Building and Heinen’s Rotunda Building Mortgage Loan). The 1010 Building was originally constructed in 1910 and converted from an office building in 2015 by the borrower sponsor. The 1010 Building is part of a larger development, which includes a 29-story tower, a hotel and an apartment building (which are not part of the collateral). In addition to the 90 multifamily units, the 1010 Building also includes 36,759 square feet of retail and office space (45.1% of the commercial net rentable area and 45.4% of the commercial underwritten base rent) leased to Downtown Cleveland Alliance (DCA), the Metropolitan Hotel – Azure (rooftop bar) (“Azure”), Gdot Design, Jen Diasio, Geis Hospitality, LLC (owned by the borrower sponsor) and office space for the Metropolitan Hotel. The 1010 Building and Heinen’s Rotunda Building Property also includes the building adjacent to the 1010 Building located at the corner of Euclid Avenue and E 9th Street (the “Heinen’s Rotunda Building”). The Heinen’s Rotunda Building was originally constructed in 1907 and renovated in 2015 by the borrower sponsor. The Heienen’s Rotunda Building is occupied by two retail tenants, Heinen’s and Metropolitan Hotel – Vault (54.9% of the commercial net rentable area and 54.6% of the commercial underwritten base rent).

The 1010 Building and Heinen’s Rotunda Building Property is subject to a 12-year tax abatement from Cleveland for the redevelopment of the 1010 Building and Heinen’s Rotunda Building Property. The abatement started in January 1, 2015 and expires December 31, 2021 for the retail/office space and December 31, 2026 for the multifamily portion of the 1010 Building and Heinen’s Rotunda Building Property. The retail/office space is a separate tax parcel and each lease is 100.0% triple net to each of the tenants. The multifamily portion of the 1010 Building and Heinen’s Rotunda Building Property shares a tax parcel with the Azure tenant space. Azure is required to reimburse its pro-rata share of the real estate taxes in an amount equal to 13.0% of the multifamily parcel taxes due.

Additionally, the 1010 Building and Heinen’s Rotunda Building Property benefits from a 30-year tax increment finance (“TIF”) agreement that commenced on November 12, 2013 and will end December 31, 2043. During the term of the TIF agreement, the 1010 Building and Heinen’s Rotunda Building Borrower is required to make payments in lieu of taxes (“Service Payments”) in an amount equal to the amount of taxes that the 1010 Building and Heinen’s Rotunda Building Borrower would have paid had the improvements not been exempt from taxation under the TIF agreement. Pursuant to the 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents, the lender collects funds on a rolling basis for the payment of the Service Payments. The Service Payments are secured by a TIF mortgage for the benefit of the City of Cleveland that is senior to the 1010 Building and Heinen’s Rotunda Building Mortgage Loan. The City of Cleveland is only entitled to exercise remedies with respect to the payments then due and payable through the most recent tax collection date and there is no right to accelerate the payments that become due and owing on subsequent tax collection dates. Starting in 2022 and continuing through the end of 2043, Cuyahoga County will reimburse to the 1010 Building and Heinen’s Rotunda Building Borrower an amount equal to the total Service Payment paid less the school board taxes. Pursuant to the TIF agreement, the portion of Service Payments reimbursed to the 1010 Building and Heinen’s Rotunda Building Borrower are dedicated to the payment of annual debt service on the 1010 Building and Heinen’s Rotunda Building Mortgage Loan.

Multifamily

The multifamily portion of the 1010 Building consists of 90 multifamily units, which are comprised of 81 one-bedroom/one-bath units and nine two-bedroom/two-bath units. Unit amenities include air conditioning, dishwasher, garbage disposal, microwave, premium countertops, in-unit washer and dryer and walk-in closets. Community amenities include a fitness center, concierge service, grocery delivery, dog area and a rooftop lounge. According to the rent roll dated May 11, 2021, the multifamily units are 98.9% occupied.

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom / 1 Bathroom	81	81	90.0%	100.0%	601	$1,052
2 Bedrooms / 2 Bathrooms	9	8	10.0%	88.9%	924	$1,618
Total/Weighted Average	90	89	100.0%	98.9%	633	$1,103
(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

Retail/Office

The retail/office portion of the 1010 Building and Heinen’s Rotunda Building Property consists of 3 retail tenants (65.4% of the commercial net rentable area and 63.4% of the commercial underwritten base rent) and 4 office tenants (34.6% of the commercial net rentable area and 36.6% of the commercial underwritten base rent).

Major Tenants.

Largest Tenant: Heinen’s (33,280 square feet, 40.8% of commercial net rentable area; 42.8% of commercial underwritten base rent; 1/31/2030 lease expiration) – Heinen’s is a family-owned grocery store chain that began as a butcher shop in Shaker Heights, Ohio in 1929. Heinen’s features 14 departments ranging from quality meats, to wellness, to beer and fine wine. In addition, the grocer features a coffee espresso bar, offers catering, and holds events such as wine/beer tasting, raw oyster bars, and healthy cooking demos. Heinen’s has 19 locations in Ohio and four in Illinois. Heinen’s has been a tenant at the 1010 Building and Heinen’s Rotunda Building Property since 2015 and has two, 5-year renewal options remaining. Heinen’s may terminate its lease effective January 31, 2025 with a nine month notice period and payment of a termination fee equal to $1,791,707.

2nd Largest Tenant: Metropolitan Hotel (23,882 square feet, 29.3% of commercial net rentable area; 20.5% of commercial underwritten base rent; 20,032 SF expiring on 4/30/2036 and 3,850 SF expiring on 9/1/2029) – Metropolitan Hotel includes Metropolitan Hotel – Vault (“The Vault”) (11,500 SF), Metropolitan Hotel – Azure (8,532 SF), and Metropolitan Hotel office space (3,850 SF). The Vault is located in the vault of the former Cleveland Trust building (Heinen’s Rotunda Building). The Vault is a cocktail lounge and bar offering more than 30 handcrafted cocktails and small plates. The Vault has been a tenant at the 1010 Building and Heinen’s Rotunda Building Property since 2014 and has no renewal options remaining. The owner of the Metropolitan Hotel is an affiliate of the 1010 Building and Heinen’s Rotunda Building Borrower.

3rd Largest Tenant: Downtown Cleveland Alliance (“DCA”) (8,701 square feet; 10.7% of commercial net rentable area; 8.9% of commercial underwritten base rent; 6/30/2024 lease expiration) –DCA is a not-for-profit organization committed to making downtown Cleveland a compelling place to live, work and play. DCA is a collaboration of neighborhood-based organizations, property owners and downtown businesses, created as an organization dedicated to the long-term economic health of downtown Cleveland. As a not-for-profit organization, the DCA can implement strategic initiatives and provide services that enhance the pedestrian experience and attract more investment into downtown Cleveland. DCA has been a tenant at the 1010 Building and Heinen’s Rotunda Building Property since 2014 and has one, 5-year renewal option remaining.

COVID-19 Update. As of June 30, 2021, the 1010 Building and Heinen’s Rotunda Building Property is open and operating. Collection for June at the 1010 Building and Heinen’s Rotunda Building Property was at 93.3% of total square feet and 96.9% of total UW base rent. As of the date hereof, the 1010 Building and Heinen’s Rotunda Building Mortgage Loan is not subject to any modification or forbearance agreement, and the 1010 Building and Heinen’s Rotunda Building Borrower has not requested any modification or forbearance to the 1010 Building and Heinen’s Rotunda Building Mortgage Loan terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to the tenancy at the 1010 Building and Heinen’s Rotunda Building Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Commercial Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Heinen’s	NR/NR/NR	33,280	40.8%	$14.41	$479,686	42.8%	1/31/2030	2, 5-year	Y(2)
Metropolitan Hotel – The Vault(3)	NR/NR/NR	11,500	14.1%	$11.49	$132,099	11.8%	4/30/2036	N	N
Downtown Cleveland Alliance (DCA)	NR/NR/NR	8,701	10.7%	$11.44	$99,547	8.9%	6/30/2024	1, 5-year	N
Gdot Design, Jen Diasio	NR/NR/NR	8,653	10.6%	$17.23	$149,094	13.3%	9/30/2024	N	N
Metropolitan Hotel - Azure(3)	NR/NR/NR	8,532	10.5%	$11.49	$98,006	8.8%	4/30/2036	N	N
Total Major Tenants		70,666	86.7%	$13.56	$958,432	85.6%

Non-Major Tenant		10,873	13.3%	$14.84	$161,344	14.4%

Occupied Collateral Total		81,539	100.0%	$13.73	$1,119,776	100.0%

Vacant Space		0	0.0%

Collateral Total		81,539	100.0%

(1)	Annual U/W Base Rent PSF and Annual Commercial U/W Base Rent include contractual rent steps through January 2022 totaling $12,551.

(2)	Heinen’s may terminate its lease effective January 31, 2025 with a nine month notice period and payment of a termination fee equal to $1,791,707.

(3)	The owner of the Metropolitan Hotel (the tenant under the Metropolitan Hotel – The Vault lease and the tenant under the Metropolitan Hotel - Azure lease) is an affiliate of the 1010 Building and Heinen’s Rotunda Building Borrower.

The following table presents certain information relating to the lease rollover schedule at the 1010 Building and Heinen’s Rotunda Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	2	17,354	21.3%	17,354	21.3%	$248,641	22.2%	$14.33
2025	0	0	0.0%	17,354	21.3%	$0	0.0%	$0.00
2026	0	0	0.0%	17,354	21.3%	$0	0.0%	$0.00
2027	0	0	0.0%	17,354	21.3%	$0	0.0%	$0.00
2028	0	0	0.0%	17,354	21.3%	$0	0.0%	$0.00
2029	1	3,850	4.7%	21,204	26.0%	$0	0.0%	$0.00
2030	1	33,280	40.8%	54,484	66.8%	$479,686	42.8%	$14.41
2031	0	0	0.0%	54,484	66.8%	$0	0.0%	$0.00
Thereafter	3	27,055	33.2%	81,539	100.0%	$391,449	35.0%	$14.47
Vacant	0	0	0.0%	81,539	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	7	81,539	100.0%			$1,119,776	100.0%	$13.73
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total Annual UW Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

The following table presents historical occupancy percentages at the 1010 Building and Heinen’s Rotunda Building Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	5/11/2021(2)
97.0%	96.0%	93.0%	99.3%

(1)	Information obtained from the borrower’s rent roll.

(2)	Information obtained from the underwritten rent roll dated May 11, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 1010 Building and Heinen’s Rotunda Building Property:

Cash Flow Analysis

	2019	2020	TTM 3/31/2021	U/W	%(1)	U/W $ per SF
Residential Rents in Place	$1,177,802	$1,230,969	$1,224,845	$1,178,326	34.8%	$8.51
Retail Rents in Place	1,081,315	1,072,074	1,080,862	1,107,226	32.7	7.99
Contractual Rent Steps(2)	0	0	0	12,551	0.4	0.09
Grossed Up Vacant Space	0	0	0	21,960	0.6	0.16
Gross Potential Rent	$2,259,117	$2,303,043	$2,305,707	$2,320,063	68.6%	$16.75
Other Income(3)	114,219	99,884	88,263	319,543	9.4	2.31
Total Recoveries	849,687	756,841	750,227	741,872	21.9	5.36
Net Rental Income	$3,223,023	$3,159,768	$3,144,197	$3,381,478	100.0%	$24.41
(Vacancy & Credit Loss)	(96,054)	(115,240)	(137,150)	(100,489)(4)	(4.3)	(0.73)
Effective Gross Income	$3,126,969	$3,044,529	$3,007,047	$3,280,989	97.0%	$23.69

Real Estate Taxes	142,393	151,271	151,271	151,271	4.6	1.09
Insurance	65,586	70,878	64,785	53,680	1.6	0.39
Management Fee	95,576	101,183	98,713	98,430	3.0	0.71
Other Operating Expenses	992,009	882,720	839,486	839,486	25.6	6.06
Total Operating Expenses	$1,295,564	$1,206,052	$1,154,255	$1,142,866	34.8%	$8.25

Net Operating Income(5)	$1,831,406	$1,838,477	$1,852,793	$2,138,122	65.2%	$15.44
Replacement Reserves	0	0	0	38,808	1.2	0.28
TI/LC	0	0	0	25,317	0.8	0.18
Net Cash Flow	$1,831,406	$1,838,477	$1,852,793	$2,073,997	63.2%	$14.97

NOI DSCR	1.22x	1.22x	1.23x	1.42x
NCF DSCR	1.22x	1.22x	1.23x	1.38x
NOI Debt Yield	7.6%	7.6%	7.6%	8.8%
NCF Debt Yield	7.6%	7.6%	7.6%	8.6%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through January 2022.

(3)	Other income consist of a 15-year straight line reimbursement of the TIF income from Cuyahoga County in the amount $231,000.

(4)	The underwritten economic vacancy is 4.3%. The 1010 Building and Heinen’s Rotunda Building Property was 99.3% leased as of May 11, 2021.

(5)	U/W Net Operating Income increased compared to TTM 3/31/2021 Net Operating Income is mainly due to the fact that other income item was underwritten to include a 15-year straight line reimbursement of the TIF income from Cuyahoga County in the amount of $231,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

Appraisal. As of the appraisal valuation date of March 25, 2021, the 1010 Building and Heinen’s Rotunda Building Property had an “as-is” appraised value of $42,520,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 6, 2021, there was no evidence of any recognized environmental conditions at the 1010 Building and Heinen’s Rotunda Building Property.

Market Overview and Competition. The 1010 Building and Heinen’s Rotunda Building Property is located in Cleveland, Cuyahoga County, Ohio, within the Cleveland-Elyria metropolitan statistical area (the “Cleveland MSA”). The Cleveland MSA consists of Cuyahoga, Geauga, Lake and Medina counties. The Cleveland MSA economy is driven by the manufacturing, engineering and science industries. There are approximately 168 engineering companies located in the Cleveland area that are engaged in civil engineering, construction, and information technology. Cleveland serves as headquarters to a group of companies on the Fortune 500 list, both industrial and non-industrial and includes firms such as National City Corp., Eaton Corp., Parker Hannifin Corp., Sherwin-Williams Co., and KeyCorp. Primary access to the 1010 Building and Heinen’s Rotunda Building Property’s neighborhood is provided by Interstate 90, 77 and 71. The neighborhood surrounding the 1010 Building and Heinen’s Rotunda Building Property consists of a mixture of office, retail and residential development. The Flats at East Bank is an approximately $500 million waterfront development project along the Cuyahoga River approximately 1.1 miles west of the 1010 Building and Heinen’s Rotunda Building Property. Phase One of the project opened in 2013 and features an 18-story, 500,000 square foot office tower, an Aloft hotel and a range of local restaurants. Phase 2 includes Flats at East Bank Apartments, a 241-unit residential building and 1,200 foot riverfront boardwalk. The 1010 Building and Heinen’s Rotunda Building Property is located within the Gateway District of downtown Cleveland. Gateway District is home to Progressive Field and Quicken Loans Arena, which are home to the Cleveland Indians and Cleveland Cavaliers, respectively. The area also includes the East 4th entertainment district offering restaurants, concerts, comedy shows and a bowling alley. According to the appraisal, the 2020 population within a one-, three-, and five-mile radius is 14,177, 76,575 and 238,476, respectively. The average household income within the same radii is $68,397, $51,528, and $46,786, respectively.

Submarket Information – According to the appraisal, the 1010 Building and Heinen’s Rotunda Building Property is situated within the Central Cleveland apartment submarket, which contained approximately 13,472 units as of year end 2020. The Central Cleveland apartment submarket reported a vacancy rate of 7.3% with an average quoted rental rate of $1,396 per unit. The Central Cleveland apartment submarket reported positive absorption of 1,196 units and 777 units under construction.

Submarket Information – According to the appraisal, the 1010 Building and Heinen’s Rotunda Building Property is located within the CBD retail submarket, which contained approximately 2.8 million square feet of retail space as of year end 2020. The CBD retail submarket reported a vacancy rate of 1.6% with an average quoted rental rate of $24.69 per square feet. The CBD retail submarket reported positive net absorption of 3,264 square feet and 18,702 square feet under construction. According to the appraisal, the 1010 Building and Heinen’s Rotunda Building Property is situated within the CBD office submarket, which contained approximately 30.5 million square feet of office space as of year end 2020. The CBD office submarket reported a vacancy rate of 9.2% with an average quoted rental rate of $21.55 per square feet. The CBD office submarket reported positive absorption of 21,339 square feet and no new construction.

Appraiser’s Multifamily Comp Set – The appraiser identified four primary competitive properties for the 1010 Building and Heinen’s Rotunda Building Property totaling approximately 195,138 square feet, which reported an average occupancy rate of approximately 94.8%. The appraiser concluded to monthly market rents of $1,250 per unit for one bedroom units and $1,830 per unit for two bedroom units.

Appraiser’s Retail and Office Comp Set – The appraiser identified four retail and four office competitive properties for the 1010 Building and Heinen’s Rotunda Building Property totaling approximately 868 units, which reported an average occupancy rate of approximately 91.9%. The appraiser concluded to market rents of $14.50 per square foot, for grocery tenants, $11.00 per square foot for retail tenants, and $16.00 per square foot for office tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the 1010 Building and Heinen’s Rotunda Building Property:

Market Rent Summary(1)

	Grocery	Retail	Office
Market Rent (PSF)	$14.50	$11.00	$16.00
Lease Term (Years)	NAV	NAV	NAV
Lease Type (Reimbursements)	NAV	NAV	NAV
Rent Increase Projection	NAV	NAV	NAV
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

The table below presents certain information relating to comparable sales for the 1010 Building and Heinen’s Rotunda Building Property identified by the appraiser:

Comparable Sales - Retail(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Whole Foods	Exton, PA	54,729	Apr-19	$22,140,368	$404.55
Pick’n Save	Oconomowoc, WI	61,700	Jul-19	$13,289,300	$215.39
Fresh Thyme	Muncie, IN	28,709	Jul-19	$8,446,386	$294.21
Whole Foods	Kildeer, IL	50,000	Feb-20	$24,900,000	$498.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to four comparable residential properties to the 1010 Building and Heinen’s Rotunda Building Property identified by the appraiser:

Competitive Set(1)

	1010 Building and Heinen’s Rotunda Building (Subject)(2)	Residences at 1717	Flats at East Bank Apartments	The Standard	The Garfield Apartments
Location	Cleveland, OH	Cleveland, OH	Cleveland, OH	Cleveland, OH	Cleveland, OH
Distance to Subject	--	0.2 miles	1.1 miles	0.5 miles	0.2 miles
Property Type	Mixed Use – Apartment/Commercial	Mixed Use –Retail/Apartment	Mixed Use – Apartment/Commercial	Mixed Use – Apartment/Commercial	Mixed Use – Apartment/Commercial
Year Built/Renovated	1907/2015	1958/2014	2015/NAP	1924/2017	1895/2017
Number of Units	90	223	235	281	129
Average Monthly Rent (per unit)
1 Bedroom	$1,052	$1,305	$1,916	$1,168	$1,195 - $1,480
2 Bedrooms	$1,618	$2,398	$2,858 - $10,076	$1,768	$1,628 - $1,913
3 Bedrooms	NAP	NAP	$3,374	NAP	$3,635
Occupancy	99.3%	91.5%	80.0%	92.7%	94.6%

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to four comparable leases to those at the 1010 Building and Heinen’s Rotunda Building Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Retail
Gristmill Village Shopping Center 7530 Fredle Drive Painesville, OH	2001/NAP	91,580	25.6 miles	88.3%	5.0 Yrs	25,000	$13.00	NAV	NNN
Buckeye Plaza 11301 Buckeye Road Cleveland, OH	1990/1992	116,905	4.3 miles	74.6%	15.0 Yrs	55,331	$9.00	NAV	NNN
Dave’s Marketplace 5100-5106 Wilson Mills Road Richmond Heights, OH	1994/2000	57,845	10.2 miles	100.0%	4.0 Yrs	57,845	$13.14	NAV	NNN
Giant Eagle 3100 Cromer Avenue NW Canton, OH	1999/NAP	80,021	48.8 miles	100.0%	5.0 Yrs	80,021	$8.44	NAV	NNN
Office
Fifth Third Center 600 Superior Ave. Cleveland, OH	1991/NAP	508,397	0.2 miles	79.0%	5.0 Yrs	2,073	$23.00	NAV	MG
The Halle Building 1228 Euclid Ave. Cleveland, OH	1910/1986	409,000	0.1 miles	100.0%	5.0 Yrs	14,369	$15.00	NAV	FSG
Caxton Building 812 Huron Road East Cleveland, OH	1903/1991	163,353	0.1 miles	93.0%	5.0 Yrs	3,584	$16.00	NAV	MG
Rosetta Center Offices 629 Euclid Avenue Cleveland, OH	1896/2013	292,477	0.2 miles	100.0%	5.0 Yrs	28,800	$19.00	NAV	MG
(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $12,606). Notwithstanding anything herein, to the extent required by the TIF documents, the lender will disburse on a semi-annual basis, real estate tax funds to the TIF escrow agent for the payment of real estate taxes in the amount the 1010 Building and Heinen’s Rotunda Building Borrower is required to deposit with the TIF escrow agent pursuant to the terms of the TIF documents.

Insurance – The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require an upfront insurance reserve of $51,667 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially $4,473).

Replacement Reserves – The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require ongoing monthly replacement reserves of $3,012.

TI/LC Reserve – The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require ongoing monthly TI/LC reserves of $2,110 for the TI/LCs and related expenses with respect to the commercial space at the 1010 Building and Heinen’s Rotunda Building Property. In addition, to the monthly TI/LC reserve, the 1010 Building and Heinen’s Rotunda Building Borrower is required to deposit into the TI/LC reserve any amounts paid to the 1010 Building and Heinen’s Rotunda Building Borrower in connection with a termination, cancellation, sale or other disposition of any lease or any portion thereof, other than amounts paid for rent and other charges in respect of periods prior to the date of such termination, cancellation, surrender, modification, sale or other disposition.

Debt Service Reserve - The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require a springing debt service reserve. Upon lender’s receipt of any assigned Service Payments in accordance with the TIF documents, lender will deposit such assigned Service Payments into the debt service reserve account for the purposes of paying monthly debt service payment amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

Lockbox and Cash Management. The 1010 Building and Heinen’s Rotunda Building Mortgage Loan requires a springing lockbox and a springing cash management. Upon the occurrence and continuance of a Cash Sweep Event (as defined below) the 1010 Building and Heinen’s Rotunda Building Borrower is required to establish a lender-controlled lockbox account and instruct non-residential tenants to deposit rents into such lockbox account. The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents also require that all revenues received by the 1010 Building and Heinen’s Rotunda Building Borrower or property manager be deposited into the lockbox account within one business day of receipt. Pursuant to the 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the 1010 Building and Heinen’s Rotunda Building Borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the critical tenant TI/LC subaccount until the applicable Critical Tenant Trigger Event Cure (as defined below) has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of the 1010 Building and Heinen’s Rotunda Building Borrower, or guarantor;

(iii)	a bankruptcy action of the property manager;

(iv)	a Cash Sweep DSCR Trigger Event (as defined below); or

(v)	a Critical Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by lender;

●	with regard to clause (ii) above, if such Cash Sweep Event is as a result of the filing of an involuntary petition against 1010 Building and Heinen’s Rotunda Building Borrower or guarantor, with respect to which neither 1010 Building and Heinen’s Rotunda Building Borrower, guarantor nor any affiliate of the foregoing solicited or caused to be solicited, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the 1010 Building and Heinen’s Rotunda Building Borrower or guarantor;

●	with regard to clause (iii) above, the 1010 Building and Heinen’s Rotunda Building Borrower replacing the property manager with a qualified property manager acceptable to the lender, or if such Cash Sweep Event is as a result of the filing of an involuntary petition against such property manager to which such property manager did not consent, when such bankruptcy action petition has been discharged, stayed, or dismissed within 120 days of such filing;

●	with regard to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters; and

●	with regard to clause (v) above, the date the applicable Critical Tenant Trigger Event Cure has occurred.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Critical Tenant Trigger Event” will occur upon:

(i)	if Heinen’s or any other tenant occupying the space currently occupied by such tenant (a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease or to terminate its lease or the applicable Critical Tenant Lease is otherwise terminate;

(ii)	on or prior to six months prior to the then applicable expiration date or termination date under its lease, if the Critical Tenant has failed to give irrevocable notice of its election to renew its lease;

(iii)	on or prior to the date on which the Critical Tenant is required under its lease to notify the landlord of its election to renew its lease, and the Critical Tenant fails to give such notice;

(iv)	an event of default under the Critical Tenant Lease occurs or is continuing;

(v)	if a bankruptcy action with respect to the Critical Tenant or guarantor of any Critical Tenant occurs;

(vi)	if the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease; or

(vii)	if the Critical Tenant discontinues its normal business operations (other than a temporary cessation for permitted renovations or necessary repairs).

A “Critical Tenant Trigger Event Cure” will occur upon:

●	with regard to clause (i), (ii) or (iii) above, the date that (1) the Critical Tenant Lease extension is executed and delivered to lender by the 1010 Building and Heinen’s Rotunda Building Borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been deposited into the critical tenant TI/LC account; or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred;

●	with regard to clause (iv) above, after a cure of the applicable event of default as determined by lender in its reasonable discretion;

●	with regard to clause (v) above, after an affirmation of the Critical Tenant lease in the applicable bankruptcy proceeding and confirmation that the Critical Tenant is actually paying all rents and other amounts under the lease;

●	with regard to clause (vi) above, the Critical Tenant re-commences the payment of full unabated rent; or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

●	with regard to clause (vii) above, the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred.

A “Critical Tenant Space Re-Tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the Critical Tenant space is leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Property Management. The 1010 Building and Heinen’s Rotunda Building Property is managed by Geis Property Management, LLC, an affiliate of the 1010 Building and Heinen’s Rotunda Building Borrower sponsor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 1010 Building and Heinen’s Rotunda Building Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 1010 Building and Heinen’s Rotunda Building Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

YONKERS
NEW JERSEY
WESTCHESTER COUNTY
College of Mount St Vincent
Palisades Interstate Pkwy
Palisade Ave
Riverdale Ave
Broadway
North Riverdale
Van Cortlandt Park
Palisades Interstate Park
Hudson River
METRO NORTH HUDSON RIVER LINE
Independence Ave.
Riverdale Park
Van Cortlandt Golf Course
Riverdale
Manhattan College
Major Deegan Expwy
WOODLAWN CEMETERY
Mosholu Golf Course
Schervier Hospital
H. Hudson Pkwy
Irwin Ave
Montefiore Medical Center
DeWitt Clinton H.S.
Bronx H.S. of Science
Jerome Park Reservoir
Williamsbridge Oval
Williamsbridge
E. 222nd St.
E. Gun Hill Rd.
HENRY HUDSON BRIDGE
Spuyten Duyvil
Bailey Ave.
Harris Park
Mosholu Pkwy.
Webster Ave.
METRO NORTH
Bronx River Pkwy
Bronx Blvd.
Robert K. Kraft Field
NY Presbyterian Hospital
Inwood Hill Park
Lehman College
BRONX
James J. Peters VA Medical Ctr.
Boston Rd.
Williamsbridge Rd.
Bronx Botanical Gardens
MANHATTAN
Inwood
Fordham University
Jack Coffey Field
Fordham Rd.
2302 Webster
2302 Webster Avenue
Bronx, NY 10458
CUNY Bronx Community College
Harlem River
Jerome Ave.
Grand Concourse
Pelham Pkwy.
George Wash. Bridge
Yeshiva Univ.
Harlem River Dr.
St. Barnabas Hospital
3rd Ave.
Crotona Ave
Bronx Zoo
Morris Park
Morris Park Ave.
Morris Heights
Cross Bronx Expwy
Tremont Ave.
High Bridge Park
AMTRAK
Claremont Park
Crotona Park
The Fountain at Metropolitan Oval
E. 169th St.
Boston Rd.
NEW YORK
CONN.
STAMFORD
PATERSON
NEW JERSEY
MANHATTAN
NEWARK
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND
Long Island Sound

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – 2302 Webster

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Ladder Capital Finance LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Mid Rise
	Original Principal Balance:	$23,200,000		Location:	Bronx, NY
	Cut-off Date Balance:	$23,200,000		Size:	71 Units
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per Unit:	$326,761
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$326,761
	Borrower Sponsors:	Ayush Kapahi and Michael Froning		Year Built/Renovated:	2020/NAP
	Guarantors:	Ayush Kapahi and Michael Froning		Title Vesting:	Leasehold
	Interest Rate:	3.8060%		Property Manager:	Self-managed
	Note Date:	June 30, 2021		Current Occupancy (As of):	98.6% (6/25/2021)
	Seasoning:	0 months		YE 2020 Occupancy(3):	NAP
	Maturity Date:	July 6, 2031		YE 2019 Occupancy(3):	NAP
	Interest-Only Period:	120 months		YE 2018 Occupancy(3):	NAP
	Loan Term (Original):	120 months		YE 2017 Occupancy(3):	NAP
	Amortization Term (Original):	NAP		As-Stabilized Appraised Value(4):	$34,800,000
	Loan Amortization Type:	Interest Only		As-Stabilized Appraised Value Per Unit(4):	$490,141
	Call Protection:	L(24),D(92),O(4)		As-Stabilized Appraisal Valuation Date(4):	July 1, 2021
	Lockbox Type:	Springing
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (3):	NAP
				YE 2020 NOI(3):	NAP
				YE 2019 NOI(3):	NAP
				YE 2018 NOI(3):	NAP
				YE 2017 NOI(3):	NAP
				U/W Revenues:	$2,082,495
Escrows and Reserves(1)				U/W Expenses:	$519,714
	Initial	Monthly	Cap	U/W NOI:	$1,562,781
Taxes	$116,569	$58,285	NAP	U/W NCF:	$1,540,827
Insurance	$31,285	$3,476	NAP	U/W DSCR based on NOI/NCF:	1.75x / 1.72x
Replacement Reserve	$0	$1,139	NAP	U/W Debt Yield based on NOI/NCF(2):	7.2% / 7.1%
TI/LC Reserve	$0	$691	NAP	U/W Debt Yield at Maturity based on NOI/NCF(2):	7.2% / 7.1%
Earnout Reserve(2)	$3,550,778	$0	NAP
Ground Reserve	$12,500	$12,542	NAP	Cut-off Date LTV Ratio(4):	66.7%
Outstanding Leases Obligation Reserve	$368,323	$0	NAP	LTV Ratio at Maturity(4):	66.7%

Sources and Uses
Sources			Uses
Original mortgage loan amount	$23,200,000	99.6%	Loan Payoff	$18,334,444	78.7%
Sponsor equity	$90,000	0.4	Closing costs	$876,101	3.8
			Upfront Reserves	$4,079,455	17.5
Total Sources	$23,290,000	100.0%	Total Uses	$23,290,000	100.0%

(1)	See “Escrows” section below.
(2)	The UW NOI Debt Yield and UW NCF Debt Yield are calculated based on the Cut-off Date Balance of the 2302 Webster Mortgage Loan (as defined below) net of a $1,407,692 portion of a $3,550,778 upfront earnout reserve (such portion of the earnout reserve being allocable to Clifford Glover Day Care, which has signed a letter of intent to occupy space at the 2302 Webster Property), which earnout reserve will be released to the 2302 Webster Borrower (as defined below) upon satisfaction of the following conditions: (i) no event of default is continuing, (ii) no Cash Management Trigger Event (as defined below) exists, (iii) upon each of the three commercial retail tenants being in occupancy, open for business and paying unabated base rent, as evidenced by individual tenant estoppels and (iv) to the extent that an NCF debt yield of 7.00% is achieved calculated by netting any funds remaining in the earnout reserve from the outstanding principal balance of the 2302 Webster Mortgage Loan. The funds from the earnout reserve will be disbursed pro rata as each of the commercial tenants meet the earnout conditions. In the event the earnout conditions are not met within 12 months of the 2302 Webster Mortgage Loan origination (or 24 months so long as the 2302 Webster Borrower is pursuing diligent efforts to satisfy the earnout reserve conditions) plus up to an additional 60 days in either case solely in order to obtain the required tenant estoppel, the 2302 Webster Mortgage Loan is required to be paid down by the outstanding balance of the earnout reserve. The UW NOI Debt Yield and UW NCF Debt Yield (both as of the Cut-off Date and at maturity), without netting the $1,407,692 portion of the holdback, are 6.7% and 6.6%, respectively.
(3)	Historical cash flows and occupancy figures for 2020 and before are not available as the 2302 Webster Property (as defined below) was built in 2020 and received a certificate of occupancy in January 2021.
(4)	The 2302 Webster Property has an As-Is Appraised Value of $34,600,000 as of March 10, 2021. At the time of valuation, the 2302 Webster Property was in the process of leasing up after it received a certificate of occupancy in January 2021. The multifamily units at the 2302 Webster Property are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

98.6% leased as of June 25, 2021.The borrower sponsors are in the process of obtaining a 25-year ICAP tax abatement with respect to the commercial component of the 2302 Webster Property and a 35-year 421-a tax exemption with respect to the residential component of the 2302 Webster Property, for which the 2302 Webster Mortgage Loan will be full recourse until full and irrevocable receipt of the tax abatement and exemption. The appraised value was calculated based on the assumption that the tax abatement and exemption are obtained. The Cut-off Date LTV Ratio based on the As-Is Appraised Value is 67.1%.

The Mortgage Loan. The mortgage loan (the “2302 Webster Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the leasehold interest in a 71 unit multifamily building located in Bronx, New York (the “2302 Webster Property”).

The Borrower and Borrower Sponsors. The borrower under the 2302 Webster Mortgage Loan is 2306 Webster Development LLC (the “2302 Webster Borrower”), a New York limited liability company and single purpose entity with one independent director. Legal counsel to the 2302 Webster Borrower delivered a non-consolidation opinion in connection with the origination of the 2302 Webster Mortgage Loan. The two non-recourse carveout guarantors and borrower sponsors of the 2302 Webster Mortgage Loan are Ayush Kapahi and Michael Froning. Mr. Kapahi is the principal and founding partner of HKS Capital Partners, has over 15 years of experience and has a real estate portfolio comprised of 2,164 multifamily units with a total portfolio value over $1 billion. Mr. Froning has ownership interests in thirty properties.

The Property. The 2302 Webster Property consists of a newly constructed residential building located on the east side of Webster Avenue between East 183rd and East 184th Streets in the Belmont neighborhood of the Bronx. The 8-story building has a gross building area of 63,518 square feet and was constructed in 2020. The building has a total of 71 residential units. The 71 units have a net rentable area of 56,485 square feet. The rentable residential units consist of 22 affordable units and 49 units (one of which is vacant) that are not subject to affordability restrictions (and that are leased to section 8 tenants). The affordable units are leased through the CityFHEPS program. CityFHEPS is a rental assistance supplement to help individuals and families find and keep housing. The borrower sponsors have been leasing the remaining 70% non-affordable units exclusively to tenants with Section 8 vouchers. The 2021 average underwritten Section 8 rents are $1,900 per month for studio units, $1,945 per month for one bedroom units, and $2,069 per month for two bedroom units. According to the appraisal, the Section 8 rents are generally in-line with market rate rents in the local area. The building was constructed as a 70/30 development under the Affordable New York Program. As such, the 2302 Webster Property will benefit from a 35-year Affordable New York tax exemption. The related mortgage loan seller valued the tax savings from the abatement separately in its underwriting analysis. The rentable residential units have an average unit size of 578 square feet. The residential rental units at the 2302 Webster Property are currently 98.6 percent leased as of June 25, 2021. There is currently one vacant market rate unit. In addition to the residential units, the 2302 Webster Property also has a commercial component consisting of three retail suites and one community facility suite. The three commercial suites contain a total net rentable area of 8,985 square feet.

A portion of the retail component will benefit from a 25-year Industrial & Commercial Abatement Program (ICAP). The related mortgage loan seller valued the tax savings from the abatement separately in its underwriting analysis. The 2302 Webster Property also has a garage parking component with a total of 36 parking spaces. An affiliate of the 2302 Webster Borrower has signed a master lease for the parking garage with annual rent of $64,800, which expires in June 2036. The amenities at the development are located on the second floor and consist of two recreation rooms, a common laundry room, and bicycle storage.

The 2302 Webster Property is subject to a ground lease with approximately 95 years remaining. The rent is $150,500 per year for the first five years (through October 2022), followed by 2.0% annual increases. The lessor is G.J.B. Realty Corp., which has no affiliation with the borrower sponsors.

The following table presents certain information relating to the unit mix of the 2302 Webster Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio 70%	6	6	8.5%	100.0%	450	$1,900
1 Bed 70%	28	28	39.4%	100.0%	550	$1,945
2 Bed 70%	15	14	21.1%	93.3%	650	$2,069
1 Bed 30% Affordable	11	11	15.5%	100.0%	650	$3,044
2 Bed 30% Affordable	11	11	15.5%	100.0%	550	$2,526
Total/Weighted Average	71	70	100.0%	98.6%	578	$2,228
(1)	Based on the underwritten rent roll as of June 25, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

The following table presents historical occupancy percentages of the residential rental units at the 2302 Webster Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/25/2021(2)
NAP	NAP	NAP	NAP	98.6%
(1)	Occupancy not available as the 2302 Webster Property was built in 2020 and received a certificate of occupancy in January 2021.

(2)	Information obtained from the underwritten rent roll dated June 25, 2021.

COVID-19. As of July 2, 2021, the 2302 Webster Mortgage Loan is not subject to any modification or forbearance agreement, and the 2302 Webster Borrower has not requested any modification or forbearance to the 2302 Webster Mortgage Loan terms.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 2302 Webster Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per Unit
Base Rent	$1,924,620	89.9%	$27,107.32
Concessions	0	0.0	0.00
Bad Debt	0	0.0	0.00
Gross Potential Rent	$1,924,620	89.9%	$27,107.32
Other Income(3)	215,613	10.1	3,036.81
Net Rental Income	$2,140,233	100.0%	$30,144.13
(Vacancy & Credit Loss)(4)	(57,739)	(3.0)	(813.22)
Effective Gross Income	$2,082,495	97.3%	$29,330.91

Real Estate Taxes	42,516	2.0	598.82
Insurance	38,111	1.8	536.77
Management Fee	62,475	3.0	879.93
Other Operating Expenses	376,612	18.1	5,304.39
Total Operating Expenses	$519,714	25.0%	$7,319.92

Net Operating Income	$1,562,781	75.0%	$22,010.99
Capital Expenditures	21,954	1.1	309.21
Net Cash Flow	$1,540,827	74.0%	$21,701.78

NOI DSCR	1.75x
NCF DSCR	1.72x
NOI Debt Yield(5)	7.2%
NCF Debt Yield(5)	7.1%

(1)	Historical cash flow figures for 2020 and before are not available as the 2302 Webster Property was built in 2020 and received a certificate of occupancy in January 2021.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Other Income is comprised of commercial and parking income.

(4)	The underwritten economic vacancy is 3.0%. The residential rental units at the 2302 Webster Property were 98.6% leased as of June 25, 2021.

(5)	The NOI Debt Yield and NCF Debt Yield are based on the 2302 Webster Mortgage Loan amount net of the allocated holdback of $1,407,692 for Clifford Glover Day Care, which has signed a letter of intent to occupy space at the 2302 Webster Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

Appraisal. As of the appraisal valuation date of July 1, 2021, the 2302 Webster Property had an “as-stabilized” appraised value of $34,800,000.

Environmental Matters. According to the Phase I environmental site assessment dated May 13, 2021, there was no evidence of any recognized environmental conditions at the 2302 Webster Property.

Market Overview and Competition. The 2302 Webster Property is located within Bronx County, New York. New York City consists of five counties at the mouth of the Hudson River in the southeast area of New York State. The borough of Manhattan, also referred to as New York County, forms the political, financial and cultural core of the city. The city’s other boroughs are Brooklyn, Queens, Staten Island, and the Bronx, otherwise known as Kings, Queens, Richmond, and Bronx counties, respectively. The area’s mass transit infrastructure connects the five boroughs as well as the surrounding suburban areas, forming the Greater New York Region. This region covers 21 counties in the southeastern section of New York State, southwestern corner of Connecticut, and Central and Northern New Jersey.

Following the 2.3% annual increase in gross metro product (GMP) to $809.1 billion in 2019, the City’s 2020 GMP fell 7.4% year over year to measure $749 billion due to COVID-19-related disruption to all business sectors. According to the appraisal, GMP is forecast to exhibit positive annual growth of 3.5% in 2021 and is projected to continue registering positive in all subsequent years in the forecast period with the greatest growth occurring in 2022 at 6.2%. According to the appraisal GMP growth is also forecast to outpace the growth of gross national product (GNP) in 2022.

The 2302 Webster Property is located in the Bronx submarket. As of the third quarter 2020, the Bronx multifamily submarket reported a total vacancy rate of 4.0% and average asking monthly rent per unit of $1,350.

Appraiser’s Competitive Set – The appraiser identified seven primary competitive properties for the 2302 Webster Property totaling 482 units, which have an average occupancy rate of approximately 94.9%. The appraiser concluded to monthly market rents per unit ranging from $994 to $3,884.

The following table presents certain information relating to comparable multifamily properties for the 2302 Webster Property:

Competitive Property Summary

Property Name Address City, State	No. Units	Avg. Unit Size (SF)	Year Built/ Renov.	Occ. (%)	Dist from Subject	Beds/Bath	Appraisal Quoted Rent Per Month	Appraisal Quoted Rent Per Monthly PSF
2302 Webster(1) 2302 Webster Avenue Bronx, NY	71	450 578 608	2020/ NAP	98.6%	N/A	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,900 $1,945 $2,217	$41.45 $35.91 $35.47
2330 Hoffman Street(2) Bronx, NY	57	400 650 700 1,167	2018/ NAP	87.7%	0.6 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,801 $2,426 $3,235	$33.25 $41.59 $33.26
Hudson 192(2) 4469 Broadway New York, NY	85	500 700 1,000	2008/ NAP	89.4%	2.6 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,606 $2,087 $2,718	$38.54 $35.78 $32.62
The Stack(2) 4857 Broadway New York, NY	28	450 750 1,100 1,500	2013/ NAP	92.9%	2.8 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$2,056 $2,208 $3,004 $3,884	$54.83 $35.33 $32.77 $31.07
2483 Cambreleng Avenue(2) Bronx, NY	21	500 650	2008/ NAP	100%	1.2 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,392 $1,851	$33.41 $34.17
Axe Kingsbridge(2) 2763 Morris Avenue Bronx, NY	70	337 622 754	2017/ NAP	100%	1.6 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,576 $1,675 $2,017	$56.12 $32.32 $32.10
700 Rosewood Street(2) Bronx, NY	125	450 550 650	2011/ NAP	94.4%	3.6 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,265 $1,349 $1,636	$33.73 $29.43 $30.20
Riverview Tower(2) 1514 Sedgwick Avenue Bronx, NY	96	400 550 700	2004/ NAP	100%	2.4 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$994 $2,102 $2,435	$29.82 $45.86 $41.74
(1)	Information obtained from the underwritten rent roll dated June 25, 2021.

(2)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

Escrows.

Real Estate Taxes – The 2302 Webster Mortgage Loan documents require reserves for real estate taxes with upfront collections of $116,569 and monthly collections currently equal to $58,285.

Insurance – The 2302 Webster Mortgage Loan documents require reserves for insurance premiums with upfront collections of $31,285 and monthly collections currently equal to $3,476.

TI/LC Reserve – The 2302 Webster Mortgage Loan documents require monthly collections of $691 for tenant improvements and leasing commissions.

Ground Reserve – The 2302 Webster Mortgage Loan documents require with respect to ground rent an upfront deposit equal to $12,500 and require monthly deposits currently equal to $12,542.

Replacement Reserves – The 2302 Webster Mortgage Loan documents require ongoing monthly replacement reserves of $1,139.

Outstanding Leases Obligation Reserve - The 2302 Webster Mortgage Loan documents require an upfront reserve for outstanding lease obligations for the three commercial tenants of $368,323.

Earnout Reserve - The 2302 Webster Mortgage Loan documents require a $3,550,778 upfront earnout reserve, which will be released to the 2302 Webster Borrower upon satisfaction of the following conditions: (i) no event of default is continuing, (ii) no Cash Management Trigger Event exists, (iii) upon each of the three commercial retail tenants being in occupancy, open for business and paying unabated base rent (the “earnout conditions”), as evidenced by individual tenant estoppels and (iv) to the extent that an NCF debt yield of 7.00% is achieved calculated by netting any funds remaining in the earnout reserve from the outstanding principal balance of the 2302 Webster Mortgage Loan. The funds from the earnout reserve will be disbursed to the 2302 Webster Borrower pro rata as each of the commercial tenants meet the earnout conditions. In the event the earnout conditions are not met within 12 months of loan origination (or 24 months so long as the 2302 Webster Borrower is pursuing diligent efforts to satisfy the earnout reserve conditions) plus up to an additional 60 days in either case solely in order to obtain the required tenant estoppel, the 2302 Webster Mortgage Loan is required to be paid down by the outstanding balance of the earnout reserve.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the 2302 Webster Borrower is required to establish a lender-controlled lockbox account, and the 2302 Webster Borrower and property manager are required to deposit all rents into the lockbox account. During a Cash Management Trigger Event, funds in the lockbox accounts are required to be swept to a lender-controlled cash management account, and all excess funds (after payment of required monthly reserve deposits, debt service, operating and capital expenses) are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Management Trigger Event” will commence upon (i) the occurrence of an event of default under the 2302 Webster Mortgage Loan documents (ii) an event of default under the property management agreement or (iii) if the debt service coverage ratio is less than 1.10x and will end (x) with respect to clause (i) above, upon the cure (if applicable) of such event of default, (y) with respect to clause (ii) above, if the default under the property management has been cured or the property management agreement has been replaced in accordance with the 2302 Webster Mortgage Loan documents and (z) with respect to clause (iii) above, if the 2302 Webster Property achieves a debt service coverage ratio of at least 1.10x for at least two consecutive quarters. The 2302 Webster Borrower will have the right to avoid the Cash Management Trigger Event related to clause (iii) above by posting cash or letters of credit equal to $89,577 on an annual basis.

Property Management. The 2302 Webster Property is self-managed.

Partial Release. None.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. The 2302 Webster Property is subject to a ground lease with G.J.B. Realty Corp., as the ground lessor, which ground lease has an expiration of October 18, 2116. The annual rent due under the ground lease for the 2302 Webster Property is $150,500 through October 2022, followed by 2.0% annual increases thereafter with no resets.

Terrorism Insurance. The 2302 Webster Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 2302 Webster Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 2302 Webster Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

The Wyatt at Northern Lights
1410 30th Avenue Northwest
Minot, ND 58703
Minot Air Force Base 9 miles
Minot
Minot International Airport
WARD COUNTY
62nd Ave NE
46th Ave NW
46th Ave NE
36th Ave NW
30th Ave NW
21st Ave NW
4th Ave NW
3rd Ave NW
5th Ave NE
20th Ave SW
20th Ave SE
37th Ave SW
54th Ave SE
US 83 Bypass
16th St NW
16th St SW
33rd St SW
N. Broadway
27th St NE
27th St SE
13th St SE
Valley St
Burdick Expwy East
Burdick Expwy West
AMTRAK
Polaris Park
Optimist Soccer Complex
Keith White Sertoma Complex
Herbert M. Parker Stadium
MSU Dome
Minot State University
Oak Park
Taube Museum of Art
DOWNTOWN MINOT
Roosevelt Park
Roosevelt Park Zoo
Jack Hoeven Baseball Park
Moose Park
Trinity Health West
Trinity Hospital-St. Joseph's
Souris River
Souris Valley Golf Course
Scandinavian Heritage Assoc.
Town & Country Shopping Center
South Hill Complex
Dakota Square Mall
SASKATCHEWAN
MANITOBA
CANADA
U.S.
NORTH DAKOTA
SOUTH DAKOTA
MINN.
MT
WY
Brandon
Portage la Prairie
WINNIPEG
Estevan
Williston
Sidney
Minot
Grafton
Devils Lake
Grand Forks
East Grand Forks
Bismarck
Mandan
Dickinson
Jamestown
FARGO
West Fargo
Fergus Falls
Aberdeen
Watertown
Spearfish
Pierre
Huron
Brookings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – The Wyatt at Northern Lights

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance:	$22,750,000		Location:	Minot, ND
	Cut-off Date Balance:	$22,750,000		Size:	276 Units
	% of Initial Pool Balance:	3.0%		Cut-off Date Balance Per Unit:	$82,428
	Loan Purpose:	Acquisition		Maturity Date Balance Per Unit:	$82,428
	Borrower Sponsors:	Tim Edwards, Wesley D. Hill and Darrin N. Jones		Year Built/Renovated:	2014/NAP
	Guarantors:	Tim Edwards, Wesley D. Hill and Darrin N. Jones		Title Vesting:	Fee
	Interest Rate:	4.3400%		Property Manager:	WestCorp Management Group One, Inc.
	Note Date:	June 25, 2021		Current Occupancy (As of):	98.2% (6/14/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	91.5%
	Maturity Date:	July 6, 2031		YE 2019 Occupancy:	96.8%
	IO Period:	120 months		YE 2018 Occupancy:	86.2%
	Loan Term (Original):	120 months		YE 2017 Occupancy(2):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value(3):	$35,700,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Unit(3):	$129,348
	Call Protection:	L(24),D(91),O(5)		As-Is Appraisal Valuation Date:	May 26, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information(3)
	Additional Debt:	None		TTM NOI (5/31/2021):	$1,927,651
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$1,805,576
				YE 2019 NOI:	$1,821,515
				YE 2018 NOI(2):	NAV
				U/W Revenues:	$3,390,664
				U/W Expenses:	$1,380,060
Escrows and Reserves(1)				U/W NOI:	$2,010,604
	Initial	Monthly	Cap	U/W NCF:	$1,941,604
Taxes	$179,400	$29,900	NAP	U/W DSCR based on NOI/NCF:	2.01x / 1.94x
Insurance	$11,364	$5,411	NAP	U/W Debt Yield based on NOI/NCF:	8.8% / 8.5%
Replacement Reserves	$0	$5,750	$345,000	U/W Debt Yield at Maturity based on NOI/NCF:	8.8% / 8.5%
				Cut-off Date LTV Ratio:	63.7%
				LTV Ratio at Maturity:	63.7%

Sources and Uses
Sources			Uses
Original loan amount	$22,750,000	64.1%	Purchase price	$35,000,000	98.6%
Borrower sponsor equity	12,761,500	35.9	Closing costs	320,736	0.9
			Upfront reserves	190,764	0.5
Total Sources	$35,511,500	100.0%	Total Uses	$35,511,500	100.0%
(1)	See “Escrows” section below.

(2)	The borrower acquired The Wyatt at Northern Lights Property (as defined below) in 2021. As such, not all historical occupancy and NOI information is available.

(3)	While The Wyatt at Northern Lights Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact The Wyatt at Northern Lights Mortgage Loan more severely than assumed in the underwriting of The Wyatt at Northern Lights Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (“The Wyatt at Northern Lights Mortgage Loan”) is evidenced by a single promissory note secured by a first priority fee mortgage encumbering a multifamily garden property (“The Wyatt at Northern Lights Property”) located in Minot, North Dakota.

The Borrower and Borrower Sponsors. The borrower comprises three tenants-in-common: Edwards Wyatt LLC, Hill Wyatt LLC and Jones Wyatt LLC (collectively, “The Wyatt at Northern Lights Borrower”), each a single purpose Delaware limited liability company with one independent director. The non-recourse carveout guarantors and borrower sponsors of The Wyatt at Northern Lights Mortgage Loan are Tim Edwards, Wesley D. Hill and Darrin N. Jones.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

Wesley D. Hill is the owner of Hill Properties, a real estate management, brokerage and investment company based in Chico, California. Hill Properties has over 750 apartment units currently under management in California, Oregon and Washington. Mr. Hill and Mr. Edwards own Multifamily Asset Advisors, a full-service consulting and asset management firm. Multifamily Asset Advisors has approximately $200.0 million of assets under management and ownership in California, Oregon, Utah and Washington. Darrin Norman Jones has been passive real estate investors since 2005. Mr. Jones currently has ownership in 495 units in Springfield, Oregon and 108 units in Clarkston, Washington.

The Property. The Wyatt at Northern Lights Property is a 276-unit garden multifamily property located in Minot, North Dakota. Built from 2014 to 2016, The Wyatt at Northern Lights Property consists of eight, three-story buildings, situated on a 15.0-acre site. The Wyatt at Northern Lights Property’s unit mix includes 108 one-bedroom/one-bathroom units, 144 two-bedroom/two-bathroom units and 24 three-bedroom/two-bathroom units, with an average unit size of 969 square feet. Common area amenities at The Wyatt at Northern Lights Property include a fitness center, indoor heated pool/spa, dry sauna, 10-seat theatre room, library, business center, clubhouse, coffee café, playground, package locker delivery system and garages. Unit amenities include stainless steel appliances, granite countertops, modern lighting, full size washer and dryer, central air conditioning and wood laminate flooring. During 2019 to 2021, The Wyatt at Northern Lights Property underwent capital improvements of approximately $324,526 or $1,176 per unit for interior and exterior renovations, flooring replacement, appliances, electrical and landscaping and parking renovations. Onsite parking is provided by 443 uncovered parking spaces and 208 garage parking spaces for a total of 651 parking spaces, resulting in a parking ratio of approximately 2.4 spaces per unit. As of June 14, 2021, The Wyatt at Northern Lights Property was 98.2% leased.

The following table presents certain information relating to the unit mix of The Wyatt at Northern Lights Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom / 1 Bathroom	108	107	39.1%	99.1%	758	$793
2 Bedrooms / 2 Bathrooms	144	140	52.2%	97.2%	1,068	$963
3 Bedrooms / 2 Bathrooms	24	24	8.7%	100.0%	1,324	$1,225
Total/Weighted Average	276	271	100.0%	98.2%	969	$919
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at The Wyatt at Northern Lights Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/14/2021(2)
86.2%	96.8%	91.5%	98.2%

(1)	Information obtained from The Wyatt at Northern Lights Borrower sponsor.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of June 14, 2021, The Wyatt at Northern Lights Property is open and operating. As of the date hereof, collection at The Wyatt at Northern Lights Property was at 96.7% of total units and at 98.6% of total UW base rent. As of the date hereof, The Wyatt at Northern Lights Mortgage Loan is not subject to any modification or forbearance agreement, and The Wyatt at Northern Lights Borrower has not requested any modification or forbearance to The Wyatt at Northern Lights Mortgage Loan terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Wyatt at Northern Lights Property:

Cash Flow Analysis

	2019	2020	TTM 5/31/2021	U/W	%(1)	U/W $ per Unit
Base Rent	$2,986,900	$3,023,002	$3,042,815	$2,989,824	84.4%	$10,833
Grossed Up Vacant Space	0	0	0	58,380	1.6	212
Gross Potential Rent	$2,986,900	$3,023,002	$3,042,815	$3,048,204	86.0%	$11,044
Other Income(2)	529,020	483,698	494,329	494,329	14.0	1,791
Net Rental Income	$3,515,920	$3,506,700	$3,537,144	$3,542,533	100.0%	$12,835
(Vacancy & Credit Loss)	(323,503)	(384,234)	(298,381)	(151,869)(3)	(5.0)	(550)
Effective Gross Income	$3,192,417	$3,122,466	$3,238,763	$3,390,664	95.7%	$12,285

Real Estate Taxes	271,169	287,272	279,971	358,800	10.6	1,300
Insurance	70,695	84,138	89,569	64,936	1.9	235
Management Fee	95,338	93,671	97,065	101,720	3.0	369
Other Operating Expenses	933,700	851,809	844,507	854,604	25.2	3,096
Total Operating Expenses	$1,370,902	$1,316,890	$1,311,112	$1,380,060	40.7%	$5,000

Net Operating Income	$1,821,515	$1,805,576	$1,927,651	$2,010,604	59.3%	$7,285
Capital Expenditures	0	0	0	69,000	2.0	250
Net Cash Flow	$1,821,515	$1,805,576	$1,927,651	$1,941,604	57.3%	$7,035

NOI DSCR	1.82x	1.80x	1.93x	2.01x
NCF DSCR	1.82x	1.80x	1.93x	1.94x
NOI Debt Yield	8.0%	7.9%	8.5%	8.8%
NCF Debt Yield	8.0%	7.9%	8.5%	8.5%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income includes (i) utility income of $175,056, (ii) parking income of $138,303 and (iii) other income of $176,970 which include month-to-month fees, application fees, cleaning fees, late fees, cable income, pet fees, admin/legal fees, non-sufficient funds fees, corporate units/furniture, damage income, key/lock change and miscellaneous income.

(3)	The underwritten economic vacancy is 5.0%. As of June 14, 2021, The Wyatt at Northern Lights Property was 98.2% leased.

Appraisal. As of the appraisal valuation date of May 26, 2021, The Wyatt at Northern Lights Property had an “as-is” appraised value of $35,700,000.

Environmental Matters. According to the Phase I environmental site assessment dated June 14, 2021, there was no evidence of any recognized environmental conditions at The Wyatt at Northern Lights Property.

Market Overview and Competition. The Wyatt at Northern Lights Property is located in Minot, Ward County, North Dakota, within the Minot, North Dakota metropolitan statistical area (the “Minot MSA”). Minot is located in the north central part of North Dakota. The Minot MSA economy is primarily driven by services, retail trade, and agriculture/mining and public administration. Major employers within the Minot MSA include Minot Air Force Base, Trinity Health, Minot Public Schools, City of Minot and Minot State University. Minot Air Force Base (“Minot AFB”) is located approximately 13 miles north of The Wyatt at Northern Lights Property. Minot AFB employs approximately 5,551 active duty members and has approximately 5,584 family members and 1,060 civilians who live near Minot AFB.

Access to the Minot area is provided via U.S. Highway 83 and U.S. Highway 2. U.S. Highway 83 is a north-south route that provides access to Bismarck, which is approximately 120 miles south of Minot. The immediate area surrounding The Wyatt at Northern Lights Property is characterized by single family and multifamily uses. Minot State University is located approximately 2.1 miles southeast of The Wyatt at Northern Lights Property. As of fall 2020, Minot State University had approximately 2,920 students consisting of 1,948 full time students and 972 part time students. Dakota Square Mall is located approximately 5.6 miles south of The Wyatt at Northern Lights. The mall is anchored by Scheels, Target, Barnes & Noble, Ross Dress for Less and JC Penney. Other national retailers include T-Mobile, Old Navy, T.J. Maxx, AMC Theater, Party City, ULTA, and Victoria’s Secret. Other retailers within the area include Walmart, Best Buy, Hobby Lobby, Kohl’s, and Menards. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of The Wyatt at Northern Lights Property is 4,052, 26,935 and 48,474, respectively, with an average household income within a one-, three-, and five-mile radius of The Wyatt at Northern Lights Property of approximately $81,478, $72,614 and $74,043, respectively.

According to a third party market research report, as of the first quarter of 2021, the Minot multifamily submarket contained approximately 6,517 units, a reported 5.7% vacancy rate representing a 0.2% decrease year-over-year, and an average asking rent per unit of $895 representing a 2.4% increase year-over-year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

Appraiser’s Comp Set – The appraiser identified four competitive properties for The Wyatt at Northern Lights Property totaling 795 units, which reported a weighted average occupancy rate of approximately 99.0%. The appraiser concluded to monthly market rents of $879 per unit for one bedroom/one bathroom units, $1,077 per unit for two bedroom/two bathroom units and $1,369 per unit for three bedroom/two bathroom units.

Competitive Set(1)

	The Wyatt at Northern Lights (Subject)(2)	Northern Highlands	The Commons and Landing at Southgate	The Plaza Apartments	Minot Place
Location	Minot, ND	Minot, ND	Minot, ND	Minot, ND	Minot, ND
Distance to Subject	--	0.3 miles	6.4 miles	6.1 miles	8.1 miles
Property Type	Garden/Low Rise	Garden/Low Rise	Mid/High Rise	Garden/Low Rise	Garden/Low Rise
Year Built/Renovated	2014-2016/NAP	2014/NAP	2014/NAP	2008/NAP	2011/NAP
Number of Units	276	239	341	71	144
Average Monthly Rent (per unit)
Studio	NAP	NAP	NAP	NAP	$775
1 Bedroom	$793	$995	$605 - $963	$832 - $960	$968
2 Bedrooms	$963	$1,100 - $1,237	$993 - $1,295	$945 - $1,168	$945 - $975
3 Bedrooms	$1,225	$1,401	$1,035 - $1,843	$1,210 - $1,502	$1,195
Occupancy	98.2%	99.6%	99.4%	100.0%	97.2%

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes – The Wyatt at Northern Lights Mortgage Loan documents require an upfront real estate tax reserve of $179,400 and ongoing monthly real estate tax reserves in the amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $29,900).

Insurance – The Wyatt at Northern Lights Mortgage Loan documents require an upfront insurance reserve of $11,364 and ongoing monthly insurance premium reserves in the amount equal to one-twelfth of the insurance premiums that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve months (initially $5,411).

Replacement Reserves – The Wyatt at Northern Lights Mortgage Loan documents require ongoing monthly replacement reserves of $5,750, subject to a cap of $345,000.

Lockbox and Cash Management. The Wyatt at Northern Lights Mortgage Loan requires a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) The Wyatt at Northern Lights Borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. The Wyatt at Northern Lights Mortgage Loan documents also require that all revenues received by The Wyatt at Northern Lights Borrower or property manager be deposited into the lockbox account within two business days of receipt. Pursuant to The Wyatt at Northern Lights Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to The Wyatt at Northern Lights Borrower; and (b) if a Cash Sweep Event is in effect, funds will be applied to an excess cash flow account controlled by the lender, to be held by the lender as additional security for The Wyatt at Northern Lights Mortgage Loan.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	The Wyatt at Northern Lights Borrower’s second late debt service payment within a 12-month period;

(iii)	a bankruptcy action of The Wyatt at Northern Lights Borrower, guarantor or property manager; or

(iv)	a Cash Management DSCR Trigger Event (as defined below).

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

●	with regard to clause (ii) above, when the debt service payments have been paid on time for 12 consecutive months;

●	with regard to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for The Wyatt at Northern Lights Borrower or guarantor and within 120 days for the property manager, or with respect to the property manager, The Wyatt at Northern Lights Borrower replacing the property manager with a qualified manager acceptable to the lender; and

●	with regard to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.20x for The Wyatt at Northern Lights Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of The Wyatt at Northern Lights Borrower, guarantor or property manager; or

(iii)	a Cash Sweep DSCR Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

●	with regard to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for The Wyatt at Northern Lights Borrower or guarantor and within 120 days for the property manager, or with respect to the property manager, The Wyatt at Northern Lights Borrower replacing the property manager with a qualified manager acceptable to the lender; and

●	with regard to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x for The Wyatt at Northern Lights Mortgage Loan.

Property Management. The Wyatt at Northern Lights Property is managed by WestCorp Management Group One, Inc., a third-party property management company.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Wyatt at Northern Lights Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by The Wyatt at Northern Lights Borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Wyatt at Northern Lights Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – Trader Joe’s LIC

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Ladder Capital Finance LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$20,300,000		Property Type – Subtype:	Retail – Unanchored
	Cut-off Date Balance:	$20,300,000		Location:	Long Island City, NY
	% of Initial Pool Balance:	2.7%		Size:	25,996 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF:	$780.89
	Borrower Sponsors:	Gary Feldman and Zhidong Wu		Maturity Date Balance Per SF:	$780.89
	Guarantors:	Gary Feldman and Zhidong Wu		Year Built/Renovated:	2021/NAP
	Interest Rate:	3.7280%		Title Vesting:	Fee
	Note Date:	July 1, 2021		Property Manager:	Self-managed
	Seasoning:	0 months		Current Occupancy (As of)(3):	83.4% (6/15/2021)
	Maturity Date:	July 6, 2031		YE 2020 Occupancy(3):	NAP
	IO Period:	120 months		YE 2019 Occupancy(3):	NAP
	Loan Term (Original):	120 months		YE 2018 Occupancy(3):	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value(4):	$31,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(4):	$1,192.49
	Call Protection:	L(24),D(92),O(4)		As-Is Appraisal Valuation Date(4):	June 4, 2021
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	No		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI:	NAP
				YE 2020 NOI:	NAP
				YE 2019 NOI:	NAP
				YE 2018 NOI:	NAP
				U/W Revenues:	$1,395,000
				U/W Expenses:	$116,181
Escrows and Reserves				U/W NOI:	$1,278,819
	Initial	Monthly	Cap	U/W NCF:	$1,261,983
Taxes	$6,667	$3,333	NAP	U/W DSCR based on NOI/NCF:	1.67x / 1.64x
Insurance	$4,889	$1,630	NAP	U/W Debt Yield based on NOI/NCF(2):	7.3% / 7.2%
Replacement Reserve	$0	$325	$11,699	U/W Debt Yield at Maturity based on NOI/NCF(2):	7.3% / 7.2%
TI/LC Reserve(1)	$1,000,000	Springing	$38,917	Cut-off Date LTV Ratio(4):	65.5%
Free Rent Reserve	$1,347,205	NAP	NAP
Earnout Reserve(2)	$2,750,000	$0	NAP	LTV Ratio at Maturity(4):	65.5%

Sources and Uses
Sources			Uses
Original loan amount	$20,300,000	100.0%	Loan Payoff(5)	$11,620,508	57.2%
			Closing Costs	465,311	2.3
			Upfront Reserves	5,108,761	25.2
			Return of Equity	3,105,421	15.3
Total Sources	$20,300,000	100.0%	Total Uses	$20,300,000	100.0%

(1)	Monthly TI/LC Reserves of $1,083 are springing upon the reserve balance falling below the cap of $38,917.
(2)	The U/W Debt Yield based on NOI/NCF and U/W Debt Yield at Maturity based on NOI/NCF are calculated based on the Cut-off Date Balance of such mortgage loan net of the $2,750,000 upfront earnout reserve, which will be deposited in the cash management account (and released to the borrower if there is no cash management sweep event in existence) upon satisfaction of the following conditions: (i) Five Iron Golf (which has signed a letter of intent to occupy space at the Trader Joe’s LIC Property (as defined below)) or a satisfactory replacement tenant pursuant to a replacement lease has accepted and is occupying all of the space under its lease and paying full unabated rent, (ii) all obligations of the borrower, as landlord under the Five Iron Golf lease or any such replacement lease, have been duly performed, completed and paid for, including, without limitation, any obligations of the borrower to make or pay or reimburse Five Iron Golf or any replacement tenant for any tenant improvements and leasing commissions, (iii) any improvements described in the Five Iron Golf lease or any such replacement lease have been constructed in accordance therewith and have been accepted by Five Iron Golf or such replacement tenant, (iv) Five Iron Golf or any such replacement tenant is not then entitled to any concession or rebate of rent or other charges from time to time due and payable under its lease, (v) there are no defaults by the borrower or Five Iron Golf under the Five Iron Golf lease and/or any replacement tenant under a replacement Lease, (vi) all tenants at the Trader Joe’s LIC Property shall have obtained certificates of occupancy for their respective demised premises; and (vii) the NCF debt yield at the Trader Joe’s LIC Property after giving effect to the Five Iron Golf lease or any such replacement lease is not less than 7.0%. In the event the earnout conditions are not met on or before July 1, 2024, the loan shall be paid down by the outstanding balance of the earnout reserve. The UW NOI Debt Yield and UW NCF Debt Yield (both as of the Cut-off Date and at Maturity), without netting the $2,750,000 holdback, are 6.3% and 6.2%, respectively.
(2)	See “Historical Occupancy” table below.
(3)	The As-Is Appraised Value of $31,000,000 assumes at least $2,500,000 of reserves are available for Five Iron Golf. The lender reserved $2,750,000 for an upfront earnout reserve, $1,000,000 for tenant improvements and $300,000 for free rent associated with the Five Iron Golf letter of intent.
(4)	The mortgage loan paid off a condo inventory loan. As such, the balance was amortized down due to sales from residential units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Unanchored	Loan #11	Cut-off Date Balance:	$20,300,000
2243 Jackson Avenue	Trader Joe’s LIC	Cut-off Date LTV:	65.5%
Long Island City, NY 11101		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	7.3%

The Mortgage Loan. The mortgage loan (the “Trader Joe’s LIC Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 25,996 square foot Trader Joe’s unanchored retail center located in Long Island City, New York (the “Trader Joe’s LIC Property”).

The Property. The Trader Joe’s LIC Property consists of a 1-story, plus lower level, retail condominium unit located within The Prime LIC residential building located at 2243 Jackson Avenue in the Long Island City neighborhood of Queens. The Trader Joe’s LIC Property is comprised of 14,626 square feet of ground floor retail space and 11,370 square feet of lower level retail space for a total of 25,996 square feet of net rentable area. The Trader Joe’s LIC Property is leased to Trader Joe’s through June 24, 2036. The improvements were recently completed in 2021 and Trader Joe’s took occupancy and opened for business on June 25, 2021.

The Trader Joe’s LIC Property is located on the northwest corner of Jackson Avenue and 46th Avenue. Long Island City is located opposite Midtown Manhattan and consists of an approximately 2.5 square mile area bound by Newtown Creek to the south, 34th Avenue to the north, Northern Boulevard and 39th Street to the east, the Long Island Expressway to the southeast and the East River to the west. Long Island City is situated in the northwestern portion of Queens County and bound by the neighborhoods of Astoria to the north, Woodside to the south, Jackson Heights to the east and Roosevelt Island and the East River to the west.

Five Iron Golf has signed a letter of intent (“LOI”) for 7,575 square feet with a 10-year term that expires on July 14, 2031. If signed, it is anticipated that their lease will commence in the third quarter of 2021. There is no rent underwritten to this space. Five Iron Golf is an urban indoor golf experience that combines a unique mixture of golf and entertainment with a community-focused vision of making the game more inclusive and accessible. Five Iron Golf has three existing locations in New York City, and each features golf simulators, teaching professionals, a full bar, a locally-inspired menu, and event space. Customers are encouraged to reserve a simulator or participate in leagues, events, and private or group lessons.

Major Tenants.

Largest Tenant: Trader Joe’s (17,555 SF, 67.5% of net rentable area; 100.0% of underwritten base rent; 6/24/2036 lease expiration), – Trader Joe’s was founded in 1967 by Joe Coulombe in Pasadena, California. Mr. Coulumbe wanted to create a place where people can shop for products from all around the world that are not typically found in your normal grocery store. The first Trader Joe’s was then opened in 1967 and became a national chain of neighborhood grocery stores. Later, in 1979, Coulombe sold the chain to Theo Albrecht and his family, owners of Aldi Nord. Coulombe, however, agreed to remain on board as CEO for approximately ten years. The expiration date for the Trader Joe’s lease is June 24, 2036. As of January 19, 2021, there were approximately 530 Trader Joe’s locations nationwide.

COVID-19 Update. The Trader Joe’s LIC Property was built in 2021 and the largest tenant, Trader Joe’s, started their lease on June 25, 2021. As such, the property has been unaffected by the COVID-19 pandemic.

The following table presents certain information relating to the tenancy at the Trader Joe’s LIC Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Trader Joe’s	NR/NR/NR	17,555	67.5%	$79.46	$1,395,000	100.0%	6/24/2036	2, 10-year	N
Total Major Tenants		17,555	67.5%	$79.46	$1,395,000	100.0%

Occupied Collateral Total		17,555	67.5%	$79.46	$1,395,000	100.0%

Vacant Space		8,441	32.5%

Collateral Total		25,996	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Unanchored	Loan #11	Cut-off Date Balance:	$20,300,000
2243 Jackson Avenue	Trader Joe’s LIC	Cut-off Date LTV:	65.5%
Long Island City, NY 11101		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	7.3%

The following table presents certain information relating to the lease rollover schedule at the Trader Joe’s LIC Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	17,555	67.5%	17,555	67.5%	$1,395,000	100.0%	$79.46
Vacant	0	8,441	32.5%	25,996	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	25,996	100.0%			$1,395,000	100.0%	$79.46(3)

(1)	Information obtained from the underwritten rent roll dated June 15, 2021.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Excludes vacant space.

The following table presents historical occupancy percentages at the Trader Joe’s LIC Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/15/2021(2)
NAP	NAP	NAP	83.4%

(1)	The property was built in 2021 so historical occupancy is not available.
(2)	Information taken from underwritten rent roll and represents economic occupancy. Physical occupancy was 67.5%.

Market Overview and Competition. The Trader Joe’s LIC Property comprises a multi-level retail condominium unit within The Prime LIC located on the northwest corner of Jackson Avenue and 46th Avenue in the Long Island City neighborhood of Queens. The Trader Joe’s LIC Property’s multilevel retail space exhibits excellent visibility and window frontage along the Jackson Avenue commercial corridor. Trader Joe’s has leased the majority of the property and comprises 6,185 square feet on the ground floor and 11,370 square feet on the lower level totaling 17,555 square feet.

The Trader Joe’s LIC Property is located along Jackson Avenue, one of the three major retail/commercial corridors in Long Island City. Vernon and Queens Boulevards comprise the other two main commercial corridors. These thoroughfares result in a generally triangular shaped area that is the main Long Island City landscape. However, there are several residential buildings along the waterfront that are west of Vernon Boulevard. The commercial corridors provide the main source of retail and service related tenants in the immediate vicinity. The retail space is generally comprised of 1-2 story standalone commercial buildings or multi-level retail space at the base of residential, hotels or office buildings. The Long Island City is generally a dense area that is mainly traversed by public transportation. The Trader Joe’s LIC Property’s nearest subways are the G and No. 7 trains, located across the street at the Court Square station. The E and M trains are also located nearby at Court Square-23rd Street. Just down Jackson Avenue to the southwest is MoMA PS1, while the rest of the downtown Long Island City district sits to the northeast.

Appraiser’s Comp Set – The appraiser identified analyzed recent leases negotiated in competitive buildings in the marketplace, which range from $70.00 to $115.00 per square foot of ground floor space. The lower level space reflected $22.22 per square foot. After adjustments, these leases range from $89.32 to $122.92 per square foot for the ground floor space, with an average of $101.92 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Unanchored	Loan #11	Cut-off Date Balance:	$20,300,000
2243 Jackson Avenue	Trader Joe’s LIC	Cut-off Date LTV:	65.5%
Long Island City, NY 11101		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	7.3%

The following table presents certain information relating to the appraiser’s market rent conclusion for the Trader Joe’s LIC Property:

Market Rent Summary(1)

	Retail	Smaller Retail
Market Rent (PSF)	$80.00	$130.00
Lease Term (Years)	10	10
Lease Type (Reimbursements)	Gross	Gross
Rent Increase Projection	10.00% every 5 yrs	3.00%
(1)	Information obtained from the appraisal.

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
2076-84 86th Street	Bath Beach, Brooklyn	7,806	June-21	$17,250,000	$2,209.84
Retail Condo unit within the Williamsburg Social	Williamsburg, Brooklyn	52,233	Dec-20	$32,000,000	$612.64
Retail Condo unit within 100 Willoughby Street	Downtown, Brooklyn	10,161	Jun-20	$6,500,000	$639.70
Retail Condo unit within Flushing Commons	Flushing, Queens	30,000	Feb-20	$42,000,000	$1,400.00
(1)	Information obtained from the appraisal.

The following table presents certain information relating to six comparable leases to those at the Trader Joe’s LIC Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Hoffen Group 27-35 Jackson Avenue Long Island City, Queens	1965/NAP	NAV	0.4 miles	100.0%	12 yrs.	2,138	$75.00	NAV	Gross
LIC Bakery 27-35 Jackson Avenue Long Island City, Queens	1965/NAP	NAV	0.4 miles	100.0%	9 yrs.	1,800	$70.00	NAV	Gross
MITO 27-35 Jackson Avenue Long Island City, Queens	1965/NAP	NAV	0.4 miles	100.0%	9 yrs.	5,000	$70.00	NAV	Gross
Confidential 21-59 44th Drive Long Island City, Queens	2020/NAP	NAV	0.2 miles	100.0%	10 yrs.	985	$97.50	NAV	Gross
Row House 21-30 44th Drive Long Island City, Queens	2019/NAP	NAV	0.2 miles	100.0%	10 yrs.	2,673	$80.00	NAV	Gross
Hudson Gourmet Market 21-59 44th Drive Long Island City, Queens	2020/NAP	NAV	0.2 miles	100.0%	10 yrs.	1,500	$115.00	NAV	Gross
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Unanchored	Loan #11	Cut-off Date Balance:	$20,300,000
2243 Jackson Avenue	Trader Joe’s LIC	Cut-off Date LTV:	65.5%
Long Island City, NY 11101		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	7.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Trader Joe’s LIC Property:

Cash Flow Analysis

	U/W	%(1)	U/W $ per SF
Rents in Place	$1,395,000	83.4%	$53.66
Contractual Rent Steps	0	0.0	0.00
Percentage Rent	0	0.0	0.00
Grossed Up Vacant Space	277,940	16.6	10.69
Gross Potential Rent	$1,672,940	100.0%	$64.35
Other Income	0	0.0	0.00
Total Recoveries	0	0.0	0.00
Net Rental Income	$1,672,940	100.0%	$64.35
(Vacancy & Credit Loss)	(277,940)(2)	(16.6)	(10.69)
Effective Gross Income	$1,395,000	83.4%	$53.66

Real Estate Taxes	26,189	1.9	1.01
Insurance	0	0.0	0.00
Management Fee	27,900	2.0	1.07
Other Operating Expenses	62,092	4.5	2.39
Total Operating Expenses	$116,181	8.3%	$4.47

Net Operating Income	$1,278,819	91.7%	$49.19
Replacement Reserves	3,899	0.3	0.15
TI/LC	12,937	0.9	0.50
Net Cash Flow	$1,261,983	90.5%	$48.55

NOI DSCR	1.67x
NCF DSCR	1.64x
NOI Debt Yield(3)	7.3%
NCF Debt Yield(3)	7.2%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	The underwritten economic vacancy is 16.6%. The Trader Joe’s LIC Property is 67.5% occupied by Trader Joe’s as of June 15, 2021.
(3)	The NOI Debt Yield and NCF Debt Yield are calculated net of the $2,750,000 holdback related to the Five Iron Golf LOI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – The Westchester

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Column Financial, Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch):	BBB-		Property Type – Subtype:	Retail – Super-Regional Mall
	Original Principal Balance(1):	$20,000,000		Location:	White Plains, NY
	Cut-off Date Balance(1):	$20,000,000		Size:	809,311 SF
	% of Initial Pool Balance:	2.7%		Cut-off Date Balance Per SF:	$423.82
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$423.82
	Sponsors:	Simon Property Group, L.P. and Institutional Mall Investors LLC		Year Built/Renovated:	1995/2015-2017
	Guarantor:	Simon Property Group, L.P.		Title Vesting:	Fee & Leasehold
	Interest Rate:	3.2500%		Property Manager:	Simon Management Associates, Inc.
	Note Date(2):	January 21, 2020		Current Occupancy(2):	92.2% (5/11/2021)
	Seasoning:	17 months		YE 2020 Occupancy(2):	90.6%
	Maturity Date:	February 1, 2030		YE 2019 Occupancy(2):	96.8%
	IO Period:	120 months		YE 2018 Occupancy:	93.2%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	92.3%
	Amortization Term (Original):	NAP		As-Is Appraised Value(4)(5):	$647,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(4):	$799.45
	Call Protection(3):	L(35),YM1(1),DorYM1(5),D(72),O(7)		As-Is Appraisal Valuation Date(4)(5):	January 12, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(4)
	Additional Debt(1):	Yes		YE 2020 NOI(2):	$29,104,145
	Additional Debt Type (Balance)(1):	Pari Passu ($323,000,000); Subordinate ($57,000,000)		YE 2019 NOI(2):	$41,494,952
				YE 2018 NOI:	$41,873,477
				YE 2017 NOI:	$49,271,900
				U/W Revenues:	$64,364,071
				U/W Expenses:	$22,017,611
Escrows and Reserves				U/W NOI(2):	$42,346,460
	Initial	Monthly	Cap	U/W NCF:	$40,842,264
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	3.75x / 3.61x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	12.3% / 11.9%
Replacement Reserve	$0	Springing	$543,990	U/W Debt Yield at Maturity based on NOI/NCF:	12.3% / 11.9%
TI/LC Reserve	$8,006,075	Springing	$2,322,930	Cut-off Date LTV Ratio:	53.0%
NM Reserve Fund	$0	Springing	$7,159,800	LTV Ratio at Maturity:	53.0%

Sources and Uses
Sources			Uses
A Notes	$343,000,000	85.8%	Loan Payoff	$318,094,845	79.5%
B Notes	57,000,000	14.3	Return of Equity	71,318,620	17.8
			Upfront Reserves	8,006,075	2.0
			Closing Costs	2,580,460	0.6
Total Sources	$400,000,000	100.0%	Total Uses	$400,000,000	100.0%
(1)	The Westchester Mortgage Loan (as defined below) is part of a larger split whole loan evidenced by six senior pari passu notes with an aggregate Cut-off Date balance of $343.0 million (collectively, “The Westchester A Notes”) and one promissory note that is subordinate to The Westchester A Notes with a Cut-off Date balance of $57.0 million (“The Westchester B Note”). The financial information presented in the chart above and herein reflects the aggregate balance of The Westchester A Notes.

(2)	The Westchester Property (as defined below) closed on March 18, 2020 due to COVID-19 restrictions and reopened on July 10, 2020. Following reopening, August 2020 rental collections were 79%. As of the May 2021 rent roll, The Westchester Property was 92.2% occupied.
(3)	The Westchester Whole Loan can be (a) defeased at any time after February 1, 2023 or (b) from and after February 1, 2023 until the date that is two years from the second anniversary of the securitization of the last The Westchester A Note comprising The Westchester Whole Loan, The Westchester Whole Loan can be prepaid in full subject to the payment of a yield maintenance premium, provided that any notes evidencing The Westchester Whole Loan that were previously securitized for more than two years from the related REMIC start-up date must be contemporaneously defeased upon such prepayment.
(4)	At origination, Column Financial, Inc. (“Column”) obtained an appraisal dated January 15, 2020 with an as-is value of $810,000,000, as of November 26, 2019. Column obtained a new appraisal dated February 3, 2021 with an as-is value of $647,000,000, as of January 12, 2021, and a prospective as-stabilized value of $699,000,000 as of February 1, 2024. Based on the prospective as-stabilized value, the Cut-off Date LTV is 49.1%.
(5)	The Westchester Whole Loan (as defined below) was originated prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic and certain NOI, NCF, and occupancy information were determined, and all DSCR, LTV and Debt Yield metrics were calculated, and The Westchester Whole Loan was underwritten, based on such prior information. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super-Regional Mall	Loan #12	Cut-off Date Balance:	$20,000,000
125 Westchester Avenue	The Westchester	Cut-off Date LTV:	53.0%
White Plains, NY 10601		U/W NCF DSCR:	3.61x
		U/W NOI Debt Yield:	12.3%

The Mortgage Loan. The Westchester mortgage loan (“The Westchester Mortgage Loan”) is part of a whole loan (“The Westchester Whole Loan”) that is evidenced by six senior pari passu A Notes and one subordinate B Note with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $400.0 million and is secured by the fee and leasehold interests in a 809,311 square foot super-regional mall (“The Westchester Property”) located in White Plains, New York. The Westchester Whole Loan has a 10-year term and is interest-only for the term of the loan.

The non-controlling Note A-2-B is being contributed to the WFCM 2021-C60 securitization trust. The Westchester Whole Loan is serviced under the CSMC 2020-WEST trust and servicing agreement. The CSMC 2020-WEST Commercial Mortgage Trust is entitled to exercise all of the rights of the controlling noteholder with respect to The Westchester Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Westchester Whole Loan” in the Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Note A-1	$193,000,000	$193,000,000	CSMC 2020-WEST	Y(2)
Note A-2-A	35,000,000	35,000,000	CSAIL 2021-C20	N
Note A-2-B	20,000,000	20,000,000	WFCM 2021-C60	N
Note A-2-C, A-3-B(1)	45,000,000	45,000,000	Column	N
Note A-3-A	50,000,000	50,000,000	CSAIL 2020-C19	N
Note B	57,000,000	57,000,000	CSMC 2020-WEST	Y(2)
Total	$400,000,000	$400,000,000
(1)	Notes are expected to be contributed to one or more future securitizations.
(2)	Pursuant to the related co-lender agreement, the controlling holder is the CSMC 2020-WEST trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Westchester Whole Loan” in the Preliminary Prospectus.

The Borrower and Borrower Sponsors. The borrowing entity for the loan is Westchester Mall, LLC (“The Westchester Borrower”), a Delaware limited liability company and special purpose entity. The Westchester Borrower is a subsidiary of a joint venture between (i) a joint venture between an affiliate of Simon Property Group, L.P. (40.0% indirect ownership in The Westchester Borrower) and Institutional Mall Investors LLC (40.0% indirect ownership in The Westchester Borrower) and (ii) KMO-361 Realty Associates, LLC (20.0% indirect ownership in The Westchester Borrower).

The borrower sponsors are Simon Property Group, L.P. (“Simon”) and Institutional Mall Investors LLC (“IMI”). Simon is the non-recourse carve out guarantor. The guarantor’s liability under the guaranty is capped at $80.0 million. Simon (S&P/Moody’s/Fitch: A/A3/A) is a public REIT and is the nation’s largest shopping center owner. Simon’s portfolio consists of over 230 global properties, 96% of which are located in the top 10 largest economies. Simon has approximately $34.79 billion of assets under management as of December 31, 2020. Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-used destinations and an S&P 100 company (NYSE: SPG).

IMI is a co-investment venture owned by an affiliate of Miller Capital Advisory, Inc. (“MCA”) and CalPERS, the nation’s largest public pension fund. MCA serves as investment manager for IMI. MCA is an investment advisor based in Skokie, Illinois with approximately $8.78 billion of real estate investments under management throughout the United States as of December 31, 2020. As of December 31, 2020, IMI’s portfolio included 21.3 million square feet of retail GLA and 1.2 million square feet of prime office space.

The Property. The Westchester Property is an 809,311 square foot super-regional mall located in White Plains, New York. The Westchester Property was most recently renovated in 2017 and is situated on approximately 12.3 acres, approximately 25.0 miles north of New York City. The Westchester Property is an institutional quality, luxury retail asset and is rated A++ by Green Street Advisors with a TAP score of 97.

The Westchester Property was 92.2% occupied, inclusive of Neiman Marcus and Nordstrom, as of May 11, 2021. The tenant roster includes brands such as, Apple, Tiffany & Co., Gucci, Louis Vuitton, Williams-Sonoma, Burberry, Sephora, Salvatore Ferragamo, Tourneau, Coach, Tesla Motors, Tory Burch, Crate & Barrel and Pottery Barn. Anchor tenants include Nordstrom (ground lease; 206,197 square feet; 25.5% net rentable area; March 2035 lease expiration) and Neiman Marcus (143,196 square feet; 17.7% net rentable area; January 2027 lease expiration). As of December 2019, inline tenant comparable tenant sales (<10,000 square feet) totaled $1,115 per square foot. The sales reporting for many retail tenants do not include corporate online sales from the trade area, which are linked to their physical storefront. As a result, a tenant’s sales may not capture the entire benefit retailers receive from having a physical presence in the trade area. Occupancy at The Westchester Property averaged 96.2% from 2009 to 2018.

Simon acquired its interest in The Westchester Property in 1997. Since 2015 the owners have invested approximately $59.8 million to renovate The Westchester Property. In connection with the renovation, the owners redeveloped the food court into the Savor Westchester Food Hall, enhanced common areas, added an experiential technology lounge (CONNECT), added an interactive children’s play area (PLAY), and implemented a valet garage-parking service. The newly renovated Savor Westchester Food Hall, located on level four, offers dining options including Bluestone Lane, The Little Beet and Melt Shop, and has a heated outdoor terrace and fireplace.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super-Regional Mall	Loan #12	Cut-off Date Balance:	$20,000,000
125 Westchester Avenue	The Westchester	Cut-off Date LTV:	53.0%
White Plains, NY 10601		U/W NCF DSCR:	3.61x
		U/W NOI Debt Yield:	12.3%

Additional dining options at The Westchester Property include cafes in the Nordstrom and Neiman Marcus stores and a P.F. Chang’s restaurant.

The Westchester Property has access via Interstates 87, 287 and 684, two Metro-North Railroad stations, the White Plains station, and is located center city at Main Street and the Bronx River and the North White Plains station, which provide daily train service to Grand Central Terminal in Midtown Manhattan.

COVID-19 Update. After state imposed restrictions related to COVID-19, The Westchester Property closed on March 18, 2020 and re-opened July 10, 2020. As of December 1, 2020 all stores have reopened including the Nordstrom and Neiman Marcus anchors. The borrower sponsors granted various rent relief/rent deferrals to select tenants in relation to spring and early summer payments due. Short term rent relief was given to several tenants in exchange for waiving co-tenancy provisions in their leases through December 2021. Rent deferrals are expected to be paid back in equal monthly installments, some of which have commenced in 2021, with a few tenants electing to make one lump sum payment. The Westchester Property is 92.2% occupied as of May 11, 2021. The borrower sponsors collected 84% to 86% of tenant rents monthly from October 2020 through January 2021 and since their portfolio has returned to pre-COVID property collections they are no longer tracking monthly collections.

The following table presents certain information relating to the tenancy at The Westchester Property:

Major Tenants

Tenant Name	Credit Rating (MIS/S&P/Fitch)(1)	Tenant NRSF	% of NRSF	Annual Total Rent(2)	Total Rent PSF	% of Total Rent	Lease Expiration Date	2019 Comp Tenant Sales PSF
Anchor Tenants
Neiman Marcus	Caa3 / CCC / NR	143,196	17.7%	$131,435	$0.92	0.4%	1/21/2027	$315
Nordstrom(3)	Baa2 / BBB / BBB+	206,197	25.5%	$10,000	$0.05	0.0%	3/17/2035	$247
Anchor Sub-Total/WA		349,393	43.2%	$141,435	$0.40	0.4%		$275
Top 10 Tenants by UW Total Rent
Sephora	NR / NR / NR	7,231	0.9%	$1,529,208	$211.48	4.1%	1/31/2022	$1,346
Victoria’s Secret	Aa1 / AA+ / AA	10,000	1.2%	1,437,430	$143.74	3.9%	1/31/2025	$476
Tiffany & Co.	BB- / Ba3 / NR	6,077	0.8%	1,191,811	$196.12	3.2%	1/31/2029	$1,682
Apple	Aa1 / AA+ / AA	9,445	1.2%	1,066,754	$112.94	2.9%	1/31/2029	$5,706
Express Men	NR / NR / NR	7,711	1.0%	987,579	$128.07	2.7%	1/31/2025	$284
Louis Vuitton	NR / NR / NR	4,598	0.6%	945,905	$205.72	2.5%	1/31/2030	$3,293
Ann Taylor	NR / NR / NR	4,053	0.5%	809,667	$199.77	2.2%	1/31/2022	$292
Burberry	NR / NR / NR	4,750	0.6%	803,841	$169.23	2.2%	3/31/2024	$419
Arhaus(4)	NR / NR / NR	17,810	2.2%	760,131	$42.68	2.0%	6/30/2031	NAV
Loft	NR / NR / NR	4,710	0.6%	744,132	$157.99	2.0%	1/31/2022	$273
Total 10 Sub-Total / WA		76,385	9.4%	$10,276,458	$134.54	27.7%		$1,314

Total Other Tenants		320,273	39.6%	$26,723,422	$83.44	72.0%
Vacant		63,260	7.8%	$0	$0.00	0.0%
Total / WA		809,311	100.0%	$37,141,315	$49.78(5)	100.0%

(1)	Credit Ratings include ratings for the parent companies of tenants, although such parent companies may not guarantee the related leases.

(2)	Total Rent is inclusive of Base Rent, OFS and SNO Rent, Overage Rent, Percentage Rent and Recoveries (excluding Utility Recoveries) based on actuals as of the May 11, 2021 rent roll.
(3)	NRA (SF) and Total Rent PSF reflect tenant improvements, which are owned by Nordstrom, which ground leases the related parcel from The Westchester Borrower.
(4)	Arhaus is expected to open early fall 2021.
(5)	Weighted Average Annual Rent Base PSF excludes Vacant Space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super-Regional Mall	Loan #12	Cut-off Date Balance:	$20,000,000
125 Westchester Avenue	The Westchester	Cut-off Date LTV:	53.0%
White Plains, NY 10601		U/W NCF DSCR:	3.61x
		U/W NOI Debt Yield:	12.3%

The following table presents certain information relating to tenant sales at The Westchester Property:

Tenant Sales (PSF)(1)

Tenant Name	2017	2018(2)	2019	2019 Occupancy Cost(2)
Inline (Less than 10,000 SF)	$989	$911	$1,115	12.5%
Inline (Less than 10,000 SF) Excluding Apple and Tesla Motors	$676	$668	$629	22.2%
(1)	Reflects sales provided by the borrower sponsors to reflect yearly comparable tenant sales for tenants in occupancy as of the January 10, 2020 rent roll.
(2)	Includes partial year sales for Apple which was not a comparable tenant during 2018 and 2019 as the store was closed for approximately six months for renovations and an expansion. Apple re-opened in November 2018 and occupies 9,445 SF.

Anchor Sales (PSF)(1)

Anchor Tenants	2017	2018	2019
Nordstrom	$299	$281	$240
Neiman Marcus	$343	$335	$315
(1)	Reflects sales provided by the borrower sponsors to reflect yearly comparable tenant sales for tenants in occupancy as of the YE 2020 rent roll.

The following table presents certain information relating to the lease rollover schedule at The Westchester Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Annual U/W Base Rent(1)	UW Total Rent PSF	% of Total Annual U/W Base Rent	Cumulative % of NRA Expiring	Cumulative UW Total Rent Expiring	Cumulative % of UW Total Rent Expiring
MTM	3	6,713	0.8%	6,713	$928,924	$138.38	2.5%	0.8%	$928,924	2.5%
2021	6	21,956	2.7%	28,669	1,184,415	53.94	3.2%	3.5%	2,113,339	5.7%
2022	21	83,435	10.3%	112,104	8,936,992	107.11	24.1%	13.9%	11,050,331	29.8%
2023	13	38,168	4.7%	150,272	4,870,917	127.62	13.1%	18.6%	15,921,248	42.9%
2024	13	58,557	7.2%	208,829	3,760,913	64.23	10.1%	25.8%	19,682,161	53.0%
2025	9	33,809	4.2%	242,638	3,810,941	112.72	10.3%	30.0%	23,493,103	63.3%
2026	7	18,715	2.3%	261,353	2,197,234	117.40	5.9%	32.3%	25,690,337	69.2%
2027	8	154,843	19.1%	416,196	2,321,021	14.99	6.2%	51.4%	28,011,358	75.4%
2028	8	13,983	1.7%	430,179	896,241	64.10	2.4%	53.2%	28,907,599	77.8%
2029	6	23,036	2.8%	453,215	2,971,394	128.99	8.0%	56.0%	31,878,992	85.8%
2030	8	24,830	3.1%	478,045	3,095,286	124.66	8.3%	59.1%	34,974,278	94.2%
2031	7	30,110	3.7%	508,155	2,121,195	70.45	5.7%	62.8%	37,095,473	99.9%
2032 & Thereafter(3)	2	206,197	25.5%	714,352	45,842	0.22	0.1%	88.3%	37,141,315	100.0%
Vacant	0	63,260	7.8%	777,612	0	0.00	0.0%	96.1%	NAP	NAP
Temp Tenants	12	31,699	3.9%	809,311	0	0.00	0.0%	100.0%	NAP	NAP
Total	123	809,311	100.0%		$37,141,315(4)	$49.78(5)	100.0%
(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through November 1, 2021.

(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.
(3)	Includes NRA of improvements owned by Nordstrom.
(4)	Total Rent is inclusive of Base Rent, OFS and SNO Rent, Overage Rent, Percentage Rent and Recoveries (excluding Utility Recoveries) for tenants with comparable sales based on actuals as of the May 11, 2021 rent roll.
(5)	Weighted Average Annual Rent Base PSF excludes Vacant Space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super-Regional Mall	Loan #12	Cut-off Date Balance:	$20,000,000
125 Westchester Avenue	The Westchester	Cut-off Date LTV:	53.0%
White Plains, NY 10601		U/W NCF DSCR:	3.61x
		U/W NOI Debt Yield:	12.3%

The following table presents historical occupancy percentages at The Westchester Property:

Historical Occupancy

2017(1)	2018(1)	2019(2)	2020(3)	5/11/2021(4)
92.3%	93.2%	96.8%	90.6%	92.2%

(1)	Historical Occupancy provided by the borrower sponsors excluding anchor tenants.

(2)	Information obtained from the January 10, 2020 rent roll.
(3)	Information obtained from the YE 2020 rent roll.

(4)	Information obtained from the May 2021 rent roll.

Market Overview and Competition. The Westchester Property is located in the White Plains, New York central business district near the communities of Scarsdale, Rye, Irvington, and Greenwich, which have some of the highest average annual household incomes in and around the New York City metropolitan area (ranging from $190,005 to $365,951). Along with superior trade area demographics, The Westchester Property benefits from daily demand drivers including more than 1,000 luxury residential units within four blocks of The Westchester Property, as well as 3.1 million square feet of office space, four corporate headquarters, five hotels with 1,021 keys, Pace University’s Westchester campus and the U.S. Federal and Westchester County courthouses and offices, many of which are within walking distance of The Westchester Property. The daytime population in center city White Plains increases from approximately 58,111 to approximately 250,000.

Within 5 miles of The Westchester Property the population is 209,930, the average household income of $209,062 (which is above the state and national averages), and the median home value is $603,681. According to a third party market data provider, as of November 2019, total retail sales (including food services) were $1.7 billion, $3.1 billion and $5.9 billion within 1, 3 and 5 miles, respectively, and total annual consumer expenditures were $988.1 million, $3.2 billion and $6.6 billion within 1, 3 and 5 miles, respectively.

Market Rent Summary(1)

	0-999 SF	1,000- 1,999 SF	2,000- 2,999 SF	3,000- 4,999 SF	5,000- 9,999 SF	10,000 SF+	Jewelry	Food Court	Kiosk
Market Rent (PSF)	$125.00	$70.00	$60.00	$55.00	$30.00	$45.00	$165.00	$80.00	$100.00
Lease Term (Years)	7	7	7	7	7	7	7	7	7
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Gross	Net	Net	Net
Rent Increase Projection	2% per year
(1)	Information obtained from the appraisal.

Comparable Sales(1)

Property Name	Location	Sold GLA (SF)	Sale Date	Sale Price	Sale Price (PSF)
Bridgewater Commons	Somerset, NJ	1,002,532	Nov-19	$588,000,000	$586.51
Towson Town Center	Baltimore, MD	605,961	Nov-19	$380,000,000	$627.10
Shops at Merrick Park	Miami, FL	845,138	Nov-19	$623,000,000	$737.16
The Gardens Mall	Palm Beach, FL	678,000	Apr-19	$450,000,000	$663.72
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super-Regional Mall	Loan #12	Cut-off Date Balance:	$20,000,000
125 Westchester Avenue	The Westchester	Cut-off Date LTV:	53.0%
White Plains, NY 10601		U/W NCF DSCR:	3.61x
		U/W NOI Debt Yield:	12.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at The Westchester Property:

Cash Flow Analysis(1)

	2017	2018	2019	TTM 9/30/2020	2020	U/W	%(2)	U/W $ per SF
Base Rent	$33,198,604	$29,432,711	$28,485,165	$27,565,385	$26,545,563	$27,251,927	47.2%	$33.67
Rent Steps	0	0	0	0	0	510,490	0.9%	$0.63
Percentage Rent(3)	49,314	117,600	294,195	189,191	220,827	307,065	0.5%	$0.38
Specialty Leasing Income(4)	2,252,021	2,486,618	2,212,260	1,601,090	937,713	2,385,649	4.1%	$2.95
Other Rent(5)	912,374	928,799	1,264,914	899,759	786,500	2,218,547	3.8%	$2.74
Total Rent Revenue	$36,412,313	$32,965,728	$32,256,534	$30,255,425	$28,490,603	$32,673,678	56.5%	$40.37
Total Recoveries	$27,885,769	$24,856,894	25,369,857	$23,641,564	$22,402,377	$25,121,046	43.5%	$31.04
Gross Up Vacant Space	0	0	0	0	0	2,951,810	5.1%	$3.65
Gross Potential Income	$64,298,082	$57,822,622	$57,626,391	$53,896,989	$50,892,980	$60,746,534	105.1%	$75.06
(Vacancy & Credit Loss)	(188,039)	(105,269)	(73,498)	(4,243,175)	(5,383,039)	(2,951,810)	(5.1%)	($3.65)

Net Rental Income	$64,110,043	$57,717,353	$57,552,893	$49,653,814	$45,509,941	$57,794,724	100.0%	$71.41
Other Income	6,391,812	6,186,675	6,429,999	3,936,766	2,818,408	6,569,347	11.4%	$8.12
Effective Gross Income	$70,501,855	$63,904,028	$63,982,892	$53,590,580	$48,328,349	$64,364,071	111.4%	$79.53
Total Expenses	$21,229,955	$22,030,551	$22,487,940	$20,000,247	$19,224,204	$22,017,611	34.2%	$27.21

Net Operating Income	$49,271,900	$41,873,477	$41,494,952	$33,590,333	$29,104,145	$42,346,460	65.8%	$52.32
Total TI/LC, Capex/RR	0	0	0	0	0	1,504,196	2.3%	$1.86
Net Cash Flow	$49,271,900	$41,873,477	$41,494,952	$33,590,333	$29,104,145	$40,842,264	63.5%	$50.47

NOI DSCR	4.36x	3.70x	3.67x	2.97x	2.58x	3.75x
NCF DSCR	4.36x	3.70x	3.67x	2.97x	2.58x	3.61x
NOI Debt Yield	14.4%	12.2%	12.1%	9.8%	8.5%	12.3%
NCF Debt Yield	14.4%	12.2%	12.1%	9.8%	8.5%	11.9%
(1)	The Westchester Property closed on March 18, 2020 due to COVID 19 restrictions and reopened on July 10, 2020. Following reopening, August 2020 rental collections were 79%. As of the May 2021 rent roll, The Westchester Property was 92.2% occupied.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Percentage Rent underwritten to November 2019 TTM sales and% in lieu rent for MAC (8%), Theory (10%), Hope & Henry (15%) and Bluestone Lane (8%) based on the January 2020 underwritten rent roll.
(4)	Specialty Leasing Income includes rental income from TILS and Kiosk/Cart spaces.
(5)	Underwritten Other Rent includes Overage Rent ($825,396), Storage Income ($223,490) and Other Rental Income ($201,851) based on the January 2020 underwritten rent roll.

Additional Debt. In addition to The Westchester A Notes, The Westchester Property is also collateral for The Westchester B Note which has an aggregate Cut-off Date principal balance of $57,000,000. The other The Westchester A Notes and The Westchester B Note accrue interest at the same rate as The Westchester Mortgage Loan. The Westchester B Note is coterminous with The Westchester A Notes. The Cut-off Date Loan / SF, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire The Westchester Whole Loan are $494, 61.8%, 3.21x, 3.10x, 10.6%, and 10.2% respectively. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Westchester Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Metro Crossing

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance(1):	$20,000,000		Location:	Council Bluffs, IA
	Cut-off Date Balance(1):	$20,000,000		Size:	310,130 SF
	% of Initial Pool Balance:	2.7%		Cut-off Date Balance Per SF(1):	$111.08
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$99.88
	Borrower Sponsors:	Jahan Moslehi and Andy Chien		Year Built/Renovated:	2008/NAP
	Guarantor:	B33 RE Partners Investments II LLC		Title Vesting:	Fee
	Interest Rate:	3.3580%		Property Manager(5):	Various
	Note Date:	June 17, 2021		Current Occupancy (As of):	92.5% (6/9/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	92.5%
	Maturity Date:	July 11, 2026		YE 2019 Occupancy:	97.4%
	IO Period:	0 months		YE 2018 Occupancy:	96.1%
	Loan Term (Original):	60 months		YE 2017 Occupancy:	97.6%
	Amortization Term (Original):	360 months		As-Is Appraised Value(6):	$53,700,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF(6):	$173.15
	Call Protection(2):	L(24),D(26),O(10)		As-Is Appraisal Valuation Date:	May 27, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information(6)
	Additional Debt(1):	Yes		TTM NOI (4/30/2021):	$3,994,143
	Additional Debt Type (Balance)(1):	Pari Passu ($14,450,000)		YE 2020 NOI:	$3,798,192
				YE 2019 NOI:	$4,308,982
				YE 2018 NOI:	$4,406,022
				U/W Revenues:	$6,457,303
				U/W Expenses:	$2,338,018
Escrows and Reserves				U/W NOI:	$4,119,285
	Initial	Monthly	Cap	U/W NCF:	$3,733,146
Real Estate Taxes	$555,192	$138,798	NAP	U/W DSCR based on NOI/NCF(1):	2.26x/2.05x
Insurance	$0	Springing(3)	NAP	U/W Debt Yield based on NOI/NCF(1):	12.0%/10.8%
Replacement Reserves	$0	$5,169	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.3%/12.0%
Leasing Reserves	$0	$17,500(4)	$630,000(4)	Cut-off Date LTV Ratio(1):	64.2%
Deferred Maintenance	$88,750	$0	NAP	LTV Ratio at Maturity(1):	57.7%

Sources and Uses
Sources			Uses
Original whole loan amount	$34,450,000	64.0%	Purchase price	$52,900,000	98.3%
Cash equity contribution	19,390,135	36.0	Upfront reserves	643,942	1.2
			Closing costs	296,193	0.6
Total Sources	$53,840,135	100.0%	Total Uses	$53,840,135	100.0%
(1)	The Metro Crossing Mortgage Loan (as defined below) is part of the Metro Crossing Whole Loan (as defined below) with an original aggregate principal balance of $34,450,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Metro Crossing Whole Loan.

(2)	At any time after the earlier of (i) August 11, 2025 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Metro Crossing Whole Loan to be securitized, and prior to October 11, 2025, the borrower has the right to defease the Metro Crossing Whole Loan in whole, but not in part.
(3)	The Metro Crossing Whole Loan documents do not require ongoing monthly insurance reserve deposits as long as (i) no event of default is continuing; (ii) the Metro Crossing Property (as defined below) is covered under a blanket or umbrella policy reasonably acceptable to the lender; (iii) the Metro Crossing Borrower (as defined below) provides the lender with evidence of renewal of such policies; and (iv) the Metro Crossing Borrower provides the lender with paid receipts for payment of the insurance premiums by no later than 10 days prior to the policy expiration dates.
(4)	The Metro Crossing Whole Loan documents require ongoing monthly tenant improvements and leasing commissions (“TI/LC”) reserve deposits of $17,500 ($0.68 per square foot annually). Deposits in the leasing reserve will be capped at $630,000 ($2.03 per square foot) as long as (a) no event of default is continuing, (b) the NCF DSCR is at least 1.20x, and the debt yield is at least 7.0%
(5)	The Metro Crossing Property Managers (as defined below) for the Metro Crossing Property are Pine Tree Commercial Realty, LLC and B33 Services LLC.
(6)	While the Metro Crossing Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact Metro Crossing Whole Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #13	Cut-off Date Balance:	$20,000,000
3626 Metro Crossing Drive	Metro Crossing	Cut-off Date LTV:	64.2%
Council Bluffs, IA 51501		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	12.0%

The Mortgage Loan. The Metro Crossing mortgage loan (the “Metro Crossing Mortgage Loan”) is part of a whole loan (the “Metro Crossing Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $34,450,000. The Metro Crossing Whole Loan is secured by a first mortgage encumbering the fee interest in a 310,130 square foot anchored retail property located in Council Bluffs, Iowa (the “Metro Crossing Property”). The Metro Crossing Whole Loan will be serviced under the pooling and servicing agreement for the WFCM 2021-C60 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	WFCM 2021-C60	Yes
A-2	$14,450,000	$14,450,000	WFB	No
Total	$34,450,000	$34,450,000

The Borrower and Borrower Sponsors. The borrower is B33 Metro Crossing II LLC (the “Metro Crossing Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the Metro Crossing Borrower delivered a non-consolidation opinion in connection with the origination of the Metro Crossing Whole Loan. The borrower sponsors are Jahan Moslehi and Andy Chien and the non-recourse carve-out guarantor is Bridge33 RE Partners Investments II, LLC (the “Metro Crossing Guarantor”), a limited partnership that is 99.2% owned by passive limited partners, 0.45% by Jahan Moslehi and 0.34% by Andy Chien. The Metro Crossing Borrower and the Metro Crossing Guarantor are ultimately controlled by Bridge33 Capital LLC (“Bridge33 Capital”), a commercial real estate firm with corporate offices in Seattle and Las Vegas. Since 2013, Bridge33 Capital has acquired more than 5.3 million square feet of retail and office properties in 19 states and has approximately $660 million worth of assets under management.

The Property. The Metro Crossing Property is a 12-building power center totaling 310,130 square feet and located in Council Bluffs, Iowa. Built in 2008, the Metro Crossing Property is situated on a 42.5-acre parcel and is anchored by Target (not collateral), Hobby Lobby, and Dick’s Sporting Goods. Additional notable in-line tenants include TJ Maxx, Dollar Tree, Ulta, Old Navy, PetSmart, and Five Below, plus several dining options including Starbucks, Panera Bread, Firehouse Subs, Qdoba Mexican Grill and Buffalo Wild Wings. 14 tenants totaling 41.6% of the net rentable area and 39.4% of underwritten base rent have been in occupancy for at least 10 years, and 19 tenants totaling 36.1% of the net rentable area and 41.4% of underwritten base rent have renewed at least once. The Metro Crossing Property contains 1,965 surface parking spaces, resulting in a parking ratio of approximately 6.3 spaces per 1,000 square feet of rentable area. As of June 9, 2021, the Metro Crossing Property was 92.5% occupied by 37 tenants and has averaged 98.7% occupancy since 2009.

Major Tenants.

Largest Tenant by Underwritten Base Rent: Hobby Lobby (55,000 square feet; 17.7% of net rentable area; 10.0% of underwritten base rent; 4/30/2023 lease expiration) – Hobby Lobby was founded by the Green family in 1972 and is headquartered in Oklahoma City, Oklahoma. Ranked as the 79th largest retailer by Forbes, Hobby Lobby currently has over 900 locations across 47 states. Hobby Lobby has been a tenant since May 2008 and has three, 5-year extension options remaining and does not have any termination options.

2nd Largest Tenant by Underwritten Base Rent: Dick’s Sporting Goods (45,000 square feet; 14.5% of net rentable area; 11.8% of underwritten base rent; 1/31/2026 lease expiration) – Dick’s Sporting Goods (“Dick’s”), which was founded in 1948, is headquartered in Pittsburgh, Pennsylvania and, as of October 2020, operated 732 Dick’s Sporting Goods stores, as well as a number of specialty stores under the Golf Galaxy, Field & Stream, Chelsea Collective, and True Runner banners, in addition to e-commerce and catalog operations. Dick’s has been a tenant since October 2015 and has four, 5-year extension options remaining and does not have any termination options.

3rd Largest Tenant by Underwritten Base Rent: Old Navy (13,453 square feet; 4.3% of net rentable area; 6.2% of underwritten base rent; 6/30/2030 lease expiration) – Old Navy has been a tenant at the Metro Crossing Property since July 2020 and reported gross sales of approximately $3.4 million ($255 per square foot) for the 11 month period between July 2020 and May 2021. Old Navy has two, 5-year extension options and, if gross sales for the period commencing with the beginning July 2024 and ending June 2025 (the “Termination Measuring Period”) do not equal or exceed $3,600,000, then tenant may terminate its lease within the first three full calendar months after the Termination Measuring Period, by providing 90 days’ notice and paying a termination fee equal to $250,000. Additionally, in response to the COVID-19 pandemic, tenant received reduced rent of payment in lieu of 8% (with $11,667 floor per month and cap of $23,333 per month), from June 1, 2020 through January 31, 2021.

COVID-19 Update. The first payment date is in August 2021 and the Metro Crossing Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of June 17, 2021, the borrower sponsor reported that all tenants were open and operating and that tenants representing approximately 100.0% of the occupied net rentable area (92.5% of total net rentable area) and 100.0% of underwritten base rent made their full rent payment for May and June 2021. 18 tenants, representing approximately 41.0% of underwritten base rent, were granted partial or full rent relief, rent deferrals or percent in lieu ranging from one to six months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #13	Cut-off Date Balance:	$20,000,000
3626 Metro Crossing Drive	Metro Crossing	Cut-off Date LTV:	64.2%
Council Bluffs, IA 51501		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	12.0%

The following table presents certain information relating to the tenancy at Metro Crossing Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Anchor Tenants
Hobby Lobby	NR/NR/NR	55,000	17.7%	$8.35	$459,250	10.0%	4/30/2023	3, 5-year	N
Dick’s	NR/NR/NR	45,000	14.5%	$12.00	$540,000	11.8%	1/31/2026	4, 5-year	N
		100,000	32.2%	$9.99	$999,250	21.8%
Major Tenants
Old Navy	NR/Ba2/BB-	13,453	4.3%	$21.00	$282,513	6.2%	6/30/2030	2, 5-year	Y(3)
PetSmart	NR/B2/B	20,087	6.5%	$13.67	$274,589	6.0%	1/31/2024	4, 5-year	N
TJ Maxx	NR/A2/A	25,160	8.1%	$9.75	$245,310	5.4%	1/31/2027	2, 5-year	N
Ulta	NR/NR/NR	10,000	3.2%	$16.00	$160,000	3.5%	2/28/2023	2, 5-year	N
Five Below	NR/NR/NR	8,640	2.8%	$14.50	$125,280	2.7%	1/31/2029	3, 5-year	Y(4)
Dollar Tree	NR/Baa2/BBB	10,017	3.2%	$11.00	$110,187	2.4%	8/31/2029	2, 5-year	N
		87,357	28.2%	$13.71	$1,197,879	26.1%

Non-Major Tenants		99,627	32.1%	$23.93	$2,384,411	52.0%

Occupied Collateral Total		286,984	92.5%	$15.96	$4,581,540	100.0%

Vacant Space		23,146	7.5%

Collateral Total		310,130	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2022 totalling $20,066.
(3)	If gross sales during the Termination Measuring Period do not equal or exceed $3,600,000, then the tenant may terminate their lease within the first three full calendar months after the Termination Measuring Period, by providing 90 days’ notice and paying a termination fee equal to $250,000.
(4)	If gross sales are less than $1,800,000 during the 5th lease year (the “sales measuring period”), then the tenant, upon notice to the landlord given no later than 60 days after the sales measuring period, shall have the right to terminate the lease, which shall be 180 days after the date of the early termination notice. The tenant is required to pay to the landlord a one-time termination fee equal to 50% of the actual unamortized construction costs, including architect fees and costs and permitting costs, overhead or administration fees, incurred by the landlord in performing the landlord’s work.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #13	Cut-off Date Balance:	$20,000,000
3626 Metro Crossing Drive	Metro Crossing	Cut-off Date LTV:	64.2%
Council Bluffs, IA 51501		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	12.0%

The following table presents certain information relating to the historical sales for certain tenants at the Metro Crossing Property:

Historical Sales(1)

	2018 Sales (PSF)	2019 Sales (PSF)	2020 Sales (PSF)	TTM Sales (Gross)	TTM Sales (PSF)	TTM Period	Occupancy Cost(2)
Hobby Lobby	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Dick’s	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Old Navy	NAV	NAV	NAV	$3,735,088(3)	$278(3)	5/31/2021	7.56%
PetSmart(4)	$254	$254	$271	NAV	NAV	NAV	7.85%
TJ Maxx(4)	$305	$319	$289	NAV	NAV	NAV	5.95%
Ulta	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Five Below	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Dollar Tree	$270	NAV	NAV	NAV	NAV	NAV	7.02%
(1)	Information obtained from the borrower and underwritten rent roll.
(2)	Occupancy Cost is based on underwritten base rent and reimbursements and most recently reported sales.
(3)	Old Navy TTM sales represent 11 months annualized sales from July 2020 through May 2021.
(4)	TJ Maxx and PetSmart reports sales at the end of each January. The sales shown represent the trailing 12-month period ending January 31st of each year.

The following table presents certain information relating to the lease rollover schedule at Metro Crossing Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	2,600	0.8%	2,600	0.8%	$70,200	1.5%	$27.00
2022	6	15,036	4.8%	17,636	5.7%	$330,839	7.2%	$22.00
2023	5	73,750	23.8%	91,386	29.5%	$803,375	17.5%	$10.89
2024	6	42,187	13.6%	133,573	43.1%	$758,870	16.6%	$17.99
2025	4	16,561	5.3%	150,134	48.4%	$443,510	9.7%	$26.78
2026	4	57,594	18.6%	207,728	67.0%	$871,407	19.0%	$15.13
Thereafter	11	79,256	25.6%	286,984	92.5%	$1,303,338	28.4%	$16.44
Vacant	0	23,146	7.5%	310,130	100.0%	$0	0.0%	$0.00
Total/Weighted Average	37	310,130	100.0%			$4,581,540	100%	$15.96
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Metro Crossing Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/9/2021(2)
97.6%	96.1%	97.4%	92.5%	92.5%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #13	Cut-off Date Balance:	$20,000,000
3626 Metro Crossing Drive	Metro Crossing	Cut-off Date LTV:	64.2%
Council Bluffs, IA 51501		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Metro Crossing Property:

Cash Flow Analysis

	2018	2019	2020	TTM 4/30/2021	U/W	%(1)	U/W $ per SF
Base Rent	$4,640,685	$4,557,463	$4,498,003	$4,656,971	$4,581,540(2)	65.8%	$14.77
Grossed Up Vacant Space	0	0	0	0	468,932	6.7	1.51
Gross Potential Rent	$4,640,685	$4,557,463	$4,498,003	$4,656,971	$5,050,472	72.5%	$16.29
Other Income	28,359	29,725	28,731	29,707	36,907	0.5	0.12
Percentage Rent	0	53,124	110,752	104,518	0	0.0	0.00
Total Recoveries	2,112,543	2,072,428	1,899,212	1,890,496	1,874,971	26.9	6.05
Net Rental Income	$6,781,587	$6,712,740	$6,536,697	$6,681,692	$6,962,350	100.0%	$22.45
(Vacancy & Credit Loss)	0	0	(409,355)	(344,095)	(505,047)(3)	(10.0%)	(1.63)
Effective Gross Income	$6,781,587	$6,712,740	$6,127,341	$6,337,597	$6,457,303	92.7%	$20.82

Real Estate Taxes	1,509,642	1,508,964	1,513,998	1,514,539	1,514,809	23.5	4.88
Insurance	43,299	43,937	51,759	55,271	52,677	0.8	0.17
Management Fee	211,530	202,470	184,125	196,831	193,719	3.0	0.62
Other Operating Expenses	611,093	648,387	579,268	576,813	576,813	8.9	1.86
Total Operating Expenses	$2,375,564	$2,403,758	$2,329,149	$2,343,454	$2,338,018	36.2%	$7.54

Net Operating Income	$4,406,022	$4,308,982(4)	$3,798,192(4)	$3,994,143	$4,119,285	63.8%	$13.28
Replacement Reserves	0	0	0	0	62,026	1.0	0.20
TI/LC	0	0	0	0	324,113	5.0	1.05
Net Cash Flow	$4,406,022	$4,308,982	$3,798,192	$3,994,143	$3,733,146	57.8%	$12.04

NOI DSCR(5)	2.42x	2.36x	2.08x	2.19x	2.26x
NCF DSCR(5)	2.42x	2.36x	2.08x	2.19x	2.05x
NOI Debt Yield(5)	12.8%	12.5%	11.0%	11.6%	12.0%
NCF Debt Yield(5)	12.8%	12.5%	11.0%	11.6%	10.8%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2022 totaling $20,066.
(3)	The underwritten economic vacancy is 10.0%. The Metro Crossing Property was 92.5% physically occupied and 90.7% economically occupied as of June 9, 2021.
(4)	The decrease in Net Operating Income between 2019 and 2020 was due to $409,355 of collection loss related to the COVID-19 pandemic.
(5)	The NOI/NCF DSCR and NOI/NCF Debt Yield numbers presented above are based on the Metro Crossing Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – ExchangeRight 47

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Various – See Table
	Original Principal Balance:	$20,000,000		Location:	Various – See Table
	Cut-off Date Balance:	$20,000,000		Size:	210,447 SF
	% of Initial Pool Balance:	2.7%		Cut-off Date Balance Per SF:	$95.04
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$95.04
	Borrower Sponsors:	David Fisher, Joshua Ungerecht, Warren Thomas		Year Built/Renovated:	Various – See Table
	Guarantors:	David Fisher, Joshua Ungerecht, Warren Thomas		Title Vesting:	Fee
	Interest Rate:	2.900%		Property Manager:	Self-managed
	Note Date:	June 4, 2021		Current Occupancy (As of):	100.0% (7/1/2021)
	Seasoning:	1 month		YE 2020 Occupancy(6):	NAV
	Maturity Date:	June 11, 2026		YE 2019 Occupancy(6):	NAV
	IO Period:	60 months		YE 2018 Occupancy(6):	NAV
	Loan Term (Original):	60 months		YE 2017 Occupancy(6):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value(7):	$37,710,000
	Loan Amortization Type:	Interest Only		As-Is Appraisal Value Per SF(7):	$179.19
	Call Protection:	L(25),D(28),O(7)		As-Is Appraisal Valuation Date(8):	Various
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(7)
	Additional Debt:	None		YE 2020 NOI(6)(7):	NAV
	Additional Debt Type (Balance):	NAP		YE 2019 NOI(6)(7):	NAV
				YE 2018 NOI(6)(7):	NAV
				YE 2017 NOI(6)(7):	NAV
				U/W Revenues(7):	$2,742,743
Escrows and Reserves				U/W Expenses(7):	$582,384
	Initial	Monthly	Cap	U/W NOI(7):	$2,160,358
Real Estate Taxes	$56,519	$26,582(1)	NAP	U/W NCF(7):	$2,133,548
Insurance	$0	Springing(2)	NAP	U/W DSCR based on NOI/NCF(7):	3.67x / 3.63x
Replacement Reserves	$246,135	$1,527(3)	NAP	U/W Debt Yield based on NOI/NCF(7):	10.8% / 10.7%
TI/LC Reserve	$500,000	Springing(4)	NAP	U/W Debt Yield at Maturity based on NOI/NCF(7):	10.8% / 10.7%
Immediate Repairs	$44,043	$0	NAP	Cut-off Date LTV Ratio:	53.0%
Giant Eagle Rent Reserve	$156,966(5)	$0	NAP	LTV Ratio at Maturity:	53.0%

Sources and Uses
Sources			Uses
Original loan amount	$20,000,000	50.2%	Purchase price(9)	$37,989,514	95.4%
Cash equity contribution	19,820,179	49.8	Reserves	1,003,663	2.5
			Closing Costs	827,002	2.1
Total Sources	$39,820,179	100.0%	Total Uses	$39,820,179	100.0%
(1)	Ongoing monthly reserves for real estate taxes related to any tenant that is required to pay taxes directly pursuant to its leases (“Tax Paying Tenants”) are not required as long as (i) no event of default has occurred and is continuing; (ii) ExchangeRight Net-Leased Portfolio 47 DST (the “ExchangeRight 47 Borrower”) provides proof of payment directly to the taxing authority by 15 days prior to the delinquency date; (iii) the lease with the applicable Tax Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material adverse change has occurred with respect to the applicable Tax Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the taxes. Tax Paying Tenants currently include Fresenius Medical Care, Kroger, NAPA Auto Parts and Walgreens.

(2)	Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the ExchangeRight 47 Properties (as defined below) are part of a blanket or umbrella policy reasonably approved by the lender; (iii) the ExchangeRight 47 Borrower provides the lender with evidence of renewal of insurance policies; and (iv) the ExchangeRight 47 Borrower provides the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates. In addition, the ExchangeRight 47 Borrower is not required to deposit ongoing monthly insurance reserves related to any tenant who pays all insurance premiums directly to the applicable insurance company pursuant to such tenant’s lease (“Insurance Paying Tenants”) as long as (i) no event of default has occurred and is continuing; (ii) the ExchangeRight 47 Borrower provides proof of payment by the applicable Insurance Paying Tenant (or the ExchangeRight 47 Borrower) directly to the insurance company by no later than 15 days prior to the due date for such premiums; (iii) the lease with the applicable Insurance Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material adverse change has occurred with respect to the applicable Insurance Paying Tenant that would, in the lender’s reasonable determination, materially jeopardize such tenant’s ability to timely pay the insurance premiums. Insurance Paying Tenants currently include BB&T, Dollar General (Delhi, CA), Dollar General (Lubbock, TX), Giant Eagle, Kroger, NAPA Auto Parts, Verizon Wireless and Walgreens.

(3)	The ExchangeRight 47 Borrower is not required to deposit ongoing monthly replacement reserves related to any tenant that is obligated under its lease to pay replacements and/or alterations for its premises (“Replacement Reserve Paying Tenants”) as long as (i) no event of default has occurred

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #14	Cut-off Date Balance:	$20,000,000
Property Addresses – Various	ExchangeRight 47	Cut-off Date LTV:	53.0%
		U/W NCF DSCR:	3.63x
		U/W NOI Debt Yield:	10.8%

and is continuing; (ii) the ExchangeRight 47 Borrower provides proof of payment of replacements by all Replacement Reserve Paying Tenants; (iii) the lease with the applicable Replacement Reserve Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material adverse change has occurred with respect to the applicable Replacement Reserve Paying Tenant that would, in the lender’s reasonable determination, materially jeopardize such tenant’s ability to timely pay the replacements for its premises. Replacement Reserve Paying Tenants currently include BB&T, Dollar General (Delhi, CA), Giant Eagle and NAPA Auto Parts.

(4)	Springing monthly deposit of $13,153 commencing upon the continuance of an event of default.

(5)	The Giant Eagle Rent Reserve represents the different between the monthly contract rent for the Giant Eagle tenant as of the first monthly payment date in July, 2021 ($27,917) and the increased lease renewal monthly contract rent for such tenant commencing on April 1, 2022 ($45,691), calculated over such 9-month period.

(6)	Historical occupancy and NOI are unavailable, as the ExchangeRight 47 Properties were acquired by the ExchangeRight 47 Borrower between March 2021 and June 2021, and such information was not provided by the seller.

(7)	While the ExchangeRight 47 Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the ExchangeRight 47 Mortgage Loan more severely than assumed in the underwriting of the ExchangeRight 47 Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(8)	The valuation as-of dates are dated from April 17, 2021 to May 5, 2021.

(9)	The ExchangeRight 47 Properties were acquired between March 2021 and June 2021 for $37,989,514.

The Mortgage Loan. The mortgage loan (the “ExchangeRight 47 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $20,000,000 and secured by the fee interests in 10 single tenant retail properties and one single tenant medical office property totaling 210,447 square feet (the “ExchangeRight 47 Properties”) located across nine states.

The Borrower and Borrower Sponsor. The ExchangeRight 47 Borrower is a Delaware statutory trust with at least one independent trustee and legal counsel to the ExchangeRight 47 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight 47 Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are David Fisher, Joshua Ungerecht, and Warren Thomas, all of whom serve as managing partners of ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 14 million square feet under management across over 825 properties across 40 states with a focus on investment grade, necessity-based retail and healthcare. Warren Thomas was subject to a prior foreclosure sale. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The ExchangeRight 47 Borrower has master leased the ExchangeRight 47 Properties to a master tenant (the “ExchangeRight Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the guarantors. The ExchangeRight Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Master Tenant for the operation, maintenance and management of the ExchangeRight 47 Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight 47 Properties, other than capital expenses. The ExchangeRight Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight 47 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight 47 Mortgage Loan and, upon an event of default under the ExchangeRight 47 Mortgage Loan, the lender has the right to cause the ExchangeRight 47 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight 47 Mortgage Loan and gives rise to recourse liability to the guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Master Tenant to pay rent as a result of the ExchangeRight 47 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight 47 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight 47 Mortgage Loan, (ii) the lender’s good faith determination that the ExchangeRight 47 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight 47 Property, and (iii) 90 days prior to the maturity date of the ExchangeRight 47 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight 47 Mortgage Loan in full is not delivered to the lender.

Any time following June 4, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 47 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 47 Borrower with such Approved Transferee (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 47 Mortgage Loan; (ii) the Approved Transferee executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; (iii) immediately following a transfer, the Approved Transferee is in control of the ExchangeRight 47 Borrower and owns (directly or indirectly) 100% of the legal and beneficial ownership interests in the ExchangeRight 47 Borrower; and (iv) if required by the lender, rating agency confirmation from each applicable rating agency (a “Qualified Transfer”).

Any time following June 4, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 47 Borrower to an Approved REIT (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 47 Borrower with such Approved REIT (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 47 Mortgage Loan; (ii) following a transfer, the existing borrower sponsor of the ExchangeRight 47 Mortgage Loan will (a) own at least a 1% direct or indirect equity ownership interest in each of the ExchangeRight 47 Borrower and any SPE component entity, (b) control the ExchangeRight 47 Borrower and SPE component entity, and (c) control the day-to-day operation of the ExchangeRight 47 Properties; (iii) if required by the lender, rating agency confirmation from each applicable rating agency; (iv) if the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #14	Cut-off Date Balance:	$20,000,000
Property Addresses – Various	ExchangeRight 47	Cut-off Date LTV:	53.0%
		U/W NCF DSCR:	3.63x
		U/W NOI Debt Yield:	10.8%

transfer would cause the transferee to acquire or to increase its direct or indirect interest in the ExchangeRight 47 Borrower to an amount equal to or greater than 25% (or 10% if such person is not formed, organized or incorporated in, or is not a citizen of the United States of America), such transferee and all other persons that would trigger such ownership thresholds in the ExchangeRight 47 Borrower are required to be a Qualified Transferee; (v) the Approved REIT (or other approved replacement guarantor) executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; and (vi) following a transfer, the Approved REIT will own, directly or indirectly, no less than 51% of the legal and beneficial ownership interests in the ExchangeRight 47 Borrower and SPE component entity (a “Qualified REIT Transfer”).

“Approved Transferee” means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing; or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight 47 Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a net worth of at least $200,000,000 and total assets of at least $400,000,000, or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrow, and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense, is not a sanctioned target, and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments against it or its interests and (v) is not a crowdfunded entity and is not owned by a crowdfunded entity,

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the borrower sponsor in an amount that is not less than 1% of all equity interests, and (b) under the control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times owned, directly or indirectly, by the borrower sponsor in an amount not less than 51% of all equity interests, and controlled by the borrower sponsor; and (iii) is otherwise reasonably acceptable to the lender in all respects.

A cash trap event period will be triggered if a Qualified Transfer or Qualified REIT Transfer does not occur prior to December 11, 2025 (six months prior to the maturity date of the ExchangeRight 47 Mortgage Loan).

COVID-19 Update. As of July 1, 2021, all of the ExchangeRight 47 Properties are open and operating. All tenants have remained current on all rent and lease obligations through and including June 2020. The first debt service payment is due on July 11, 2021, and, as of July 1, 2021, the ExchangeRight 47 Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

The Properties. The ExchangeRight 47 Properties comprise 10 single tenant retail properties and one single tenant medical office property totaling 210,447 square feet and located across nine states. The ExchangeRight 47 Properties are located in Ohio (three properties, 65.4% of net rentable area), Tennessee (one property, 7.2% of net rentable area), Idaho (one property, 5.6% of net rentable area), with the six remaining properties located in Pennsylvania, California, Texas, New Jersey, Louisiana and South Carolina.

Built between 1964 and 2013 with four properties renovated between 2010 and 2019, the ExchangeRight 47 Properties range in size from 2,972 square feet to 68,536 square feet.

The ExchangeRight 47 Properties are net leased to nine nationally recognized tenants, eight of which, representing 76.9% of underwritten base rent, are investment grade-rated entities or subsidiaries of investment grade-rated entities. All of the ExchangeRight 47 Properties, have leases expiring after the stated maturity date of the ExchangeRight 47 Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #14	Cut-off Date Balance:	$20,000,000
Property Addresses – Various	ExchangeRight 47	Cut-off Date LTV:	53.0%
		U/W NCF DSCR:	3.63x
		U/W NOI Debt Yield:	10.8%

The following table presents certain information relating to the ExchangeRight 47 Properties. As of July 1, 2021, the ExchangeRight 47 Properties are 100.0% occupied.

Properties Summary

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Appraised Value	% of Portfolio Appraised Value	Annual U/W Base Rent PSF	% of Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Term. Option?
Kroger Columbus, OH	1993/2013	61,387	29.2%	$8,950,000	23.7%	$8.77	22.7%	2/28/2029	5x5 yrs.	N
Giant Eagle Streetsboro, OH	2001/2010	68,536	32.6%	$8,450,000	22.4%	$8.00	23.1%	3/31/2027	6x5 yrs.	N
Walgreens Memphis, TN	2002/NAP	15,120	7.2%	$4,160,000	11.0%	$18.19	11.6%	9/30/2027	5x5 yrs.	N
Fresenius Medical Care Baker, LA	2013/NAP	9,231	4.4%	$2,720,000	7.2%	$17.69	6.9%	5/31/2031	3x5 yrs.	N
BB&T Lancaster, PA	2003/NAP	2,972	1.4%	$2,660,000	7.1%	$55.98	7.0%	10/31/2028	1x5 yrs.	N
Dollar General Delhi, CA	2013/NAP	9,002	4.3%	$2,500,000	6.6%	$17.23	6.5%	2/28/2029	3x5 yrs.	N
Verizon Wireless Columbia, SC	1995/NAP	6,000	2.9%	$2,450,000	6.5%	$26.67	6.7%	4/30/2028	2x5 yrs.	N
NAPA Auto Parts Whitehall, OH	1996/NAP	7,785	3.7%	$1,700,000	4.5%	$12.43	4.1%	2/28/2030	3x5 yrs.	N
Dollar Tree Idaho Falls, ID	1999/2018	11,800	5.6%	$1,630,000	4.3%	$8.50	4.2%	8/31/2028	4x5 yrs.	N
Dollar Tree Trenton, NJ	1964/2019	9,600	4.6%	$1,350,000	3.6%	$10.00	4.0%	6/30/2029	3x5 yrs.	N
Dollar General Lubbock, TX	2006/NAP	9,014	4.3%	$1,140,000	3.0%	$8.32	3.2%	12/31/2028	3x5 yrs.	N
Total/Weighted Average		210,447	100.0%	$37,710,000	100.0%	$11.28	100.0%

The following table presents certain information relating to the major tenants at the ExchangeRight 47 Properties:

Major Tenants

Tenant Name	Credit Rating (S&P/Moody’s/Fitch)(1)	No of Prop.	Tenant NRSF	% of NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF	% of Total Annual U/W Base Rent
Major Tenants
Giant Eagle	NR / NR / NR	1	68,536	32.6%	$548,288(2)	$8.00(2)	23.1%
Kroger	BBB / Baa1 / NR	1	61,387	29.2%	$538,176	$8.77	22.7%
Walgreens	BBB / Baa2 / BBB-	1	15,120	7.2%	$275,000	$18.19	11.6%
Dollar General	BBB / Baa2 / NR	2	18,016	8.6%	$230,135	$12.77	9.7%
Dollar Tree	BBB / Baa2 / NR	2	21,400	10.2%	$196,300	$9.17	8.3%
BB&T	A- / A3 / A+	1	2,972	1.4%	$166,375	$55.98	7.0%
Fresenius Medical Care	BBB / Baa3 / BBB-	1	9,231	4.4%	$163,314	$17.69	6.9%
Verizon Wireless	BBB+ / Baa1 / A-	1	6,000	2.9%	$160,020	$26.67	6.7%
NAPA Auto Parts	BBB / Baa1 / NR	1	7,785	3.7%	$96,792	$12.43	4.1%
Total Major Tenants		11	210,447	100.0%	$2,374,399	$11.28	100.0%

Vacant Space			0	0.0%

Collateral Total			210,447	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF include a contractual rent increase for Giant Eagle occurring in April 2022, which totals $213,284.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #14	Cut-off Date Balance:	$20,000,000
Property Addresses – Various	ExchangeRight 47	Cut-off Date LTV:	53.0%
		U/W NCF DSCR:	3.63x
		U/W NOI Debt Yield:	10.8%

The following table presents certain information relating to the lease expiration schedule at the ExchangeRight 47 Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	2	83,656	39.8%	83,656	39.8%	$823,288	34.7%	$9.84
2028	4	29,786	14.2%	113,442	53.9%	$501,695	21.1%	$16.84
2029	3	79,989	38.0%	193,431	91.9%	$789,311	33.2%	$9.87
2030	1	7,785	3.7%	201,216	95.6%	$96,792	4.1%	$12.43
2031	1	9,231	4.4%	210,447	100.0%	$163,314	6.9%	$17.69
Thereafter	0	0	0.0%	210,447	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	210,447	100.0%	$0	0.0%	$0.00
Total/Weighted Average	11	210,447	100.0%			$2,374,399	100.0%	$11.28

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the ExchangeRight 47 Properties:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	7/1/2021(2)
NAV	NAV	NAV	NAV	100.0%

(1)	Historical occupancy information is not available, as the ExchangeRight 47 Properties were acquired by the ExchangeRight 47 Borrower between March 2021 and June 2021, and such information was not provided by the seller.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #14	Cut-off Date Balance:	$20,000,000
Property Addresses – Various	ExchangeRight 47	Cut-off Date LTV:	53.0%
		U/W NCF DSCR:	3.63x
		U/W NOI Debt Yield:	10.8%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight 47 Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$2,374,399(3)	83.0%	$11.28
IG Rent Averaging	11,966	0.4	0.06
Gross Potential Rent	$2,386,366	83.4%	$11.34
Total Recoveries	475,097	16.6	2.26
Net Rental Income	$2,861,463	100.0%	$13.60
(Vacancy & Credit Loss)	(118,720)(4)	(5.0)	(0.56)
Effective Gross Income	$2,742,743	95.9%	$13.03

Real Estate Taxes	$316,146	11.5%	$1.50
Insurance	9,189	0.3	0.04
Management Fee	82,282	3.0	0.39
Other Operating Expenses	174,767	6.4	0.83
Total Operating Expenses	$582,384	21.2%	$2.77

Net Operating Income	$2,160,358	78.8%	$10.27
Replacement Reserves	18,323	0.7	0.09
TI/LC	8,488	0.3	0.04
Net Cash Flow	$2,133,548	77.8%	$10.14

NOI DSCR	3.67x
NCF DSCR	3.63x
NOI Debt Yield	10.8%
NCF Debt Yield	10.7%

(1)	Historical operating statements are not available, as the ExchangeRight 47 Borrower acquired the ExchangeRight 47 Properties between March 2021 and June 2021, and such information was not provided by the seller.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Underwritten base rent includes a contractual rent increase for Giant Eagle occurring in April 2022, which totals $213,284.

(4)	The ExchangeRight 47 Properties were 100.0% occupied as of July 1, 2021.

Rights of First Refusal. The single tenant at each of the following three properties has a right of first refusal (“ROFR”) to purchase the related property: Dollar Tree (Idaho Falls, ID), Dollar Tree (Trenton, NJ) and Walgreens. Each ROFR is not extinguished by a foreclosure of the related property; however, each ROFR does not apply to foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – Seacrest Homes

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	BSPRT CMBS Finance, LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$18,000,000		Property Type – Subtype:	Multifamily – Mid Rise
	Cut-off Date Balance(1):	$18,000,000		Location:	Torrance, CA
	% of Initial Pool Balance:	2.4%		Size:	176 Units
	Loan Purpose:	Refinance		Cut-off Date Balance Per Unit(1):	$272,727
	Borrower Sponsor:	Laisin Leung		Maturity Date Balance Per Unit(1):	$272,727
	Guarantor:	Laisin Leung		Year Built/Renovated:	2019/NAP
	Interest Rate:	3.8900%		Title Vesting:	Fee
	Note Date:	April 5, 2021		Property Manager:	Self-managed
	Seasoning:	3 months		Current Occupancy (As of):	98.3% (3/1/2021)
	Maturity Date:	April 6, 2031		YE 2020 Occupancy:	96.7%
	Interest-Only Period:	120 months		YE 2019 Occupancy:	74.0%
	Loan Term (Original):	120 months		YE 2018 Occupancy(5):	NAV
	Amortization Term (Original):	NAP		YE 2017 Occupancy(5):	NAV
	Loan Amortization Type:	Interest Only		As-is Appraised Value(6):	$90,000,000
	Call Protection(2):	L(27),D(89),O(4)		As-is Appraised Value Per Unit:	$511,364
	Lockbox Type:	Springing		As-is Appraisal Valuation Date(6):	March 9, 2021

	Additional Debt(1):	Yes		Underwriting and Financial Information(6)
	Additional Debt Type (Balance)(1):	Pari Passu ($30,000,000)		TTM NOI (2/28/2021):	$4,804,614
				YE 2020 NOI:	$4,800,971
				YE 2019 NOI:	$2,977,237
				YE 2018 NOI(5):	NAV
				YE 2017 NOI(5):	NAV
				U/W Revenues:	$5,800,791
				U/W Expenses:	$1,543,217
Escrows and Reserves				U/W NOI:	$4,257,575
	Initial	Monthly	Cap	U/W NCF:	$4,213,575
Taxes	$0	Springing(3)	NAP	U/W DSCR based on NOI/NCF(1):	2.25x / 2.23x
Insurance	$0	Springing(4)	NAP	U/W Debt Yield based on NOI/NCF(1):	8.9% / 8.8%
Replacement Reserve	$3,667	$3,667	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	8.9% / 8.8%
				Cut-off Date LTV Ratio(1):	53.3%
				LTV Ratio at Maturity(1):	53.3%

Sources and Uses
Sources			Uses
Original whole loan amount	$48,000,000	99.6%	Loan Payoff	$47,669,187	98.9%
Sponsor equity	187,402	0.4	Closing costs	514,549	1.1
			Upfront Reserves	3,667	0.0
Total Sources	$48,187,402	100.0%	Total Uses	$48,187,402	100.0%

(1)	The Seacrest Homes Mortgage Loan (as defined below) is part of the Seacrest Homes Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original balance of $48,000,000. All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the Seacrest Homes Whole Loan.

(2)	Defeasance of the Seacrest Homes Whole Loan is permitted at any time after two years after the closing date that includes the last note to be securitized. The assumed defeasance lockout period of 27 payments is based on the WFCM 2021-C60 securitization trust closing in July 2021.

(3)	During the continuance of a cash sweep period, the borrower will be required to deposit 1/12th of an amount which would be sufficient to pay taxes payable during the next 12 months.

(4)	During the continuance of a cash sweep period, the borrower will be required to deposit 1/12th of the annual estimated insurance payments.

(5)	Historical cash flows and occupancy figures for 2017 and 2018 are not available as the Seacrest Homes Property (as defined below) was built in 2019 and received a certificate of occupancy in September 2019.

(6)	While the Seacrest Homes Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Seacrest Homes Whole Loan more severely than assumed in the underwriting of the Seacrest Homes Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #15	Cut-off Date Balance:	$18,000,000
1309 West Sepulveda Boulevard	Seacrest Homes	Cut-off Date LTV:	53.3%
Torrance, CA 90501		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	8.9%

The Mortgage Loan. The mortgage loan (the “Seacrest Homes Mortgage Loan”) is part of a whole loan (the “Seacrest Homes Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $48,000,000 secured by a first mortgage encumbering the fee interest in a Class A mid-rise multifamily property in Torrance, California (the “Seacrest Homes Property”). The Seacrest Homes Mortgage Loan consists of the non-controlling Note A-2, which had an original principal balance of $18,000,000, has a Cut-off Date Balance of $18,000,000 and is being contributed to the WFCM 2021-C60 trust. The controlling Note A-1 had an original principal balance of $30,000,000, has a Cut-off Date Balance of $30,000,000 and was contributed to the WFCM 2021-C59 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	WFCM 2021-C59	Yes
A-2	$18,000,000	$18,000,000	WFCM 2021-C60	No
Total	$48,000,000	$48,000,000

The Property. The Seacrest Homes Property is a 176-unit mid-rise Class A multifamily property located in Torrance, California. The Seacrest Homes Property is phase II of a two phase development with phase I (not part of the collateral) being constructed in 2018. Each phase operates as a separate multifamily asset with separated amenities such as separate pools and clubhouse facilities. Built in 2019 and situated on 2.5-acre site, the Seacrest Homes Property consists of a six-story building with 158 two-bedroom units and 18 three-bedroom units with an average unit size of 1,077 square feet. The Seacrest Homes Property includes 402 parking spaces, resulting in a parking ratio of approximately 2.3 spaces per unit. As of March 1, 2021, the Seacrest Homes Property was 98.3% occupied.

The amenities at the Seacrest Homes Property include a swimming pool, 24-hour fitness center, clubhouse, sundeck with grill station, electric vehicle charging stations, business center, basketball court, private conference room and 24-hour UPS/FedEx parcel pickup room. Unit amenities at the Seacrest Homes Property include stainless steel appliances, wood cabinets, quartz countertops, tile backsplash, private patio/balcony, laminate wood floors in living areas and bedroom, tile floors in kitchen, and a full washer/dryer.

The following table presents certain information relating to the unit mix of the Seacrest Homes Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit(2)
2 Bedrooms / 2 Bathrooms	158	156	89.8%	98.7%	1,037	$2,730
3 Bedrooms / 2 Bathrooms	18	17	10.2%	94.4%	1,423	$3,635
Total/Weighted Average	176	173	100.0%	98.3%	1,077	$2,819
(1)	Information obtained from the underwritten rent roll dated March 1, 2021.

(2)	Excludes vacant units.

The following table presents historical occupancy percentages at the Seacrest Homes Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(2)	12/31/2020(2)	3/1/2021(3)
NAV	NAV	74.0%	96.7%	98.3%

(1)	Occupancy not available as the Seacrest Homes Property was built in 2019 and received a certificate of occupancy in September 2019.

(2)	Information obtained from the borrower sponsor.

(3)	Information obtained from the underwritten rent roll dated March 1, 2021.

COVID-19. As of July 2, 2021, the Seacrest Homes Property is open and operating. All tenants at the Seacrest Homes Property have paid rent for the months of May 2021 and June 2021. As of the date hereof, the Seacrest Homes Whole Loan is not subject to any modification or forbearance agreement, and the borrower has not requested any modification or forbearance to the Seacrest Homes Whole Loan terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #15	Cut-off Date Balance:	$18,000,000
1309 West Sepulveda Boulevard	Seacrest Homes	Cut-off Date LTV:	53.3%
Torrance, CA 90501		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	8.9%

Market Overview and Competition. The Seacrest Homes Property is located in Torrance, California, within Los Angeles County. Los Angeles County is home to the largest population by county in the United States with nearly 10.3 million residents, according to a third-party source. The city of Torrance is located on the pacific coast and is the eighth largest city in Los Angeles County with a population of approximately 147,000. Torrance is part of the South Bay area of Los Angeles, a coastal zone extending south from Los Angeles International Airport to the city of Long Beach. The South Bay area is served by several miles of freeway and primary/secondary highways which connect to all parts of the Greater Los Angeles area. Primary access to the Seacrest Homes Property is provided by State Route 213 and Interstate 110. Interstate 110 is an auxiliary Interstate highway connecting San Pedro and the Port of Los Angeles with Downtown Los Angeles and Pasadena. The Seacrest Homes Property is approximately 19.7 miles from Downtown Los Angeles and approximately 8.7 miles from Port of Los Angeles. There are several shopping facilities and restaurants that serve the area. The Del Amo Fashion Center, a 2.6 million square foot mall which is one of the five largest malls in the United States, is approximately 3.2 miles northwest of the Seacrest Homes Property.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radii of the Seacrest Homes Property was 35,471, 226,261 and 483,147, respectively, and the estimated 2020 average household income within the same radii was $107,891, $100,422 and $112,929, respectively.

Submarket Information - According to a third-party market report, the Seacrest Homes Property is located in the Carson/ San Pedro/ East Torrance/ Lomita submarket within the Los Angeles multifamily market. As of the first quarter 2021, the Carson/ San Pedro/ East Torrance/ Lomita multifamily submarket reported a total inventory of approximately 17,537 units, with a 4.1% vacancy rate and average asking monthly rent per unit of $1,721.

Appraiser’s Competitive Set – The appraiser identified seven primary competitive properties for the Seacrest Homes Property totaling 1,779 units, which have an average occupancy rate of approximately 69.9%. The appraiser concluded to monthly market rents per unit ranging from $1,934 to $5,218.

The following table presents certain information relating to comparable multifamily properties for the Seacrest Homes Property:

Competitive Property Summary

Property Name Address City, State	No. Units	NRA (SF)	Avg. Unit Size (SF)	Year Built/ Renov.	Occ. (%)	Dist from Subject	Beds/Bath	Unit Size (SF)	Appraisal Quoted Rent Per Month	Appraisal Quoted Rent Per Month PSF
Seacrest Homes(1) 1309 West Sepulveda Boulevard Torrance, CA	176	189,497	1,077	2019/ NAP	98.3%	N/A	2 BR / 2 Bath 3 BR / 2 Bath	1,037 1,423	$2,730 $3,635	$2.63 $2.55
Renaissance at City Center(2) 21800 Avalon Boulevard Carson, CA	150	138,250	922	2013/ NAP	94.0%	3.5 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	683 979 1,323	$2,186 $2,773 $3,500	$3.20 $2.83 $2.65
Union South Bay(2) 615 East Carson Street Carson, CA	357	276,103	773	2020/ NAP	30.0%(3)	3.7 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath	544 739 1,179	$1,934 $2,296 $3,249	$3.56 $3.11 $2.76
Evolve South Bay(2) 285 East Del Amo Boulevard Carson, CA	300	301,316	1,004	2020/ NAP	27.0%(3)	5.1 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	850 1,094 1,308	$2,473 $2,841 $3,608	$2.91 $2.60 $2.76
Solimar(2) 1500 West Pacific Coast Highway Wilmington, CA	204	190,395	933	2016/ NAP	96.1%	2.6 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	741 977 1,280	$2,049 $2,522 $3,316	$2.77 $2.58 $2.59
Alta South Bay(2) 22433 South Vermont Avenue Torrance, CA	257	227,691	886	2015/ NAP	91.4%	1.3 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	725 1,069 1,370	$2,205 $2,848 $3,376	$3.04 $2.66 $2.46
550 Harborfront(2) 550 South Palos Verdes Street San Pedro, CA	375	341,392	910	2020/ NAP	52.3%(3)	6.8 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath 4 BR / 2 Bath	693 1,159 1,407 1,742	$2,278 $3,190 $4,343 $5,218	$3.29 $2.75 $3.09 $3.00
Seaport Homes(4) 28000 South Western Avenue San Pedro, CA	136	137,452	1,030	2008/ NAP	98.5%	4.3 miles	1 BR / 1 Bath 2 BR / 2 Bath 2 BR / 2.5 Bath 3 BR / 3 Bath	797 1,018 1,184 1,484	$2,014 $2,490 $2,655 $3,345	$2.53 $2.45 $2.24 $2.25

(1)	Information obtained from the underwritten rent roll dated March 1, 2021.

(2)	Information obtained from the appraisal.

(3)	Property is newly built and currently in lease-up process.

(4)	Information obtained from the Seaport Homes’ underwritten rent roll dated December 7, 2020. The controlling note A-1 of the Seaport Homes Whole Loan was securitized in the WFCM 2021-C59 transaction and the non-controlling note A-2 of the Seaport Homes Whole Loan was securitized in the BBCMS 2021-C9 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #15	Cut-off Date Balance:	$18,000,000
1309 West Sepulveda Boulevard	Seacrest Homes	Cut-off Date LTV:	53.3%
Torrance, CA 90501		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Seacrest Homes Property:

Cash Flow Analysis(1)

	2019	2020	TTM 2/28/2021	U/W	%(2)	U/W $ per Unit
Base Rent	$4,969,250	$5,964,300	$5,964,300	$5,958,812	97.7%	$33,857
Concessions	0	0	0	0	0.0	0
Bad Debt	0	0	0	0	0.0	0
Gross Potential Rent	$4,969,250	$5,964,300	$5,964,300	$5,958,812	97.7%	$33,857
Other Income(3)	12,823	21,138	21,140	139,920	2.3	795
Net Rental Income	$4,982,073	$5,985,438	$5,985,440	$6,098,732	100.0%	$34,652
(Vacancy & Credit Loss)	(1,290,889)	(195,502)	(187,819)	(297,941)(4)	(5.0)	(1,693)
Effective Gross Income	$3,691,184	$5,789,936	$5,797,621	$5,800,791	95.1%	$32,959

Real Estate Taxes	179,500	215,400	215,400(5)	599,901(5)	10.3	3,409
Insurance	58,250	69,900	69,900	73,916	1.3	420
Management Fee	110,736	173,698	173,930	174,024	3.0	989
Other Operating Expenses	365,461	529,967	533,777	695,376	12.0	3,951
Total Operating Expenses	$713,947	$988,965	$993,007	$1,543,217	26.6%	$8,768

Net Operating Income	$2,977,237	$4,800,971	$4,804,614	$4,257,575	73.4%	$24,191
Capital Expenditures	36,700	44,040	44,040	44,000	0.8	250
Net Cash Flow	$2,940,537	$4,756,931	$4,760,574	$4,213,575	72.6%	$23,941

NOI DSCR(6)	1.57x	2.54x	2.54x	2.25x
NCF DSCR(6)	1.55x	2.51x	2.51x	2.23x
NOI Debt Yield(6)	6.2%	10.0%	10.0%	8.9%
NCF Debt Yield(6)	6.1%	9.9%	9.9%	8.8%
(1)	Historical cash flow figures for 2018 are not available as the Seacrest Homes Property was built in 2019 and received a certificate of occupancy in September 2019.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Other Income is comprised of expense reimbursements and parking income.

(4)	The underwritten economic vacancy is 5.0%. The Seacrest Homes Property was 98.3% physically occupied as of March 1, 2021.

(5)	The increase in real estate taxes from TTM 2/28/2021 to U/W is due to the lender underwriting real estate taxes on a Proposition 13 adjustment that applies the tax rate of 1.200129% (Los Angeles County Tax Area 19) to the Seacrest Homes Whole Loan amount, plus $23,839 for special assessments.

(6)	All statistical information related to the NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield is based on the Seacrest Homes Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Transaction Contact Information

VII.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Sean Duffy	Tel. (312) 837-1518

Credit Suisse Securities (USA) LLC

Brendan Jordan	Tel. (212) 325-1924

Julia Powell	Tel. (212) 325-3294

UBS Securities LLC

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.